REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees and Shareholders of Oppenheimer Variable Account Funds:
We have audited the accompanying statement of assets and liabilities of Oppenheimer Balanced Fund/VA (one of the portfolios constituting the Oppenheimer Variable Account Funds ), including the statement of investments, as of December 31, 2010, the related statement of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the years in the two-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The accompanying financial highlights of Oppenheimer Balanced Fund/VA for the years ended prior to January 1, 2009 were audited by other auditors whose report dated February 11, 2009 expressed an unqualified opinion on those financial highlights.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2010, by correspondence with the custodian, transfer agent and brokers, or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Balanced Fund/VA as of December 31, 2010, the results of its operations for the year then ended, and the changes in its net assets and the financial highlights for each of the years in the two-year period then ended, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG llp
Denver, Colorado
February 16, 2011

STATEMENT OF INVESTMENTS December 31, 2010

	Shares	Value

Common Stocks—49.4%
Consumer Discretionary—1.9%
Media—1.9%
Jupiter Telecommunications Co. Ltd.	4,393	$4,620,793

Consumer Staples—5.4%
Food & Staples Retailing—0.6%
CVS Caremark Corp.	44,100	1,533,357

Food Products—2.2%
Nestle SA	87,780	5,140,059

Tobacco—2.6%
Altria Group, Inc.	83,010	2,043,706
Lorillard, Inc.	50,660	4,157,160

		6,200,866

Energy—4.9%
Energy Equipment & Services—1.6%
Halliburton Co.	49,300	2,012,919
Schlumberger Ltd.	20,400	1,703,400

		3,716,319

Oil, Gas & Consumable Fuels—3.3%
BP plc, ADR	29,250	1,291,973
Chevron Corp.	56,870	5,189,388
CONSOL Energy, Inc.	31,300	1,525,562

		8,006,923

Financials—5.9%
Diversified Financial Services—2.3%
JPMorgan Chase & Co.	132,900	5,637,618

Insurance—3.6%
Assurant, Inc.	51,500	1,983,780
Everest Re Group Ltd.	34,210	2,901,692
MetLife, Inc.	82,200	3,652,968

		8,538,440

Health Care—9.8%
Biotechnology—4 .2%
Amgen, Inc.[1]	46,400	2,547,360
Genzyme Corp. (General Division)[1]	39,680	2,825,216
Gilead Sciences, Inc.[1]	77,790	2,819,110
Vanda Pharmaceuticals, Inc.[1]	199,000	1,882,540

		10,074,226

Health Care Providers & Services—1.4%
Humana, Inc.[1]	31,730	1,736,900
WellPoint, Inc.[1]	30,050	1,708,643

		3,445,543

	Shares	Value

Pharmaceuticals—4.2%
Merck & Co., Inc.	113,127	$4,077,097
Mylan, Inc.[1]	281,030	5,938,164

		10,015,261

Industrials—1.2%
Aerospace & Defense—0.1%
AerCap Holdings NV1	9,000	127,080
Industrial Conglomerates—0.3%
Tyco International Ltd.	20,650	855,736
Machinery—0.8%
Navistar International Corp.[1]	33,720	1,952,725
Information Technology—17.8%
Communications Equipment—3.0%
Harris Corp.	33,050	1,497,165
Orbcomm, Inc.[1]	375	971
QUALCOMM, Inc.	113,360	5,610,186

		7,108,322

Internet Software & Services—4.1%
eBay, Inc.[1]	128,390	3,573,094
Google, Inc., Cl. A1	10,670	6,337,660

		9,910,754

IT Services—0.7%
MasterCard, Inc., Cl. A	7,300	1,636,003
Software—10.0%
Microsoft Corp.	73,290	2,046,257
Oracle Corp.	128,700	4,028,310
Take-Two Interactive Software, Inc.[1]	1,048,576	12,834,570
THQ, Inc.[1]	853,300	5,170,998

		24,080,135

Materials—1.8%
Chemicals—1.8%
Celanese Corp., Series A	46,000	1,893,820
Potash Corp. of Saskatchewan, Inc.	16,200	2,508,246

		4,402,066

Metals & Mining—0.0%
Kaiser Aluminum Corp.	114	5,710
Telecommunication Services—0.0%
Diversified Telecommunication Services—0.0%
XO Holdings, Inc.[1]	85	58
Utilities—0.7%
Electric Utilities—0.7%
Edison International, Inc.	40,500	1,563,300

Total Common Stocks (Cost $103,841,503)		118,571,294

	Principal
	Amount	Value

Asset-Backed Securities—3.8%
Ally Auto Receivables Trust 2010-2,
Automobile Receivables Nts.,
Series 2010-2, Cl. A2, 0.89%, 9/17/12	$235,000	$235,472
Ally Auto Receivables Trust 2010-4,
Automobile Receivables Nts.,
Series 2010-4, Cl. A3, 0.91%, 11/17/14	30,000	29,823
Ally Master Owner Trust 2010-1,
Asset-Backed Certificates,
Series 2010-1, Cl. A, 2.01%, 1/15/13[2,3]	240,000	244,477
Ally Master Owner Trust 2010-3,
Asset-Backed Certificates,
Series 2010-3, Cl. A, 2.88%, 4/15/13[2]	200,000	204,943
AmeriCredit Automobile Receivables
Trust 2009-1, Automobile
Receivables-Backed Nts.,
Series 2009-1, Cl. A3, 3.04%, 10/15/13	160,000	162,940
AmeriCredit Automobile Receivables
Trust 2010-4, Automobile
Receivables-Backed Nts.,
Series 2010-4, Cl. D, 4.20%, 11/8/16	120,000	118,275
AmeriCredit Prime Automobile
Receivables Trust 2010-1, Automobile
Receivables Nts., Series 2010-1,
Cl. A2, 0.97%, 1/15/13	66,685	66,715
AmeriCredit Prime Automobile
Receivables Trust 2010-2,
Automobile Receivables Nts.,
Series 2010-2, Cl. A2, 1.22%, 10/8/13	100,000	100,320
Bank of America Auto Trust 2010-2,
Automobile Receivables,
Series 2010-2, Cl. A2, 0.91%, 10/15/12	150,000	150,301
Capital One Multi-Asset
Execution Trust, Credit Card
Asset-Backed Certificates,
Series 2008-A5, Cl. A5, 4.85%, 2/18/14	260,000	263,252
CarMax Auto Owner Trust 2010-3,
Automobile Asset-Backed Nts.,
Series 2010-3, Cl. A3, 0.99%, 2/17/15	65,000	64,644
Centre Point Funding LLC,
Asset-Backed Nts., Series 2010-1A,
Cl. 1, 5.43%, 7/20/15[2]	69,920	72,328
Chrysler Financial Lease Trust,
Asset-Backed Nts., Series 2010-A,
Cl. A2, 1.78%, 6/15/11[2]	127,849	128,015
Citibank Credit Card Issuance Trust,
Credit Card Receivable Nts.,
Series 2003-C4, Cl. C4, 5%, 6/10/15	180,000	189,374
Citibank Omni Master Trust, Credit
Card Receivables, Series 2009-A8,
Cl. A8, 2.36%, 5/16/16[2,3]	325,000	329,151
CNH Equipment Trust,
Asset-Backed Certificates:
Series 2009-B, Cl. A3, 2.97%, 3/15/13	81,004	81,358
Series 2010-A, Cl. A2, 0.81%, 3/25/15	243,480	243,593

	Principal
	Amount	Value

Asset-Backed Securities Continued
Countrywide Home Loans,
Asset-Backed Certificates:
Series 2002-4, Cl. A1, 1.001%, 2/25/33[3]	$13,799	$12,529
Series 2005-16,Cl. 2AF2, 5.382%, 5/1/36[3]	271,497	232,567
Series 2005-17, Cl. 1AF2, 5.363%, 5/1/36[3]	153,866	123,797
CWABS Asset-Backed Certificates
Trust 2006-25, Asset-Backed
Certificates, Series 2006-25,
Cl. 2A2, 0.381%, 6/25/47[3]	480,000	429,750
DaimlerChrysler Auto Trust 2007-A,
Automobile Receivable Nts.,
Series 2007-A, Cl. A4, 5.28%, 3/8/13	251,974	258,154
DT Auto Owner Trust,
Automobile Receivable Nts.,
Series 2009-1,Cl. A1, 2.98%, 10/15/15[2]	135,196	136,247
Ford Credit Auto Lease Trust,
Automobile Receivable Nts.:
Series 2010-A, Cl. A, 1.04%, 3/15/13[2]	130,670	130,788
Series 2010-B, Cl. A2, 0.75%, 10/15/12[4]	245,000	245,000
Ford Credit Auto Owner Trust,
Automobile Receivable Nts.:
Series 2009-E, Cl. A2, 0.80%, 3/15/12	241,090	241,214
Series 2010-A, Cl. A4, 2.15%, 6/15/15	350,000	356,622
Ford Credit Floorplan Master Owner
Trust 2009-2, Asset-Backed Nts.,
Series 2009-2, Cl. A, 1.81%, 9/15/12[3]	245,000	248,696
Ford Credit Floorplan Master Owner
Trust 2010-1, Asset-Backed Nts.,
Series 2010-1,Cl. A, 1.91%, 12/15/14[2,3]	250,000	254,708
GE Capital Credit Card Master
Note Trust, Asset-Backed Nts.,
Series 2009-2, Cl. A, 3.69%, 7/15/15	105,000	109,111
Harley-Davidson Motorcycle
Trust 2006-3, Motorcycle
Contract-Backed Nts.,
Series 2006-3, Cl. A4, 5.22%, 6/15/13	210,185	213,927
Harley-Davidson Motorcycle
Trust 2009-2, Motorcycle
Contract-Backed Nts.,
Series 2009-2, Cl. A2, 2%, 7/15/12	18,072	18,083
Hertz Vehicle Financing LLC,
Automobile Receivable Nts.,
Series 2010-1A, Cl. A1, 2.60%, 2/15/14[2]	240,000	242,319
HSBC Home Equity Loan Trust 2005-3,
Closed-End Home Equity Loan
Asset-Backed Certificates,
Series 2005-3, Cl. A1, 0.521%, 1/20/35[3]	233,073	223,831
HSBC Home Equity Loan Trust 2006-4,
Closed-End Home Equity Loan
Asset-Backed Certificates,
Series 2006-4, Cl. A2V, 0.371%, 3/20/36[3]	68,743	68,480
MBNA Credit Card Master Note Trust,
Credit Card Receivables,
Series 2003-C7, Cl. C7, 1.61%, 3/15/16[3]	255,000	252,182

	Principal
	Amount	Value

Asset-Backed Securities Continued
Merrill Auto Trust Securitization 2007-1,
Asset-Backed Nts.,
Series 2007-1, Cl. A4, 0.32%, 12/15/13[3]	$156,440	$156,030
Morgan Stanley Resecuritization Trust,
Automobile Receivable Nts.,
Series 2010-F, Cl. A, 0.511%, 6/17/11[2,3]	485,000	483,920
Navistar Financial Dealer Note
Master Owner Trust, Asset-Backed Nts.,
Series 2010-1, Cl. A, 1.911%, 1/26/15[2,3]	405,000	405,987
Nissan Auto Lease Trust 2010-B,
Automobile Asset-Backed Nts.,
Series 2010-B, Cl. A3, 1%, 12/15/13	220,000	219,733
Nissan Master Owner Trust,
Automobile Receivable Nts.,
Series 2010-AA, Cl. A, 1.41%, 1/15/13[2,3]	240,000	242,834
RASC Series 2006-KS7 Trust,
Home Equity Mtg. Asset-Backed
Pass-Through Certificates,
Series 2006-KS7, Cl. A2, 0.361%, 9/25/36[3]	110,085	109,488
Santander Drive Auto Receivables
Trust 2010-2, Automobile
Receivables Nts.,
Series 2010-2, Cl. A2, 0.95%, 8/15/13	225,000	225,301
Santander Drive Auto Receivables
Trust 2010-3, Automobile
Receivables Nts.,
Series 2010-3, Cl. C, 3.06%, 11/15/17	235,000	233,846
Volkswagen Auto Lease Trust 2010-A,
Automobile Receivable Nts.,
Series 2010-A, Cl. A3, 0.99%, 11/20/13	215,000	214,643
World Financial Network
Credit Card Master Note Trust,
Credit Card Receivables,
Series 2009-A, Cl. A, 4.60%, 9/15/15	245,000	251,935

Total Asset-Backed Securities (Cost $9,128,365)		9,026,703

Mortgage-Backed Obligations—28.2%
Government Agency—22.9%
FHLMC/FNMA/FHLB/Sponsored—22.8%
Federal Home Loan Mortgage Corp.:
5.50%, 9/1/39	1,254,824	1,338,203
7%, 10/1/37	1,036,026	1,171,236
Federal Home Loan Mortgage Corp.,
Gtd. Real Estate Mtg. Investment
Conduit Multiclass Pass-Through Certificates:
Series 2006-11, Cl. PS, 23.611%, 3/25/36[3]	242,857	342,927
Series 2426, Cl. BG, 6%, 3/15/17	423,404	459,707
Series 2427, Cl. ZM, 6.50%, 3/15/32	452,949	504,856
Series 2626, Cl. TB, 5%, 6/1/33	695,185	747,297
Series 2638, Cl. KG, 4%, 11/1/27	619,589	625,254
Series 2648, Cl. JE, 3%, 2/1/30	156,599	157,315

	Principal
	Amount	Value

FHLMC/FNMA/FHLB/Sponsored Continued
Federal Home Loan Mortgage Corp.,
Gtd. Real Estate Mtg. Investment
Conduit Multiclass Pass-Through
Certificates: Continued
Series 2663, Cl. BA, 4%, 8/1/16	$401,620	$409,451
Series 2676, Cl. KB, 5%, 2/1/20	83,277	84,122
Series 2686, Cl. CD, 4.50%, 2/1/17	214,423	218,785
Series 2907, Cl. GC, 5%, 6/1/27	93,049	94,746
Series 2911, Cl. CU, 5%, 2/1/28	274,293	279,252
Series 2929, Cl. PC, 5%, 1/1/28	95,391	96,810
Series 2952, Cl. GJ, 4.50%, 12/1/28	46,059	46,499
Series 3019, Cl. MD, 4.75%, 1/1/31	288,920	296,968
Series 3025, Cl. SJ, 23.796%, 8/15/35[3]	73,546	102,532
Series 3094, Cl. HS, 23.429%, 6/15/34[3]	144,226	189,495
Series 3242, Cl. QA, 5.50%, 3/1/30	151,623	156,205
Series 3291, Cl. NA, 5.50%, 10/1/27	45,991	46,525
Series 3306, Cl. PA, 5.50%, 10/1/27	90,620	91,580
Series R001, Cl. AE, 4.375%, 4/1/15	67,162	68,504
Federal Home Loan Mortgage Corp.,
Interest-Only Stripped
Mtg.-Backed Security:
Series 183, Cl. IO, 13.857%, 4/1/27[5]	184,821	36,101
Series 192, Cl. IO, 11.391%, 2/1/28[5]	52,091	10,396
Series 2130, Cl. SC, 51.439%, 3/15/29[5]	143,725	25,680
Series 243, Cl. 6, 2.173%, 12/15/32[5]	178,613	34,795
Series 2527, Cl. SG, 36.64%, 2/15/32[5]	55,905	2,657
Series 2531, Cl. ST, 62.465%, 2/15/30[5]	828,182	52,229
Series 2796, Cl. SD, 68.671%, 7/15/26[5]	213,166	37,771
Series 2802, Cl. AS, 96.397%, 4/15/33[5]	200,043	17,804
Series 2920, Cl. S, 66.453%, 1/15/35[5]	1,107,932	159,381
Series 3110, Cl. SL, 99.999%, 2/15/26[5]	158,112	20,280
Federal Home Loan Mortgage Corp.,
Principal-Only Stripped Mtg.-Backed
Security, Series 176,
Cl. PO, 4.228%, 6/1/26[6]	51,131	43,117
Federal National Mortgage Assn.:
3.50%, 1/1/26-1/1/41[7]	3,820,000	3,798,436
4%, 1/1/41[7]	5,645,000	5,616,775
4.50%, 1/1/26-1/1/41[7]	8,112,000	8,361,163
5%, 1/1/41[7]	6,502,000	6,836,242
5.50%, 9/25/20	12,029	13,063
5.50%, 1/1/26-1/1/41[7]	5,949,000	6,367,157
6%, 12/1/34-3/1/37	2,133,786	2,340,847
6%, 1/1/41[7]	1,785,000	1,940,352
6%, 11/1/34[8]	1,037,093	1,137,765
6.50%, 1/1/41[7]	1,780,000	1,978,303
7%, 11/1/17[8]	197,380	211,435
7.50%, 1/1/33	210,293	241,182
8.50%, 7/1/32	5,976	6,732
Federal National Mortgage Assn.,
Gtd. Real Estate Mtg. Investment
Conduit Multiclass Pass-Through
Certificates:
Trust 1998-61, Cl. PL, 6%, 11/25/28	164,186	181,466
Trust 2004-101, Cl. BG, 5%, 1/25/20	1,000,000	1,069,508
Trust 2004-81, Cl. KC, 4.50%, 4/1/17	307,131	312,182

	Principal
	Amount	Value

FHLMC/FNMA/FHLB/Sponsored Continued
Federal National Mortgage Assn.,
Gtd. Real Estate Mtg. Investment
Conduit Multiclass Pass-Through
Certificates: Continued
Trust 2004-9, Cl. AB, 4%, 7/1/17	$248,310	$255,003
Trust 2005-104, Cl. MC, 5.50%, 12/25/25	700,000	764,473
Trust 2005-12, Cl. JC, 5%, 6/1/28	261,025	266,808
Trust 2005-22, Cl. EC, 5%, 10/1/28	99,698	102,030
Trust 2005-30, Cl. CU, 5%, 4/1/29	107,828	110,812
Trust 2005-69, Cl. LE, 5.50%, 11/1/33	444,231	475,644
Trust 2006-46, Cl. SW, 23.244%, 6/25/36[3]	182,550	252,872
Trust 2006-57, Cl. PA, 5.50%, 8/25/27	151,066	152,256
Trust 2009-36, Cl. FA, 1.201%, 6/25/37[3]	450,998	459,816
Trust 2009-37, Cl. HA, 4%, 4/1/19	624,544	659,448
Trust 2009-70, Cl. PA, 5%, 8/1/35	693,399	727,539
Federal National Mortgage Assn.,
Interest-Only Stripped Mtg.-Backed Security:
Trust 2001-65, Cl. S, 47.471%, 11/25/31[5]	463,072	86,620
Trust 2001-81, Cl. S, 37.251%, 1/25/32[5]	106,444	21,103
Trust 2002-47, Cl. NS, 35.776%, 4/25/32[5]	238,789	44,845
Trust 2002-51, Cl. S, 36.064%, 8/25/32[5]	219,265	41,144
Trust 2002-52, Cl. SD, 43.051%, 9/25/32[5]	265,971	52,794
Trust 2002-77, Cl. SH, 47.715%, 12/18/32[5]	152,104	28,488
Trust 2002-84, Cl. SA, 48.085%, 12/25/32[5]	411,299	70,611
Trust 2002-9, Cl. MS, 36.237%, 3/25/32[5]	160,864	29,098
Trust 2003-33, Cl. SP, 49.444%, 5/25/33[5]	467,455	81,153
Trust 2003-4, Cl. S, 44.135%, 2/25/33[5]	265,437	49,827
Trust 2003-46, Cl. IH, 0%, 6/1/33[5,9]	1,489,043	184,504
Trust 2003-89, Cl. XS, 53.849%, 11/25/32[5]	162,982	12,282
Trust 2004-54, Cl. DS, 51.415%, 11/25/30[5]	219,066	27,885
Trust 2005-14, Cl. SE, 41.451%, 3/25/35[5]	167,490	22,855
Trust 2005-40, Cl. SA, 65.702%, 5/25/35[5]	618,618	103,439
Trust 2005-71, Cl. SA, 68.213%, 8/25/25[5]	668,281	91,276
Trust 2005-93, Cl. SI, 17.83%, 10/25/35[5]	116,055	14,343
Trust 2006-60, Cl. DI, 41.33%, 4/25/35[5]	107,329	15,693
Trust 2007-88, Cl. XI, 22.457%, 6/25/37[5]	670,648	93,534
Trust 2008-67, Cl. KS, 34.057%, 8/25/34[5]	300,406	22,506
Trust 222, Cl. 2, 20.46%, 6/1/23[5]	393,826	73,791
Trust 233, Cl. 2, 34.397%, 8/1/23[5]	369,928	80,430
Trust 252, Cl. 2, 32.907%, 11/1/23[5]	325,262	65,624
Trust 319, Cl. 2, 6.206%, 2/1/32[5]	107,455	22,013
Trust 331, Cl. 9, 14.804%, 2/1/33[5]	307,723	57,046
Trust 334, Cl. 17, 22.82%, 2/1/33[5]	179,299	34,100
Trust 339, Cl. 12, 0%, 7/1/33[5,9]	304,980	53,843
Trust 339, Cl. 7, 0%, 7/1/33[5,9]	1,075,755	183,197
Trust 343, Cl. 13, 3.941%, 9/1/33[5]	280,571	48,674
Trust 345, Cl. 9, 3.359%, 1/1/34[5]	469,020	80,180
Trust 351, Cl. 10, 13.574%, 4/1/34[5]	43,970	7,549
Trust 351, Cl. 8, 0%, 4/1/34[5,9]	137,582	23,654
Trust 356, Cl. 10, 0%, 6/1/35[5,9]	110,493	18,867
Trust 356, Cl. 12, 0%, 2/1/35[5,9]	58,217	9,980
Trust 362, Cl. 13, 0.217%, 8/1/35[5]	416,149	70,142
Trust 364, Cl. 16, 0%, 9/1/35[5,9]	309,155	54,684

	Principal
	Amount	Value

FHLMC/FNMA/FHLB/Sponsored Continued
Federal National Mortgage Assn.,
Principal-Only Stripped
Mtg.-Backed Security,
Trust 1993-184, Cl. M, 4.788%, 9/25/23[6]	$144,937	$129,378

		54,714,941

GNMA/Guaranteed—0.1%
Government National Mortgage Assn., 8%, 4/15/23	66,784	78,552
Government National Mortgage Assn.,
Interest-Only Stripped
Mtg.-Backed Security:
Series 2001-21, Cl. SB, 88.416%, 1/16/27[5]	252,115	39,077
Series 2002-15, Cl. SM, 77.353%, 2/16/32[5]	288,890	44,728
Series 2002-76, Cl. SY, 81.039%, 12/16/26[5]	653,604	109,577
Series 2004-11, Cl. SM, 69.372%, 1/17/30[5]	219,124	41,566

		313,500

Non-Agency—5.3%
Commercial—3.6%
Banc of America Commercial
Mortgage, Inc., Commercial
Mtg. Pass-Through Certificates:
Series 2006-1, Cl. AM, 5.421%, 9/1/45	530,000	539,017
Series 2007-1, Cl. A4, 5.451%, 1/1/17	355,000	370,895
Series 2007-1, Cl. AMFX, 5.482%, 1/1/49	455,000	445,551
Bear Stearns ARM Trust 2007-4,
Mtg. Pass-Through Certificates,
Series 2007-4, Cl. 22A1, 5.87%, 6/1/47[3]	277,642	230,000
Citigroup, Inc./Deutsche Bank
2007-CD4 Commercial Mortgage Trust,
Commercial Mtg. Pass-Through
Certificates, Series 2007-CD4,
Cl. A4, 5.322%, 12/1/49	290,000	301,043
Deutsche Alt-B Securities, Inc.,
Mtg. Pass-Through Certificates,
Series 2006-AB4,
Cl. A1A, 6.005%, 10/25/36	282,819	166,817
Deutsche Mortgage & Asset
Receiving, Commercial Mtg.
Pass-Through Certificates,
Series 2010-C1, Cl. A1, 3.156%, 7/1/46[2]	284,493	285,443
Deutsche Mortgage & Asset
Receiving, Commercial Mtg.
Pass-Through Certificates,
Interest-Only Stripped Mtg.-
Backed Security, Series 2010-C1,
Cl. XPA, 4.82%, 9/1/20[4,5]	2,275,000	203,129
First Horizon Alternative Mortgage
Securities Trust 2004-FA2, Mtg.
Pass-Through Certificates,
Series 2004-FA2, Cl. 3A1, 6%, 1/25/35	263,429	264,518

	Principal
	Amount	Value

Commercial Continued
First Horizon Alternative Mortgage
Securities Trust 2007-FA2, Mtg.
Pass-Through Certificates,
Series 2007-FA2, Cl. 1A1, 5.50%, 4/25/37	$491,268	$355,589
IndyMac INDX Mortgage Loan
Trust 2005-AR23, Mtg. Pass-Through
Certificates, Series 2005-AR23,
Cl. 6A1, 5.214%, 11/1/35[3]	369,278	285,361
JPMorgan Chase Commercial
Mortgage Securities Corp.,
Commercial Mtg. Pass-Through
Certificates:
Series 2010-C2, Cl. A2, 3.616%, 11/1/43[2]	340,000	329,680
Series 2007-LDPX, Cl. A2S2, 5.187%, 1/1/49[4]	140,000	141,428
Series 2007-LDPX, Cl. A2S, 5.305%, 1/15/49	95,000	97,291
Series 2007-LDP10, Cl. A3S, 5.317%, 4/1/13	355,000	362,130
Series 2007-LDPX, Cl. A3, 5.42%, 1/15/49	40,000	41,666
Series 2007-LD11, Cl. A2, 5.802%, 6/15/49[3]	270,000	279,747
JPMorgan Chase Commercial
Mortgage Securities Trust
2006-LDP7, Commercial Mtg.
Pass-Through Certificates,
Series 2006-LDP7, 5.872%, 4/1/45[3]	515,000	534,949
JPMorgan Mortgage Trust 2007-S3,
Mtg. Pass-Through Certificates,
Series 2007-S3, Cl. 1A90, 7%, 7/1/37	377,210	294,574
LB-UBS Commercial Mortgage
Trust 2006-C3, Commercial
Mtg. Pass-Through Certificates,
Series 2006-C3, Cl. AM, 5.712%, 3/11/39	90,000	91,262
LB-UBS Commercial Mortgage
Trust 2007-C1, Commercial
Mtg. Pass-Through Certificates,
Series 2007-C1, Cl. A2, 5.318%, 1/15/12	210,000	215,399
Mastr Adjustable Rate Mortgages
Trust 2004-13, Mtg. Pass-Through
Certificates, Series 2004-13,
Cl. 2A2, 2.83%, 4/1/34[3]	236,800	239,476
Mastr Alternative Loan Trust 2004-6,
Mtg. Pass-Through Certificates,
Series 2004-6, Cl. 10A1, 6%, 7/25/34	544,413	543,405
Merrill Lynch Mortgage Investors
Trust 2005-A5, Mtg. Pass-Through
Certificates, Series 2005-A5,
Cl. A9, 2.752%, 6/1/35[3]	311,496	276,396
ML-CFC Commercial Mortgage
Trust 2006-3, Commercial
Mtg. Pass-Through Certificates,
Series 2006-3, Cl. AM, 5.456%, 7/12/46	475,000	480,249
NCUA Guaranteed Notes,
Asset-Backed Nts., Series 2010-R3,
Cl. 2A, 0.825%, 12/8/20[3]	380,000	379,525

	Principal
	Amount	Value

Commercial Continued
Wachovia Bank Commercial Mortgage
Trust 2007-C34, Commercial
Mtg. Pass-Through Certificates,
Series 2007-C34, Cl. A3, 5.678%, 7/1/17	$260,000	$271,730
WaMu Mortgage Pass-Through
Certificates 2005-AR14 Trust,
Mtg. Pass-Through Certificates,
Series 2005-AR14, Cl. 1A4,
2.671%, 12/1/35[3]	174,279	150,187
Wells Fargo Commercial Mortgage
Trust 2010-C1, Commercial
Mtg. Pass-Through Certificates,
Series 2010-C1, Cl. A1, 3.349%, 10/1/57[2]	188,970	189,566
Wells Fargo Mortgage-Backed
Securities 2007-AR8 Trust,
Mtg. Pass-Through Certificates,
Series 2007-AR8, Cl. A1, 6.134%, 11/1/37[3]	259,269	210,482

		8,576,505

Multifamily—0.5%
Citigroup Mortgage Loan Trust, Inc.
2006-AR3, Mtg. Pass-Through
Certificates, Series 2006-AR3,
Cl. 1A2A, 5.77%, 6/1/36[3]	244,352	227,871
GE Capital Commercial
Mortgage Corp., Commercial
Mtg. Pass-Through Certificates,
Series 2001-3, Cl. A2, 6.07%, 6/1/38	330,000	338,915
Wells Fargo Mortgage-Backed
Securities 2006-AR6 Trust,
Mtg. Pass-Through Certificates,
Series 2006-AR6,
Cl. 3A1, 3.203%, 3/25/36[3]	604,695	538,743

		1,105,529

Other—0.1%
Greenwich Capital Commercial
Funding Corp./Commercial
Mortgage Trust 2007-GG9,
Commercial Mtg. Pass-Through
Certificates, Series 2007-GG9,
Cl. A4, 5.444%, 3/1/39	320,000	337,624
Residential—1.1%
Banc of America Mortgage
Securities, Inc., Mtg. Pass-Through
Certificates, Series 2004-E,
Cl. 2A6, 2.87%, 6/1/34[3]	155,264	147,746
CHL Mortgage Pass-Through
Trust 2006-6, Mtg. Pass-Through
Certificates, Series 2006-6,
Cl. A3, 6%, 4/1/36	270,397	247,470
Citigroup Commercial Mortgage
Trust 2008-C7, Commercial
Mtg. Pass-Through Certificates,
Series 2008-C7, Cl. A4, 6.293%, 12/1/49[3]	300,000	322,989

	Principal
	Amount	Value

Residential Continued
Countrywide Alternative Loan
Trust 2005-29CB, Mtg. Pass-Through
Certificates, Series 2005-29CB,
Cl. A4, 5%, 7/1/35	$790,362	$632,155
GSR Mortgage Loan Trust 2006-5F,
Mtg. Pass-Through Certificates,
Series 2006-5F, Cl. 2A1, 6%, 6/1/36	273,058	263,102
JPMorgan Alternative Loan
Trust 2006-S4, Mtg. Pass-Through
Certificates, Series 2006-S4,
Cl. A6, 5.71%, 12/1/36	126,415	113,990
RALI Series 2003-QS1 Trust,
Mtg. Asset-Backed Pass-Through
Certificates, Series 2003-QS1,
Cl. A2, 5.75%, 1/25/33	157,665	158,846
RALI Series 2006-QS13 Trust,
Mtg. Asset-Backed Pass-Through
Certificates, Series 2006-QS13,
Cl. 1A8, 6%, 9/25/36	28,707	18,211
WaMu Mortgage Pass-Through
Certificates 2007-HY7 Trust,
Mtg. Pass-Through Certificates,
Series 2007-HY7, Cl. 2A1, 5.629%, 7/1/37[3]	316,555	222,951
WaMu Mortgage Pass-Through
Certificates Series 2007-HY5
Trust, Mtg. Pass-Through
Certificates, Series 2007-HY5,
Cl. 3A1, 5.743%, 5/1/37[3]	245,189	224,262
Wells Fargo Alternative Loan
2007-PA5 Trust, Mtg.
Asset-Backed Pass-Through
Certificates, Series 2007-PA5,
Cl. 1A1, 6.25%, 11/1/37	202,463	177,066
Wells Fargo Mortgage-Backed
Securities 2004-R Trust, Mtg.
Pass-Through Certificates,
Series 2004-R, Cl. 2A1, 2.872%, 9/1/34[3]	101,025	98,078

		2,626,866

Total Mortgage-Backed Obligations (Cost $66,341,678)		67,674,965

U.S. Government Obligations—0.5%
Federal Home Loan Mortgage Corp. Nts.:
1.75%, 9/10/15	310,000	305,048
5%, 2/16/17	115,000	129,652
5.25%, 4/18/16	195,000	223,318
Federal National Mortgage Assn. Nts.:
1.625%, 10/26/15	295,000	287,861
4.875%, 12/15/16	90,000	101,027
5%, 3/15/16	120,000	135,725

Total U.S. Government Obligations (Cost $1,180,417)		1,182,631

	Principal
	Amount	Value

Non-Convertible Corporate Bonds and Notes—13.4%
Consumer Discretionary—1.7%
Auto Components—0.1%
BorgWarner, Inc., 4.625%
Sr. Unsec. Unsub. Nts., 9/15/20	$209,000	$206,737
Diversified Consumer Services—0.1%
Service Corp. International, 6.75%
Sr. Unsec. Nts., 4/1/15	230,000	236,900
Hotels, Restaurants & Leisure—0.3%
Hyatt Hotels Corp., 5.75%
Sr. Unsec. Unsub. Nts., 8/15/15[2]	340,000	355,981
Marriott International, Inc., 6.20%
Sr. Unsec. Unsub. Nts., 6/15/16	255,000	279,127

		635,108

Household Durables—0.2%
Fortune Brands, Inc., 6.375%
Sr. Unsec. Unsub. Nts., 6/15/14	173,000	187,637
Jarden Corp., 6.125%
Sr. Unsec. Nts., 11/15/22	240,000	230,100
Whirlpool Corp., 8%
Sr. Unsec. Nts., 5/1/12	180,000	194,033

		611,770

Leisure Equipment & Products—0.2%
Mattel, Inc.:
5.625% Sr. Unsec. Nts., 3/15/13	215,000	231,267
6.125% Sr. Unsec. Nts., 6/15/11	230,000	234,895

		466,162

Media—0.7%
Comcast Cable Communications
Holdings, Inc., 9.455%
Sr. Unsec. Nts., 11/15/22	138,000	191,311
DirecTV Holdings LLC/DirecTV
Financing Co., Inc., 7.625%
Sr. Unsec. Unsub. Nts., 5/15/16	405,000	449,542
Interpublic Group of Co., Inc.
(The), 10% Sr. Unsec. Nts., 7/15/17	196,000	230,300
Lamar Media Corp., 9.75%
Sr. Unsec. Nts., 4/1/14	218,000	251,790
Time Warner Entertainment
Co. LP, 8.375% Sr. Nts., 7/15/33	122,000	154,400
Viacom, Inc., 7.875%
Sr. Unsec. Debs., 7/30/30	130,000	153,900
Virgin Media Secured Finance plc,
6.50% Sr. Sec. Nts., 1/15/18	230,000	243,225

		1,674,468

Specialty Retail—0.1%
Staples, Inc., 7.75%
Sr. Unsec. Unsub. Nts., 4/1/11	350,000	355,655

	Principal
	Amount	Value

Consumer Staples—0.7%
Beverages—0.2%
Anheuser-Busch InBev Worldwide, Inc.,
7.75% Sr. Unsec. Unsub. Nts., 1/15/19[2]	$340,000	$423,737
Constellation Brands, Inc., 8.375%
Sr. Nts., 12/15/14	220,000	241,450

		665,187

Food & Staples Retailing—0.1%
Delhaize Group, 5.70% Sr. Unsec. Nts., 10/1/40[2]	148,000	141,370
Food Products—0.2%
Bunge Ltd. Finance Corp.:
5.35% Sr. Unsec. Unsub. Nts., 4/15/14	29,000	30,505
8.50% Sr. Unsec. Nts., 6/15/19	155,000	182,024
TreeHouse Foods, Inc., 7.75%
Sr. Unsec. Nts., 3/1/18	240,000	260,700

		473,229

Tobacco—0.2%
Altria Group, Inc., 10.20%
Sr. Unsec. Nts., 2/6/39	255,000	369,635
Lorillard Tobacco Co., 8.125%
Sr. Unsec. Nts., 5/1/40	142,000	146,014

		515,649

Energy—1.4%
Energy Equipment & Services—0.2%
Rowan Cos., Inc., 5%
Sr. Unsec. Nts., 9/1/17	205,000	207,075
Weatherford International Ltd., 6.50%
Sr. Unsec. Bonds, 8/1/36	150,000	153,681

		360,756

Oil, Gas & Consumable Fuels—1.2%
Cloud Peak Energy Resources LLC,
8.25% Sr. Unsec. Unsub. Nts., 12/15/17	215,000	231,931
Energy Transfer Partners LP:
5.65% Sr. Unsec. Unsub. Nts., 8/1/12	91,000	96,451
7.50% Sr. Unsec. Unsub. Bonds, 7/1/38	160,000	186,691
Enterprise Products Operating LLP,
7.50% Sr. Unsec. Unsub. Nts., 2/1/11	195,000	195,865
Kaneb Pipe Line Operating Partnership
LP, 5.875% Sr. Unsec. Nts., 6/1/13	440,000	476,552
Kinder Morgan Energy Partners LP,
6.50% Sr. Unsec. Unsub. Nts., 9/1/39	185,000	191,742
Nexen, Inc., 6.40% Sr. Unsec. Unsub.
Bonds, 5/15/37	121,000	117,601
ONEOK Partners LP, 7.10%
Sr. Unsec. Nts., 3/15/11	100,000	101,206
Range Resources Corp., 8%
Sr. Unsec. Sub. Nts., 5/15/19	150,000	164,063

	Principal
	Amount	Value

Oil, Gas & Consumable Fuels Continued
Ras Laffan Liquefied Natural Gas Co.
Ltd. III, 5.50% Sr. Sec. Nts., 9/30/14[2]	$140,000	$151,481
Rockies Express Pipeline LLC:
3.90% Sr. Unsec. Unsub. Nts., 4/15/15[2]	255,000	252,464
5.625% Sr. Unsec. Unsub. Nts., 4/15/20[2]	163,000	157,840
Southwestern Energy Co., 7.50%
Sr. Nts., 2/1/18	225,000	254,813
Woodside Finance Ltd., 4.50% Nts., 11/10/14[2]	335,000	352,421

		2,931,121

Financials—5.2%
Capital Markets—0.9%
Blackstone Holdings Finance Co. LLC,
6.625% Sr. Unsec. Nts., 8/15/19[2]	340,000	350,069
Goldman Sachs Capital, Inc. (The),
6.345% Sub. Bonds, 2/15/34	255,000	243,693
Macquarie Group Ltd., 4.875%
Sr. Unsec. Nts., 8/10/17[2]	378,000	370,616
Morgan Stanley:
5.50% Sr. Unsec. Unsub. Nts., 7/24/20[2]	90,000	91,092
5.55% Sr. Unsec. Unsub. Nts.,
Series F, 4/27/17	570,000	594,614
TD Ameritrade Holding Corp., 2.95%
Sr. Unsec. Unsub. Nts., 12/1/12	225,000	230,321
UBS AG Stamford, CT, 2.25%
Sr. Unsec. Nts., 8/12/13	234,000	236,145

		2,116,550

Commercial Banks—1.3%
ANZ National International Ltd.,
2.375% Sr. Unsec. Nts., 12/21/12[2]	230,000	233,660
Barclays Bank plc, 6.278%
Perpetual Bonds[10]	510,000	433,500
BNP Paribas SA, 5.186% Sub.
Perpetual Nts.[2,10]	245,000	224,788
Fifth Third Cap Trust IV, 6.50%
Jr. Unsec. Sub. Nts., 4/15/37	322,000	308,315
HSBC Finance Capital Trust IX,
5.911% Nts., 11/30/35[3]	600,000	558,000
Huntington BancShares, Inc.,
7% Sub. Nts., 12/15/20	381,000	401,873
Lloyds TSB Bank plc, 6.50% Unsec.
Sub. Nts., 9/14/20[2]	230,000	211,976
Sanwa Bank Ltd. (The),
7.40% Sub. Nts., 6/15/11	219,000	223,176
Wells Fargo & Co., 7.98%
Jr. Sub. Perpetual Bonds, Series K10	476,000	504,560

		3,099,848

	Principal
	Amount	Value

Consumer Finance—0.2%
American Express Bank FSB, 5.55%
Sr. Unsec. Nts., 10/17/12	$205,000	$219,365
Capital One Capital IV, 6.745%
Sub. Bonds, 2/17/37[3]	370,000	369,075

		588,440

Diversified Financial Services—0.9%
Bank of America Corp., 5.875%
Sr. Unsec. Unsub. Nts., 1/5/21	95,000	98,473
Citigroup, Inc.:
5.375% Sr. Unsec. Nts., 8/9/20	457,000	475,715
6.01% Sr. Unsec. Nts., 1/15/15	232,000	254,739
ING Groep NV, 5.775% Jr. Unsec.
Sub. Perpetual Bonds[10]	255,000	220,575
JPMorgan Chase & Co., 7.90%
Perpetual Bonds, Series 1[10]	660,000	703,937
Merrill Lynch & Co., Inc., 7.75%
Jr. Sub. Bonds, 5/14/38	340,000	353,883

		2,107,322

Insurance—1.5%
American International Group, Inc.:
5.85% Sr. Unsec. Nts., Series G, 1/16/18	218,000	225,434
6.40% Sr. Unsec. Unsub. Nts., 12/15/20	230,000	241,762
CNS Financial Corp., 5.875%
Sr. Unsec. Unsub. Bonds, 8/15/20	235,000	234,408
Genworth Financial, Inc., 8.625%
Sr. Unsec. Unsub. Nts., 12/15/16	207,000	233,068
Gulf South Pipeline Co. LP, 5.75%
Sr. Unsec. Nts., 8/15/12[2]	212,000	224,952
Hartford Financial Services Group, Inc.
(The), 5.25% Sr. Unsec. Nts., 10/15/11	242,000	249,184
Irish Life & Permanent Group
Holdings plc, 3.60% Sr. Unsec. Unsub.
Nts., 1/14/13[2]	320,000	287,181
Lincoln National Corp., 6.05%
Jr. Unsec. Sub. Bonds, 4/20/67	455,000	424,288
Manulife Financial Corp., 4.90%
Sr. Unsec. Unsub. Nts., 9/17/20	135,000	128,720
PartnerRe Finance B LLC, 5.50%
Sr. Unsec. Nts., 6/1/20	217,000	218,922
Prudential Financial, Inc., 3.625%
Sr. Unsec. Unsub. Nts., 9/17/12	227,000	235,681
RenRe North America Holdings, Inc.,
5.75% Sr. Unsec. Nts., 3/15/20	238,000	239,361
Swiss Re Capital I LP, 6.854%
Perpetual Bonds[2,10]	442,000	424,441
ZFS Finance USA Trust IV, 5.875%
Sub. Bonds, 5/9/32[2]	270,000	264,500

		3,631,902

	Principal
	Amount	Value

Real Estate Investment Trusts—0.4%
AvalonBay Communities, Inc., 6.625%
Sr. Unsec. Unsub. Nts., 9/15/11	$100,000	$103,799
Brandywine Operating Partnership LP,
5.75% Sr. Unsec. Unsub. Nts., 4/1/12	123,000	127,404
Liberty Property LP, 7.25%
Sr. Unsec. Unsub. Nts., 3/15/11	240,000	242,759
Mack-Cali Realty LP, 5.25%
Sr. Unsec. Unsub. Nts., 1/15/12	93,000	95,443
Simon Property Group LP, 5%
Sr. Unsec. Unsub. Nts., 3/1/12	225,000	231,262
WCI Finance LLC/WEA Finance LLC,
5.40% Sr. Unsec. Unsub. Nts., 10/1/12[2]	105,000	111,359

		912,026

Health Care—0.6%
Biotechnology—0.2%
Celgene Corp., 5.70% Sr. Unsec.
Nts., 10/15/40	235,000	228,576
Genzyme Corp., 5% Sr. Unsec.
Nts., 6/15/20	225,000	236,665

		465,241

Health Care Providers & Services—0.3%
Laboratory Corp. of America Holdings,
4.625% Nts., 11/15/20	173,000	171,776
Quest Diagnostic, Inc., 5.75%
Sr. Unsec. Nts., 1/30/40	252,000	240,873
WellPoint, Inc., 5% Sr. Unsec. Unsub.
Nts., 1/15/11	220,000	220,234

		632,883

Pharmaceuticals—0.1%
Hospira, Inc., 5.60% Sr. Unsec. Unsub.
Nts., 9/15/40	75,000	73,978
Mylan, Inc., 6% Sr. Nts., 11/15/18[2]	245,000	241,325

		315,303

Industrials—0.9%
Aerospace & Defense—0.2%
Alliant Techsystems, Inc., 6.75%
Sr. Sub. Nts., 4/1/16	230,000	239,488
BE Aerospace, Inc., 8.50%
Sr. Unsec. Nts., 7/1/18	205,000	224,988

		464,476

Commercial Services & Supplies—0.3%
Browning-Ferris Industries, Inc.,
7.40% Sr. Unsec. Debs., 9/15/35	78,000	92,576
Corrections Corp. of America,
7.75% Sr. Nts., 6/1/17	235,000	250,569

	Principal
	Amount	Value

Commercial Services & Supplies
Continued
R.R. Donnelley & Sons Co., 5.625%
Sr. Unsec. Nts., 1/15/12	$230,000	$235,589
Republic Services, Inc., 6.75%
Sr. Unsec. Unsub. Nts., 8/15/11	195,000	201,331

		780,065

Industrial Conglomerates—0.2%
General Electric Capital Corp., 4.25%
Sr. Unsec. Nts., Series A, 6/15/12	215,000	223,671
Tyco International Ltd./Tyco
International Finance SA, 6.875%
Sr. Unsec. Unsub. Nts., 1/15/21	192,000	231,439

		455,110

Machinery—0.1%
SPX Corp., 7.625% Sr. Unsec.
Nts., 12/15/14	265,000	289,513
Professional Services—0.1%
FTI Consulting, Inc.,
6.75% Sr. Nts., 10/1/20[2]	240,000	239,400
Information Technology—0.6%
Communications Equipment—0.3%
Harris Corp., 6.15%
Sr. Unsec. Nts., 12/15/40	425,000	436,473
Motorola, Inc., 8%
Sr. Unsec. Nts., 11/1/11	220,000	231,741

		668,214

Electronic Equipment & Instruments—0.1%
Arrow Electronics, Inc., 3.375%
Sr. Unsec. Unsub. Nts., 11/1/15	430,000	417,300

IT Services—0.1%
SAIC, Inc., 5.95% Sr. Unsec. Unsub.
Nts., 12/1/40[2]	142,000	144,495

Software—0.1%
Symantec Corp., 4.20%
Sr. Unsec. Unsub. Nts., 9/15/20	303,000	278,512

Materials—1.1%
Chemicals—0.5%
Agrium, Inc., 6.125% Sr. Unsec.
Nts., 1/15/41	359,000	381,562
Airgas, Inc., 3.25% Sr. Nts., 10/1/15	198,000	195,807
Ashland, Inc., 9.125% Sr. Unsec.
Nts., 6/1/17	210,000	243,075
CF Industries, Inc., 6.875%
Sr. Unsec. Unsub. Nts., 5/1/18	230,000	246,675
Potash Corp., 5.625%
Sr. Unsec. Unsub. Nts., 12/1/40	140,000	141,803

		1,208,922

	Principal
	Amount	Value

Containers & Packaging—0.3%
Ball Corp., 7.125% Sr. Unsec.
Nts., 9/1/16	$250,000	$270,625
Sealed Air Corp., 7.875%
Sr. Nts., 6/15/17	277,000	305,004
Sonoco Products Co., 5.75%
Sr. Unsec. Unsub. Nts., 11/1/40	118,000	114,154

		689,783

Metals & Mining—0.3%
Freeport-McMoRan Copper & Gold,
Inc., 8.375% Sr. Nts., 4/1/17	330,000	365,510
Vale Inco Ltd., 5.70% Sr. Unsec. Unsub.
Nts., 10/15/15	14,000	15,097
Xstrata Canada Corp.:
5.375% Sr. Unsec. Unsub. Nts., 6/1/15	75,000	79,573
6% Sr. Unsec. Unsub. Nts., 10/15/15	132,000	144,534
Xstrata Finance Canada Ltd., 5.80%
Sr. Unsec. Unsub. Bonds, 11/15/16[2]	35,000	38,441

		643,155

Telecommunication Services—0.7%
Diversified Telecommunication Services—0.6%
AT&T, Inc., 6.30% Sr. Unsec. Bonds,
1/15/38	213,000	225,451
British Telecommunications plc,
9.875% Bonds, 12/15/30	142,000	189,740
Embarq Corp., 6.738%
Sr. Unsec. Nts., 6/1/13	225,000	244,535
Frontier Communications Corp.,
8.25% Sr. Unsec. Nts., 4/15/17	230,000	253,575
Qwest Corp., 7.625% Sr. Unsec.
Unsub. Nts., 6/15/15	210,000	237,825
Telus Corp., 8% Nts., 6/1/11	101,000	103,765
Verizon Communications, Inc., 6.40%
Sr. Unsec. Nts., 2/15/38	140,000	155,389

		1,410,280

Wireless Telecommunication Services—0.1%
American Tower Corp., 7%
Sr. Unsec. Nts., 10/15/17	162,000	182,908
Utilities—0.5%
Electric Utilities—0.4%
Allegheny Energy Supply Co. LLC,
8.25% Bonds, 4/15/12[2]	202,000	216,789
FirstEnergy Solutions Corp., 6.80%
Sr. Unsec. Nts., 8/15/39	138,000	134,163
Great Plains Energy, Inc., 2.75%
Sr. Unsec. Unsub. Nts., 8/15/13	155,000	156,677
Northeast Utilities, 7.25% Sr. Unsec.
Nts., 4/1/12	230,000	246,038

	Principal
	Amount	Value

Electric Utilities Continued
Texas-New Mexico Power Co., 9.50%
Sec. Nts., 4/1/19[2]	$235,000	$299,659

		1,053,326

Gas Utilities—0.1%
AmeriGas Partners LP, 7.25%
Sr. Unsec. Nts., 5/20/15	224,000	231,274

Total Non-Convertible Corporate Bonds and Notes (Cost $31,183,263)		32,300,360

	Shares	Value

Investment Companies—19.0%
JPMorgan U.S. Treasury Plus Money
Market Fund, Agency Shares, 0.00%[11,12]	15,063	$15,063
Oppenheimer Institutional Money
Market Fund, Cl. E, 0.21%[11,13]	45,755,638	45,755,638

Total Investment Companies (Cost $45,770,701)		45,770,701

Total Investments, at Value (Cost $257,445,927)	114.3%	274,526,654
Liabilities in Excess of Other Assets	(14.3)	(34,324,857)

Net Assets	100.0%	$240,201,797

Footnotes to Statement of Investments

1.	Non-income producing security.

2.	Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of Trustees. These securities amount to $9,490,443 or 3.95% of the Fund’s net assets as of December 31, 2010.

3.	Represents the current interest rate for a variable or increasing rate security.

4.	Restricted security. The aggregate value of restricted securities as of December 31, 2010 was $589,557, which represents 0.25% of the Fund’s net assets. See Note 6 of the accompanying Notes. Information concerning restricted securities is as follows:

				Unrealized
	Acquisition			Appreciation
Security	Date	Cost	Value	(Depreciation)

Deutsche Mortgage & Asset Receiving, Commercial Mtg. Pass-Through Certificates, Interest-Only Stripped Mtg.- Backed Security, Series 2010-C1, Cl. XPA, 4.82%, 9/1/20	10/27/10	$207,598	$203,129	$(4,469)
Ford Credit Auto Lease Trust, Automobile Receivable Nts., Series 2010-B, Cl. A2, 0.75%, 10/15/12	10/21/10	244,995	245,000	5
JPMorgan Chase Commercial Mortgage Securities Corp., Commercial Mtg. Pass-Through Certificates, Series 2007-LDPX, Cl. A2S2, 5.187%,1/1/49	7/14/10	138,250	141,428	3,178

		$590,843	$589,557	$(1,286)

5.	Interest-Only Strips represent the right to receive the monthly interest payments on an underlying pool of mortgage loans. These securities typically decline in price as interest rates decline. Most other fixed income securities increase in price when interest rates decline. The principal amount of the underlying pool represents the notional amount on which current interest is calculated. The price of these securities is typically more sensitive to changes in prepayment rates than traditional mortgage-backed securities (for example, GNMA pass-throughs). Interest rates disclosed represent current yields based upon the current cost basis and estimated timing and amount of future cash flows. These securities amount to $2,812,945 or 1.17% of the Fund’s net assets as of December 31, 2010.

6.	Principal-Only Strips represent the right to receive the monthly principal payments on an underlying pool of mortgage loans. The value of these securities generally increases as interest rates decline and prepayment rates rise. The price of these securities is typically more volatile than that of coupon-bearing bonds of the same maturity. Interest rates disclosed represent current yields based upon the current cost basis and estimated timing of future cash flows. These securities amount to $172,495 or 0.07% of the Fund’s net assets as of December 31, 2010.

7.	When-issued security or delayed delivery to be delivered and settled after December 31, 2010. See Note 1 of the accompanying Notes.

8.	All or a portion of the security position is held in collateralized accounts to cover initial margin requirements on open futures contracts and written options on futures, if applicable. The aggregate market value of such securities is $271,005. See Note 5 of the accompanying Notes.

9.	The current amortization rate of the security’s cost basis exceeds the future interest payments currently estimated to be received. Both the amortization rate and interest payments are contingent on future mortgage pre-payment speeds and are therefore subject to change.

10.	This bond has no contractual maturity date, is not redeemable and contractually pays an indefinite stream of interest. Rate reported represents the current interest rate for this variable rate security.

11.	Rate shown is the 7-day yield as of December 31, 2010.

12.	Interest rate is less than 0.0005%.

13.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2010, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2009	Additions	Reductions	December 31, 2010

OFI Liquid Assets Fund, LLC	—	474,837	474,837	—
Oppenheimer Institutional Money Market Fund, Cl. E	30,151,515	103,813,278	88,209,155	45,755,638

	Value	Income

OFI Liquid Assets Fund, LLC	$—	$8	[a]
Oppenheimer Institutional Money Market Fund, Cl. E	45,755,638	55,153

	$45,755,638	$55,161

a.	Net of compensation to the securities lending agent and rebates paid to the borrowing counterparties.
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1)	Level 1—unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)

2)	Level 2—inputs other than unadjusted quoted prices that are observable for the asset or liability (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)

3)	Level 3—significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset or liability).
The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of December 31, 2010 based on valuation input level:

			Level 3 —
	Level 1 —	Level 2 —	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Observable Inputs	Inputs	Value

Assets Table
Investments, at Value:
Common Stocks
Consumer Discretionary	$4,620,793	$—	$—	$4,620,793
Consumer Staples	12,874,282	—	—	12,874,282
Energy	11,723,242	—	—	11,723,242
Financials	14,176,058	—	—	14,176,058
Health Care	23,535,030	—	—	23,535,030
Industrials	2,935,541	—	—	2,935,541
Information Technology	42,735,214	—	—	42,735,214
Materials	4,407,776	—	—	4,407,776
Telecommunication Services	58	—	—	58
Utilities	1,563,300	—	—	1,563,300
Asset-Backed Securities	—	9,026,703	—	9,026,703
Mortgage-Backed Obligations	—	67,674,965	—	67,674,965
U.S. Government Obligations	—	1,182,631	—	1,182,631
Non-Convertible Corporate Bonds and Notes	—	32,300,360	—	32,300,360
Investment Companies	45,770,701	—	—	45,770,701

Total Investments, at Value	164,341,995	110,184,659	—	274,526,654
Other Financial Instruments:
Futures margins	52,512	—	—	52,512

Total Assets	$164,394,507	$110,184,659	$—	$274,579,166

			Level 3 —
	Level 1 —	Level 2 —	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Observable Inputs	Inputs	Value

Liabilities Table
Other Financial Instruments:
Futures margins	$(14,250)	$—	$—	$(14,250)

Total Liabilities	$(14,250)	$—	$—	$(14,250)

Currency contracts and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.
Futures Contracts as of December 31, 2010 are as follows:

					Unrealized
		Number of	Expiration		Appreciation
Contract Description	Buy/Sell	Contracts	Date	Value	(Depreciation)

U.S. Treasury Long Bonds, 20 yr.	Buy	45	3/22/11	$5,495,625	$(22,972)
U.S. Treasury Nts., 2 yr.	Sell	37	3/31/11	8,099,531	1,196
U.S. Treasury Nts., 5 yr.	Sell	5	3/31/11	588,594	11,112
U.S. Treasury Nts., 10 yr.	Sell	5	3/22/11	602,188	319
U.S. Ultra Bonds	Buy	2	3/22/11	254,188	2,673

					$(7,672)

STATEMENT OF ASSETS AND LIABILITIES December 31, 2010.

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $211,690,289)	$228,771,016
Affiliated companies (cost $45,755,638)	45,755,638

274,526,654
Receivables and other assets:
Investments sold (including $3,511,651 sold on a when-issued or delayed delivery basis)	3,649,301
Interest, dividends and principal paydowns	815,182
Futures margins	52,512
Other	14,675

Total assets	279,058,324

Liabilities
Payables and other liabilities:
Investments purchased (including $38,535,628 purchased on a when-issued or delayed delivery basis)	38,562,101
Shares of beneficial interest redeemed	108,495
Distribution and service plan fees	53,658
Shareholder communications	44,975
Transfer and shareholder servicing agent fees	20,265
Futures margins	14,250
Trustees’ compensation	12,883
Other	39,900

Total liabilities	38,856,527

Net Assets	$240,201,797

Composition of Net Assets
Par value of shares of beneficial interest	$21,026
Additional paid-in capital	292,273,661
Accumulated net investment income	5,128,069
Accumulated net realized loss on investments and foreign currency transactions	(74,298,660)
Net unrealized appreciation on investments and translation of assets and liabilities denominated in foreign currencies	17,077,701

Net Assets	$240,201,797

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $150,621,790 and 13,130,034 shares of beneficial interest outstanding)	$11.47
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $89,580,007 and 7,895,970 shares of beneficial interest outstanding)	$11.35

STATEMENT OF OPERATIONS For the Year Ended December 31, 2010

Investment Income
Interest (net of foreign withholding taxes of $1,117)	$4,519,752
Dividends:
Unaffiliated companies (net of foreign withholding taxes of $26,938)	2,054,137
Affiliated companies	55,153
Income from investment of securities lending cash collateral—net, affiliated companies	8

Total investment income	6,629,050

Expenses
Management fees	1,780,237
Distribution and service plan fees—Service shares	218,194
Transfer and shareholder servicing agent fees:
Non-Service shares	151,632
Service shares	87,288
Shareholder communications:
Non-Service shares	35,610
Service shares	20,549
Custodian fees and expenses	15,263
Trustees’ compensation	12,419
Administration service fees	1,500
Other	61,602

Total expenses	2,384,294
Less waivers and reimbursements of expenses	(614,948)

Net expenses	1,769,346

Net Investment Income	4,859,704

Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investments from unaffiliated companies	15,190,576
Closing and expiration of futures contracts	976,981
Foreign currency transactions	(95,048)
Short positions	(31,177)
Swap contracts	4,460
Increase from payment by affiliate	873

Net realized gain	16,046,665
Net change in unrealized appreciation/depreciation on:
Investments	6,229,756
Translation of assets and liabilities denominated in foreign currencies	1,036,724
Futures contracts	321,322
Swap contracts	35,332

Net change in unrealized appreciation/depreciation	7,623,134

Net Increase in Net Assets Resulting from Operations	$28,529,503

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2010	2009

Operations
Net investment income	$4,859,704	$6,170,062
Net realized gain (loss)	16,046,665	(30,890,935)
Net change in unrealized appreciation/depreciation	7,623,134	70,642,719

Net increase in net assets resulting from operations	28,529,503	45,921,846

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	(2,184,050)	—
Service shares	(1,027,757)	—

	(3,211,807)	—

Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares	(25,243,141)	(40,306,895)
Service shares	(8,416,068)	4,509,086

	(33,659,209)	(35,797,809)

Net Assets
Total increase (decrease)	(8,341,513)	10,124,037
Beginning of period	248,543,310	238,419,273

End of period (including accumulated net investment income of $5,128,069 and $3,221,774, respectively)	$240,201,797	$248,543,310

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2010	2009	2008	2007	2006

Per Share Operating Data
Net asset value, beginning of period	$10.30	$8.45	$16.41	$17.69	$17.07

Income (loss) from investment operations:
Net investment income[1]	.23	.25	.41	.43	.40
Net realized and unrealized gain (loss)	1.09	1.60	(7.03)	.19	1.38

Total from investment operations	1.32	1.85	(6.62)	.62	1.78

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.15)	—	(.39)	(.46)	(.36)
Distributions from net realized gain	—	—	(.95)	(1.44)	(.80)

Total dividends and/or distributions to shareholders	(.15)	—	(1.34)	(1.90)	(1.16)

Net asset value, end of period	$11.47	$10.30	$8.45	$16.41	$17.69

Total Return, at Net Asset Value[2]	12.91%	21.89%	(43.47)%	3.79%	11.15%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$150,622	$159,797	$169,621	$385,948	$435,639

Average net assets (in thousands)	$151,620	$159,013	$295,669	$418,103	$456,513

Ratios to average net assets:[3]
Net investment income	2.13%	2.71%	3.14%	2.55%	2.42%
Total expenses[4]	0.91%	0.89%	0.76%	0.75%	0.75%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.65%	0.60%	0.67%	0.73%	0.75%

Portfolio turnover rate[5]	54%	87%	67%	68%	76%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2010	0.92%
Year Ended December 31, 2009	0.91%
Year Ended December 31, 2008	0.76%
Year Ended December 31, 2007	0.75%
Year Ended December 31, 2006	0.75%

5.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2010	$412,930,431	$414,511,903
Year Ended December 31, 2009	$504,698,365	$520,212,670
Year Ended December 31, 2008	$474,582,075	$434,587,487
Year Ended December 31, 2007	$296,201,319	$315,527,720
Year Ended December 31, 2006	$612,825,833	$666,549,894

Service Shares Year Ended December 31,	2010	2009	2008	2007	2006

Per Share Operating Data
Net asset value, beginning of period	$10.19	$8.38	$16.28	$17.57	$16.97

Income (loss) from investment operations:
Net investment income[1]	.20	.22	.37	.38	.36
Net realized and unrealized gain (loss)	1.08	1.59	(6.97)	.19	1.37

Total from investment operations	1.28	1.81	(6.60)	.57	1.73

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.12)	—	(.35)	(.42)	(.33)
Distributions from net realized gain	—	—	(.95)	(1.44)	(.80)

Total dividends and/or distributions to shareholders	(.12)	—	(1.30)	(1.86)	(1.13)

Net asset value, end of period	$11.35	$10.19	$8.38	$16.28	$17.57

Total Return, at Net Asset Value[2]	12.68%	21.60%	(43.62)%	3.49%	10.86%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$89,580	$88,746	$68,798	$121,399	$111,363

Average net assets (in thousands)	$87,280	$77,101	$100,164	$117,012	$100,010

Ratios to average net assets:[3]
Net investment income	1.87%	2.42%	2.90%	2.30%	2.17%
Total expenses[4]	1.16%	1.15%	1.01%	1.00%	1.01%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.90%	0.85%	0.92%	0.98%	1.01%

Portfolio turnover rate[5]	54%	87%	67%	68%	76%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2010	1.17%
Year Ended December 31, 2009	1.17%
Year Ended December 31, 2008	1.01%
Year Ended December 31, 2007	1.00%
Year Ended December 31, 2006	1.01%

5.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2010	$412,930,431	$414,511,903
Year Ended December 31, 2009	$504,698,365	$520,212,670
Year Ended December 31, 2008	$474,582,075	$434,587,487
Year Ended December 31, 2007	$296,201,319	$315,527,720
Year Ended December 31, 2006	$612,825,833	$666,549,894

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Balanced Fund/VA (the “Fund”), is a separate series of Oppenheimer Variable Account Funds, an open end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek high total investment return, which includes current income and capital appreciation. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” inputs other than unadjusted quoted prices for an asset that are observable are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using unadjusted quoted market prices, when available, as supplied primarily by portfolio pricing services approved by the Board of Trustees or dealers.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which it is traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     U.S. domestic and international debt instruments (including corporate, government, municipal, mortgage-backed, collateralized mortgage obligations and asset-backed securities) and “money market-type” debt instruments with a remaining maturity in excess of sixty days are valued at the mean between the “bid” and “asked” prices utilizing price quotations obtained from independent pricing services or broker-dealers. Such prices are typically determined based upon information obtained from market participants including reported trade data, broker-dealer price quotations and inputs such as benchmark yields and issuer spreads from identical or similar securities.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value.
     In the absence of a readily available unadjusted quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies of the Fund during the period .
Securities on a When-Issued or Delayed Delivery Basis. The Fund may purchase securities on a “when-issued” basis, and may purchase or sell securities on a “delayed delivery” basis. “When-issued” or “delayed delivery” refers to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery. Delivery and payment for securities that have been purchased by the Fund on a when-issued basis normally takes place within six months and possibly as long as two years or more after the trade date. During this period, such securities do not earn interest, are subject to market fluctuation and may increase or decrease in value prior to their delivery. The purchase of securities on a when-issued basis may increase the volatility of the Fund’s net asset value to the extent the Fund executes such transactions while remaining substantially fully invested. When the Fund engages in when-issued or delayed delivery transactions, it relies on the buyer or seller, as the case may be, to complete the transaction. Their failure to do so may cause the Fund to lose the opportunity to obtain or dispose of the security at a price and yield it considers advantageous. The Fund may also sell securities that it purchased on a when-issued basis or forward commitment prior to settlement of the original purchase.
As of December 31, 2010, the Fund had purchased securities issued on a when-issued or delayed delivery basis and sold securities issued on a delayed delivery basis as follows:

When-Issued or Delayed Delivery
Basis Transactions

Purchased securities	$38,535,628
Sold securities	3,511,651
The Fund may enter into “forward roll” transactions with respect to mortgage-related securities. In this type of transaction, the Fund sells a mortgage-related security to a buyer and simultaneously agrees to repurchase a similar security (same type, coupon and maturity) at a later date at a set price. During the period between the sale and the repurchase, the Fund will not be entitled to receive interest and principal payments on the securities that have been sold. The Fund records the incremental difference between the forward purchase and sale of each forward roll as realized gain (loss) on investments or as fee income in the case of such transactions that have an associated fee in lieu of a difference in the forward purchase and sale price.
     Forward roll transactions may be deemed to entail embedded leverage since the Fund purchases mortgage-related securities with extended settlement dates rather than paying for the securities under a normal settlement cycle. This embedded leverage increases the Fund’s market value of investments relative to its net assets which can incrementally increase the volatility of the Fund’s performance. Forward roll transactions can be replicated over multiple settlement periods.
     Risks of entering into forward roll transactions include the potential inability of the counterparty to meet the terms of the agreement; the potential of the Fund to receive inferior securities at redelivery as compared to the securities sold to the counterparty; and counterparty credit risk.
Securities Sold Short. The Fund may short sell when-issued securities for future settlement. The value of the open short position is recorded as a liability, and the Fund records an unrealized gain or loss for the change in value of the open short position. The Fund records a realized gain or loss when the short position is closed out.
     As of December 31, 2010, the Fund had no outstanding securities sold short.

Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. When applicable, the Fund’s investment in IMMF is included in the Statement of Investments. Shares of IMMF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Investment in OFI Liquid Assets Fund, LLC. The Fund is permitted to invest cash collateral received in connection with its securities lending activities. Pursuant to the Fund’s Securities Lending Procedures, the Fund may invest cash collateral in, among other investments, an affiliated money market fund. OFI Liquid Assets Fund, LLC (“LAF”) is a limited liability company whose investment objective is to seek current income and stability of principal. The Manager is also the investment adviser of LAF. LAF is not registered under the Investment Company Act of 1940. However, LAF does comply with the investment restrictions applicable to registered money market funds set forth in Rule 2a-7 adopted under the Investment Company Act. When applicable, the Fund’s investment in LAF is included in the Statement of Investments. Shares of LAF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of LAF’s expenses, including its management fee of 0.08%.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Appreciation
Based on Cost of
Securities and
Undistributed	Undistributed	Accumulated	Other Investments
Net Investment	Long-Term	Loss	for Federal Income
Income	Gain	Carryforward[1,2,3,4]	Tax Purposes

$5,132,304	$—	$73,401,146	$16,188,828

1.	As of December 31, 2010, the Fund had $73,280,658 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2010, details of the capital loss carryforwards were as follows:

Expiring

2016	$28,551,951
2017	44,728,707

Total	$73,280,658

2.	The Fund had $120,488 of straddle losses which were deferred.

3.	During the fiscal year ended December 31, 2010, the Fund utilized $15,850,155 of capital loss carryforward to offset capital gains realized in that fiscal year.

4.	During the fiscal year ended December 31, 2009, the Fund did not utilize any capital loss carryforward.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

Increase	Increase to
to Accumulated Net	Accumulated Net Realized
Investment Income	Loss on Investments

$258,398	$258,398
The tax character of distributions paid during the years ended December 31, 2010 and December 31, 2009 was as follows:

	Year Ended	Year Ended
	December 31, 2010	December 31, 2009

Distributions paid from:
Ordinary income	$3,211,807	$—
The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2010 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$258,342,473
Federal tax cost of other investments	(3,540,501)

Total federal tax cost	$254,801,972

Gross unrealized appreciation	$29,102,763
Gross unrealized depreciation	(12,913,935)

Net unrealized appreciation	$16,188,828

Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance with the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2010		Year Ended December 31, 2009
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	272,126	$2,909,287	484,890	$4,273,547
Dividends and/or distributions reinvested	209,000	2,184,050	—	—
Redeemed	(2,866,355)	(30,336,478)	(5,041,004)	(44,580,442)

Net decrease	(2,385,229)	$(25,243,141)	(4,556,114)	$(40,306,895)

Service Shares
Sold	627,983	$6,716,376	1,886,160	$16,689,571
Dividends and/or distributions reinvested	99,204	1,027,757	—	—
Redeemed	(1,542,514)	(16,160,201)	(1,382,728)	(12,180,485)

Net increase (decrease)	(815,327)	$(8,416,068)	503,432	$4,509,086

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in IMMF and LAF, for the year ended December 31, 2010, were as follows:

	Purchases	Sales

Investment securities	$106,307,480	$148,393,656
U.S. government and government agency obligations	2,602,331	2,837,036
To Be Announced (TBA) mortgage-related securities	412,930,431	414,511,903
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Over $800 million	0.60
Administration Service Fees. The Fund pays the Manager a fee of $1,500 per year for preparing and filing the Fund’s tax returns.
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS fees at an annual rate of 0.10% of the daily net assets of each class of shares. For the year ended December 31, 2010, the Fund paid $239,666 to OFS for services to the Fund.
Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of 0.25% of the daily net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsors of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. The Manager has voluntarily agreed to waive a portion of the advisory fee and/or reimburse certain expenses so that the “Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses” will not exceed 0.67% of average annual net assets for Non-Service shares and 0.92% of average annual net assets for Service shares. During the year ended December 31, 2010, the Manager waived fees and/or reimbursed the Fund $343,597 and $197,835 for Non-Service and Service shares, respectively.
     From April 1, 2009 through March 31, 2010, the Manager voluntarily waived the advisory fee by 0.08% of the Fund’s average annual net assets. That voluntary waiver was applied after all other waivers and/or reimbursements. During the year ended December 31, 2010, the Manager waived $48,729.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2010, the Manager waived fees and/or reimbursed the Fund $24,787 for IMMF management fees.
     Some of these undertakings may be modified or terminated at any time; some may not be modified or terminated until after one year from the date of the current prospectus, as indicated therein.
     During the year ended December 31, 2010, the Manager voluntarily reimbursed the Fund $873 for certain transactions. The payment is reported separately in the Statement of Operations and increased the Fund’s total returns by less than 0.01%.
5. Risk Exposures and the Use of Derivative Instruments
The Fund’s investment objectives not only permit the Fund to purchase investment securities, they also allow the Fund to enter into various types of derivatives contracts, including, but not limited to, futures contracts, forward foreign currency exchange contracts, credit default swaps, interest rate swaps, total return swaps, and purchased and written options. In doing so, the Fund will employ strategies in differing combinations to permit it to increase, decrease, or change the level or types of exposure to market risk factors. Central to those strategies are features inherent to derivatives that make them more attractive for this purpose than equity and debt securities: they require little or no initial cash investment, they can focus exposure on only certain selected risk factors, and they may not require the ultimate receipt or delivery of the underlying security (or securities) to the contract. This may allow the Fund to pursue its objectives more quickly and efficiently than if it were to make direct purchases or sales of securities capable of effecting a similar response to market factors.
Market Risk Factors. In accordance with its investment objectives, the Fund may use derivatives to increase or decrease its exposure to one or more of the following market risk factors:
Commodity Risk. Commodity risk relates to the change in value of commodities or commodity indexes as they relate to increases or decreases in the commodities market. Commodities are physical assets that have tangible properties. Examples of these types of assets are crude oil, heating oil, metals, livestock, and agricultural products.
Credit Risk. Credit risk relates to the ability of the issuer to meet interest and principal payments, or both, as they come due. In general, lower-grade, higher-yield bonds are subject to credit risk to a greater extent than lower-yield, higher-quality bonds.
Equity Risk. Equity risk relates to the change in value of equity securities as they relate to increases or decreases in the general market.
Foreign Exchange Rate Risk. Foreign exchange rate risk relates to the change in the U.S. dollar value of a security held that is denominated in a foreign currency. The U.S. dollar value of a foreign currency denominated security will decrease as the dollar appreciates against the currency, while the U.S. dollar value will increase as the dollar depreciates against the currency.
Interest Rate Risk. Interest rate risk refers to the fluctuations in value of fixed-income securities resulting from the inverse relationship between price and yield. For example, an increase in general interest rates will tend to reduce the market value of already issued fixed-income investments, and a decline in general interest rates will tend to increase their value. In addition, debt securities with longer maturities, which tend to have higher yields, are subject to potentially greater fluctuations in value from changes in interest rates than obligations with shorter maturities.
Volatility Risk. Volatility risk refers to the magnitude of the movement, but not the direction of the movement, in a financial instrument’s price over a defined time period. Large increases or decreases in a financial instrument’s price over a relative time period typically indicate greater volatility risk, while small increases or decreases in its price typically indicate lower volatility risk.
The Fund’s actual exposures to these market risk factors during the period are discussed in further detail, by derivative type, below.
Risks of Investing in Derivatives. The Fund’s use of derivatives can result in losses due to unanticipated changes in the market risk factors and the overall market. In instances where the Fund is using derivatives to decrease, or hedge, exposures to market risk factors for securities held by the Fund, there are also risks that those derivatives may not perform as expected resulting in losses for the combined or hedged positions.
     Derivatives may have little or no initial cash investment relative to their market value exposure and therefore can produce significant gains or losses in excess of their cost. This use of embedded leverage allows the Fund to increase its market value exposure relative to its net assets and can substantially increase the volatility of the Fund’s performance.
     Additional associated risks from investing in derivatives also exist and potentially could have significant effects on the valuation of the derivative and the Fund. Typically, the associated risks are not the risks that the Fund is attempting to increase or decrease exposure to, per its investment objectives, but are the additional risks from investing in derivatives. Examples of these associated risks are liquidity risk, which is the risk that the Fund will not be able to sell the derivative in the open market in a timely manner, and counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. Associated risks can be different for each type of derivative and are discussed by each derivative type in the notes that follow.
Counterparty Credit Risk. Certain derivative positions are subject to counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. The Fund’s derivative counterparties are financial institutions who are subject to market conditions that may weaken their financial position. The Fund intends to enter into financial transactions with counterparties that the Manager believes to be creditworthy at the time of the transaction.
Credit Related Contingent Features. The Fund’s agreements with derivative counterparties have several credit related contingent features that if triggered would allow its derivatives counterparties to close out and demand payment or additional collateral to cover their exposure from the Fund. Credit related contingent features are established between the Fund and its derivatives counterparties to reduce the risk that the Fund will not fulfill its payment obligations to its counterparties. These triggering features include, but are not limited to, a percentage decrease in the Fund’s net assets and or a percentage decrease in the Fund’s Net Asset Value or NAV. The contingent features are established within the Fund’s International Swap and Derivatives Association, Inc. master agreements which govern certain positions in swaps, over-the-counter options and swaptions, and forward currency exchange contracts for each individual counterparty.

Valuations of derivative instruments as of December 31, 2010 are as follows:

	Asset Derivatives			Liability Derivatives
	Statement			Statement
Derivatives Not	of Assets			of Assets
Accounted for as	and Liabilities			and Liabilities
Hedging Instruments	Location	Value		Location	Value

Interest rate contracts	Futures margins	$52,512	*	Futures margins	$14,250	*

*	Includes only the current day’s variation margin. Prior variation margin movements have been reflected in cash on the Statement of Assets and Liabilities upon receipt or payment.
The effect of derivative instruments on the Statement of Operations is as follows:

Amount of Realized Gain or (Loss) Recognized on Derivatives
Derivatives Not	Closing and
Accounted for as	expiration of futures
Hedging Instruments	contracts	Swap contracts	Total

Credit contracts	$—	$4,460	$4,460
Interest rate contracts	976,981	—	976,981

Total	$976,981	$4,460	$981,441

Amount of Change in Unrealized Gain or (Loss) Recognized on Derivatives
Derivatives Not
Accounted for as
Hedging Instruments	Futures contracts	Swap contracts	Total

Credit contracts	$—	$35,332	$35,332
Interest rate contracts	321,322	—	321,322

Total	$321,322	$35,332	$356,654

Futures Contracts
A futures contract is a commitment to buy or sell a specific amount of a financial instrument at a negotiated price on a stipulated future date. The Fund may buy and sell futures contracts and may also buy or write put or call options on these futures contracts.
     Futures contracts traded on a commodities or futures exchange will be valued at the final settlement price or official closing price on the principal exchange as reported by such principal exchange at its trading session ending at, or most recently prior to, the time when the Fund’s assets are valued.
     Upon entering into a futures contract, the Fund is required to deposit either cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses.
     Futures contracts are reported on a schedule following the Statement of Investments. Securities held in collateralized accounts to cover initial margin requirements on open futures contracts are noted in the Statement of Investments. Cash held by the broker to cover initial margin requirements on open futures contracts and the receivable and/or payable for the daily mark to market for the variation margin are noted in the Statement of Assets and Liabilities. The net change in unrealized appreciation and depreciation is reported in the Statement of Operations. Realized gains (losses) are reported in the Statement of Operations at the closing or expiration of futures contracts.
     The Fund has purchased futures contracts on various bonds and notes to increase exposure to interest rate risk.
     The Fund has sold futures contracts on various bonds and notes to decrease exposure to interest rate risk.
     During the year ended December 31, 2010, the Fund had an average market value of $13,735,596 and $11,462,097 on futures contracts purchased and sold, respectively.
     Additional associated risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market where the Fund is unable to liquidate the contract or enter into an offsetting position and, if used for hedging purposes, the risk that the price of the contract will correlate imperfectly with the prices of the Fund’s securities.
Swap Contracts
The Fund may enter into swap contract agreements with a counterparty to exchange a series of cash flows based on either specified reference rates, or the occurrence of a credit event, over a specified period. Such contracts may include interest rate, equity, debt, index, total return, credit and currency swaps.
     Swaps are marked to market daily using primarily quotations from pricing services, counterparties and brokers. Swap contracts are reported on a schedule following the Statement of Investments. The values of swap contracts are aggregated by positive and negative values and disclosed separately on the Statement of Assets and Liabilities by contracts in unrealized appreciation and depreciation positions. Upfront payments paid or received, if any, affect the value of the respective swap. Therefore, to determine the unrealized appreciation (depreciation) on swaps, upfront payments paid should be subtracted from, while upfront payments received should be added to, the value of contracts reported as an asset on the Statement of Assets and Liabilities. Conversely, upfront payments paid should be added to, while upfront payments received should be subtracted from the value of contracts reported as a liability. The unrealized appreciation (depreciation) related to the change in the valuation of the notional amount of the swap is combined with the accrued interest due to (owed by) the Fund at termination or settlement. The net change in this amount during the period is included on the Statement of Operations. The Fund also records any periodic payments received from (paid to) the counterparty, including at termination, under such contracts as realized gain (loss) on the Statement of Operations.
     Swap contract agreements are exposed to the market risk factor of the specific underlying reference asset. Swap contracts are typically more attractively priced compared to similar investments in related cash securities because they isolate the risk to one market risk factor and eliminate the other market risk factors. Investments in cash securities (for instance bonds) have exposure to multiple risk factors (credit and interest rate risk). Because swaps require little or no initial cash investment, they can expose the Fund to substantial risk in the isolated market risk factor.
     Credit Default Swap Contracts. A credit default swap is a bilateral contract that enables an investor to buy or sell protection on a debt security against a defined-issuer credit event, such as the issuer’s failure to make timely payments of interest or principal on the debt security, bankruptcy or restructuring. The Fund may enter into credit default swaps either by buying or selling protection on a single security or a basket of securities (the “reference asset”).
     The buyer of protection pays a periodic fee to the seller of protection based on the notional amount of debt securities underlying the swap contract. The seller of protection agrees to compensate the buyer of protection for future potential losses as a result of a credit event on the reference asset. The contract effectively transfers the credit event risk of the reference asset from the buyer of protection to the seller of protection.
     The ongoing value of the contract will fluctuate throughout the term of the contract based primarily on the credit risk of the reference asset. If the credit quality of the reference asset improves relative to the credit quality at contract initiation, the buyer of protection may have an unrealized loss greater than the anticipated periodic fee owed. This unrealized loss would be the result of current credit protection being cheaper than the cost of credit protection at contract initiation. If the buyer elects to terminate the contract prior to its maturity, and there has been no credit event, this unrealized loss will become realized. If the contract is held to maturity, and there has been no credit event, the realized loss will be equal to the periodic fee paid over the life of the contract.
     If there is a credit event, the buyer of protection can exercise its rights under the contract and receive a payment from the seller of protection equal to the notional amount of the reference asset less the market value of the reference asset. Upon exercise of the contract the difference between the value of the underlying reference asset and the notional amount is recorded as realized gain (loss) and is included on the Statement of Operations.

     The Fund has engaged in pairs trades by purchasing protection through a credit default swap referenced to the debt of an issuer, and simultaneously selling protection through a credit default swap referenced to the debt of a different issuer with the intent to realize gains from the pricing differences of the two issuers who are expected to have similar market risks. Pairs trades attempt to gain exposure to credit risk while hedging or offsetting the effects of overall market movements.
     For the year ended December 31, 2010, the Fund had average notional amounts of $758,077 and $758,077 on credit default swaps to buy protection and credit default swaps to sell protection, respectively.
     Additional associated risks to the Fund include counterparty credit risk and liquidity risk.
      As of December 31, 2010, the Fund had no such credit default swaps outstanding.
6. Restricted Securities
As of December 31, 2010, investments in securities included issues that are restricted. A restricted security may have a contractual restriction on its resale and is valued under methods approved by the Board of Trustees as reflecting fair value. Securities that are restricted are marked with an applicable footnote on the Statement of Investments. Restricted securities are reported on a schedule following the Statement of Investments.
7. Securities Lending
The Fund lends portfolio securities from time to time in order to earn additional income in the form of fees or interest on securities received as collateral or the investment of any cash received as collateral. The loans are secured by collateral (either securities, letters of credit, or cash) in an amount not less than 100% of the market value of the loaned securities during the period of the loan. The market value of the loaned securities is determined at the close of each business day and any additional required collateral is delivered to the Fund on the next business day. If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and cost in recovering the securities loaned or in gaining access to the collateral. The Fund continues to receive the economic benefit of interest or dividends paid on the securities loaned in the form of a substitute payment received from the borrower and recognizes the gain or loss in the fair value of the securities loaned that may occur during the term of the loan. The Fund has the right under the lending agreement to recover the securities from the borrower on demand.
     As of December 31, 2010, the Fund had no securities on loan.
8. Pending Litigation
Since 2009, a number of lawsuits have been pending in federal courts against the Manager, the Distributor, and certain mutual funds (“Defendant Funds”) advised by the Manager and distributed by the Distributor (but not including the Fund). The lawsuits naming the Defendant Funds also name as defendants certain officers and current and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund’s investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     In 2009, what are claimed to be derivative lawsuits were filed in state court against the Manager and a subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     Other lawsuits have been filed since 2008 in various state and federal courts, against the Manager and certain of its affiliates. Those lawsuits were filed by investors who made investments through an affiliate of the Manager, and relate to the alleged investment fraud perpetrated by Bernard Madoffand his firm (“Madoff”) . Those suits allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors as defendants. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.
     The Manager believes that the lawsuits described above are without legal merit and is defending against them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to defend the suits brought against those Funds and the present and former Independent Trustees named in those suits. While it is premature to render any opinion as to the outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer funds.
9. Subsequent Event
The Regulated Investment Company Modernization Act of 2010 (the “Act”) was signed into law on December 22, 2010. The Act makes changes to a number of tax rules impacting the Fund. Under the Act, future capital losses generated by a fund may be carried over indefinitely, but these losses must be used prior to the utilization of any pre-enactment capital losses. Since pre-enactment capital losses may only be carried forward for eight years, there may be a greater likelihood that all or a portion of a fund’s pre-enactment capital losses will expire unused. In general, the provisions of the Act will be effective for the Fund’s fiscal year ending December 31, 2011. Specific information regarding the impact of the Act on the Fund will be contained within the “Federal Taxes” section of the financial statement notes for the fiscal year ending December 31, 2011.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees and Shareholders of Oppenheimer Variable Account Funds:
We have audited the accompanying statement of assets and liabilities of Oppenheimer Capital Appreciation Fund/VA (one of the portfolios constituting the Oppenheimer Variable Account Funds), including the statement of investments, as of December 31, 2010, the related statement of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the years in the two-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The accompanying financial highlights of Oppenheimer Capital Appreciation Fund/VA for the years ended prior to January 1, 2009 were audited by other auditors whose report dated February 11, 2009 expressed an unqualified opinion on those financial highlights.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2010, by correspondence with the custodian and transfer agent. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Capital Appreciation Fund/VA as of December 31, 2010, the results of its operations for the year then ended, and the changes in its net assets and the financial highlights for each of the years in the two-year period then ended, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG llp
Denver, Colorado
February 16, 2011

STATEMENT OF INVESTMENTS December 31, 2010

	Shares	Value

Common Stocks—100.2%
Consumer Discretionary—12.4%
Hotels, Restaurants & Leisure—1.6%
McDonald’s Corp.	248,240	$19,054,901
Internet & Catalog Retail—1.5%
Amazon.com, Inc.[1]	97,124	17,482,320
Media—2.0%
McGraw-Hill Cos., Inc. (The)	248,450	9,046,065
Walt Disney Co. (The)	407,570	15,287,951

		24,334,016

Multiline Retail—0.3%
Target Corp.	57,250	3,442,443
Specialty Retail—3.1%
Bed Bath & Beyond, Inc.[1]	262,900	12,921,535
O’Reilly Automotive, Inc.[1]	194,740	11,766,191
TJX Cos., Inc. (The)	273,070	12,121,577

		36,809,303

Textiles, Apparel & Luxury Goods—3.9%
Coach, Inc.	288,630	15,964,125
Nike, Inc., Cl. B	205,160	17,524,767
Polo Ralph Lauren Corp., Cl. A	119,640	13,270,469

		46,759,361

Consumer Staples—9.1%
Beverages—1.5%
Brown-Forman Corp., Cl. B	34,450	2,398,409
PepsiCo, Inc.	240,250	15,695,533

		18,093,942

Food & Staples Retailing—1.5%
Costco Wholesale Corp.	247,550	17,875,586
Food Products—4.8%
DANONE SA	235,730	14,811,680
General Mills, Inc.	368,033	13,098,294
Nestle SA	295,586	17,308,378
Unilever NV CVA	368,700	11,479,842

		56,698,194

Household Products—1.3%
Colgate-Palmolive Co.	198,240	15,932,549
Energy—9.6%
Energy Equipment & Services—3.1%
Halliburton Co.	402,720	16,443,058
Schlumberger Ltd.	254,890	21,283,315

		37,726,373

Oil, Gas & Consumable Fuels—6.5%
Chevron Corp.	173,200	15,804,500
ConocoPhillips	321,330	21,882,573
EOG Resources, Inc.	129,930	11,876,901
Occidental Petroleum Corp.	282,860	27,748,566

		77,312,540

Financials—5.7%
Commercial Banks—2.4%
U.S. Bancorp	548,930	14,804,642
Wells Fargo & Co.	452,580	14,025,454

		28,830,096

Diversified Financial Services—3.3%
BM&F BOVESPA SA	1,269,560	10,041,761
CME Group, Inc.	29,610	9,527,018
IntercontinentalExchange, Inc.[1]	72,720	8,664,588
JPMorgan Chase & Co.	267,710	11,356,258

		39,589,625

Health Care—13.5%
Biotechnology—1.3%
Celgene Corp.[1]	255,860	15,131,560
Health Care Equipment & Supplies—2.1%
Baxter International, Inc.	271,150	13,725,613
Stryker Corp.	218,840	11,751,708

		25,477,321

Health Care Providers & Services—2.3%
Express Scripts, Inc.[1]	240,780	13,014,159
Medco Health Solutions, Inc.[1]	232,640	14,253,853

		27,268,012

Life Sciences Tools & Services—2.3%
Mettler-Toledo International, Inc.[1]	56,650	8,566,047
Thermo Fisher Scientific, Inc.[1]	347,210	19,221,546

		27,787,593

Pharmaceuticals—5.5%
Allergan, Inc.	288,600	19,818,162
Bristol-Myers Squibb Co.	543,080	14,380,758
Novo Nordisk AS, Cl. B	165,769	18,692,680
Roche Holding AG	82,488	12,086,477

		64,978,077

Industrials—14.5%
Aerospace & Defense—2.8%
Goodrich Corp.	216,332	19,052,359
United Technologies Corp.	186,350	14,669,472

		33,721,831

Air Freight & Logistics—1.3%
United Parcel Service, Inc., Cl. B	208,910	15,162,688

	Shares	Value

Electrical Equipment—2.9%
ABB Ltd.	599,978	$13,366,355
Emerson Electric Co.	362,610	20,730,414

		34,096,769

Machinery—6.2%
Caterpillar, Inc.	210,700	19,734,162
Danaher Corp.	329,280	15,532,138
Joy Global, Inc.	211,607	18,356,907
Parker-Hannifin Corp.	234,330	20,222,679

		73,845,886

Road & Rail—1.3%
Union Pacific Corp.	170,770	15,823,548
Information Technology—30.0%
Communications Equipment—7.8%
Cisco Systems, Inc.[1]	1,187,670	24,026,564
Juniper Networks, Inc.[1]	646,920	23,884,286
QUALCOMM, Inc.	915,390	45,302,651

		93,213,501

Computers & Peripherals—5.1%
Apple, Inc.[1]	189,280	61,054,157
Electronic Equipment & Instruments—1.3%
Corning, Inc.	783,180	15,131,038
Internet Software & Services—5.9%
Akamai Technologies, Inc.[1]	287,860	13,543,813
eBay, Inc.[1]	515,230	14,338,851
Google, Inc., Cl. A1	72,920	43,312,292

		71,194,956

IT Services—3.5%
Cognizant Technology Solutions Corp.[1]	214,730	15,737,562
International Business Machines Corp.	88,240	12,950,102
Visa, Inc., Cl. A	180,027	12,670,300

		41,357,964

Semiconductors & Semiconductor Equipment—1.6%
Broadcom Corp., Cl. A	455,600	19,841,380
Software—4.8%
Intuit, Inc.[1]	233,840	11,528,312
Oracle Corp.	1,014,540	31,755,102
Vmware, Inc., Cl. A1	155,930	13,863,736

		57,147,150

Materials—4.2%
Chemicals—2.5%
Ecolab, Inc.	239,720	12,086,682
Praxair, Inc.	188,212	17,968,600

		30,055,282

Metals & Mining—1.7%
Barrick Gold Corp.	243,240	12,935,503
Freeport-McMoRan Copper & Gold, Inc., Cl. B	64,150	7,703,774

		20,639,277

Telecommunication Services—1.2%
Wireless Telecommunication Services—1.2%
NII Holdings, Inc.[1]	319,600	14,273,336

Total Common Stocks (Cost $856,088,482)		1,197,142,575

Investment Companies—0.0%
JPMorgan U.S. Treasury Plus Money Market Fund, Agency Shares, 0.00%[2,3]	9,530	9,530
Oppenheimer Institutional Money Market Fund, Cl. E, 0.21%[2,4]	72,534	72,534

Total Investment Companies (Cost $82,064)		82,064

Total Investments, at Value (Cost $856,170,546)	100.2%	1,197,224,639
Liabilities in Excess of Other Assets	(0.2)	(2,149,238)

Net Assets	100.0%	$1,195,075,401

Footnotes to Statement of Investments

1.	Non-income producing security.

2.	Rate shown is the 7-day yield as of December 31, 2010.

3.	Interest rate is less than 0.0005%.

4.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2010, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2009	Additions	Reductions	December 31, 2010

Oppenheimer Institutional Money Market Fund, Cl. E	7,898,767	269,513,524	277,339,757	72,534

	Value	Income

Oppenheimer Institutional Money Market Fund, Cl. E	$72,534	$33,991
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1) Level 1—unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)
2) Level 2—inputs other than unadjusted quoted prices that are observable for the asset or liability (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)
3) Level 3—significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset or liability).
The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of December 31, 2010 based on valuation input level:

			Level 3–
	Level 1–	Level 2–	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Observable Inputs	Inputs	Value

Assets Table
Investments, at Value:
Common Stocks
Consumer Discretionary	$147,882,344	$—	$—	$147,882,344
Consumer Staples	108,600,271	—	—	108,600,271
Energy	115,038,913	—	—	115,038,913
Financials	68,419,721	—	—	68,419,721
Health Care	160,642,563	—	—	160,642,563
Industrials	172,650,722	—	—	172,650,722
Information Technology	358,940,146	—	—	358,940,146
Materials	50,694,559	—	—	50,694,559
Telecommunication Services	14,273,336	—	—	14,273,336
Investment Companies	82,064	—	—	82,064

Total Assets	$1,197,224,639	$—	$—	$1,197,224,639

Liabilities Table
Other Financial Instruments:
Foreign currency exchange contracts	$—	$(1,356)	$—	$(1,356)

Total Liabilities	$—	$(1,356)	$—	$(1,356)

Currency contracts and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.

The table below shows the significant transfers between Level 1 and Level 2. The Fund’s policy is to recognize transfers in and transfers out as of the beginning of the reporting period.

	Transfers into Level 1*	Transfers out of Level 2*

Assets Table
Investments, at Value:
Common Stocks
Financials	$ 11,587,906	$ (11,587,906)
Industrials	19,626,598	(19,626,598)

Total Assets	$ 31,214,504	$ (31,214,504)

*	Transferred from Level 2 to Level 1 due to the presence of a readily available unadjusted quoted market price. As of the prior reporting period end, these securities were absent of a readily available unadjusted quoted market price due to a significant event occurring before the Fund’s assets were valued but after the close of the securities’ respective exchanges.
Foreign Currency Exchange Contracts as of December 31, 2010 are as follows:

		Contract
		Amount	Expiration		Unrealized
Counterparty/Contract Description	Buy/Sell	(000’s)	Date	Value	Depreciation

Deutsche Bank Capital Corp.
Danish Krone (DKK)	Sell	399 DKK	1/3/11	$71,482	$1,356
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2010

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $856,098,012)	$1,197,152,105
Affiliated companies (cost $72,534)	72,534

1,197,224,639

Receivables and other assets:
Dividends	2,631,496
Shares of beneficial interest sold	136,457
Investments sold	71,483
Other	37,236

Total assets	1,200,101,311

Liabilities
Unrealized depreciation on foreign currency exchange contracts	1,356
Payables and other liabilities:
Shares of beneficial interest redeemed	4,343,554
Distribution and service plan fees	271,331
Shareholder communications	218,390
Transfer and shareholder servicing agent fees	111,056
Trustees’ compensation	34,751
Other	45,472

Total liabilities	5,025,910

Net Assets	$1,195,075,401

Composition of Net Assets
Par value of shares of beneficial interest	$29,715
Additional paid-in capital	1,209,571,625
Accumulated net investment income	1,761,658
Accumulated net realized loss on investments and foreign currency transactions	(357,604,256)
Net unrealized appreciation on investments and translation of assets and liabilities denominated in foreign currencies	341,316,659

Net Assets	$1,195,075,401

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $771,086,429 and 19,112,005 shares of beneficial interest outstanding)	$40.35
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $423,988,972 and 10,602,603 shares of beneficial interest outstanding)	$39.99

STATEMENT OF OPERATIONS For the Year Ended December 31, 2010

Investment Income
Dividends:
Unaffiliated companies (net of foreign withholding taxes of $387,126)	$15,344,362
Affiliated companies	33,991
Interest	714

Total investment income	15,379,067

Expenses
Management fees	9,268,654
Distribution and service plan fees—Service shares	1,058,768
Transfer and shareholder servicing agent fees:
Non-Service shares	976,827
Service shares	427,935
Shareholder communications:
Non-Service shares	154,704
Service shares	68,283
Trustees’ compensation	54,830
Custodian fees and expenses	40,925
Administration service fees	1,500
Other	109,303

Total expenses	12,161,729
Less waivers and reimbursements of expenses	(22,303)

Net expenses	12,139,426

Net Investment Income	3,239,641

Realized and Unrealized Gain (Loss)
Net realized gain on:
Investments from unaffiliated companies	85,546,977
In-kind redemptions	72,760,040
Foreign currency transactions	973,183

Net realized gain	159,280,200
Net change in unrealized appreciation/depreciation on:
Investments	(42,832,009)
Translation of assets and liabilities denominated in foreign currencies	3,890,351

Net change in unrealized appreciation/depreciation	(38,941,658)

Net Increase in Net Assets Resulting from Operations	$123,578,183

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2010	2009

Operations
Net investment income	$3,239,641	$2,793,303
Net realized gain (loss)	159,280,200	(43,296,323)
Net change in unrealized appreciation/depreciation	(38,941,658)	521,300,083

Net increase in net assets resulting from operations	123,578,183	480,797,063

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	(1,796,034)	(2,975,281)
Service shares	—	(24,236)

	(1,796,034)	(2,999,517)

Beneficial Interest Transactions
Net decrease in net assets resulting from beneficial interest transactions:
Non-Service shares	(385,079,054)	(97,375,095)
Service shares	(59,987,624)	(5,924,734)

	(445,066,678)	(103,299,829)

Net Assets
Total increase (decrease)	(323,284,529)	374,497,717
Beginning of period	1,518,359,930	1,143,862,213

End of period (including accumulated net investment income of $1,761,658 and $434,803, respectively)	$1,195,075,401	$1,518,359,930

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2010	2009	2008	2007	2006

Per Share Operating Data
Net asset value, beginning of period	$36.94	$25.67	$47.18	$41.43	$38.52

Income (loss) from investment operations:
Net investment income[1]	.11	.09	.10	.07	.07
Net realized and unrealized gain (loss)	3.36	11.27	(21.55)	5.78	2.98

Total from investment operations	3.47	11.36	(21.45)	5.85	3.05

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.06)	(.09)	(.06)	(.10)	(.14)

Net asset value, end of period	$40.35	$36.94	$25.67	$47.18	$41.43

Total Return, at Net Asset Value[2]	9.42%	44.52%	(45.52)%	14.15%	7.95%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$771,086	$1,074,190	$829,931	$1,631,791	$1,598,967

Average net assets (in thousands)	$976,242	$927,670	$1,256,525	$1,631,686	$1,615,352

Ratios to average net assets:[3]
Net investment income	0.31%	0.29%	0.25%	0.15%	0.17%
Total expenses[4]	0.79%	0.78%	0.66%	0.65%	0.67%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.79%	0.78%	0.66%	0.65%	0.67%

Portfolio turnover rate	58%	46%	67%	59%	47%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2010	0.79%
Year Ended December 31, 2009	0.78%
Year Ended December 31, 2008	0.66%
Year Ended December 31, 2007	0.65%
Year Ended December 31, 2006	0.67%

Service Shares Year Ended December 31,	2010	2009	2008	2007	2006

Per Share Operating Data
Net asset value, beginning of period	$36.64	$25.42	$46.78	$41.09	$38.23

Income (loss) from investment operations:
Net investment income (loss)[1]	.02	.01	— [2]	(.05)	(.03)
Net realized and unrealized gain (loss)	3.33	11.21	(21.36)	5.74	2.96

Total from investment operations	3.35	11.22	(21.36)	5.69	2.93

Dividends and/or distributions to shareholders:
Dividends from net investment income	—	— [2]	—	— [2]	(.07)

Net asset value, end of period	$39.99	$36.64	$25.42	$46.78	$41.09

Total Return, at Net Asset Value[3]	9.15%	44.15%	(45.66)%	13.86%	7.68%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$423,989	$444,170	$313,931	$546,887	$463,140

Average net assets (in thousands)	$427,640	$368,634	$454,558	$510,874	$426,539

Ratios to average net assets:[4]
Net investment income (loss)	0.06%	0.03%	0.00%[5]	(0.10)%	(0.08)%
Total expenses[6]	1.04%	1.04%	0.91%	0.91%	0.92%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	1.04%	1.03%	0.91%	0.91%	0.92%

Portfolio turnover rate	58%	46%	67%	59%	47%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Less than $0.005 per share.

3.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Less than 0.005%.

6.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2010	1.04%
Year Ended December 31, 2009	1.04%
Year Ended December 31, 2008	0.91%
Year Ended December 31, 2007	0.91%
Year Ended December 31, 2006	0.92%

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Capital Appreciation Fund/VA (the “Fund”) is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek capital appreciation by investing in securities of well-known, established companies. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” inputs other than unadjusted quoted prices for an asset that are observable are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using unadjusted quoted market prices, when available, as supplied primarily by portfolio pricing services approved by the Board of Trustees or dealers.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which it is traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     U.S. domestic and international debt instruments (including corporate, government, municipal, mortgage-backed, collateralized mortgage obligations and asset-backed securities) and “money market-type” debt instruments with a remaining maturity in excess of sixty days are valued at the mean between the “bid” and “asked” prices utilizing price quotations obtained from independent pricing services or broker-dealers. Such prices are typically determined based upon information obtained from market participants including reported trade data, broker-dealer price quotations and inputs such as benchmark yields and issuer spreads from identical or similar securities.
     Forward foreign currency exchange contracts are valued utilizing current and forward currency rates obtained from independent pricing services.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value.

In the absence of a readily available unadjusted quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies of the Fund during the period.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. When applicable, the Fund’s investment in IMMF is included in the Statement of Investments. Shares of IMMF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Appreciation
Based on Cost of
Undistributed	Undistributed	Accumulated	Securities and Other
Net Investment	Long-Term	Loss	Investments for Federal
Income	Gain	Carryforward[1,2,3]	Income Tax Purposes

$3,118,651	$—	$352,318,773	$335,891,539

1.	As of December 31, 2010, the Fund had $352,318,773 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2010, details of the capital loss carryforwards were as follows:

Expiring

2011	$23,369,993
2013	34,677,838
2016	113,637,770
2017	180,633,172

Total	$352,318,773

2.	During the fiscal year ended December 31, 2010, the Fund utilized $72,900,879 of capital loss carryforward to offset capital gains realized in that fiscal year.

3.	During the fiscal year ended December 31, 2009, the Fund did not utilize any capital loss carryforward.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

	Reduction	Increase
	to Accumulated	to Accumulated Net
Increase	Net Investment	Realized Loss
to Paid-in Capital	Income	on Investments

$70,658,398	$116,752	$70,541,646
The tax character of distributions paid during the years ended December 31, 2010 and December 31, 2009 was as follows:

	Year Ended	Year Ended
	December 31, 2010	December 31, 2009

Distributions paid from:
Ordinary income	$1,796,034	$2,999,517
The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2010 are noted in the following table.

The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$861,595,666
Federal tax cost of other investments	(70,126)

Total federal tax cost	$861,525,540

Gross unrealized appreciation	$341,183,635
Gross unrealized depreciation	(5,292,096)

Net unrealized appreciation	$335,891,539

Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance with the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.

Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2010		Year Ended December 31, 2009
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	2,554,247	$93,160,063	2,978,928	$88,352,509
Dividends and/or distributions reinvested	48,307	1,796,034	134,506	2,975,281
Redeemed	(12,572,941)	(480,035,151)	(6,361,581)	(188,702,885)

Net decrease	(9,970,387)	$(385,079,054)	(3,248,147)	$(97,375,095)

Service Shares
Sold	1,613,467	$57,695,403	2,097,785	$61,332,284
Dividends and/or distributions reinvested	—	—	1,099	24,157
Redeemed	(3,133,549)	(117,683,027)	(2,325,106)	(67,281,175)

Net decrease	(1,520,082)	$(59,987,624)	(226,222)	$(5,924,734)

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in IMMF, for the year ended December 31, 2010, were as follows:

	Purchases	Sales

Investment securities	$786,778,432	$1,200,250,724
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Over $800 million	0.60
Administration Service Fees. The Fund pays the Manager a fee of $1,500 per year for preparing and filing the Fund’s tax returns.
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS fees at an annual rate of 0.10% of the daily net assets of each class of shares. For the year ended December 31, 2010, the Fund paid $1,421,342 to OFS for services to the Fund.
Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of 0.25% of the daily net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsors of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. The Manager has voluntarily agreed to limit the Fund’s total annual operating expenses so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 0.80% for Non-Service shares and 1.05% for Service shares. During the year ended December 31, 2010, the Manager waived fees and/or reimbursed the Fund $5,467 and $2,227 for Non-Service and Service shares, respectively.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2010, the Manager waived fees and/or reimbursed the Fund $14,609 for IMMF management fees.
     Some of these undertakings may be modified or terminated at any time; some may not be modified or terminated until after one year from the date of the current prospectus, as indicated therein.
5. Risk Exposures and the Use of Derivative Instruments
The Fund’s investment objectives not only permit the Fund to purchase investment securities, they also allow the Fund to enter into various types of derivatives contracts, including, but not limited to, futures contracts, forward foreign currency exchange contracts, credit default swaps, interest rate swaps, total return swaps, and purchased and written options. In doing so, the Fund will employ strategies in differing combinations to permit it to increase, decrease, or change the level or types of exposure to market risk factors. Central to those strategies are features inherent to derivatives that make them more attractive for this purpose than equity and debt securities: they require little or no initial cash investment, they can focus exposure on only certain selected risk factors, and they may not require the ultimate receipt or delivery of the underlying security (or securities) to the contract. This may allow the Fund to pursue its objectives more quickly and efficiently than if it were to make direct purchases or sales of securities capable of effecting a similar response to market factors.
Market Risk Factors. In accordance with its investment objectives, the Fund may use derivatives to increase or decrease its exposure to one or more of the following market risk factors:
Commodity Risk. Commodity risk relates to the change in value of commodities or commodity indexes as they relate to increases or decreases in the commodities market. Commodities are physical assets that have tangible properties. Examples of these types of assets are crude oil, heating oil, metals, livestock, and agricultural products.
Credit Risk. Credit risk relates to the ability of the issuer to meet interest and principal payments, or both, as they come due. In general, lower-grade, higher-yield bonds are subject to credit risk to a greater extent than lower-yield, higher-quality bonds.
Equity Risk. Equity risk relates to the change in value of equity securities as they relate to increases or decreases in the general market.
Foreign Exchange Rate Risk. Foreign exchange rate risk relates to the change in the U.S. dollar value of a security held that is denominated in a foreign currency. The U.S. dollar value of a foreign currency denominated security will decrease as the dollar appreciates against the currency, while the U.S. dollar value will increase as the dollar depreciates against the currency.
Interest Rate Risk. Interest rate risk refers to the fluctuations in value of fixed-income securities resulting from the inverse relationship between price and yield. For example, an increase in general interest rates will tend to reduce the market value of already issued fixed-income investments, and a decline in general interest rates will tend to increase their value. In addition, debt securities with longer maturities, which tend to have higher yields, are subject to potentially greater fluctuations in value from changes in interest rates than obligations with shorter maturities.
Volatility Risk. Volatility risk refers to the magnitude of the movement, but not the direction of the movement, in a financial instrument’s price over a defined time period. Large increases or decreases in a financial instrument’s price over a relative time period typically indicate greater volatility risk, while small increases or decreases in its price typically indicate lower volatility risk.
The Fund’s actual exposures to these market risk factors during the period are discussed in further detail, by derivative type, below.
Risks of Investing in Derivatives. The Fund’s use of derivatives can result in losses due to unanticipated changes in the market risk factors and the overall market. In instances where the Fund is using derivatives to decrease, or hedge, exposures to market risk factors for securities held by the Fund, there are also risks that those derivatives may not perform as expected resulting in losses for the combined or hedged positions.
     Derivatives may have little or no initial cash investment relative to their market value exposure and therefore can produce significant gains or losses in excess of their cost. This use of embedded leverage allows the Fund to increase its market value exposure relative to its net assets and can substantially increase the volatility of the Fund’s performance.
     Additional associated risks from investing in derivatives also exist and potentially could have significant effects on the valuation of the derivative and the Fund. Typically, the associated risks are not the risks that the Fund is attempting to increase or decrease exposure to, per its investment objectives, but are the additional risks from investing in derivatives. Examples of these associated risks are liquidity risk, which is the risk that the Fund will not be able to sell the derivative in the open market in a timely manner, and counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. Associated risks can be different for each type of derivative and are discussed by each derivative type in the notes that follow.
Counterparty Credit Risk. Certain derivative positions are subject to counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. The Fund’s derivative counterparties are financial institutions who are subject to market conditions that may weaken their financial position. The Fund intends to enter into financial transactions with counterparties that the Manager believes to be creditworthy at the time of the transaction.
Credit Related Contingent Features. The Fund’s agreements with derivative counterparties have several credit related contingent features that if triggered would allow its derivatives counterparties to close out and demand payment or additional collateral to cover their exposure from the Fund. Credit related contingent features are established between the Fund and its derivatives counterparties to reduce the risk that the Fund will not fulfill its payment obligations to its counterparties. These triggering features include, but are not limited to, a percentage decrease in the Fund’s net assets and or a percentage decrease in the Fund’s Net Asset Value or NAV. The contingent features are established within the Fund’s International Swap and Derivatives Association, Inc. master agreements which govern certain positions in swaps, over-the-counter options and swaptions, and forward currency exchange contracts for each individual counterparty.

Valuations of derivative instruments as of December 31, 2010 are as follows:

Liability Derivatives
Derivatives Not Accounted	Statement of Assets and
for as Hedging Instruments	Liabilities Location	Value

Foreign exchange contracts	Unrealized depreciation
on foreign currency
	exchange contracts	$1,356
The effect of derivative instruments on the Statement of Operations is as follows:

Amount of Realized Gain or (Loss) Recognized on Derivatives

Derivatives Not Accounted for
as Hedging Instruments	Foreign currency transactions

Foreign exchange contracts	$173,812

Amount of Change in Unrealized Gain or (Loss) Recognized on Derivatives

Derivatives Not Accounted for	Translation of assets and liabilities
as Hedging Instruments	denominated in foreign currencies

Foreign exchange contracts	$(5,751)
Foreign Currency Exchange Contracts
The Fund may enter into foreign currency exchange contracts (“forward contracts”) for the purchase or sale of a foreign currency at a negotiated rate at a future date.
     Forward contracts are reported on a schedule following the Statement of Investments. Forward contracts will be valued daily based upon the closing prices of the forward currency rates determined at the close of the Exchange as provided by a bank, dealer or pricing service. The resulting unrealized appreciation (depreciation) is reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations within the change in unrealized appreciation (depreciation). At contract close, the difference between the original cost of the contract and the value at the close date is recorded as a realized gain (loss) in the Statement of Operations.
     The Fund has purchased and sold certain forward foreign currency exchange contracts of different currencies in order to acquire currencies to pay for related foreign securities purchase transactions, or to convert foreign currencies to U.S. dollars from related foreign securities sale transactions. These foreign currency exchange contracts are negotiated at the current spot exchange rate with settlement typically within two business days thereafter.
     The Fund has entered into forward foreign currency exchange contracts with the obligation to purchase specified foreign currencies in the future at a currently negotiated forward rate in order to take a positive investment perspective on the related currency. These forward foreign currency exchange contracts seek to increase exposure to foreign exchange rate risk.
     The Fund has entered into forward foreign currency exchange contracts with the obligation to purchase specified foreign currencies in the future at a currently negotiated forward rate in order to decrease exposure to foreign exchange rate risk associated with foreign currency denominated securities held by the Fund.
     The Fund has entered into forward foreign currency exchange contracts with the obligation to sell specified foreign currencies in the future at a currently negotiated forward rate in order to take a negative investment perspective on the related currency. These forward foreign currency exchange contracts seek to increase exposure to foreign exchange rate risk.
     The Fund has entered into forward foreign currency exchange contracts with the obligation to sell specified foreign currencies in the future at a currently negotiated forward rate in order to decrease exposure to foreign exchange rate risk associated with foreign currency denominated securities held by the Fund.

     During the year ended December 31, 2010, the Fund had average contract amounts on forward foreign currency contracts to buy and sell of $576,973 and $1,253,051, respectively.
     Additional associated risk to the Fund includes counterparty credit risk. Counterparty credit risk arises from the possibility that the counterparty will default.
6. Pending Litigation
Since 2009, a number of lawsuits have been pending in federal courts against the Manager, the Distributor, and certain mutual funds (“Defendant Funds”) advised by the Manager and distributed by the Distributor (but not including the Fund). The lawsuits naming the Defendant Funds also name as defendants certain officers and current and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund’s investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     In 2009, what are claimed to be derivative lawsuits were filed in state court against the Manager and a subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     Other lawsuits have been filed since 2008 in various state and federal courts, against the Manager and certain of its affiliates. Those lawsuits were filed by investors who made investments through an affiliate of the Manager, and relate to the alleged investment fraud perpetrated by Bernard Madoff and his firm (“Madoff ”). Those suits allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors as defendants. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.
     The Manager believes that the lawsuits described above are without legal merit and is defending against them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to defend the suits brought against those Funds and the present and former Independent Trustees named in those suits. While it is premature to render any opinion as to the outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer funds.
7. Subsequent Event
The Regulated Investment Company Modernization Act of 2010 (the “Act”) was signed into law on December 22, 2010. The Act makes changes to a number of tax rules impacting the Fund. Under the Act, future capital losses generated by a fund may be carried over indefinitely, but these losses must be used prior to the utilization of any pre-enactment capital losses. Since pre-enactment capital losses may only be carried forward for eight years, there may be a greater likelihood that all or a portion of a fund’s pre-enactment capital losses will expire unused. In general, the provisions of the Act will be effective for the Fund’s fiscal year ending December 31, 2011. Specific information regarding the impact of the Act on the Fund will be contained within the “Federal Taxes” section of the financial statement notes for the fiscal year ending December 31, 2011.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees and Shareholders of Oppenheimer Variable Account Funds:
We have audited the accompanying statement of assets and liabilities of Oppenheimer Core Bond Fund/VA (one of the portfolios constituting the Oppenheimer Variable Account Funds), including the statement of investments, as of December 31, 2010, the related statement of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the years in the two-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The accompanying financial highlights of Oppenheimer Core Bond Fund/VA for the years ended prior to January 1, 2009 were audited by other auditors whose report dated February 11, 2009 expressed an unqualified opinion on those financial highlights.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2010, by correspondence with the custodian, transfer agent and brokers, or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Core Bond Fund/VA as of December 31, 2010, the results of its operations for the year then ended, and the changes in its net assets and the financial highlights for each of the years in the two-year period then ended, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG llp
Denver, Colorado
February 16, 2011

STATEMENT OF INVESTMENTS December 31, 2010

	Principal
	Amount	Value

Asset-Backed Securities—9.1%
Ally Auto Receivables Trust 2010-2, Automobile Receivables Nts., Series 2010-2, Cl. A2, 0.89%, 9/17/12	$485,000	$485,960
Ally Auto Receivables Trust 2010-4, Automobile Receivables Nts., Series 2010-4, Cl. A3, 0.91%, 11/17/14	280,000	278,349
Ally Master Owner Trust 2010-1, Asset-Backed Certificates, Series 2010-1, Cl. A, 2.01%, 1/15/13[1,2]	480,000	488,955
Ally Master Owner Trust 2010-3, Asset-Backed Certificates, Series 2010-3, Cl. A, 2.88%, 4/15/13[1]	660,000	676,311
AmeriCredit Automobile Receivables Trust 2009-1, Automobile Receivables-Backed Nts., Series 2009-1, Cl. A3, 3.04%, 10/15/13	35,000	35,643
AmeriCredit Automobile Receivables Trust 2010-3, Automobile Receivables-Backed Nts., Series 2010-3, Cl. A2, 0.77%, 12/9/13	550,000	550,246
AmeriCredit Automobile Receivables Trust 2010-4, Automobile Receivables-Backed Nts., Series 2010-4, Cl. D, 4.20%, 11/8/16	240,000	236,550
AmeriCredit Prime Automobile Receivables Trust 2010-1, Automobile Receivables Nts., Series 2010-1, Cl. A2, 0.97%, 1/15/13	133,371	133,430
AmeriCredit Prime Automobile Receivables Trust 2010-2, Automobile Receivables Nts., Series 2010-2, Cl. A2, 1.22%, 10/8/13	195,000	195,624
Argent Securities Trust 2006-M3, Asset-Backed Pass-Through Certificates, Series 2006-M3, Cl. A2B, 0.361%, 9/25/36[2]	20,792	7,793
Bank of America Auto Trust 2010-2, Automobile Receivables, Series 2010-2, Cl. A2, 0.91%, 10/15/12	530,000	531,062
Capital One Multi-Asset Execution Trust, Credit Card Asset-Backed Certificates, Series 2008-A5, Cl. A5, 4.85%, 2/18/14	550,000	556,880
Centre Point Funding LLC, Asset-Backed Nts., Series 2010-1A, Cl. 1, 5.43%, 7/20/15[1]	135,471	140,136
Chrysler Financial Lease Trust, Asset-Backed Nts., Series 2010-A, Cl. A2, 1.78%, 6/15/11[1]	253,239	253,567
Citibank Credit Card Issuance Trust, Credit Card Receivable Nts., Series 2003-C4, Cl. C4, 5%, 6/10/15	310,000	326,145
Citibank Omni Master Trust, Credit Card Receivables, Series 2009-A8, Cl. A8, 2.36%, 5/16/16[1,2]	620,000	627,919
CNH Equipment Trust, Asset-Backed Certificates:
Series 2009-B, Cl. A3, 2.97%, 3/15/13	156,782	157,468
Series 2010-A, Cl. A2, 0.81%, 3/25/15	467,003	467,219
Countrywide Home Loans, Asset-Backed Certificates:
Series 2002-4, Cl. A1, 1.001%, 2/25/33[2]	26,188	23,777
Series 2005-16, Cl. 2AF2, 5.382%, 5/1/36[2]	527,911	452,214
Series 2005-17, Cl. 1AF2, 5.363%, 5/1/36[2]	294,910	237,278
CWABS Asset-Backed Certificates Trust 2006-25, Asset-Backed Certificates, Series 2006-25, Cl. 2A2, 0.381%, 6/25/47[2]	40,000	35,813
DaimlerChrysler Auto Trust 2007-A, Automobile Receivable Nts., Series 2007-A, Cl. A4, 5.28%, 3/8/13	503,949	516,307
DT Auto Owner Trust, Automobile Receivable Nts., Series 2009-1, Cl. A1, 2.98%, 10/15/15[1]	270,393	272,493
First Franklin Mortgage Loan Trust 2006-FF10, Mtg. Pass-Through Certificates, Series 2006-FF10, Cl. A3, 0.351%, 7/25/36[2]	8,728	8,584
First Franklin Mortgage Loan Trust 2006-FF9, Mtg. Pass-Through Certificates, Series 2006-FF9, Cl. 2A2, 0.371%, 7/7/36[2]	5,313	5,061
Ford Credit Auto Lease Trust, Automobile Receivable Nts.:
Series 2010-A, Cl. A, 1.04%, 3/15/13[1]	261,340	261,575
Series 2010-B, Cl. A2, 0.75%, 10/15/12[3]	505,000	505,001
Ford Credit Auto Owner Trust, Automobile Receivable Nts.:
Series 2009-E, Cl. A2, 0.80%, 3/15/12	467,857	468,098
Series 2010-A, Cl. A4, 2.15%, 6/15/15	670,000	682,676
Ford Credit Floorplan Master Owner Trust 2009-2, Asset-Backed Nts., Series 2009-2, Cl. A, 1.81%, 9/15/12[2]	470,000	477,090
Ford Credit Floorplan Master Owner Trust 2010-1, Asset-Backed Nts., Series 2010-1, Cl. A, 1.91%, 12/15/14[1,2]	490,000	499,227
Harley-Davidson Motorcycle Trust 2006-3, Motorcycle Contract-Backed Nts., Series 2006-3, Cl. A4, 5.22%, 6/15/13	338,508	344,535

	Principal
	Amount	Value

Asset-Backed Securities Continued
Harley-Davidson Motorcycle Trust 2009-2, Motorcycle Contract-Backed Nts., Series 2009-2, Cl. A2, 2%, 7/15/12	$33,356	$33,376
Hertz Vehicle Financing LLC, Automobile Receivable Nts., Series 2010-1A, Cl. A1, 2.60%, 2/15/14[1]	495,000	499,783
HSBC Home Equity Loan Trust 2005-3, Closed-End Home Equity Loan Asset-Backed Certificates, Series 2005-3, Cl. A1, 0.521%, 1/20/35[2]	463,268	444,898
HSBC Home Equity Loan Trust 2006-4, Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4, Cl. A2V, 0.371%, 3/20/36[2]	9,548	9,511
Mastr Asset-Backed Securities Trust 2006-WMC3, Mtg. Pass-Through Certificates, Series 2006-WMC3, Cl. A3, 0.361%, 8/25/36[2]	67,138	25,045
Merrill Auto Trust Securitization 2007-1, Asset-Backed Nts., Series 2007-1, Cl. A4, 0.32%, 12/15/13[2]	301,902	301,111
Morgan Stanley Resecuritization Trust, Automobile Receivable Nts., Series 2010-F, Cl. A, 0.511%, 6/17/11[1,2]	340,000	339,243
Navistar Financial Dealer Note Master Owner Trust, Asset-Backed Nts., Series 2010-1, Cl. A, 1.911%, 1/26/15[1,2]	790,000	791,926
NC Finance Trust, Collateralized Mtg. Obligation Pass-Through Certificates, Series 1999-I, Cl. ECFD, 1/25/29[3,4]	3,370,016	404,402
Nissan Auto Lease Trust 2010-B, Automobile Asset-Backed Nts., Series 2010-B, Cl. A3, 1%, 12/15/13	440,000	439,465
Nissan Master Owner Trust, Automobile Receivable Nts., Series 2010-AA, Cl. A, 1.41%, 1/15/13[1,2]	485,000	490,727
RASC Series 2006-KS7 Trust, Home Equity Mtg. Asset-Backed Pass-Through Certificates, Series 2006-KS7, Cl. A2, 0.361%, 9/25/36[2]	8,256	8,212
Santander Drive Auto Receivables Trust 2010-2, Automobile Receivables Nts., Series 2010-2, Cl. A2, 0.95%, 8/15/13	485,000	485,648
Santander Drive Auto Receivables Trust 2010-3, Automobile Receivables Nts., Series 2010-3, Cl. C, 3.06%, 11/15/17	485,000	482,619
Toyota Auto Receivable Owner Trust 2010-B, Automobile Receivable Nts., Series 2010-B, Cl. A2, 0.74%, 7/16/12	575,000	575,855
Volkswagen Auto Lease Trust 2010-A, Automobile Receivable Nts., Series 2010-A, Cl. A3, 0.99%, 11/20/13	440,000	439,269
World Financial Network Credit Card Master Note Trust, Credit Card Receivables, Series 2009-A, Cl. A, 4.60%, 9/15/15	465,000	478,162

Total Asset-Backed Securities (Cost $20,162,819)		17,188,238

Mortgage-Backed Obligations—75.9%
Government Agency—62.8%
FHLMC/FNMA/FHLB/Sponsored—62.5%
Federal Home Loan Mortgage Corp.:
5%, 12/15/34	27,202	28,721
5.50%, 9/1/39	1,585,041	1,690,362
6%, 5/15/18-10/15/29	3,390,794	3,721,858
6.50%, 4/15/18-4/1/34	744,930	830,301
7%, 8/15/16-10/1/37	430,772	484,671
7%, 10/1/31[5]	471,399	537,618
8%, 4/1/16	240,914	265,089
9%, 8/1/22-5/1/25	79,653	90,199
10.50%, 11/14/20	2,932	3,370
Federal Home Loan Mortgage Corp., Gtd. Real Estate Mtg. Investment Conduit Multiclass Pass-Through Certificates:
Series 151, Cl. F, 9%, 5/15/21	18,409	21,289
Series 1674, Cl. Z, 6.75%, 2/15/24	60,071	67,245
Series 2006-11, Cl. PS, 23.611%, 3/25/36[2]	466,948	659,355
Series 2034, Cl. Z, 6.50%, 2/15/28	7,160	8,021
Series 2042, Cl. N, 6.50%, 3/15/28	20,672	23,804
Series 2043, Cl. ZP, 6.50%, 4/15/28	748,125	777,736
Series 2046, Cl. G, 6.50%, 4/15/28	59,597	63,823
Series 2053, Cl. Z, 6.50%, 4/15/28	8,540	9,657
Series 2066, Cl. Z, 6.50%, 6/15/28	1,091,677	1,223,406
Series 2195, Cl. LH, 6.50%, 10/15/29	716,652	817,040
Series 2220, Cl. PD, 8%, 3/15/30	3,107	3,636
Series 2326, Cl. ZP, 6.50%, 6/15/31	209,156	241,004
Series 2461, Cl. PZ, 6.50%, 6/15/32	971,948	1,083,950
Series 2470, Cl. LF, 1.26%, 2/15/32[2]	9,009	9,211
Series 2500, Cl. FD, 0.76%, 3/15/32[2]	178,918	180,022
Series 2526, Cl. FE, 0.66%, 6/15/29[2]	269,493	270,537
Series 2538, Cl. F, 0.86%, 12/15/32[2]	1,227,874	1,240,157
Series 2551, Cl. FD, 0.66%, 1/15/33[2]	184,696	185,382
Series 2638, Cl. KG, 4%, 11/1/27	1,177,219	1,187,982
Series 2648, Cl. JE, 3%, 2/1/30	303,718	305,106
Series 2663, Cl. BA, 4%, 8/1/16	373,729	381,017
Series 2686, Cl. CD, 4.50%, 2/1/17	319,551	326,051
Series 2750, Cl. XG, 5%, 2/1/34	130,000	135,783

	Principal
	Amount	Value

FHLMC/FNMA/FHLB/Sponsored Continued
Federal Home Loan Mortgage Corp., Gtd. Real Estate Mtg. Investment Conduit Multiclass Pass-Through Certificates: Continued
Series 2890, Cl. PE, 5%, 11/1/34	$130,000	$135,762
Series 2907, Cl. GC, 5%, 6/1/27	217,931	221,905
Series 2911, Cl. CU, 5%, 2/1/28	538,138	547,867
Series 2929, Cl. PC, 5%, 1/1/28	218,837	222,094
Series 2936, Cl. PE, 5%, 2/1/35	69,000	72,199
Series 2939, Cl. PE, 5%, 2/15/35	247,000	258,136
Series 2952, Cl. GJ, 4.50%, 12/1/28	105,046	106,051
Series 3019, Cl. MD, 4.75%, 1/1/31	438,539	450,755
Series 3025, Cl. SJ, 23.796%, 8/15/35[2]	93,159	129,874
Series 3094, Cl. HS, 23.429%, 6/15/34[2]	266,263	349,837
Series 3242, Cl. QA, 5.50%, 3/1/30	314,076	323,567
Series 3291, Cl. NA, 5.50%, 10/1/27	92,982	94,062
Series 3306, Cl. PA, 5.50%, 10/1/27	320,845	324,241
Series R001, Cl. AE, 4.375%, 4/1/15	208,022	212,180
Federal Home Loan Mortgage Corp., Interest-Only Stripped Mtg.-Backed Security:
Series 205, Cl. IO, 9.41%, 9/1/29[6]	23,220	4,877
Series 206, Cl. IO, 0%, 12/1/29[6,7]	290,274	71,906
Series 2074, Cl. S, 57.597%, 7/17/28[6]	4,941	970
Series 2079, Cl. S, 73.347%, 7/17/28[6]	8,629	1,809
Series 2130, Cl. SC, 51.625%, 3/15/29[6]	336,726	60,164
Series 243, Cl. 6, 2.173%, 12/15/32[6]	348,919	67,972
Series 2526, Cl. SE, 42.143%, 6/15/29[6]	12,171	2,173
Series 2527, Cl. SG, 40.749%, 2/15/32[6]	650,286	30,901
Series 2531, Cl. ST, 58.869%, 2/15/30[6]	250,173	15,777
Series 2796, Cl. SD, 68.618%, 7/15/26[6]	555,394	98,411
Series 2802, Cl. AS, 96.534%, 4/15/33[6]	392,608	34,942
Series 2819, Cl. S, 53.547%, 6/15/34[6]	108,890	19,087
Series 2920, Cl. S, 66.499%, 1/15/35[6]	1,977,742	284,507
Series 3004, Cl. SB, 99.999%, 7/15/35[6]	118,947	16,857
Series 3110, Cl. SL, 99.999%, 2/15/26[6]	316,224	40,560
Federal Home Loan Mortgage Corp., Principal-Only Stripped Mtg.-Backed Security, Series 176, Cl. PO, 4.219%, 6/1/26[8]	127,827	107,791
Federal National Mortgage Assn.:
3.50%, 1/1/26-1/1/41[9]	7,785,000	7,740,579
4%, 1/1/41[9]	10,880,000	10,825,600
4.50%, 1/1/26-1/1/41[9]	16,140,000	16,631,401
5%, 2/25/22-7/25/22	21,421	22,742
5%, 1/1/41[9]	13,273,000	13,955,312
5.285%, 10/1/36	233,549	244,802
5.50%, 1/1/26-1/1/41[9]	13,066,000	13,983,208
6%, 11/1/34-6/1/35	3,858,695	4,248,310
6%, 1/1/41[9]	3,215,000	3,494,808
6.50%, 3/25/11-1/1/34	1,249,685	1,367,450
6.50%, 8/25/17[5]	213,824	234,004
6.50%, 1/1/41[9]	2,816,000	3,129,719
7%, 11/1/17-7/25/35	708,621	775,519
7.50%, 1/1/33	13,438	15,412
8.50%, 7/1/32	21,912	24,686
Federal National Mortgage Assn., Gtd. Real Estate Mtg. Investment Conduit Multiclass Pass-Through Certificates:
Trust 1989-17, Cl. E, 10.40%, 4/25/19	16,927	21,032
Trust 1993-87, Cl. Z, 6.50%, 6/25/23	695,596	775,466
Trust 1998-58, Cl. PC, 6.50%, 10/25/28	591,167	652,231
Trust 1998-61, Cl. PL, 6%, 11/25/28	309,056	341,584
Trust 1999-54, Cl. LH, 6.50%, 11/25/29	463,992	512,432
Trust 2001-44, Cl. QC, 6%, 9/25/16	28,924	31,271
Trust 2001-51, Cl. OD, 6.50%, 10/25/31	35,605	40,620
Trust 2001-74, Cl. QE, 6%, 12/25/31	876,487	968,288
Trust 2002-12, Cl. PG, 6%, 3/25/17	14,869	16,133
Trust 2003-28, Cl. KG, 5.50%, 4/25/23	3,964,000	4,335,208
Trust 2004-101, Cl. BG, 5%, 1/25/20	1,975,000	2,112,279
Trust 2004-81, Cl. KC, 4.50%, 4/1/17	234,679	238,539
Trust 2004-9, Cl. AB, 4%, 7/1/17	661,604	679,437
Trust 2005-100, Cl. BQ, 5.50%, 11/25/25	1,160,000	1,249,380
Trust 2005-12, Cl. JC, 5%, 6/1/28	513,807	525,190
Trust 2005-22, Cl. EC, 5%, 10/1/28	202,328	207,062
Trust 2005-30, Cl. CU, 5%, 4/1/29	190,118	195,379
Trust 2006-110, Cl. PW, 5.50%, 5/25/28	47,490	48,408
Trust 2006-46, Cl. SW, 23.244%, 6/25/36[2]	355,768	492,818
Trust 2006-50, Cl. KS, 23.244%, 6/25/36[2]	582,911	795,267
Trust 2006-57, Cl. PA, 5.50%, 8/25/27	320,242	322,765
Trust 2009-36, Cl. FA, 1.201%, 6/25/37[2]	709,683	723,559
Federal National Mortgage Assn., Interest-Only Stripped Mtg.-Backed Security:
Trust 2001-61, Cl. SH, 50.113%, 11/18/31[6]	35,960	6,735
Trust 2001-63, Cl. SD, 41.204%, 12/18/31[6]	10,970	2,026
Trust 2001-65, Cl. S, 47.552%, 11/25/31[6]	902,242	168,768
Trust 2001-68, Cl. SC, 32.641%, 11/25/31[6]	7,521	1,371
Trust 2001-81, Cl. S, 37.52%, 1/25/32[6]	240,840	47,747
Trust 2002-28, Cl. SA, 40.314%, 4/25/32[6]	6,246	1,083
Trust 2002-38, Cl. SO, 58.831%, 4/25/32[6]	14,936	2,674
Trust 2002-39, Cl. SD, 45.877%, 3/18/32[6]	9,876	1,950
Trust 2002-47, Cl. NS, 35.828%, 4/25/32[6]	621,556	116,728
Trust 2002-48, Cl. S, 36.642%, 7/25/32[6]	10,314	1,893
Trust 2002-51, Cl. S, 36.117%, 8/25/32[6]	570,591	107,070
Trust 2002-52, Cl. SD, 42.698%, 9/25/32[6]	695,123	137,979
Trust 2002-52, Cl. SL, 38.254%, 9/25/32[6]	6,456	1,213
Trust 2002-53, Cl. SK, 43.546%, 4/25/32[6]	34,412	6,722
Trust 2002-56, Cl. SN, 39.116%, 7/25/32[6]	14,063	2,582
Trust 2002-60, Cl. SM, 45.772%, 8/25/32[6]	119,586	17,842
Trust 2002-7, Cl. SK, 45.81%, 1/25/32[6]	55,778	8,550
Trust 2002-77, Cl. BS, 40.651%, 12/18/32[6]	73,919	12,027
Trust 2002-77, Cl. IS, 52.767%, 12/18/32[6]	25,447	4,977
Trust 2002-77, Cl. JS, 36.871%, 12/18/32[6]	120,370	19,100
Trust 2002-77, Cl. SA, 38.391%, 12/18/32[6]	114,356	18,673
Trust 2002-77, Cl. SH, 47.759%, 12/18/32[6]	317,493	59,464
Trust 2002-84, Cl. SA, 48.202%, 12/25/32[6]	803,065	137,869
Trust 2002-9, Cl. MS, 36.577%, 3/25/32[6]	11,952	2,162
Trust 2002-90, Cl. SN, 47.493%, 8/25/32[6]	61,521	9,182
Trust 2002-90, Cl. SY, 51.565%, 9/25/32[6]	40,192	6,185
Trust 2003-26, Cl. DI, 8.559%, 4/25/33[6]	23,580	4,972
Trust 2003-33, Cl. SP, 49.559%, 5/25/33[6]	858,985	149,124

	Principal
	Amount	Value

FHLMC/FNMA/FHLB/Sponsored Continued
Federal National Mortgage Assn., Interest-Only Stripped Mtg.-Backed Security: Continued
Trust 2003-4, Cl. S, 44.233%, 2/25/33[6]	$558,979	$104,929
Trust 2003-89, Cl. XS, 53.473%, 11/25/32[6]	478,215	36,036
Trust 2004-54, Cl. DS, 51.461%, 11/25/30[6]	487,091	62,003
Trust 2005-14, Cl. SE, 41.477%, 3/25/35[6]	399,494	54,513
Trust 2005-40, Cl. SA, 65.797%, 5/25/35[6]	1,115,101	186,456
Trust 2005-40, Cl. SB, 80.731%, 5/25/35[6]	53,400	8,452
Trust 2005-71, Cl. SA, 68.363%, 8/25/25[6]	1,379,284	188,386
Trust 2005-93, Cl. SI, 17.83%, 10/25/35[6]	1,029,019	127,177
Trust 2006-60, Cl. DI, 41.383%, 4/25/35[6]	287,488	42,034
Trust 2008-67, Cl. KS, 34.057%, 8/25/34[6]	2,800,395	209,805
Trust 221, Cl. 2, 32.909%, 5/1/23[6]	8,585	1,715
Trust 222, Cl. 2, 21.249%, 6/1/23[6]	994,525	186,343
Trust 252, Cl. 2, 32.983%, 11/1/23[6]	850,922	171,681
Trust 294, Cl. 2, 11.431%, 2/1/28[6]	93,434	18,520
Trust 301, Cl. 2, 2.60%, 4/1/29[6]	11,277	2,263
Trust 303, Cl. IO, 5.001%, 11/1/29[6]	146,700	36,363
Trust 320, Cl. 2, 9.699%, 4/1/32[6]	672,824	185,123
Trust 321, Cl. 2, 0.909%, 4/1/32[6]	2,145,325	552,680
Trust 324, Cl. 2, 0.035%, 7/1/32[6]	22,483	4,828
Trust 331, Cl. 5, 0%, 2/1/33[6,7]	30,194	5,422
Trust 331, Cl. 9, 14.883%, 2/1/33[6]	542,709	100,608
Trust 334, Cl. 12, 0%, 2/1/33[6,7]	53,933	9,421
Trust 334, Cl. 17, 22.94%, 2/1/33[6]	378,513	71,988
Trust 339, Cl. 12, 0%, 7/1/33[6,7]	731,423	129,129
Trust 339, Cl. 7, 0%, 7/1/33[6,7]	1,810,011	308,237
Trust 343, Cl. 13, 3.941%, 9/1/33[6]	669,434	116,134
Trust 343, Cl. 18, 5.387%, 5/1/34[6]	193,443	33,564
Trust 345, Cl. 9, 3.322%, 1/1/34[6]	891,758	152,449
Trust 351, Cl. 10, 13.571%, 4/1/34[6]	266,260	45,713
Trust 351, Cl. 8, 0%, 4/1/34[6,7]	418,833	72,009
Trust 356, Cl. 10, 0%, 6/1/35[6,7]	348,841	59,567
Trust 356, Cl. 12, 0%, 2/1/35[6,7]	174,652	29,941
Trust 362, Cl. 13, 0.217%, 8/1/35[6]	615,095	103,675
Trust 364, Cl. 15, 0%, 9/1/35[6,7]	38,231	6,214
Trust 364, Cl. 16, 0%, 9/1/35[6,7]	742,332	131,305
Trust 365, Cl. 16, 0%, 3/1/36[6,7]	1,131,912	215,792
Federal National Mortgage Assn., Principal-Only Stripped Mtg.-Backed Security, Trust 1993-184, Cl. M, 4.754%, 9/25/23[8]	306,670	273,750

		118,259,430

GNMA/Guaranteed—0.3%
Government National Mortgage Assn.:
7%, 12/29/23-3/15/26	31,252	35,743
8.50%, 8/1/17-12/15/17	116,827	131,447
Government National Mortgage Assn., Gtd. Real Estate Mtg. Investment Conduit Pass-Through Certificates:
Series 1999-32, Cl. ZB, 8%, 9/16/29	84,459	101,662
Series 2000-7, Cl. Z, 8%, 1/16/30	36,181	42,262
Government National Mortgage Assn., Interest-Only Stripped Mtg.-Backed Security:
Series 1998-19, Cl. SB, 61.128%, 7/16/28[6]	17,912	3,806
Series 2001-21, Cl. SB, 88.689%, 1/16/27[6]	650,598	100,840
Series 2002-15, Cl. SM, 77.353%, 2/16/32[6]	669,738	103,694
Series 2004-11, Cl. SM, 69.385%, 1/17/30[6]	500,369	94,915

		614,369

Non-Agency—13.1%
Commercial—9.9%
Asset Securitization Corp., Commercial Interest-Only Stripped Mtg.-Backed Security, Series 1997-D4, Cl. PS1, 0.174%, 4/14/29[6]	7,900,610	248,515
Banc of America Commercial Mortgage, Inc., Commercial Mtg. Pass-Through Certificates:
Series 2006-1, Cl. AM, 5.421%, 9/1/45	1,280,000	1,301,778
Series 2007-1, Cl. A4, 5.451%, 1/1/17	710,000	741,791
Series 2007-1, Cl. AMFX, 5.482%, 1/1/49	900,000	881,309
Capital Lease Funding Securitization LP, Interest-Only Corporate-Backed Pass-Through Certificates, Series 1997-CTL1, 0%, 6/22/24[1,6,7]	5,456,973	253,300
CHL Mortgage Pass-Through Trust 2005-17, Mtg. Pass-Through Certificates, Series 2005-17, Cl. 1A8, 5.50%, 9/1/35	75,767	67,227
Citigroup, Inc./Deutsche Bank 2007-CD4 Commercial Mortgage Trust, Commercial Mtg. Pass-Through Certificates, Series 2007-CD4, Cl. A2B, 5.205%, 12/11/49	380,000	390,930
Deutsche Mortgage & Asset Receiving, Commercial Mtg. Pass-Through Certificates, Series 2010-C1, Cl. A1, 3.156%, 7/1/46[1]	593,941	595,926
Deutsche Mortgage & Asset Receiving, Commercial Mtg. Pass-Through Certificates, Interest-Only Stripped Mtg.-Backed Security, Series 2010-C1, Cl. XPA, 4.82%, 9/1/20[3,6]	4,765,000	425,456

	Principal
	Amount	Value

Commercial Continued
First Horizon Alternative Mortgage Securities Trust 2004-FA2, Mtg. Pass-Through Certificates, Series 2004-FA2, Cl. 3A1, 6%, 1/25/35	$544,419	$546,671
First Horizon Alternative Mortgage Securities Trust 2007-FA2, Mtg. Pass-Through Certificates, Series 2007-FA2, Cl. 1A1, 5.50%, 4/25/37	218,573	158,207
First Horizon Mortgage Pass-Through Trust 2007-AR3, Mtg. Pass-Through Certificates, Series 2007-AR3, Cl. 1A1, 6.052%, 11/1/37[2]	449,542	367,655
GE Capital Commercial Mortgage Corp., Commercial Mtg. Obligations, Series 2004-C3, Cl. A2, 4.433%, 7/10/39	7,056	7,097
Impac CMB Trust Series 2005-4, Collateralized Asset-Backed Bonds, Series 2005-4, Cl. 1A1A, 0.801%, 5/25/35[2]	619,888	468,810
IndyMac INDX Mortgage Loan Trust 2005-AR23, Mtg. Pass-Through Certificates, Series 2005-AR23, Cl. 6A1, 5.214%, 11/1/35[2]	767,364	592,984
JPMorgan Chase Commercial Mortgage Securities Corp., Commercial Mtg. Pass-Through Certificates:
Series 2010-C2, Cl. A2, 3.616%, 11/1/43[1]	710,000	688,449
Series 2007-LDPX, Cl. A2S2, 5.187%, 1/1/49[3]	2,310,000	2,333,562
Series 2007-LDPX, Cl. A2S, 5.305%, 1/15/49	1,640,000	1,679,544
JPMorgan Chase Commercial Mortgage Securities Trust 2006-LDP7, Commercial Mtg. Pass-Through Certificates, Series 2006-LDP7, 5.872%, 4/1/45[2]	1,175,000	1,220,516
JPMorgan Mortgage Trust 2007-S3, Mtg. Pass-Through Certificates, Series 2007-S3, Cl. 1A90, 7%, 7/1/37	733,464	572,783
LB-UBS Commercial Mortgage Trust 2006-C3, Commercial Mtg. Pass-Through Certificates, Series 2006-C3, Cl. AM, 5.712%, 3/11/39	85,000	86,192
LB-UBS Commercial Mortgage Trust 2007-C1, Commercial Mtg. Pass-Through Certificates, Series 2007-C1, Cl. A2, 5.318%, 1/15/12	465,000	476,955
Lehman Brothers Commercial Conduit Mortgage Trust, Interest-Only Stripped Mtg.-Backed Security, Series 1998-C1, Cl. IO, 0%, 2/18/30[6,7]	3,652,229	83,661
Lehman Structured Securities Corp., Commercial Mtg. Pass-Through Certificates, Series 2002-GE1, Cl. A, 2.514%, 7/1/24[1]	163,342	121,406
Mastr Alternative Loan Trust 2004-6, Mtg. Pass-Through Certificates, Series 2004-6, Cl. 10A1, 6%, 7/25/34	1,047,699	1,045,760
Merrill Lynch Mortgage Investors Trust 2005-A5, Mtg. Pass-Through Certificates, Series 2005-A5, Cl. A9, 2.752%, 6/1/35[2]	591,391	524,751
ML-CFC Commercial Mortgage Trust 2006-3, Commercial Mtg. Pass-Through Certificates, Series 2006-3, Cl. AM, 5.456%, 7/12/46	1,000,000	1,011,051
Salomon Brothers Mortgage Securities VII, Inc., Interest-Only Commercial Mtg. Pass-Through Certificates, Series 1999-C1, Cl. X, 0%, 5/18/32[6,7]	45,455,038	170,775
Wachovia Bank Commercial Mortgage Trust 2007-C34, Commercial Mtg. Pass-Through Certificates, Series 2007-C34, Cl. A3, 5.678%, 7/1/17	520,000	543,460
WaMu Mortgage Pass-Through Certificates 2005-AR14 Trust, Mtg. Pass-Through Certificates, Series 2005-AR14, Cl. 1A4, 2.671%, 12/1/35[2]	408,310	351,867
Wells Fargo Commercial Mortgage Trust 2010-C1, Commercial Mtg. Pass-Through Certificates, Series 2010-C1, Cl. A1, 3.349%, 10/1/57[1]	382,914	384,121
Wells Fargo Mortgage-Backed Securities 2007-AR8 Trust, Mtg. Pass-Through Certificates, Series 2007-AR8, Cl. A1, 6.134%, 11/1/37[2]	552,898	448,859

		18,791,368

Multifamily—0.9%
Citigroup Mortgage Loan Trust, Inc. 2006-AR3, Mtg. Pass-Through Certificates, Series 2006-AR3, Cl. 1 A2A, 5.77%, 6/1/36[2]	499,685	465,983
GE Capital Commercial Mortgage Corp., Commercial Mtg. Pass-Through Certificates, Series 2001-3, Cl. A2, 6.07%, 6/1/38	640,000	657,289

	Principal
	Amount	Value

Multifamily Continued
Wells Fargo Mortgage-Backed Securities 2006-AR6 Trust, Mtg. Pass-Through Certificates, Series 2006-AR6, Cl. 3A1, 3.203%, 3/25/36[2]	$589,946	$525,603

		1,648,875

Other—0.0%
Salomon Brothers Mortgage Securities VI, Inc., Interest-Only Stripped Mtg.-Backed Security, Series 1987-3, Cl. B, 0%, 10/23/17[6,7]	9	1
Salomon Brothers Mortgage Securities VI, Inc., Principal-Only Stripped Mtg.-Backed Security, Series 1987-3, Cl. A, 4.173%, 10/23/17[8]	1,277	1,247

		1,248

Residential—2.3%
CHL Mortgage Pass-Through Trust 2005-30, Mtg. Pass-Through Certificates, Series 2005-30, Cl. A5, 5.50%, 1/1/36	471,181	455,428
CHL Mortgage Pass-Through Trust 2005-J4, Mtg. Pass-Through Certificates, Series 2005-J4, Cl. A7, 5.50%, 11/1/35	39,582	32,566
GSR Mortgage Loan Trust 2006-5F, Mtg. Pass-Through Certificates, Series 2006-5F, Cl. 2A1, 6%, 6/1/36	613,494	591,126
JPMorgan Alternative Loan Trust 2006-S4, Mtg. Pass-Through Certificates, Series 2006-S4, Cl. A6, 5.71%, 12/1/36	552,479	498,176
Merrill Lynch Mortgage Investors Trust 2006-3, Mtg. Pass-Through Certificates, Series MLCC 2006-3, Cl. 2A1, 6.025%, 10/25/36[2]	54,930	50,912
RALI Series 2003-QS1 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2003-QS1, Cl. A2, 5.75%, 1/25/33	314,306	316,660
RALI Series 2006-QS13 Trust:
Mtg. Asset-Backed Pass-Through Certificates, Series 2006-QS13, Cl. 1A5, 6%, 9/25/36	64,822	41,120
Mtg. Asset-Backed Pass-Through Certificates, Series 2006-QS13, Cl. 1A8, 6%, 9/25/36	2,272	1,441
RALI Series 2007-QS6 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2007-QS6, Cl. A28, 5.75%, 4/25/37	27,853	17,412
Structured Adjustable Rate Mortgage Loan Trust, Mtg. Pass-Through Certificates, Series 2004-5, Cl. 3A1, 2.602%, 5/1/34[2]	259,845	245,800
WaMu Mortgage Pass-Through Certificates 2007-HY1 Trust, Mtg. Pass-Through Certificates, Series 2007-HY1, Cl. 4A1, 5%, 2/1/37[2]	66,129	52,339
WaMu Mortgage Pass-Through Certificates 2007-HY7 Trust, Mtg. Pass-Through Certificates, Series 2007-HY7, Cl. 2A1, 5.629%, 7/1/37[2]	603,739	425,215
WaMu Mortgage Pass-Through Certificates Series 2007-HY5 Trust, Mtg. Pass-Through Certificates, Series 2007-HY5, Cl. 3A1, 5.743%, 5/1/37[2]	1,018,966	931,998
Wells Fargo Alternative Loan 2007-PA5 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2007-PA5, Cl. 1A1, 6.25%, 11/1/37	412,424	360,689
Wells Fargo Mortgage-Backed Securities 2004-R Trust, Mtg. Pass-Through Certificates, Series 2004-R, Cl. 2A1, 2.872%, 9/1/34[2]	273,041	265,076

		4,285,958

Total Mortgage-Backed Obligations (Cost $140,426,578)		143,601,248

U.S. Government Obligations—1.6%
Federal Home Loan Mortgage Corp. Nts.:
1.75%, 9/10/15	820,000	806,901
5%, 2/16/17	295,000	332,586
5.25%, 4/18/16	515,000	589,789
Federal National Mortgage Assn. Nts.:
1.625%, 10/26/15	745,000	726,970
4.875%, 12/15/16	240,000	269,404
5%, 3/15/16	320,000	361,932

Total U.S. Government Obligations (Cost $3,080,620)		3,087,582

Corporate Bonds and Notes—35.1%
Consumer Discretionary—4.6%
Auto Components—0.2%
BorgWarner, Inc., 4.625% Sr. Unsec. Unsub. Nts., 9/15/20	424,000	419,409
Diversified Consumer Services—0.3%
Service Corp. International, 6.75% Sr. Unsec. Nts., 4/1/15	475,000	489,250

	Principal
	Amount	Value

Hotels, Restaurants & Leisure—0.7%
Hyatt Hotels Corp., 5.75% Sr. Unsec. Unsub. Nts., 8/15/15[1]	$725,000	$759,076
Marriott International, Inc., 6.20% Sr. Unsec. Unsub. Nts., 6/15/16	526,000	575,767

		1,334,843

Household Durables—0.7%
Fortune Brands, Inc., 6.375% Sr. Unsec. Unsub. Nts., 6/15/14	370,000	401,304
Jarden Corp., 6.125% Sr. Unsec. Nts., 11/15/22	489,000	468,829
Whirlpool Corp., 8% Sr. Unsec. Nts., 5/1/12	380,000	409,625

		1,279,758

Leisure Equipment & Products—0.5%
Mattel, Inc.:
5.625% Sr. Unsec. Nts., 3/15/13	395,000	424,885
6.125% Sr. Unsec. Nts., 6/15/11	455,000	464,683

		889,568

Media—1.8%
Comcast Cable Communications Holdings, Inc., 9.455% Sr. Unsec. Nts., 11/15/22	292,000	404,803
DirecTV Holdings LLC/ DirecTV Financing Co., Inc., 7.625% Sr. Unsec. Unsub. Nts., 5/15/16	850,000	943,483
Interpublic Group of Co., Inc. (The), 10% Sr. Unsec. Nts., 7/15/17	405,000	475,875
Lamar Media Corp., 9.75% Sr. Unsec. Nts., 4/1/14	438,000	505,890
Time Warner Entertainment Co. LP, 8.375% Sr. Nts., 7/15/33	257,000	325,251
Viacom, Inc., 7.875% Sr. Unsec. Debs., 7/30/30	270,000	319,638
Virgin Media Secured Finance plc, 6.50% Sr. Sec. Nts., 1/15/18	480,000	507,600

		3,482,540

Specialty Retail—0.4%
Staples, Inc., 7.75% Sr. Unsec. Unsub. Nts., 4/1/11	680,000	690,987
Consumer Staples—1.9%
Beverages—0.7%
Anheuser-Busch InBev Worldwide, Inc., 7.75% Sr. Unsec. Unsub. Nts., 1/15/19[1]	700,000	872,400
Constellation Brands, Inc., 8.375% Sr. Nts., 12/15/14	445,000	488,388

		1,360,788

Food & Staples Retailing—0.2%
Delhaize Group, 5.70% Sr. Unsec. Nts., 10/1/40[1]	305,000	291,336
Food Products—0.5%
Bunge Ltd. Finance Corp.:
5.35% Sr. Unsec. Unsub. Nts., 4/15/14	210,000	220,900
8.50% Sr. Unsec. Nts., 6/15/19	200,000	234,869
TreeHouse Foods, Inc., 7.75% Sr. Unsec. Nts., 3/1/18	470,000	510,538

		966,307

Tobacco—0.5%
Altria Group, Inc., 10.20% Sr. Unsec. Nts., 2/6/39	515,000	746,518
Lorillard Tobacco Co., 8.125% Sr. Unsec. Nts., 5/1/40	270,000	277,632

		1,024,150

Energy—3.6%
Energy Equipment & Services—0.4%
Rowan Cos., Inc., 5% Sr. Unsec. Nts., 9/1/17	400,000	404,049
Weatherford International Ltd., 6.50% Sr. Unsec. Bonds, 8/1/36	308,000	315,559

		719,608

Oil, Gas & Consumable Fuels—3.2%
Cloud Peak Energy Resources LLC, 8.25% Sr. Unsec. Unsub. Nts., 12/15/17	445,000	480,044
Energy Transfer Partners LP:
5.65% Sr. Unsec. Unsub. Nts., 8/1/12	179,000	189,723
7.50% Sr. Unsec. Unsub. Bonds, 7/1/38	345,000	402,552
Enterprise Products Operating LLP, 7.50% Sr. Unsec. Unsub. Nts., 2/1/11	515,000	517,284
Kaneb Pipe Line Operating Partnership LP, 5.875% Sr. Unsec. Nts., 6/1/13	840,000	909,780
Kinder Morgan Energy Partners LP, 6.50% Sr. Unsec. Unsub. Nts., 9/1/39	360,000	373,119
Nexen, Inc., 6.40% Sr. Unsec. Unsub. Bonds, 5/15/37	237,000	230,341
ONEOK Partners LP, 7.10% Sr. Unsec. Nts., 3/15/11	206,000	208,485
Range Resources Corp., 8% Sr. Unsec. Sub. Nts., 5/15/19	303,000	331,406
Ras Laffan Liquefied Natural Gas Co. Ltd. III, 5.50% Sr. Sec. Nts., 9/30/14[1]	270,000	292,142
Rockies Express Pipeline LLC:
3.90% Sr. Unsec. Unsub. Nts., 4/15/15[1]	532,000	526,710
5.625% Sr. Unsec. Unsub. Nts., 4/15/20[1]	326,000	315,680
Southwestern Energy Co., 7.50% Sr. Nts., 2/1/18	465,000	526,613
Woodside Finance Ltd., 4.50% Nts., 11/10/14[1]	702,000	738,506

		6,042,385

	Principal
	Amount	Value

Financials—13.5%
Capital Markets—2.3%
Blackstone Holdings Finance Co. LLC, 6.625% Sr. Unsec. Nts., 8/15/19[1]	$705,000	$725,879
Goldman Sachs Capital, Inc. (The), 6.345% Sub. Bonds, 2/15/34	515,000	492,164
Macquarie Group Ltd., 4.875% Sr. Unsec. Nts., 8/10/17[1]	780,000	764,763
Morgan Stanley:
5.50% Sr. Unsec. Unsub. Nts., 7/24/20[1]	178,000	180,161
5.55% Sr. Unsec. Unsub. Nts., Series F, 4/27/17	1,205,000	1,257,036
TD Ameritrade Holding Corp., 2.95% Sr. Unsec. Unsub. Nts., 12/1/12	475,000	486,233
UBS AG Stamford, CT, 2.25% Sr. Unsec. Nts., 8/12/13	482,000	486,419

		4,392,655

Commercial Banks—3.4%
ANZ National International Ltd., 2.375% Sr. Unsec. Nts., 12/21/12[1]	475,000	482,559
Barclays Bank plc, 6.278% Perpetual Bonds[10]	1,050,000	892,500
BNP Paribas SA, 5.186% Sub. Perpetual Nts.[1,10]	515,000	472,513
Fifth Third Cap Trust IV, 6.50% Jr. Unsec. Sub. Nts., 4/15/37	631,000	604,183
HSBC Finance Capital Trust IX, 5.911% Nts., 11/30/35[2]	1,270,000	1,181,100
Huntington BancShares, Inc., 7% Sub. Nts., 12/15/20	745,000	785,814
Lloyds TSB Bank plc, 6.50% Unsec. Sub. Nts., 9/14/20[1]	493,000	454,366
Sanwa Bank Ltd. (The), 7.40% Sub. Nts., 6/15/11	465,000	473,867
Wells Fargo & Co., 7.98% Jr. Sub. Perpetual Bonds, Series K10	1,010,000	1,070,600

		6,417,502

Consumer Finance—0.6%
American Express Bank FSB, 5.55% Sr. Unsec. Nts., 10/17/12	415,000	444,081
Capital One Capital IV, 6.745% Sub. Bonds, 2/17/37[2]	780,000	778,050

		1,222,131

Diversified Financial Services—2.3%
Bank of America Corp., 5.875% Sr. Unsec. Unsub. Nts., 1/5/21	140,000	145,119
Citigroup, Inc.:
5.375% Sr. Unsec. Nts., 8/9/20	924,000	961,840
6.01% Sr. Unsec. Nts., 1/15/15	480,000	527,046
ING Groep NV, 5.775% Jr. Unsec. Sub. Perpetual Bonds[10]	535,000	462,775
JPMorgan Chase & Co., 7.90% Perpetual Bonds, Series 1[10]	1,430,000	1,525,197
Merrill Lynch & Co., Inc., 7.75% Jr. Sub. Bonds, 5/14/38	709,000	737,951

		4,359,928

Insurance—3.9%
American International Group, Inc.:
5.85% Sr. Unsec. Nts., Series G, 1/16/18	445,000	460,176
6.40% Sr. Unsec. Unsub. Nts., 12/15/20	470,000	494,036
CNS Financial Corp., 5.875% Sr. Unsec. Unsub. Bonds, 8/15/20	460,000	458,842
Genworth Financial, Inc., 8.625% Sr. Unsec. Unsub. Nts., 12/15/16	419,000	471,765
Gulf South Pipeline Co. LP, 5.75% Sr. Unsec. Nts., 8/15/12[1]	455,000	482,799
Hartford Financial Services Group, Inc. (The), 5.25% Sr. Unsec. Nts., 10/15/11	465,000	478,804
Irish Life & Permanent Group Holdings plc, 3.60% Sr. Unsec. Unsub. Nts., 1/14/13[1]	620,000	556,413
Lincoln National Corp., 6.05% Jr. Unsec. Sub. Bonds, 4/20/67	945,000	881,213
Manulife Financial Corp., 4.90% Sr. Unsec. Unsub. Nts., 9/17/20	260,000	247,905
PartnerRe Finance B LLC, 5.50% Sr. Unsec. Nts., 6/1/20	454,000	458,022
Prudential Financial, Inc., 3.625% Sr. Unsec. Unsub. Nts., 9/17/12	465,000	482,783
RenRe North America Holdings, Inc., 5.75% Sr. Unsec. Nts., 3/15/20	480,000	482,745
Swiss Re Capital I LP, 6.854% Perpetual Bonds[1,10]	926,000	889,213
ZFS Finance USA Trust IV, 5.875% Sub. Bonds, 5/9/32[1]	532,000	521,163

		7,365,879

Real Estate Investment Trusts—1.0%
AvalonBay Communities, Inc., 6.625% Sr. Unsec. Unsub. Nts., 9/15/11	202,000	209,675
Brandywine Operating Partnership LP, 5.75% Sr. Unsec. Unsub. Nts., 4/1/12	237,000	245,486
Liberty Property LP, 7.25% Sr. Unsec. Unsub. Nts., 3/15/11	465,000	470,345
Mack-Cali Realty LP, 5.25% Sr. Unsec. Unsub. Nts., 1/15/12	180,000	184,728
Simon Property Group LP, 5% Sr. Unsec. Unsub. Nts., 3/1/12	470,000	483,082
WCI Finance LLC/WEA Finance LLC, 5.40% Sr. Unsec. Unsub. Nts., 10/1/12[1]	220,000	233,325

		1,826,641

	Principal
	Amount	Value

Health Care—1.5%
Biotechnology—0.5%
Celgene Corp., 5.70% Sr. Unsec. Nts., 10/15/40	$495,000	$481,469
Genzyme Corp., 5% Sr. Unsec. Nts., 6/15/20	465,000	489,107

		970,576

Health Care Providers & Services—0.7%
Laboratory Corp. of America Holdings, 4.625% Nts., 11/15/20	356,000	353,481
Quest Diagnostic, Inc., 5.75% Sr. Unsec. Nts., 1/30/40	520,000	497,040
WellPoint, Inc., 5% Sr. Unsec. Unsub. Nts., 1/15/11	435,000	435,462

		1,285,983

Pharmaceuticals—0.3%
Hospira, Inc., 5.60% Sr. Unsec. Unsub. Nts., 9/15/40	148,000	145,983
Mylan, Inc., 6% Sr. Nts., 11/15/18[1]	495,000	487,575

		633,558

Industrials—2.4%
Aerospace & Defense—0.5%
Alliant Techsystems, Inc., 6.75% Sr. Sub. Nts., 4/1/16	477,000	496,676
BE Aerospace, Inc., 8.50% Sr. Unsec. Nts., 7/1/18	420,000	460,950

		957,626

Commercial Services & Supplies—0.8%
Browning-Ferris Industries, Inc., 7.40% Sr. Unsec. Debs., 9/15/35	165,000	195,833
Corrections Corp. of America, 7.75% Sr. Nts., 6/1/17	473,000	504,336
R.R. Donnelley & Sons Co., 5.625% Sr. Unsec. Nts., 1/15/12	455,000	466,057
Republic Services, Inc., 6.75% Sr. Unsec. Unsub. Nts., 8/15/11	295,000	304,577

		1,470,803

Industrial Conglomerates—0.5%
General Electric Capital Corp., 4.25% Sr. Unsec. Nts., Series A, 6/15/12	460,000	478,551
Tyco International Ltd./Tyco International Finance SA, 6.875% Sr. Unsec. Unsub. Nts., 1/15/21	405,000	488,193

		966,744

Machinery—0.3%
SPX Corp., 7.625% Sr. Unsec. Nts., 12/15/14	510,000	557,175
Professional Services—0.3%
FTI Consulting, Inc., 6.75% Sr. Nts., 10/1/20[1]	482,000	480,795
Information Technology—1.6%
Communications Equipment—0.7%
Harris Corp., 6.15% Sr. Unsec. Nts., 12/15/40	871,000	894,514
Motorola, Inc., 8% Sr. Unsec. Nts., 11/1/11	450,000	474,017

		1,368,531

Electronic Equipment & Instruments—0.4%
Arrow Electronics, Inc., 3.375% Sr. Unsec. Unsub. Nts., 11/1/15	875,000	849,157
IT Services—0.2%
SAIC, Inc., 5.95% Sr. Unsec. Unsub. Nts., 12/1/40[1]	282,000	286,955
Software—0.3%
Symantec Corp., 4.20% Sr. Unsec. Unsub. Nts., 9/15/20	618,000	568,054
Materials—2.8%
Chemicals—1.3%
Agrium, Inc., 6.125% Sr. Unsec. Nts., 1/15/41	702,000	746,118
Airgas, Inc., 3.25% Sr. Nts., 10/1/15	417,000	412,382
Ashland, Inc., 9.125% Sr. Unsec. Nts., 6/1/17	440,000	509,300
CF Industries, Inc., 6.875% Sr. Unsec. Unsub. Nts., 5/1/18	480,000	514,800
Potash Corp., 5.625% Sr. Unsec. Unsub. Nts., 12/1/40	285,000	288,670

		2,471,270

Containers & Packaging—0.7%
Ball Corp., 7.125% Sr. Unsec. Nts., 9/1/16	486,000	526,095
Sealed Air Corp., 7.875% Sr. Nts., 6/15/17	572,000	629,829
Sonoco Products Co., 5.75% Sr. Unsec. Unsub. Nts., 11/1/40	243,000	235,079

		1,391,003

Metals & Mining—0.8%
Freeport-McMoRan Copper & Gold, Inc., 8.375% Sr. Nts., 4/1/17	698,000	773,110
Vale Inco Ltd., 5.70% Sr. Unsec. Unsub. Nts., 10/15/15	28,000	30,194
Xstrata Canada Corp.:
5.375% Sr. Unsec. Unsub. Nts., 6/1/15	245,000	259,937
6% Sr. Unsec. Unsub. Nts., 10/15/15	347,000	379,949

		1,443,190

	Principal
	Amount	Value

Telecommunication Services—1.8%
Diversified Telecommunication Services—1.6%
AT&T, Inc., 6.30% Sr. Unsec. Bonds, 1/15/38	$440,000	$465,721
British Telecommunications plc, 9.875% Bonds, 12/15/30	298,000	398,186
Embarq Corp., 6.738% Sr. Unsec. Nts., 6/1/13	440,000	478,201
Frontier Communications Corp., 8.25% Sr. Unsec. Nts., 4/15/17	477,000	525,893
Qwest Corp., 7.625% Sr. Unsec. Unsub. Nts., 6/15/15	447,000	506,228
Telus Corp., 8% Nts., 6/1/11	266,000	273,281
Verizon Communications, Inc., 6.40% Sr. Unsec. Nts., 2/15/38	289,000	320,767

		2,968,277

Wireless Telecommunication Services—0.2%
American Tower Corp., 7% Sr. Unsec. Nts., 10/15/17	337,000	380,495
Utilities—1.4%
Electric Utilities—1.2%
Allegheny Energy Supply Co. LLC, 8.25% Bonds, 4/15/12[1]	428,000	459,336
FirstEnergy Solutions Corp., 6.80% Sr. Unsec. Nts., 8/15/39	292,000	283,880
Great Plains Energy, Inc., 2.75% Sr. Unsec. Unsub. Nts., 8/15/13	320,000	323,462
Northeast Utilities, 7.25% Sr. Unsec. Nts., 4/1/12	470,000	502,774
Texas-New Mexico Power Co., 9.50% Sec. Nts., 4/1/19[1]	510,000	650,324

		2,219,776

Gas Utilities—0.2%
AmeriGas Partners LP, 7.25% Sr. Unsec. Nts., 5/20/15	462,000	477,015

Total Corporate Bonds and Notes (Cost $64,189,945)		66,322,648

	Shares

Investment Companies—14.7%
JPMorgan U.S. Treasury Plus Money Market Fund, Agency Shares, 0.00%[11,12]	1,838,966	1,838,966
Oppenheimer Institutional Money Market Fund, Cl. E, 0.21%[11,13]	25,899,825	25,899,825

Total Investment Companies (Cost $27,738,791)		27,738,791

Total Investments, at Value (Cost $255,598,753)	136.4%	257,938,507
Liabilities in Excess of Other Assets	(36.4)	(68,819,104)

Net Assets	100.0%	$189,119,403

Footnotes to Statement of Investments

1.	Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of Trustees. These securities amount to $19,309,053 or 10.21% of the Fund’s net assets as of December 31, 2010.

2.	Represents the current interest rate for a variable or increasing rate security.

3.	Restricted security. The aggregate value of restricted securities as of December 31, 2010 was $3,668,421, which represents 1.94% of the Fund’s net assets. See Note 6 of the accompanying Notes. Information concerning restricted securities is as follows:

				Unrealized
	Acquisition			Appreciation
Security	Date	Cost	Value	(Depreciation)

Deutsche Mortgage & Asset Receiving, Commercial Mtg. Pass-Through Certificates, Interest-Only Stripped Mtg.-Backed Security, Series 2010-C1, Cl. XPA, 4.82%, 9/1/20	10/27/10	$434,816	$425,456	$(9,360)
Ford Credit Auto Lease Trust, Automobile Receivable Nts., Series 2010-B, Cl. A2, 0.75%, 10/15/12	10/21/10	504,990	505,001	11
JPMorgan Chase Commercial Mortgage Securities Corp., Commercial Mtg. Pass-Through Certificates, Series 2007-LDPX, Cl. A2S2, 5.187%, 1/1/49	7/14/10	2,281,125	2,333,562	52,437
NC Finance Trust, Collateralized Mtg. Obligation Pass-Through Certificates, Series 1999-I, Cl. ECFD, 1/25/29	8/10/10	3,281,116	404,402	(2,876,714)

		$6,502,047	$3,668,421	$(2,833,626)

Footnotes to Statement of Investments Continued

4.	Issue is in default. See Note 1 of the accompanying Notes.

5.	All or a portion of the security position is held in collateralized accounts to cover initial margin requirements on open futures contracts and written options on futures, if applicable. The aggregate market value of such securities is $575,411. See Note 5 of the accompanying Notes.

6.	Interest-Only Strips represent the right to receive the monthly interest payments on an underlying pool of mortgage loans. These securities typically decline in price as interest rates decline. Most other fixed income securities increase in price when interest rates decline. The principal amount of the underlying pool represents the notional amount on which current interest is calculated. The price of these securities is typically more sensitive to changes in prepayment rates than traditional mortgage-backed securities (for example, GNMA pass-throughs). Interest rates disclosed represent current yields based upon the current cost basis and estimated timing and amount of future cash flows. These securities amount to $7,063,019 or 3.73% of the Fund’s net assets as of December 31, 2010.

7.	The current amortization rate of the security’s cost basis exceeds the future interest payments currently estimated to be received. Both the amortization rate and interest payments are contingent on future mortgage pre-payment speeds and are therefore subject to change.

8.	Principal-Only Strips represent the right to receive the monthly principal payments on an underlying pool of mortgage loans. The value of these securities generally increases as interest rates decline and prepayment rates rise. The price of these securities is typically more volatile than that of coupon-bearing bonds of the same maturity. Interest rates disclosed represent current yields based upon the current cost basis and estimated timing of future cash flows. These securities amount to $382,788 or 0.20% of the Fund’s net assets as of December 31, 2010.

9.	When-issued security or delayed delivery to be delivered and settled after December 31, 2010. See Note 1 of the accompanying Notes.

10.	This bond has no contractual maturity date, is not redeemable and contractually pays an indefinite stream of interest. Rate reported represents the current interest rate for this variable rate security.

11.	Rate shown is the 7-day yield as of December 31, 2010.

12.	Interest rate is less than 0.0005%.

13.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2010, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2009	Additions	Reductions	December 31, 2010

OFI Liquid Assets Fund, LLC	—	1,252,854	1,252,854	—
Oppenheimer Institutional Money Market Fund, Cl. E	23,853,396	97,238,514	95,192,085	25,899,825

	Value	Income

OFI Liquid Assets Fund, LLC	$—	$24	[a]
Oppenheimer Institutional Money Market Fund, Cl. E	25,899,825	41,805

	$25,899,825	$41,829

a.	Net of compensation to the securities lending agent and rebates paid to the borrowing counterparties.
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1)	Level 1—unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)

2)	Level 2—inputs other than unadjusted quoted prices that are observable for the asset or liability (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)

3)	Level 3—significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset or liability).

The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of December 31, 2010 based on valuation input level:

			Level 3—
	Level 1—	Level 2—	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Observable Inputs	Inputs	Value

Assets Table
Investments, at Value:
Asset-Backed Securities	$—	$17,188,238	$—	$17,188,238
Mortgage-Backed Obligations	—	143,601,248	—	143,601,248
U.S. Government Obligations	—	3,087,582	—	3,087,582
Corporate Bonds and Notes	—	66,322,648	—	66,322,648
Investment Companies	27,738,791	—	—	27,738,791

Total Investments, at Value	27,738,791	230,199,716	—	257,938,507
Other Financial Instruments:
Futures margins	100,654	—	—	100,654

Total Assets	$27,839,445	$230,199,716	$—	$258,039,161

Liabilities Table
Other Financial Instruments:
Futures margins	$(64,245)	$—	$—	$(64,245)

Total Liabilities	$(64,245)	$—	$—	$(64,245)

Currency contracts and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.
Futures Contracts as of December 31, 2010 are as follows:

					Unrealized
		Number of	Expiration		Appreciation
Contract Description	Buy/Sell	Contracts	Date	Value	(Depreciation)

U.S. Treasury Long Bonds, 20 yr.	Buy	82	3/22/11	$10,014,250	$57,602
U.S. Treasury Nts., 2 yr.	Sell	114	3/31/11	24,955,313	(7,776)
U.S. Treasury Nts., 5 yr.	Sell	11	3/31/11	1,294,906	20,181
U.S. Treasury Nts., 10 yr.	Sell	60	3/22/11	7,226,250	(65,938)
U.S. Ultra Bonds	Buy	5	3/22/11	635,469	10,153

					$14,222

STATEMENT OF ASSETS AND LIABILITIES December 31, 2010

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $229,698,928)	$232,038,682
Affiliated companies (cost $25,899,825)	25,899,825

257,938,507
Receivables and other assets:
Investments sold (including $7,519,105 sold on a when-issued or delayed delivery basis)	7,768,284
Interest, dividends and principal paydowns	1,372,961
Futures margins	100,654
Other	20,983

Total assets	267,201,389

Liabilities
Payables and other liabilities:
Investments purchased (including $77,615,627 purchased on a when-issued or delayed delivery basis)	77,677,043
Shares of beneficial interest redeemed	163,713
Futures margins	64,245
Shareholder communications	52,495
Distribution and service plan fees	36,273
Transfer and shareholder servicing agent fees	16,011
Trustees’ compensation	15,787
Other	56,419

Total liabilities	78,081,986

Net Assets	$189,119,403

Composition of Net Assets
Par value of shares of beneficial interest	$24,539
Additional paid-in capital	272,678,943
Accumulated net investment income	10,595,621
Accumulated net realized loss on investments	(96,533,676)
Net unrealized appreciation on investments	2,353,976

Net Assets	$189,119,403

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $132,557,001 and 17,145,808 shares of beneficial interest outstanding)	$7.73
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $56,562,402 and 7,393,102 shares of beneficial interest outstanding)	$7.65

STATEMENT OF OPERATIONS For the Year Ended December 31, 2010

Investment Income
Interest (net of foreign withholding taxes of $2,319)	$10,291,972
Dividends:
Affiliated companies	41,805
Unaffiliated companies	20
Fee income on when-issued securities	1,319,549
Income from investment of securities lending cash collateral, net—affiliated companies	24

Total investment income	11,653,370

Expenses
Management fees	1,161,961
Distribution and service plan fees—Service shares	143,251
Transfer and shareholder servicing agent fees:
Non-Service shares	136,342
Service shares	57,316
Shareholder communications:
Non-Service shares	52,362
Service shares	22,192
Trustees’ compensation	15,554
Custodian fees and expenses	14,503
Administration service fees	1,500
Other	60,384

Total expenses	1,665,365
Less waivers and reimbursements of expenses	(158,675)

Net expenses	1,506,690

Net Investment Income	10,146,680

Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investments from unaffiliated companies	6,542,835
Closing and expiration of futures contracts	1,687,026
Short positions	(90,347)
Swap contracts	8,330

Net realized gain	8,147,844
Net change in unrealized appreciation/depreciation on:
Investments	1,899,205
Futures contracts	753,266
Swap contracts	65,987

Net change in unrealized appreciation/depreciation	2,718,458

Net Increase in Net Assets Resulting from Operations	$21,012,982

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2010	2009

Operations
Net investment income	$10,146,680	$13,959,437
Net realized gain (loss)	8,147,844	(69,315,102)
Net change in unrealized appreciation/depreciation	2,718,458	69,885,948

Net increase in net assets resulting from operations	21,012,982	14,530,283

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	(2,543,053)	—
Service shares	(932,463)	—

	(3,475,516)	—

Beneficial Interest Transactions
Net decrease in net assets resulting from beneficial interest transactions:
Non-Service shares	(17,432,675)	(29,962,563)
Service shares	(5,299,305)	(9,685,378)

	(22,731,980)	(39,647,941)

Net Assets
Total decrease	(5,194,514)	(25,117,658)
Beginning of period	194,313,917	219,431,575

End of period (including accumulated net investment income of $10,595,621 and $3,511,374, respectively)	$189,119,403	$194,313,917

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2010	2009	2008	2007	2006

Per Share Operating Data
Net asset value, beginning of period	$7.07	$6.45	$11.06	$11.16	$11.19

Income (loss) from investment operations:
Net investment income[1]	.40	.48	.66	.55	.53
Net realized and unrealized gain (loss)	.40	.14	(4.82)	(.08)	.03

Total from investment operations	.80	.62	(4.16)	.47	.56

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.14)	—	(.45)	(.57)	(.59)

Net asset value, end of period	$7.73	$7.07	$6.45	$11.06	$11.16

Total Return, at Net Asset Value[2]	11.42%	9.61%	(39.05)%	4.39%	5.28%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$132,557	$137,597	$156,339	$325,661	$367,106

Average net assets (in thousands)	$136,333	$137,631	$271,355	$345,723	$391,750

Ratios to average net assets:[3]
Net investment income	5.32%	7.40%	6.76%	5.07%	4.83%
Total expenses[4]	0.79%	0.75%	0.63%	0.68%	0.77%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.70%	0.61%	0.62%	0.68%	0.77%

Portfolio turnover rate[5]	98%	143%	51%	89%	114%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2010	0.80%
Year Ended December 31, 2009	0.76%
Year Ended December 31, 2008	0.63%
Year Ended December 31, 2007	0.68%
Year Ended December 31, 2006	0.77%

5.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2010	$775,240,942	$766,486,357
Year Ended December 31, 2009	$977,840,247	$1,009,549,121
Year Ended December 31, 2008	$1,019,711,829	$963,377,934
Year Ended December 31, 2007	$662,784,931	$678,316,693
Year Ended December 31, 2006	$1,168,229,255	$1,270,329,129

Service Shares Year Ended December 31,	2010	2009	2008	2007	2006

Per Share Operating Data
Net asset value, beginning of period	$6.99	$6.41	$10.98	$11.10	$11.15

Income (loss) from investment operations:
Net investment income[1]	.37	.46	.63	.52	.49
Net realized and unrealized gain (loss)	.41	.12	(4.77)	(.08)	.03

Total from investment operations	.78	.58	(4.14)	.44	.52

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.12)	—	(.43)	(.56)	(.57)

Net asset value, end of period	$7.65	$6.99	$6.41	$10.98	$11.10

Total Return, at Net Asset Value[2]	11.28%	9.05%	(39.07)%	4.09%	4.93%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$56,562	$56,717	$63,093	$103,542	$41,191

Average net assets (in thousands)	$57,313	$52,648	$101,597	$70,116	$21,265

Ratios to average net assets:[3]
Net investment income	5.06%	7.16%	6.55%	4.85%	4.56%
Total expenses[4]	1.04%	1.01%	0.88%	0.92%	1.06%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.95%	0.86%	0.87%	0.92%	1.06%

Portfolio turnover rate[5]	98%	143%	51%	89%	114%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2010	1.05%
Year Ended December 31, 2009	1.02%
Year Ended December 31, 2008	0.88%
Year Ended December 31, 2007	0.92%
Year Ended December 31, 2006	1.06%

5.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2010	$775,240,942	$766,486,357
Year Ended December 31, 2009	$977,840,247	$1,009,549,121
Year Ended December 31, 2008	$1,019,711,829	$963,377,934
Year Ended December 31, 2007	$662,784,931	$678,316,693
Year Ended December 31, 2006	$1,168,229,255	$1,270,329,129

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Core Bond Fund/VA (the “Fund”), is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s main investment objective is to seek a high level of current income. As a secondary objective, the Fund seeks capital appreciation when consistent with its primary objective. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” inputs other than unadjusted quoted prices for an asset that are observable are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using unadjusted quoted market prices, when available, as supplied primarily by portfolio pricing services approved by the Board of Trustees or dealers.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which it is traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     U.S. domestic and international debt instruments (including corporate, government, municipal, mortgage-backed, collateralized mortgage obligations and asset-backed securities) and “money market-type” debt instruments with a remaining maturity in excess of sixty days are valued at the mean between the “bid” and “asked” prices utilizing price quotations obtained from independent pricing services or broker-dealers. Such prices are typically determined based upon information obtained from market participants including reported trade data, broker-dealer price quotations and inputs such as benchmark yields and issuer spreads from identical or similar securities.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value.
     In the absence of a readily available unadjusted quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies of the Fund during the period.
Securities on a When-Issued or Delayed Delivery Basis. The Fund may purchase securities on a “when-issued” basis, and may purchase or sell securities on a “delayed delivery” basis. “When-issued” or “delayed delivery” refers to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery. Delivery and payment for securities that have been purchased by the Fund on a when-issued basis normally takes place within six months and possibly as long as two years or more after the trade date. During this period, such securities do not earn interest, are subject to market fluctuation and may increase or decrease in value prior to their delivery. The purchase of securities on a when-issued basis may increase the volatility of the Fund’s net asset value to the extent the Fund executes such transactions while remaining substantially fully invested. When the Fund engages in when-issued or delayed delivery transactions, it relies on the buyer or seller, as the case may be, to complete the transaction. Their failure to do so may cause the Fund to lose the opportunity to obtain or dispose of the security at a price and yield it considers advantageous. The Fund may also sell securities that it purchased on a when-issued basis or forward commitment prior to settlement of the original purchase.
As of December 31, 2010, the Fund had purchased securities issued on a when-issued or delayed delivery basis and sold securities issued on a delayed delivery basis as follows:

When-Issued or Delayed
Delivery Basis Transactions

Purchased securities	$77,615,627
Sold securities	7,519,105
The Fund may enter into “forward roll” transactions with respect to mortgage-related securities. In this type of transaction, the Fund sells a mortgage-related security to a buyer and simultaneously agrees to repurchase a similar security (same type, coupon and maturity) at a later date at a set price. During the period between the sale and the repurchase, the Fund will not be entitled to receive interest and principal payments on the securities that have been sold. The Fund records the incremental difference between the forward purchase and sale of each forward roll as realized gain (loss) on investments or as fee income in the case of such transactions that have an associated fee in lieu of a difference in the forward purchase and sale price.
     Forward roll transactions may be deemed to entail embedded leverage since the Fund purchases mortgage-related securities with extended settlement dates rather than paying for the securities under a normal settlement cycle. This embedded leverage increases the Fund’s market value of investments relative to its net assets which can incrementally increase the volatility of the Fund’s performance. Forward roll transactions can be replicated over multiple settlement periods.
     Risks of entering into forward roll transactions include the potential inability of the counterparty to meet the terms of the agreement; the potential of the Fund to receive inferior securities at redelivery as compared to the securities sold to the counterparty; and counterparty credit risk.

Securities Sold Short. The Fund may short sell when-issued securities for future settlement. The value of the open short position is recorded as a liability, and the Fund records an unrealized gain or loss for the change in value of the open short position. The Fund records a realized gain or loss when the short position is closed out.
     As of December 31, 2010, the Fund had no outstanding securities sold short.
Credit Risk. The Fund invests in high-yield, non-investment-grade bonds, which may be subject to a greater degree of credit risk. Credit risk relates to the ability of the issuer to meet interest or principal payments or both as they become due. The Fund may acquire securities in default, and is not obligated to dispose of securities whose issuers or underlying obligors subsequently default. Information concerning securities in default as of December 31, 2010 is as follows:

Cost	$3,281,116
Market Value	$404,402
Market Value as a % of Net Assets	0.21%
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. When applicable, the Fund’s investment in IMMF is included in the Statement of Investments. Shares of IMMF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Investment in OFI Liquid Assets Fund, LLC. The Fund is permitted to invest cash collateral received in connection with its securities lending activities. Pursuant to the Fund’s Securities Lending Procedures, the Fund may invest cash collateral in, among other investments, an affiliated money market fund. OFI Liquid Assets Fund, LLC (“LAF”) is a limited liability company whose investment objective is to seek current income and stability of principal. The Manager is also the investment adviser of LAF. LAF is not registered under the Investment Company Act of 1940. However, LAF does comply with the investment restrictions applicable to registered money market funds set forth in Rule 2a-7 adopted under the Investment Company Act. When applicable, the Fund’s investment in LAF is included in the Statement of Investments. Shares of LAF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of LAF’s expenses, including its management fee of 0.08%.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Appreciation Based on Cost
Undistributed	Undistributed		of Securities and Other
Net Investment	Long-Term	Accumulated Loss	Investments for Federal
Income	Gain	Carryforward[1,2,3,4,5]	Income Tax Purposes

$10,681,504	$—	$96,469,932	$2,277,091

1.	As of December 31, 2010, the Fund had $95,426,697 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2010, details of the capital loss carryforwards were as follows:

Expiring

2013	$226,262
2014	6,107,275
2015	1,245,459
2016	12,777,851
2017	75,069,850

Total	$95,426,697

2.	As of December 31, 2010, the Fund had $1,043,235 of post-October losses available to offset future realized capital gains, if any. Such losses, if unutilized, will expire in 2019.

3.	During the fiscal year ended December 31, 2010, the Fund utilized $8,990,701 of capital loss carryforward to offset capital gains realized in that fiscal year.

4.	During the fiscal year ended December 31, 2009, the Fund did not utilize any capital loss carryforward.

5.	During the fiscal year ended December 31, 2010, $20,894,853 of unused capital loss carryforward expired.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

Reduction to
	Increase to	Accumulated Net
Reduction to	Accumulated Net	Realized Loss
Paid-in Capital	Investment Income	on Investments

$20,894,853	$413,083	$20,481,770
The tax character of distributions paid during the years ended December 31, 2010 and December 31, 2009 was as follows:

	Year Ended	Year Ended
	December 31, 2010	December 31, 2009

Distributions paid from:
Ordinary income	$3,475,516	$—

The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2010 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$255,661,416
Federal tax cost of other investments	(22,826,750)

Total federal tax cost	$232,834,666

Gross unrealized appreciation	$7,759,279
Gross unrealized depreciation	(5,482,188)

Net unrealized appreciation	$2,277,091

Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance with the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2010		Year Ended December 31, 2009
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	1,228,005	$9,215,341	1,228,549	$7,870,664
Dividends and/or distributions reinvested	357,672	2,543,053	—	—
Redeemed	(3,913,294)	(29,191,069)	(5,976,436)	(37,833,227)

Net decrease	(2,327,617)	$(17,432,675)	(4,747,887)	$(29,962,563)

Service Shares
Sold	1,784,838	$13,294,523	1,841,099	$11,758,361
Dividends and/or distributions reinvested	132,264	932,463	—	—
Redeemed	(2,632,411)	(19,526,291)	(3,581,065)	(21,443,739)

Net decrease	(715,309)	$(5,299,305)	(1,739,966)	$(9,685,378)

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in IMMF and LAF, for the year ended December 31, 2010, were as follows:

	Purchases	Sales

Investment securities	$143,632,778	$154,349,874
U.S. government and government agency obligations	6,781,932	7,419,795
To Be Announced (TBA) mortgage-related securities	775,240,942	766,486,357
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $1 billion	0.60%
Over $1 billion	0.50
Administration Service Fees. The Fund pays the Manager a fee of $1,500 per year for preparing and filing the Fund’s tax returns.
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS fees at an annual rate of 0.10% of the daily net assets of each class of shares. For the year ended December 31, 2010, the Fund paid $194,204 to OFS for services to the Fund.

Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of 0.25% of the daily net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsors of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. The Manager has voluntarily agreed to limit the Fund’s total annual operating expenses so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 0.75% for Non-Service shares and 1.00% for Service shares. During the year ended December 31, 2010, the Manager waived fees and/or reimbursed the Fund $38,287 and $16,296 for Non-Service and Service shares, respectively.
     From April 1, 2009 through March 31, 2010, the Manager voluntarily waived the management fee by 0.18% of the Fund’s average annual net assets. This voluntary waiver was applied after all other waivers and/or reimbursements. During the year ended December 31, 2010, the Manager waived $85,957.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2010, the Manager waived fees and/or reimbursed the Fund $18,135 for IMMF management fees.
     Some of these undertakings may be modified or terminated at any time; some may not be modified or terminated until after one year from the date of the current prospectus, as indicated therein.
5. Risk Exposures and the Use of Derivative Instruments
The Fund’s investment objectives not only permit the Fund to purchase investment securities, they also allow the Fund to enter into various types of derivatives contracts, including, but not limited to, futures contracts, forward foreign currency exchange contracts, credit default swaps, interest rate swaps, total return swaps, and purchased and written options. In doing so, the Fund will employ strategies in differing combinations to permit it to increase, decrease, or change the level or types of exposure to market risk factors. Central to those strategies are features inherent to derivatives that make them more attractive for this purpose than equity and debt securities: they require little or no initial cash investment, they can focus exposure on only certain selected risk factors, and they may not require the ultimate receipt or delivery of the underlying security (or securities) to the contract. This may allow the Fund to pursue its objectives more quickly and efficiently than if it were to make direct purchases or sales of securities capable of effecting a similar response to market factors.
Market Risk Factors. In accordance with its investment objectives, the Fund may use derivatives to increase or decrease its exposure to one or more of the following market risk factors:
Commodity Risk. Commodity risk relates to the change in value of commodities or commodity indexes as they relate to increases or decreases in the commodities market. Commodities are physical assets that have tangible properties. Examples of these types of assets are crude oil, heating oil, metals, livestock, and agricultural products.
Credit Risk. Credit risk relates to the ability of the issuer to meet interest and principal payments, or both, as they come due. In general, lower-grade, higher-yield bonds are subject to credit risk to a greater extent than lower-yield, higher-quality bonds.
Equity Risk. Equity risk relates to the change in value of equity securities as they relate to increases or decreases in the general market.
Foreign Exchange Rate Risk. Foreign exchange rate risk relates to the change in the U.S. dollar value of a security held that is denominated in a foreign currency. The U.S. dollar value of a foreign currency denominated security will decrease as the dollar appreciates against the currency, while the U.S. dollar value will increase as the dollar depreciates against the currency.
Interest Rate Risk. Interest rate risk refers to the fluctuations in value of fixed-income securities resulting from the inverse relationship between price and yield. For example, an increase in general interest rates will tend to reduce the market value of already issued fixed-income investments, and a decline in general interest rates will tend to increase their value. In addition, debt securities with longer maturities, which tend to have higher yields, are subject to potentially greater fluctuations in value from changes in interest rates than obligations with shorter maturities.
Volatility Risk. Volatility risk refers to the magnitude of the movement, but not the direction of the movement, in a financial instrument’s price over a defined time period. Large increases or decreases in a financial instrument’s price over a relative time period typically indicate greater volatility risk, while small increases or decreases in its price typically indicate lower volatility risk.
The Fund’s actual exposures to these market risk factors during the period are discussed in further detail, by derivative type, below.
Risks of Investing in Derivatives. The Fund’s use of derivatives can result in losses due to unanticipated changes in the market risk factors and the overall market. In instances where the Fund is using derivatives to decrease, or hedge, exposures to market risk factors for securities held by the Fund, there are also risks that those derivatives may not perform as expected resulting in losses for the combined or hedged positions.
     Derivatives may have little or no initial cash investment relative to their market value exposure and therefore can produce significant gains or losses in excess of their cost. This use of embedded leverage allows the Fund to increase its market value exposure relative to its net assets and can substantially increase the volatility of the Fund’s performance.
     Additional associated risks from investing in derivatives also exist and potentially could have significant effects on the valuation of the derivative and the Fund. Typically, the associated risks are not the risks that the Fund is attempting to increase or decrease exposure to, per its investment objectives, but are the additional risks from investing in derivatives. Examples of these associated risks are liquidity risk, which is the risk that the Fund will not be able to sell the derivative in the open market in a timely manner, and counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. Associated risks can be different for each type of derivative and are discussed by each derivative type in the notes that follow.
Counterparty Credit Risk. Certain derivative positions are subject to counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. The Fund’s derivative counterparties are financial institutions who are subject to market conditions that may weaken their financial position. The Fund intends to enter into financial transactions with counterparties that the Manager believes to be creditworthy at the time of the transaction.
Credit Related Contingent Features. The Fund’s agreements with derivative counterparties have several credit related contingent features that if triggered would allow its derivatives counterparties to close out and demand payment or additional collateral to cover their exposure from the Fund. Credit related contingent features are established between the Fund and its derivatives counterparties to reduce the risk that the Fund will not fulfill its payment obligations to its counterparties. These triggering features include, but are not limited to, a percentage decrease in the Fund’s net assets and or a percentage decrease in the Fund’s Net Asset Value or NAV. The contingent features are established within the Fund’s International Swap and Derivatives Association, Inc. master agreements which govern certain positions in swaps, over-the-counter options and swaptions, and forward currency exchange contracts for each individual counterparty.

Valuations of derivative instruments as of December 31, 2010 are as follows:

	Asset Derivatives			Liability Derivatives
	Statement			Statement
Derivatives Not	of Assets			of Assets
Accounted for as	and Liabilities			and Liabilities
Hedging Instruments	Location	Value		Location	Value

Interest rate contracts	Futures margins	$100,654	*	Futures margins	$64,245	*

*	Includes only the current day’s variation margin. Prior variation margin movements have been reflected in cash on the Statement of Assets and Liabilities upon receipt or payment.
The effect of derivative instruments on the Statement of Operations is as follows:

Amount of Realized Gain or (Loss) Recognized on Derivatives
Derivatives Not	Closing and
Accounted for as	expiration of
Hedging Instruments	futures contracts	Swap contracts	Total

Credit contracts	$—	$8,330	$8,330
Interest rate contracts	1,687,026	—	1,687,026

Total	$1,687,026	$8,330	$1,695,356

Amount of Change in Unrealized Gain or (Loss) Recognized on Derivatives
Derivatives Not
Accounted for as
Hedging Instruments	Futures contracts	Swap contracts	Total

Credit contracts	$—	$65,987	$65,987
Interest rate contracts	753,266	—	753,266

Total	$753,266	$65,987	$819,253

Futures Contracts
A futures contract is a commitment to buy or sell a specific amount of a financial instrument at a negotiated price on a stipulated future date. The Fund may buy and sell futures contracts and may also buy or write put or call options on these futures contracts.
     Futures contracts traded on a commodities or futures exchange will be valued at the final settlement price or official closing price on the principal exchange as reported by such principal exchange at its trading session ending at, or most recently prior to, the time when the Fund’s assets are valued.
     Upon entering into a futures contract, the Fund is required to deposit either cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses.
     Futures contracts are reported on a schedule following the Statement of Investments. Securities held in collateralized accounts to cover initial margin requirements on open futures contracts are noted in the Statement of Investments. Cash held by the broker to cover initial margin requirements on open futures contracts and the receivable and/or payable for the daily mark to market for the variation margin are noted in the Statement of Assets and Liabilities. The net change in unrealized appreciation and depreciation is reported in the Statement of Operations. Realized gains (losses) are reported in the Statement of Operations at the closing or expiration of futures contracts.
     The Fund has purchased futures contracts on various bonds and notes to increase exposure to interest rate risk.
The Fund has sold futures contracts on various bonds and notes to decrease exposure to interest rate risk.
     During the year ended December 31, 2010, the Fund had an average market value of $25,954,050 and $25,073,744 on futures contracts purchased and sold, respectively.
     Additional associated risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market where the Fund is unable to liquidate the contract or enter into an offsetting position and, if used for hedging purposes, the risk that the price of the contract will correlate imperfectly with the prices of the Fund’s securities.
Swap Contracts
The Fund may enter into swap contract agreements with a counterparty to exchange a series of cash flows based on either specified reference rates, or the occurrence of a credit event, over a specified period. Such contracts may include interest rate, equity, debt, index, total return, credit and currency swaps.
     Swaps are marked to market daily using primarily quotations from pricing services, counterparties and brokers. Swap contracts are reported on a schedule following the Statement of Investments. The values of swap contracts are aggregated by positive and negative values and disclosed separately on the Statement of Assets and Liabilities by contracts in unrealized appreciation and depreciation positions. Upfront payments paid or received, if any, affect the value of the respective swap. Therefore, to determine the unrealized appreciation (depreciation) on swaps, upfront payments paid should be subtracted from, while upfront payments received should be added to, the value of contracts reported as an asset on the Statement of Assets and Liabilities. Conversely, upfront payments paid should be added to, while upfront payments received should be subtracted from the value of contracts reported as a liability. The unrealized appreciation (depreciation) related to the change in the valuation of the notional amount of the swap is combined with the accrued interest due to (owed by) the Fund at termination or settlement. The net change in this amount during the period is included on the Statement of Operations. The Fund also records any periodic payments received from (paid to) the counterparty, including at termination, under such contracts as realized gain (loss) on the Statement of Operations.
     Swap contract agreements are exposed to the market risk factor of the specific underlying reference asset. Swap contracts are typically more attractively priced compared to similar investments in related cash securities because they isolate the risk to one market risk factor and eliminate the other market risk factors. Investments in cash securities (for instance bonds) have exposure to multiple risk factors (credit and interest rate risk). Because swaps require little or no initial cash investment, they can expose the Fund to substantial risk in the isolated market risk factor.
Credit Default Swap Contracts. A credit default swap is a bilateral contract that enables an investor to buy or sell protection on a debt security against a defined-issuer credit event, such as the issuer’s failure to make timely payments of interest or principal on the debt security, bankruptcy or restructuring. The Fund may enter into credit default swaps either by buying or selling protection on a single security or a basket of securities (the “reference asset”).
     The buyer of protection pays a periodic fee to the seller of protection based on the notional amount of debt securities underlying the swap contract. The seller of protection agrees to compensate the buyer of protection for future potential losses as a result of a credit event on the reference asset. The contract effectively transfers the credit event risk of the reference asset from the buyer of protection to the seller of protection.
     The ongoing value of the contract will fluctuate throughout the term of the contract based primarily on the credit risk of the reference asset. If the credit quality of the reference asset improves relative to the credit quality at contract initiation, the buyer of protection may have an unrealized loss greater than the anticipated periodic fee owed. This unrealized loss would be the result of current credit protection being cheaper than the cost of credit protection at contract initiation. If the buyer elects to terminate the contract prior to its maturity, and there has been no credit event, this unrealized loss will become realized. If the contract is held to maturity, and there has been no credit event, the realized loss will be equal to the periodic fee paid over the life of the contract.

     If there is a credit event, the buyer of protection can exercise its rights under the contract and receive a payment from the seller of protection equal to the notional amount of the reference asset less the market value of the reference asset. Upon exercise of the contract the difference between the value of the underlying reference asset and the notional amount is recorded as realized gain (loss) and is included on the Statement of Operations.
     The Fund has engaged in pairs trades by purchasing protection through a credit default swap referenced to the debt of an issuer, and simultaneously selling protection through a credit default swap referenced to the debt of a different issuer with the intent to realize gains from the pricing differences of the two issuers who are expected to have similar market risks. Pairs trades attempt to gain exposure to credit risk while hedging or offsetting the effects of overall market movements.
     For the year ended December 31, 2010, the Fund had average notional amounts of $1,415,769 and $1,415,769 on credit default swaps to buy protection and credit default swaps to sell protection, respectively.
     Additional associated risks to the Fund include counterparty credit risk and liquidity risk.
     As of December 31, 2010, the Fund had no such credit default swaps outstanding.
6. Restricted Securities
As of December 31, 2010, investments in securities included issues that are restricted. A restricted security may have a contractual restriction on its resale and is valued under methods approved by the Board of Trustees as reflecting fair value. Securities that are restricted are marked with an applicable footnote on the Statement of Investments. Restricted securities are reported on a schedule following the Statement of Investments.
7. Securities Lending
The Fund lends portfolio securities from time to time in order to earn additional income in the form of fees or interest on securities received as collateral or the investment of any cash received as collateral. The loans are secured by collateral (either securities, letters of credit, or cash) in an amount not less than 100% of the market value of the loaned securities during the period of the loan. The market value of the loaned securities is determined at the close of each business day and any additional required collateral is delivered to the Fund on the next business day. If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and cost in recovering the securities loaned or in gaining access to the collateral. The Fund continues to receive the economic benefit of interest or dividends paid on the securities loaned in the form of a substitute payment received from the borrower and recognizes the gain or loss in the fair value of the securities loaned that may occur during the term of the loan. The Fund has the right under the lending agreement to recover the securities from the borrower on demand.
     As of December 31, 2010, the Fund had no securities on loan.
8. Pending Litigation
Since 2009, a number of lawsuits have been pending in federal courts against the Manager, the Distributor, and certain mutual funds (“Defendant Funds”) advised by the Manager and distributed by the Distributor (but not including the Fund). The lawsuits naming the Defendant Funds also name as defendants certain officers and current and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund’s investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     In 2009, what are claimed to be derivative lawsuits were filed in state court against the Manager and a subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     Other lawsuits have been filed since 2008 in various state and federal courts, against the Manager and certain of its affiliates. Those lawsuits were filed by investors who made investments through an affiliate of the Manager, and relate to the alleged investment fraud perpetrated by Bernard Madoff and his firm (“Madoff”). Those suits allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors as defendants. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.
     The Manager believes that the lawsuits described above are without legal merit and is defending against them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to defend the suits brought against those Funds and the present and former Independent Trustees named in those suits. While it is premature to render any opinion as to the outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer funds.
9. Subsequent Event
The Regulated Investment Company Modernization Act of 2010 (the “Act”) was signed into law on December 22, 2010. The Act makes changes to a number of tax rules impacting the Fund. Under the Act, future capital losses generated by a fund may be carried over indefinitely, but these losses must be used prior to the utilization of any pre-enactment capital losses. Since pre-enactment capital losses may only be carried forward for eight years, there may be a greater likelihood that all or a portion of a fund’s pre-enactment capital losses will expire unused. In general, the provisions of the Act will be effective for the Fund’s fiscal year ending December 31, 2011. Specific information regarding the impact of the Act on the Fund will be contained within the “Federal Taxes” section of the financial statement notes for the fiscal year ending December 31, 2011.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees and Shareholders of Oppenheimer Variable Account Funds:
We have audited the accompanying statement of assets and liabilities of Oppenheimer Global Securities Fund/VA (one of the portfolios constituting the Oppenheimer Variable Account Funds), including the statement of investments, as of December 31, 2010, the related statement of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the years in the two-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The accompanying financial highlights of Oppenheimer Global Securities Fund/VA for the years ended prior to January 1, 2009 were audited by other auditors whose report dated February 11, 2009 expressed an unqualified opinion on those financial highlights.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2010, by correspondence with the custodian and transfer agent. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Global Securities Fund/VA as of December 31, 2010, the results of its operations for the year then ended, and the changes in its net assets and the financial highlights for each of the years in the two-year period then ended, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG llp
Denver, Colorado
February 16, 2011

STATEMENT OF INVESTMENTS December 31, 2010

	Shares	Value

Common Stocks—98.7%
Consumer Discretionary—17.3%
Automobiles—1.5%
Bayerische Motoren Werke (BMW) AG	75,529	$5,925,604
Bayerische Motoren Werke (BMW) AG, Preference	705,262	36,336,077

		42,261,681

Diversified Consumer Services—0.0%
Zee Learn Ltd.	492,103	302,646
Hotels, Restaurants & Leisure—3.8%
Carnival Corp.	1,090,646	50,289,687
Lottomatica SpA	417,500	5,174,605
McDonald’s Corp.	567,920	43,593,539
Shuffle Master, Inc.[1]	616,100	7,054,345

		106,112,176

Household Durables—1.6%
Sony Corp.	1,288,800	46,462,835
Media—3.7%
Grupo Televisa SA, Sponsored GDR[1]	1,358,076	35,214,911
McGraw-Hill Cos., Inc. (The)	278,970	10,157,298
Walt Disney Co. (The)	1,179,900	44,258,049
Wire & Wireless India Ltd.[1]	2,281,600	622,510
Zee Entertainment Enterprises Ltd.	3,936,820	12,964,257

		103,217,025

Specialty Retail—3.2%
Industria de Diseno Textil SA	481,087	36,020,612
Tiffany & Co.	843,600	52,530,972

		88,551,584

Textiles, Apparel & Luxury Goods—3.5%
Bulgari SpA	1,732,778	18,721,032
LVMH Moet Hennessy Louis Vuitton SA	319,840	52,613,558
Tod’s SpA	269,399	26,604,020

		97,938,610

Consumer Staples—8.3%
Beverages—3.2%
Companhia de Bebidas das Americas, Sponsored ADR, Preference	930,575	28,875,742
Fomento Economico Mexicano SA de CV, UBD	6,736,224	37,662,856
Grupo Modelo SA de CV, Series C	3,411,977	21,203,987

		87,742,585

Food & Staples Retailing—1.4%
Shinsegae Department Store Co.	10,507	5,684,464
Wal-Mart Stores, Inc.	624,870	33,699,239

		39,383,703

Food Products—2.3%
Nestle SA	525,225	30,755,154
Unilever plc	1,126,403	34,473,481

		65,228,635
Household Products—1.4%
Colgate-Palmolive Co.	478,210	38,433,738
Energy—3.7%
Energy Equipment & Services—2.6%
Technip SA	412,260	38,067,652
Transocean Ltd.[1]	477,252	33,173,787

		71,241,439

Oil, Gas & Consumable Fuels—1.1%
Total SA	585,890	31,043,174
Financials—16.3%
Capital Markets—4.9%
3i Group plc	2,576,148	13,194,023
Credit Suisse Group AG	1,473,595	59,369,330
Goldman Sachs Group, Inc. (The)	179,390	30,166,222
UBS AG1	2,085,366	34,235,688

		136,965,263

Commercial Banks—3.7%
Banco Bilbao Vizcaya Argentaria SA	2,721,385	27,492,778
HSBC Holdings plc	3,566,173	36,566,487
Societe Generale SA, Cl. A	320,542	17,227,960
Sumitomo Mitsui Financial Group, Inc.	653,300	23,270,644

		104,557,869

Consumer Finance—0.7%
SLM Corp.[1]	1,477,640	18,603,488
Diversified Financial Services—1.1%
Investor AB, B Shares	1,419,138	30,363,453
Insurance—5.9%
AFLAC, Inc.	479,390	27,051,978
Allianz SE	305,932	36,368,595
Dai-ichi Life Insurance Co.	20,806	33,801,101
Fidelity National Financial, Inc., Cl. A	942,400	12,892,032
Prudential plc	2,843,067	29,609,741
XL Group plc	1,204,570	26,283,717

		166,007,164

Health Care—7.1%
Biotechnology—1.8%
Amylin Pharmaceuticals, Inc.[1]	1,095,038	16,108,009
Basilea Pharmaceutica AG1	19,039	1,323,567
Dendreon Corp.[1]	207,690	7,252,535
Gilead Sciences, Inc.[1]	240,500	8,715,720
Regeneron Pharmaceuticals, Inc.[1]	96,552	3,169,802
Theravance, Inc.[1]	569,100	14,267,337

		50,836,970

	Shares	Value

Health Care Equipment & Supplies—1.0%
Zimmer Holdings, Inc.[1]	537,690	$28,863,199
Health Care Providers & Services—2.3%
Aetna, Inc.	1,013,500	30,921,885
WellPoint, Inc.[1]	598,535	34,032,700

		64,954,585

Pharmaceuticals—2.0%
Bayer AG	355,486	26,150,902
Mitsubishi Tanabe Pharma Corp.	799,000	13,492,167
Roche Holding AG	103,595	15,179,160

		54,822,229

Industrials—14.1%
Aerospace & Defense—2.9%
Embraer SA, ADR	886,753	26,070,538
European Aeronautic Defense & Space Co.[1]	1,386,180	32,305,239
Lockheed Martin Corp.	163,960	11,462,444
Raytheon Co.	256,560	11,888,990

		81,727,211

Air Freight & Logistics—0.7%
TNT NV	739,827	19,525,588
Building Products—1.6%
Assa Abloy AB, Cl. B	1,580,496	44,531,605
Commercial Services & Supplies—0.7%
Secom Co. Ltd.	403,900	19,127,916
Electrical Equipment—2.0%
Emerson Electric Co.	443,340	25,345,748
Nidec Corp.	173,900	17,584,912
Prysmian SpA	679,000	11,568,760

		54,499,420

Industrial Conglomerates—5.5%
3M Co.	428,790	37,004,577
Koninklijke Philips Electronics NV	1,160,800	35,553,213
Siemens AG	663,147	82,564,385

		155,122,175

Machinery—0.7%
Fanuc Ltd.	130,300	20,012,822
Information Technology—28.1%
Communications Equipment—6.1%
Juniper Networks, Inc.[1]	1,583,440	58,460,605
Telefonaktiebolaget LM Ericsson, B Shares	9,698,309	112,303,619

		170,764,224

Electronic Equipment & Instruments—4.7%
Corning, Inc.	1,383,320	26,725,742
Hoya Corp.	1,035,000	25,138,810
Keyence Corp.	95,274	27,600,006
Kyocera Corp.	161,800	16,520,778
Murata Manufacturing Co. Ltd.	529,800	37,129,720

		133,115,056

Internet Software & Services—2.5%
eBay, Inc.[1]	2,500,090	69,577,505
IT Services—2.7%
Automatic Data Processing, Inc.	571,840	26,464,755
Infosys Technologies Ltd.	630,108	48,514,018

		74,978,773

Semiconductors & Semiconductor Equipment—5.1%
Altera Corp.	1,528,710	54,391,502
Maxim Integrated Products, Inc.	1,415,335	33,430,213
MediaTek, Inc.	1,531,891	21,858,907
Taiwan Semiconductor Manufacturing Co. Ltd.	13,575,184	33,057,399

		142,738,021

Software—7.0%
Adobe Systems, Inc.[1]	1,074,443	33,071,356
Intuit, Inc.[1]	1,038,730	51,209,389
Microsoft Corp.	1,699,710	47,455,903
Nintendo Co. Ltd.	60,600	17,786,649
SAP AG	912,028	46,221,135

		195,744,432

Materials—0.7%
Chemicals—0.7%
Linde AG	120,238	18,333,029
Telecommunication Services—2.2%
Wireless Telecommunication Services—2.2%
America Movil SAB de CV, ADR, Series L	121,380	6,959,929
KDDI Corp.	4,772	27,565,809
Vodafone Group plc	10,676,562	27,798,495

		62,324,233

Utilities—0.9%
Electric Utilities—0.9%
Fortum OYJ	786,400	23,857,723

Total Common Stocks (Cost $2,072,185,389)		2,759,873,784

	Shares	Value

Investment Companies—1.2%
JPMorgan U.S. Treasury Plus Money Market Fund, Agency Shares, 0.00%[2,3]	720,713	$720,713
Oppenheimer Institutional Money Market Fund, Cl. E, 0.21%[2,4]	32,313,050	32,313,050

Total Investment Companies (Cost $33,033,763)		33,033,763

Total Investments, at Value (Cost $2,105,219,152)	99.9%	$2,792,907,547
Other Assets
Net of Liabilities	0.1	3,927,591

Net Assets	100.0%	$2,796,835,138

Footnotes to Statement of Investments

1.	Non-income producing security.

2.	Rate shown is the 7-day yield as of December 31, 2010.

3.	Interest rate is less than 0.0005%.

4.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2010, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2009	Additions	Reductions	December 31, 2010

Oppenheimer Institutional Money Market Fund, Cl. E	30,907,869	307,699,375	306,294,194	32,313,050

	Value	Income

Oppenheimer Institutional Money Market Fund, Cl. E	$32,313,050	$71,454
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1)	Level 1 — unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)

2)	Level 2 — inputs other than unadjusted quoted prices that are observable for the asset or liability (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)

3)	Level 3 — significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset or liability).
The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of December 31, 2010 based on valuation input level:

			Level 3–
	Level 1–	Level 2–	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Observable Inputs	Inputs	Value

Assets Table
Investments, at Value:
Common Stocks
Consumer Discretionary	$484,846,557	$—	$—	$484,846,557
Consumer Staples	230,788,661	—	—	230,788,661
Energy	102,284,613	—	—	102,284,613
Financials	456,497,237	—	—	456,497,237
Health Care	199,476,983	—	—	199,476,983
Industrials	394,546,737	—	—	394,546,737
Information Technology	652,755,485	134,162,526	—	786,918,011
Materials	18,333,029	—	—	18,333,029
Telecommunication Services	34,525,738	27,798,495	—	62,324,233
Utilities	—	23,857,723	—	23,857,723
Investment Companies	33,033,763	—	—	33,033,763

Total Assets	$2,607,088,803	$185,818,744	$—	$2,792,907,547

Liabilities Table
Other Financial Instruments:
Foreign currency exchange contracts	$—	$(2,260)	$—	$(2,260)

Total Liabilities	$—	$(2,260)	$—	$(2,260)

Currency contracts and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.
The table below shows the significant transfers between Level 1 and Level 2. The Fund’s policy is to recognize transfers in and transfers out as of the beginning of the reporting period.

	Transfers into	Transfers out	Transfers into	Transfers out
	Level 1*	of Level 1**	Level 2**	of Level 2*

Assets Table
Investments, at Value:
Common Stocks
Consumer Discretionary	$107,682,363	$—	$—	$(107,682,363)
Consumer Staples	28,024,056	—	—	(28,024,056)
Energy	75,498,991	—	—	(75,498,991)
Financials	273,414,697	—	—	(273,414,697)
Health Care	13,379,033	—	—	(13,379,033)
Industrials	190,599,385	—	—	(190,599,385)
Information Technology	163,218,218	(99,532,566)	99,532,566	(163,218,218)
Telecommunication Services	28,924,502	(24,532,360)	24,532,360	(28,924,502)

Total Assets	$880,741,245	$(124,064,926)	$124,064,926	$(880,741,245)

*	Transferred from Level 2 to Level 1 due to the presence of a readily available unadjusted quoted market price. As of the prior reporting period end, these securities were absent of a readily available unadjusted quoted market price due to a significant event occuring before the Fund’s assets were valued but after the close of the securities’ respective exchanges.

**	Transferred from Level 1 to Level 2 because of the absence of a readily available unadjusted quoted market price due to a significant event occurring before the Fund’s assets were valued but after the close of the securities’ respective exchanges.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.
Distribution of investments representing geographic holdings, as a percentage of total investments at value, is as follows:

Geographic Holdings	Value	Percent

United States	$1,064,758,053	38.1%
Japan	325,494,169	11.7
Germany	251,899,727	9.0
Sweden	187,198,677	6.7
France	171,257,583	6.1
United Kingdom	141,642,227	5.1
Switzerland	140,862,899	5.0
Mexico	101,041,683	3.6
Spain	63,513,390	2.3
India	62,403,431	2.2
Italy	62,068,417	2.2
The Netherlands	55,078,801	2.0
Brazil	54,946,280	2.0
Taiwan	54,916,306	2.0
Ireland	26,283,717	0.9
Finland	23,857,723	0.9
Korea, Republic of South	5,684,464	0.2

Total	$2,792,907,547	100.0%

Foreign Currency Exchange Contracts as of December 31, 2010 are as follows:

		Contract Amount		Expiration		Unrealized
Counterparty/Contract Description	Buy/Sell	(000’s)		Date	Value	Depreciation

Brown Brothers Harriman
Swedish Krona (SEK)	Sell	4,788	SEK	1/5/11	$711,836	$2,260

STATEMENT OF ASSETS AND LIABILITIES December 31, 2010

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $2,072,906,102)	$2,760,594,497
Affiliated companies (cost $32,313,050)	32,313,050

2,792,907,547
Receivables and other assets:
Interest and dividends	3,493,590
Investments sold	3,477,867
Other	227,093

Total assets	2,800,106,097

Liabilities
Unrealized depreciation on foreign currency exchange contracts	2,260
Payables and other liabilities:
Shares of beneficial interest redeemed	1,821,252
Distribution and service plan fees	711,545
Shareholder communications	286,508
Transfer and shareholder servicing agent fees	235,897
Trustees’ compensation	50,727
Legal, auditing and other professional fees	36,375
Other	126,395

Total liabilities	3,270,959

Net Assets	$2,796,835,138

Composition of Net Assets
Par value of shares of beneficial interest	$92,604
Additional paid-in capital	2,133,608,934
Accumulated net investment income	23,680,132
Accumulated net realized loss on investments and foreign currency transactions	(48,567,034)
Net unrealized appreciation on investments and translation of assets and liabilities denominated in foreign currencies	688,020,502

Net Assets	$2,796,835,138

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $1,410,763,429 and 46,563,559 shares of beneficial interest outstanding)	$30.30
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $1,101,584,428 and 36,675,663 shares of beneficial interest outstanding)	$30.04
Class 3 Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $202,621,365 and 6,643,369 shares of beneficial interest outstanding)	$30.50
Class 4 Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $81,865,916 and 2,721,393 shares of beneficial interest outstanding)	$30.08

STATEMENT OF OPERATIONS For the Year Ended December 31, 2010

Investment Income
Dividends:
Unaffiliated companies (net of foreign withholding taxes of $4,749,919)	$51,422,607
Affiliated companies	71,454
Interest	44,489

Total investment income	51,538,550

Expenses
Management fees	16,477,772
Distribution and service plan fees:
Service shares	2,487,757
Class 4 shares	191,270
Transfer and shareholder servicing agent fees:
Non-Service shares	1,335,869
Service shares	997,433
Class 3 shares	196,460
Class 4 shares	76,505
Shareholder communications:
Non-Service shares	165,185
Service shares	124,272
Class 3 shares	24,187
Class 4 shares	9,474
Custodian fees and expenses	284,724
Trustees’ compensation	56,368
Administration service fees	1,500
Other	143,515

Total expenses	22,572,291
Less waivers and reimbursements of expenses	(31,932)

Net expenses	22,540,359

Net Investment Income	28,998,191

Realized and Unrealized Gain
Net realized gain on:
Investments from unaffiliated companies (net of foreign capital gains tax of $264,531)	35,894,050
Foreign currency transactions	25,571,948

Net realized gain	61,465,998
Net change in unrealized appreciation/depreciation on:
Investments	288,320,153
Translation of assets and liabilities denominated in foreign currencies	9,675,167

Net change in unrealized appreciation/depreciation	297,995,320

Net Increase in Net Assets Resulting from Operations	$388,459,509

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2010	2009

Operations
Net investment income	$28,998,191	$31,953,433
Net realized gain (loss)	61,465,998	(65,102,360)
Net change in unrealized appreciation/depreciation	297,995,320	806,598,818

Net increase in net assets resulting from operations	388,459,509	773,449,891

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	(19,240,136)	(27,800,589)
Service shares	(12,039,643)	(16,163,769)
Class 3 shares	(2,863,873)	(4,130,611)
Class 4 shares	(934,492)	(1,262,683)

	(35,078,144)	(49,357,652)
Distributions from net realized gain:
Non-Service shares	—	(26,507,538)
Service shares	—	(17,924,453)
Class 3 shares	—	(3,946,570)
Class 4 shares	—	(1,437,851)

	—	(49,816,412)

Beneficial Interest Transactions
Net decrease in net assets resulting from beneficial interest transactions:
Non-Service shares	(133,425,702)	(140,936,466)
Service shares	(16,572,723)	(37,527,816)
Class 3 shares	(29,607,611)	(22,954,318)
Class 4 shares	(6,420,742)	(4,666,393)

	(186,026,778)	(206,084,993)

Net Assets
Total increase	167,354,587	468,190,834
Beginning of period	2,629,480,551	2,161,289,717

End of period (including accumulated net investment income of $23,680,132 and $30,325,856, respectively)	$2,796,835,138	$2,629,480,551

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2010	2009	2008	2007	2006

Per Share Operating Data
Net asset value, beginning of period	$26.50	$20.21	$36.60	$36.79	$33.38

Income (loss) from investment operations:
Net investment income[1]	.33	.33	.55	.45	.43
Net realized and unrealized gain (loss)	3.85	6.94	(14.46)	1.69	5.20

Total from investment operations	4.18	7.27	(13.91)	2.14	5.63

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.38)	(.50)	(.46)	(.50)	(.36)
Distributions from net realized gain	—	(.48)	(2.02)	(1.83)	(1.86)

Total dividends and/or distributions to shareholders	(.38)	(.98)	(2.48)	(2.33)	(2.22)

Net asset value, end of period	$30.30	$26.50	$20.21	$36.60	$36.79

Total Return, at Net Asset Value[2]	15.96%	39.77%	(40.19)%	6.32%	17.69%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$1,410,764	$1,364,597	$1,150,113	$2,193,638	$2,297,315

Average net assets (in thousands)	$1,336,110	$1,206,240	$1,679,720	$2,302,726	$2,189,511

Ratios to average net assets:[3]
Net investment income	1.22%	1.51%	1.95%	1.21%	1.27%
Total expenses[4]	0.76%	0.75%	0.65%	0.65%	0.66%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.76%	0.75%	0.65%	0.65%	0.66%

Portfolio turnover rate	15%	11%	19%	18%	21%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2010	0.76%
Year Ended December 31, 2009	0.75%
Year Ended December 31, 2008	0.65%
Year Ended December 31, 2007	0.65%
Year Ended December 31, 2006	0.66%

Service Shares Year Ended December 31,	2010	2009	2008	2007	2006

Per Share Operating Data
Net asset value, beginning of period	$26.28	$20.02	$36.27	$36.49	$33.16

Income (loss) from investment operations:
Net investment income[1]	.26	.27	.47	.33	.33
Net realized and unrealized gain (loss)	3.82	6.90	(14.32)	1.72	5.16

Total from investment operations	4.08	7.17	(13.85)	2.05	5.49

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.32)	(.43)	(.38)	(.44)	(.30)
Distributions from net realized gain	—	(.48)	(2.02)	(1.83)	(1.86)

Total dividends and/or distributions to shareholders	(.32)	(.91)	(2.40)	(2.27)	(2.16)

Net asset value, end of period	$30.04	$26.28	$20.02	$36.27	$36.49

Total Return, at Net Asset Value[2]	15.70%	39.36%	(40.33)%	6.08%	17.36%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$1,101,584	$980,485	$772,107	$1,300,989	$983,558

Average net assets (in thousands)	$997,627	$830,887	$1,051,239	$1,180,656	$750,499

Ratios to average net assets:[3]
Net investment income	0.96%	1.23%	1.70%	0.91%	0.98%
Total expenses[4]	1.01%	1.00%	0.90%	0.89%	0.91%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	1.01%	1.00%	0.90%	0.89%	0.91%

Portfolio turnover rate	15%	11%	19%	18%	21%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2010	1.01%
Year Ended December 31, 2009	1.00%
Year Ended December 31, 2008	0.90%
Year Ended December 31, 2007	0.89%
Year Ended December 31, 2006	0.91%

Class 3 Shares Year Ended December 31,	2010	2009	2008	2007	2006

Per Share Operating Data
Net asset value, beginning of period	$26.67	$20.34	$36.82	$36.99	$33.55

Income (loss) from investment operations:
Net investment income[1]	.33	.33	.56	.45	.43
Net realized and unrealized gain (loss)	3.88	6.98	(14.56)	1.71	5.23

Total from investment operations	4.21	7.31	(14.00)	2.16	5.66

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.38)	(.50)	(.46)	(.50)	(.36)
Distributions from net realized gain	—	(.48)	(2.02)	(1.83)	(1.86)

Total dividends and/or distributions to shareholders	(.38)	(.98)	(2.48)	(2.33)	(2.22)

Net asset value, end of period	$30.50	$26.67	$20.34	$36.82	$36.99
Total Return, at Net Asset Value[2]	15.97%	39.70%	(40.19)%	6.34%	17.69%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$202,621	$206,356	$175,971	$361,621	$395,901

Average net assets (in thousands)	$196,495	$182,553	$269,650	$391,270	$369,406

Ratios to average net assets:[3]
Net investment income	1.22%	1.49%	1.95%	1.22%	1.26%
Total expenses[4]	0.76%	0.75%	0.65%	0.65%	0.66%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.76%	0.75%	0.65%	0.65%	0.66%

Portfolio turnover rate	15%	11%	19%	18%	21%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2010	0.76%
Year Ended December 31, 2009	0.75%
Year Ended December 31, 2008	0.65%
Year Ended December 31, 2007	0.65%
Year Ended December 31, 2006	0.66%

Class 4 Shares Year Ended December 31,	2010	2009	2008	2007	2006

Per Share Operating Data
Net asset value, beginning of period	$26.32	$20.03	$36.28	$36.49	$33.15

Income (loss) from investment operations:
Net investment income[1]	.26	.27	.47	.34	.34
Net realized and unrealized gain (loss)	3.82	6.92	(14.34)	1.70	5.16

Total from investment operations	4.08	7.19	(13.87)	2.04	5.50

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.32)	(.42)	(.36)	(.42)	(.30)
Distributions from net realized gain	—	(.48)	(2.02)	(1.83)	(1.86)

Total dividends and/or distributions to shareholders	(.32)	(.90)	(2.38)	(2.25)	(2.16)

Net asset value, end of period	$30.08	$26.32	$20.03	$36.28	$36.49

Total Return, at Net Asset Value[2]	15.67%	39.38%	(40.35)%	6.06%	17.40%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$81,866	$78,043	$63,099	$123,542	$114,232

Average net assets (in thousands)	$76,519	$66,965	$93,909	$122,385	$100,973

Ratios to average net assets:[3]
Net investment income	0.97%	1.22%	1.69%	0.93%	1.00%
Total expenses[4]	1.01%	1.00%	0.91%	0.90%	0.91%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	1.01%	1.00%	0.91%	0.90%	0.91%

Portfolio turnover rate	15%	11%	19%	18%	21%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2010	1.01%
Year Ended December 31, 2009	1.00%
Year Ended December 31, 2008	0.91%
Year Ended December 31, 2007	0.90%
Year Ended December 31, 2006	0.91%

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Global Securities Fund/VA (the “Fund”) is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek long-term capital appreciation by investing a substantial portion of its assets in securities of foreign issuers, “growth-type” companies, cyclical industries and special situations that are considered to have appreciation possibilities. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers Non-Service, Service, Class 3 and Class 4 shares. All classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares being designated as Service shares and Class 4 shares are subject to a distribution and service plan. All classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class. The Fund assesses a 1% fee on the proceeds of Class 3 and Class 4 shares that are redeemed (either by selling or exchanging to another Oppenheimer fund or other investment option offered through your variable life insurance or variable annuity contract) within 60 days of their purchase. The fee, which is retained by the Fund, is accounted for as an addition to paid-in capital.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” inputs other than unadjusted quoted prices for an asset that are observable are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using unadjusted quoted market prices, when available, as supplied primarily by portfolio pricing services approved by the Board of Trustees or dealers.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which it is traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     U.S. domestic and international debt instruments (including corporate, government, municipal, mortgage-backed, collateralized mortgage obligations and asset-backed securities) and “money market-type” debt instruments with a remaining maturity in excess of sixty days are valued at the mean between the “bid” and “asked” prices utilizing price quotations obtained from independent pricing services or broker-dealers. Such prices are typically determined based upon information obtained from market participants including reported trade data, broker-dealer price quotations and inputs such as benchmark yields and issuer spreads from identical or similar securities.
     Forward foreign currency exchange contracts are valued utilizing current and forward currency rates obtained from independent pricing services.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value.
     In the absence of a readily available unadjusted quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies of the Fund during the period.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. When applicable, the Fund’s investment in IMMF is included in the Statement of Investments. Shares of IMMF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Appreciation
Based on Cost of
Undistributed	Undistributed	Accumulated	Securities and Other
Net Investment	Long-Term	Loss	Investments for Federal
Income	Gain	Carryforward[1,2,3]	Income Tax Purposes

$31,700,131	$—	$17,214,823	$648,698,863

1.	As of December 31, 2010, the Fund had $17,214,823 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2010, details of the capital loss carryforward were as follows:

Expiring

2017	$17,214,823

2.	During the fiscal year ended December 31, 2010, the Fund utilized $61,984,330 of capital loss carryforward to offset capital gains realized in that fiscal year.

3.	During the fiscal year ended December 31, 2009, the Fund did not utilize any capital loss carryforward.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

Reduction	Reduction
to Accumulated	to Accumulated
Net Investment	Net Realized Loss
Income	on Investments

$565,771	$565,771
The tax character of distributions paid during the years ended December 31, 2010 and December 31, 2009 was as follows:

	Year Ended	Year Ended
	December 31, 2010	December 31, 2009

Distributions paid from:
Ordinary income	$35,078,144	$49,392,292
Long-term capital gain	—	49,781,772

Total	$35,078,144	$99,174,064

The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2010 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$2,144,543,051
Federal tax cost of other investments	(711,836)

Total federal tax cost	$2,143,831,215

Gross unrealized appreciation	$713,036,000
Gross unrealized depreciation	(64,337,137)

Net unrealized appreciation	$648,698,863

Certain foreign countries impose a tax on capital gains which is accrued by the Fund based on unrealized appreciation, if any, on affected securities. The tax is paid when the gain is realized.
Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance with the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2010		Year Ended December 31, 2009
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	3,002,141	$81,399,571	4,700,539	$96,201,259
Dividends and/or distributions reinvested	719,257	19,240,136	3,644,841	54,308,127
Redeemed	(8,659,048)	(234,065,409)	(13,740,529)	(291,445,852)

Net decrease	(4,937,650)	$(133,425,702)	(5,395,149)	$(140,936,466)

Service Shares
Sold	4,081,506	$109,511,274	2,545,715	$56,464,839
Dividends and/or distributions reinvested	453,129	12,039,643	2,301,703	34,088,222
Redeemed	(5,166,594)	(138,123,640)	(6,110,959)	(128,080,877)

Net decrease	(631,959)	$(16,572,723)	(1,263,541)	$(37,527,816)

Class 3 Shares
Sold	201,269	$5,485,318	250,961	$5,397,159
Dividends and/or distributions reinvested	106,384	2,863,873	538,120	8,077,181
Redeemed	(1,401,659)	(37,956,802)[1]	(1,702,099)	(36,428,658)[2]

Net decrease	(1,094,006)	$(29,607,611)	(913,018)	$(22,954,318)

Class 4 Shares
Sold	83,546	$2,267,578	131,734	$2,846,292
Dividends and/or distributions reinvested	35,118	934,492	181,977	2,700,534
Redeemed	(362,658)	(9,622,812)[1]	(497,765)	(10,213,219)[2]

Net decrease	(243,994)	$(6,420,742)	(184,054)	$(4,666,393)

1.	Net of redemption fees of $3,781 and $2,816 for Class 3 and Class 4, respectively.

2.	Net of redemption fees of $5,246 and $4,411 for Class 3 and Class 4, respectively.
3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in IMMF, for the year ended December 31, 2010, were as follows:

	Purchases	Sales

Investment securities	$386,662,911	$583,878,682
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Over $800 million	0.60
Administration Service Fees. The Fund pays the Manager a fee of $1,500 per year for preparing and filing the Fund’s tax returns.
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS fees at an annual rate of 0.10% of the daily net assets of each class of shares. For the year ended December 31, 2010, the Fund paid $2,593,552 to OFS for services to the Fund.
Distribution and Service Plan for Service Shares and Class 4 Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares and Class 4 shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares and Class 4 shares. Under the Plan, payments are made periodically at an annual rate of 0.25% of the daily net assets of Service shares and Class 4 shares of the Fund. The Distributor currently uses all of those fees to compensate sponsors of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares and Class 4 shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares and Class 4 shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. The Manager has voluntarily agreed to limit the Fund’s total annual operating expenses so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 1.00% for Non-Service and Class 3 shares and 1.25% for Service and Class 4 shares.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2010, the Manager waived fees and/or reimbursed the Fund $31,932 for IMMF management fees.
     Some of these undertakings may be modified or terminated at any time; some may not be modified or terminated until after one year from the date of the current prospectus, as indicated therein.
5. Risk Exposures and the Use of Derivative Instruments
The Fund’s investment objectives not only permit the Fund to purchase investment securities, they also allow the Fund to enter into various types of derivatives contracts, including, but not limited to, futures contracts, forward foreign currency exchange contracts, credit default swaps, interest rate swaps, total return swaps, and purchased and written options. In doing so, the Fund will employ strategies in differing combinations to permit it to increase, decrease, or change the level or types of exposure to market risk factors. Central to those strategies are features inherent to derivatives that make them more attractive for this purpose than equity and debt securities: they require little or no initial cash investment, they can focus exposure on only certain selected risk factors, and they may not require the ultimate receipt or delivery of the underlying security (or securities) to the contract. This may allow the Fund to pursue its objectives more quickly and efficiently than if it were to make direct purchases or sales of securities capable of effecting a similar response to market factors.
Market Risk Factors. In accordance with its investment objectives, the Fund may use derivatives to increase or decrease its exposure to one or more of the following market risk factors:
Commodity Risk. Commodity risk relates to the change in value of commodities or commodity indexes as they relate to increases or decreases in the commodities market. Commodities are physical assets that have tangible properties. Examples of these types of assets are crude oil, heating oil, metals, livestock, and agricultural products.
Credit Risk. Credit risk relates to the ability of the issuer to meet interest and principal payments, or both, as they come due. In general, lower-grade, higher-yield bonds are subject to credit risk to a greater extent than lower-yield, higher-quality bonds.
Equity Risk. Equity risk relates to the change in value of equity securities as they relate to increases or decreases in the general market.
Foreign Exchange Rate Risk. Foreign exchange rate risk relates to the change in the U.S. dollar value of a security held that is denominated in a foreign currency. The U.S. dollar value of a foreign currency denominated security will decrease as the dollar appreciates against the currency, while the U.S. dollar value will increase as the dollar depreciates against the currency.
Interest Rate Risk. Interest rate risk refers to the fluctuations in value of fixed-income securities resulting from the inverse relationship between price and yield. For example, an increase in general interest rates will tend to reduce the market value of already issued fixed-income investments, and a decline in general interest rates will tend to increase their value. In addition, debt securities with longer maturities, which tend to have higher yields, are subject to potentially greater fluctuations in value from changes in interest rates than obligations with shorter maturities.
Volatility Risk. Volatility risk refers to the magnitude of the movement, but not the direction of the movement, in a financial instrument’s price over a defined time period. Large increases or decreases in a financial instrument’s price over a relative time period typically indicate greater volatility risk, while small increases or decreases in its price typically indicate lower volatility risk.
The Fund’s actual exposures to these market risk factors during the period are discussed in further detail, by derivative type, below.
Risks of Investing in Derivatives. The Fund’s use of derivatives can result in losses due to unanticipated changes in the market risk factors and the overall market. In instances where the Fund is using derivatives to decrease, or hedge, exposures to market risk factors for securities held by the Fund, there are also risks that those derivatives may not perform as expected resulting in losses for the combined or hedged positions.
     Derivatives may have little or no initial cash investment relative to their market value exposure and therefore can produce significant gains or losses in excess of their cost. This use of embedded leverage allows the Fund to increase its market value exposure relative to its net assets and can substantially increase the volatility of the Fund’s performance.
     Additional associated risks from investing in derivatives also exist and potentially could have significant effects on the valuation of the derivative and the Fund. Typically, the associated risks are not the risks that the Fund is attempting to increase or decrease exposure to, per its investment objectives, but are the additional risks from investing in derivatives. Examples of these associated risks are liquidity risk, which is the risk that the Fund will not be able to sell the derivative in the open market in a timely manner, and counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. Associated risks can be different for each type of derivative and are discussed by each derivative type in the notes that follow.
Counterparty Credit Risk. Certain derivative positions are subject to counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. The Fund’s derivative counterparties are financial institutions who are subject to market conditions that may weaken their financial position. The Fund intends to enter into financial transactions with counterparties that the Manager believes to be creditworthy at the time of the transaction.
Credit Related Contingent Features. The Fund’s agreements with derivative counterparties have several credit related contingent features that if triggered would allow its derivatives counterparties to close out and demand payment or additional collateral to cover their exposure from the Fund. Credit related contingent features are established between the Fund and its derivatives counterparties to reduce the risk that the Fund will not fulfill its payment obligations to its counterparties. These triggering features include, but are not limited to, a percentage decrease in the Fund’s net assets and or a percentage decrease in the Fund’s Net Asset Value or NAV. The contingent features are established within the Fund’s International Swap and Derivatives Association, Inc. master agreements which govern certain positions in swaps, over-the-counter options and swaptions, and forward currency exchange contracts for each individual counterparty.
Valuations of derivative instruments as of December 31, 2010 are as follows:

	Liability Derivatives
Derivatives Not Accounted	Statement of Assets and
for as Hedging Instruments	Liabilities Location	Value

Foreign exchange contracts	Unrealized depreciation on foreign currency exchange contracts	$2,260
The effect of derivative instruments on the Statement of Operations is as follows:
Amount of Realized Gain or (Loss) Recognized on Derivatives

Derivatives Not Accounted for
as Hedging Instruments	Foreign currency transactions

Foreign exchange contracts	$(1,362,614)
Amount of Change in Unrealized Gain or (Loss) Recognized on Derivatives

Derivatives Not Accounted for	Translation of assets and liabilities
as Hedging Instruments	denominated in foreign currencies

Foreign exchange contracts	$(2,260)
Foreign Currency Exchange Contracts
The Fund may enter into foreign currency exchange contracts (“forward contracts”) for the purchase or sale of a foreign currency at a negotiated rate at a future date.
     Forward contracts are reported on a schedule following the Statement of Investments. Forward contracts will be valued daily based upon the closing prices of the forward currency rates determined at the close of the Exchange as provided by a bank, dealer or pricing service. The resulting unrealized appreciation (depreciation) is reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations within the change in unrealized appreciation (depreciation). At contract close, the difference between the original cost of the contract and the value at the close date is recorded as a realized gain (loss) in the Statement of Operations.
     The Fund has purchased and sold certain forward foreign currency exchange contracts of different currencies in order to acquire currencies to pay for related foreign securities purchase transactions, or to convert foreign currencies to U.S. dollars from related foreign securities sale transactions. These foreign currency exchange contracts are negotiated at the current spot exchange rate with settlement typically within two business days thereafter.
     The Fund has entered into forward foreign currency exchange contracts with the obligation to purchase specified foreign currencies in the future at a currently negotiated forward rate in order to take a positive investment perspective on the related currency. These forward foreign currency exchange contracts seek to increase exposure to foreign exchange rate risk.
     The Fund has entered into forward foreign currency exchange contracts with the obligation to purchase specified foreign currencies in the future at a currently negotiated forward rate in order to decrease exposure to foreign exchange rate risk associated with foreign currency denominated securities held by the Fund.
     The Fund has entered into forward foreign currency exchange contracts with the obligation to sell specified foreign currencies in the future at a currently negotiated forward rate in order to take a negative investment perspective on the related currency. These forward foreign currency exchange contracts seek to increase exposure to foreign exchange rate risk.
     The Fund has entered into forward foreign currency exchange contracts with the obligation to sell specified foreign currencies in the future at a currently negotiated forward rate in order to decrease exposure to foreign exchange rate risk associated with foreign currency denominated securities held by the Fund.
     During the year ended December 31, 2010, the Fund had average contract amounts on forward foreign currency contracts to buy and sell of $2,571,248 and $3,566,990, respectively.
     Additional associated risk to the Fund includes counterparty credit risk. Counterparty credit risk arises from the possibility that the counterparty will default.
6. Pending Litigation
Since 2009, a number of lawsuits have been pending federal courts against the Manager, the Distributor, and certain mutual funds (“Defendant Funds”) advised by the Manager and distributed by the Distributor (but not including the Fund). The lawsuits naming the Defendant Funds also name as defendants certain officers and current and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund’s investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     In 2009, what are claimed to be derivative lawsuits were filed in state court against the Manager and a subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     Other lawsuits have been filed since 2008 in various state and federal courts, against the Manager and certain of its affiliates. Those lawsuits were filed by investors who made investments through an affiliate of the Manager, and relate to the alleged investment fraud perpetrated by Bernard Madoff and his firm (“Madoff”). Those suits allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors as defendants. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.
     The Manager believes that the lawsuits described above are without legal merit and is defending against them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to defend the suits brought against those Funds and the present and former Independent Trustees named in those suits. While it is premature to render any opinion as to the outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer funds.
7. Subsequent Event
The Regulated Investment Company Modernization Act of 2010 (the “Act”) was signed into law on December 22, 2010. The Act makes changes to a number of tax rules impacting the Fund. Under the Act, future capital losses generated by a fund may be carried over indefinitely, but these losses must be used prior to the utilization of any pre-enactment capital losses. Since pre-enactment capital losses may only be carried forward for eight years, there may be a greater likelihood that all or a portion of a fund’s pre-enactment capital losses will expire unused. In general, the provisions of the Act will be effective for the Fund’s fiscal year ending December 31, 2011. Specific information regarding the impact of the Act on the Fund will be contained within the “Federal Taxes” section of the financial statement notes for the fiscal year ending December 31, 2011.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees and Shareholders of Oppenheimer Variable Account Funds:
We have audited the accompanying statement of assets and liabilities of Oppenheimer Global Strategic Income Fund/VA, formerly known as Oppenheimer Strategic Bond Fund/VA (one of the portfolios constituting the Oppenheimer Variable Account Funds), including the statement of investments, as of December 31, 2010, the related statement of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the years in the two-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The accompanying financial highlights of Oppenheimer Global Strategic Income Fund/VA for the years ended prior to January 1, 2009 were audited by other auditors whose report dated February 11, 2009 expressed an unqualified opinion on those financial highlights.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2010, by correspondence with the custodian, transfer agent and brokers, or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Global Strategic Income Fund/VA as of December 31, 2010, the results of its operations for the year then ended, and the changes in its net assets and the financial highlights for each of the years in the two-year period then ended, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG llp
Denver,Colorado

February 16, 2011

STATEMENT OF INVESTMENTS December 31, 2010

	Principal
	Amount	Value

Asset-Backed Securities—1.5%
Ally Auto Receivables Trust 2010-2, Automobile Receivables Nts., Series 2010-2, Cl. A4, 2.09%, 5/15/15	$115,000	$116,534
Ally Auto Receivables Trust 2010-4, Automobile Receivables Nts., Series 2010-4, Cl. A3, 0.91%, 11/17/14	140,000	139,175
AmeriCredit Automobile Receivables Trust 2010-4, Automobile Receivables-Backed Nts., Series 2010-4, Cl. A3, 1.27%, 4/8/15	230,000	229,935
AmeriCredit Prime Automobile Receivables Trust 2007-1, Automobile Receivables Nts., Series 2007-1, Cl. D, 5.62%, 9/8/14	1,319,000	1,348,956
AmeriCredit Prime Automobile Receivables Trust 2010-1, Automobile Receivables Nts., Series 2010-1, Cl. A2, 0.97%, 1/15/13	438,219	438,412
Argent Securities Trust 2004-W8, Asset-Backed Pass-Through Certificates, Series 2004-W8, Cl. A2, 1.221%, 5/25/34[1]	924,857	820,857
Argent Securities Trust 2006-M3, Asset-Backed Pass-Through Certificates, Series 2006-M3, Cl. A2B, 0.361%, 9/25/36[1]	367,322	137,673
Bank of America Auto Trust 2010-2, Automobile Receivables, Series 2010-2, Cl. A4, 1.94%, 6/15/17	60,000	60,670
Bank of America Credit Card Trust, Credit Card Asset-Backed Certificates, Series 2010-A1, Cl. A1, 0.56%, 9/15/15[1]	1,140,000	1,140,305
BMW Vehicle Owner Trust 2010-A, Asset-Backed Nts., Series 2010-A, Cl. A3, 1.39%, 4/25/14	850,000	856,676
Capital Auto Receivables Asset Trust 2007-1, Automobile Asset-Backed Securities, Series 2007-1, Cl. B, 5.15%, 9/17/12	262,000	269,828
Capital One Auto Finance Trust, Automobile Receivables, Series 2006-C, Cl. A4, 0.29%, 5/15/13[1]	623,068	619,739
Capital One Multi-Asset Execution Trust, Credit Card Asset-Backed Certificates, Series 2008-A5, Cl. A5, 4.85%, 2/18/14	655,000	663,193
CarMax Auto Owner Trust 2010-2, Asset-Backed Certificates, Series 2010-2, Cl. A3, 1.41%, 2/16/15	100,000	100,714
Citibank Omni Master Trust, Credit Card Receivables, Series 2009-A8, Cl. A8, 2.36%, 5/16/16[1,2]	205,000	207,618
Citigroup Mortgage Loan Trust, Inc. 2006-WFH3, Asset-Backed Pass-Through Certificates, Series 2006-W FH3, Cl. A2, 0.361%, 10/25/36[1]	56,261	56,146
CNH Equipment Trust, Asset-Backed Certificates:
Series 2009-B, Cl. A3, 2.97%, 3/15/13	329,242	330,683
Series 2010-A, Cl. A2, 0.81%, 3/25/15	1,117,614	1,118,131
Countrywide Home Loans, Asset-Backed Certificates:
Series 2005-16, Cl. 2AF2, 5.382%, 5/1/36[1]	1,153,863	988,410
Series 2005-17, Cl. 1AF2, 5.363%, 5/1/36[1]	160,277	128,956
CWABS Asset-Backed Certificates Trust 2006-25, Asset-Backed Certificates, Series 2006-25, Cl. 2A2, 0.381%, 6/25/47[1]	1,050,000	940,079
CWHEQ Revolving Home Equity Loan Trust, Asset-Backed Certificates:
Series 2005-G, Cl. 2A, 0.49%, 12/15/35[1]	191,794	103,979
Series 2006-H, Cl. 2A1A, 0.41%, 11/15/36[1]	72,099	27,100
Discover Card Master Trust, Credit Card Receivables, Series 2009-A1, Cl. A1, 1.56%, 12/15/14[1]	1,130,000	1,145,327
Embarcadero Aircraft Securitization Trust, Airplane Receivable Nts., Series 2000-A, Cl. B, 8/15/25[3,4,5]	1,820,063	—
First Franklin Mortgage Loan Trust 2006-FF10, Mtg. Pass-Through Certificates, Series 2006-FF10, Cl. A3, 0.351%, 7/25/36[1]	174,552	171,674
First Franklin Mortgage Loan Trust 2006-FF9, Mtg. Pass-Through Certificates, Series 2006-FF9, Cl. 2A2, 0.371%, 7/7/36[1]	76,155	72,537
Ford Credit Auto Lease Trust, Automobile Receivable Nts.:
Series 2010-A, Cl. A, 1.04%, 3/15/13[2]	601,082	601,624
Series 2010-B, Cl. A2, 0.75%, 10/15/12[4]	620,000	620,001
Ford Credit Auto Owner Trust, Automobile Receivable Nts., Series 2010-A, Cl. A4, 2.15%, 6/15/15	1,635,000	1,665,933
GE Capital Credit Card Master Note Trust, Asset-Backed Nts., Series 2009-2, Cl. A, 3.69%, 7/15/15	1,140,000	1,184,635

	Principal
	Amount	Value

Asset-Backed Securities Continued
GE Equipment Midticket LLC, Asset-Backed Certificates, Series 2010-1, Cl. A2, 0.61%, 1/14/13[2]	$845,000	$845,246
Harley-Davidson Motorcycle Trust 2010-1, Motorcycle Contract-Backed Nts., Series 2010-1, Cl. A3, 1.16%, 2/15/15	430,000	429,561
Home Equity Mortgage Trust 2005-1, Mtg. Pass-Through Certificates, Series 2005-1, Cl. M6, 5.863%, 6/1/35	1,046,000	547,293
HSBC Home Equity Loan Trust 2005-3, Closed-End Home Equity Loan Asset-Backed Certificates, Series 2005-3, Cl. A1, 0.521%, 1/20/35[1]	187,034	179,617
HSBC Home Equity Loan Trust 2006-4, Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4, Cl. A2V, 0.371%, 3/20/36[1]	168,037	167,395
Hyundai Auto Receivables Trust 2010-A, Automobile Receivable Nts., Series 2010-A, Cl. A3, 1.50%, 10/15/14	625,000	631,456
Ice 1 Em CLO Ltd./Ice 1 Em CLO Corp., Sr. Sec. Sub. Term Nts.:
Series 2007-1A, Cl. B, 2.294%, 8/15/22[1,4]	7,870,000	4,879,400
Series 2007-1A, Cl. C, 3.594%, 8/15/22[1,4]	5,270,000	2,951,200
Series 2007-1A, Cl. D, 5.594%, 8/15/22[1,4]	5,270,000	2,740,400
Mastr Asset-Backed Securities Trust 2006-WMC3, Mtg. Pass-Through Certificates, Series 2006-WMC3, Cl. A3, 0.361%, 8/25/36[1]	1,256,448	468,690
Merrill Auto Trust Securitization 2007-1, Asset-Backed Nts., Series 2007-1, Cl. A4, 0.32%, 12/15/13[1]	930,408	927,970
NC Finance Trust, Collateralized Mtg. Obligation Pass-Through Certificates, Series 1999-I, Cl. ECFD, 1/25/29[3,4]	66,744	8,009
Nissan Auto Lease Trust 2010-B, Automobile Asset-Backed Nts., Series 2010-B, Cl. A3, 1%, 12/15/1[3]	550,000	549,332
Popular ABS Mortgage Pass-Through Trust 2005-6, Mtg. Pass-Through Certificates, Series 2005-6, Cl. A3, 5.68%, 1/25/36[1]	221,242	203,870
RASC Series 2006-KS7 Trust, Home Equity Mtg. Asset-Backed Pass-Through Certificates, Series 2006-KS7, Cl. A2, 0.361%, 9/25/36[1]	181,640	180,656
Santander Drive Auto Receivables Trust 2010-3, Automobile Receivables Nts., Series 2010-3, Cl. A3, 1.20%, 6/16/14	340,000	340,162
Securitized Asset-Backed Receivables LLC Trust 2007-BR2, Asset-Backed Securities, Series 2007-BR2, Cl. A2, 0.491%, 2/25/37[1]	585,229	281,292
SLM Student Loan Trust, Student Loan Receivables, Series 2005-B, Cl. B, 0.702%, 6/15/39[1]	2,487,000	1,112,964
Terwin Mortgage Trust, Home Equity Asset-Backed Securities, Series 2006-4SL, Cl. A1, 4.50%, 5/1/37[1,2]	183,142	57,477
Toyota Auto Receivable Owner Trust 2010-B, Automobile Receivable Nts., Series 2010-B, Cl. A2, 0.74%, 7/16/12	690,000	691,026
Volkswagen Auto Lease Trust 2010-A, Automobile Receivable Nts., Series 2010-A, Cl. A3, 0.99%, 11/20/13	545,000	544,094
Wachovia Auto Owner Trust 2007-A, Automobile Receivable Nts., Series 2007-A, Cl. A4, 5.49%, 4/22/13	427,957	436,200
World Financial Network Credit Card Master Note Trust, Credit Card Receivables, Series 2009-A, Cl. A, 4.60%, 9/15/15	515,000	529,577

Total Asset-Backed Securities (Cost $46,326,853)		36,008,387

Mortgage-Backed Obligations—15.0%
Government Agency—7.3%
FHLMC/FNMA/FHLB/Sponsored—7.1%
Federal Home Loan Mortgage Corp.:
5%, 9/15/33	2,002,978	2,114,788
5.50%, 9/1/39	1,725,383	1,840,029
6%, 5/15/18-10/15/29	1,029,043	1,129,696
6.50%, 3/15/18-8/15/32	2,217,132	2,463,754
7%, 10/1/31-10/1/37	586,994	665,008
7.50%, 4/25/36	846,159	970,100
Federal Home Loan Mortgage Corp., Gtd. Real Estate Mtg. Investment Conduit Multiclass Pass-Through Certificates:
Series 1360, Cl. PZ, 7.50%, 9/15/22	998,520	1,128,313
Series 151, Cl. F, 9%, 5/15/21	27,613	31,934

	Principal
	Amount	Value

FHLMC/FNMA/FHLB/Sponsored Continued
Federal Home Loan Mortgage Corp., Gtd. Real Estate Mtg. Investment Conduit Multiclass Pass-Through Certificates: Continued
Series 1674, Cl. Z, 6.75%, 2/15/24	$810,963	$907,809
Series 1897, Cl. K, 7%, 9/15/26	1,852,619	2,095,081
Series 2006-11, Cl. PS, 23.611%, 3/25/36[1]	540,909	763,792
Series 2043, Cl. ZP, 6.50%, 4/15/28	665,000	691,321
Series 2106, Cl. FG, 0.71%, 12/15/28[1]	1,284,840	1,289,885
Series 2122, Cl. F, 0.71%, 2/15/29[1]	38,570	38,674
Series 2148, Cl. ZA, 6%, 4/15/29	1,098,083	1,186,349
Series 2195, Cl. LH, 6.50%, 10/15/29	572,940	653,197
Series 2326, Cl. ZP, 6.50%, 6/15/31	80,445	92,694
Series 2344, Cl. FP, 1.21%, 8/15/31[1]	386,159	393,020
Series 2368, Cl. PR, 6.50%, 10/15/31	326,423	358,540
Series 2412, Cl. GF, 1.21%, 2/15/32[1]	767,806	783,048
Series 2449, Cl. FL, 0.81%, 1/15/32[1]	497,318	501,477
Series 2451, Cl. FD, 1.26%, 3/15/32[1]	257,149	262,491
Series 2453, Cl. BD, 6%, 5/15/17	127,957	138,481
Series 2461, Cl. PZ, 6.50%, 6/15/32	1,170,778	1,305,692
Series 2464, Cl. FI, 1.26%, 2/15/32[1]	249,240	253,900
Series 2470, Cl. AF, 1.26%, 3/15/32[1]	441,204	452,958
Series 2470, Cl. LF, 1.26%, 2/15/32[1]	255,061	260,791
Series 2471, Cl. FD, 1.26%, 3/15/32[1]	405,171	413,856
Series 2477, Cl. FZ, 0.81%, 6/15/31[1]	992,636	1,000,531
Series 2500, Cl. FD, 0.76%, 3/15/32[1]	30,050	30,235
Series 2517, Cl. GF, 1.26%, 2/15/32[1]	221,762	226,636
Series 2526, Cl. FE, 0.66%, 6/15/29[1]	59,549	59,780
Series 2551, Cl. FD, 0.66%, 1/15/33[1]	28,574	28,680
Series 2676, Cl. KY, 5%, 9/15/23	3,843,000	4,141,698
Series 2750, Cl. XG, 5%, 2/1/34	6,037,000	6,305,539
Series 2907, Cl. GC, 5%, 6/1/27	979,466	997,325
Series 2947, Cl. HE, 5%, 3/1/35	1,650,000	1,725,340
Series 3019, Cl. MD, 4.75%, 1/1/31	1,031,856	1,060,600
Series 3025, Cl. SJ, 23.796%, 8/15/35[1]	622,692	868,106
Series 3094, Cl. HS, 23.429%, 6/15/34[1]	355,017	466,450
Federal Home Loan Mortgage Corp., Interest-Only Stripped Mtg.-Backed Security:
Series 192, Cl. IO, 11.357%, 2/1/28[6]	27,993	5,587
Series 205, Cl. IO, 9.397%, 9/1/29[6]	143,448	30,131
Series 2074, Cl. S, 57.198%, 7/17/28[6]	37,881	7,439
Series 2079, Cl. S, 73.19%, 7/17/28[6]	64,879	13,598
Series 2136, Cl. SG, 84.946%, 3/15/29[6]	1,739,359	304,667
Series 2399, Cl. SG, 78.061%, 12/15/26[6]	1,020,053	205,420
Series 243, Cl. 6, 2.166%, 12/15/32[6]	423,687	82,538
Series 2437, Cl. SB, 90.668%, 4/15/32[6]	2,965,552	587,577
Series 2526, Cl. SE, 41.061%, 6/15/29[6]	74,763	13,349
Series 2802, Cl. AS, 96.146%, 4/15/33[6]	514,129	45,757
Series 2920, Cl. S, 66.523%, 1/15/35[6]	644,529	92,718
Series 3110, Cl. SL, 17.819%, 2/15/26[6]	401,065	51,442
Federal National Mortgage Assn.:
3.50%, 1/1/26-1/1/41[7]	9,580,000	9,524,878
4%, 1/1/41[7]	13,160,000	13,094,200
4.50%, 1/1/26-1/1/41[7]	18,865,000	19,450,101
5%, 11/25/21-7/25/33	2,897,453	3,068,249
5%, 1/1/41[7]	10,235,000	10,761,140
5.285%, 10/1/36	5,407,200	5,667,730
5.50%, 4/25/21-1/1/36	1,153,144	1,240,502
5.50%, 1/1/26-1/1/41[7]	14,678,000	15,711,570
6%, 10/25/16-4/1/35	8,907,567	9,766,931
6%, 11/1/16-1/1/41[7]	2,485,000	2,701,275
6.50%, 4/25/17-1/1/34	2,856,391	3,210,232
7%, 11/1/17-6/25/34	2,906,656	3,302,117
7.50%, 2/25/27-3/25/33	3,172,192	3,637,003
8.50%, 7/1/32	3,209	3,616
Federal National Mortgage Assn., Gtd. Real Estate Mtg. Investment Conduit Multiclass Pass-Through Certificates:
Trust 1999-54, Cl. LH, 6.50%, 11/25/29	558,684	617,009
Trust 2001-51, Cl. OD, 6.50%, 10/25/31	302,645	345,271
Trust 2001-69, Cl. PF, 1.261%, 12/25/31[1]	579,274	594,231
Trust 2001-80, Cl. ZB, 6%, 1/25/32	659,394	728,732
Trust 2002-12, Cl. PG, 6%, 3/25/17	402,940	437,191
Trust 2002-29, Cl. F, 1.261%, 4/25/32[1]	290,385	297,929
Trust 2002-60, Cl. FH, 1.261%, 8/25/32[1]	586,040	599,804
Trust 2002-64, Cl. FJ, 1.261%, 4/25/32[1]	89,419	91,742
Trust 2002-68, Cl. FH, 0.761%, 10/18/32[1]	202,636	203,981
Trust 2002-84, Cl. FB, 1.261%, 12/25/32[1]	1,197,256	1,228,470
Trust 2002-9, Cl. PC, 6%, 3/25/17	408,457	443,188
Trust 2002-9, Cl. PR, 6%, 3/25/17	500,136	542,663
Trust 2002-90, Cl. FH, 0.761%, 9/25/32[1]	669,868	674,412
Trust 2003-11, Cl. FA, 1.261%, 9/25/32[1]	1,197,283	1,228,499
Trust 2003-116, Cl. FA, 0.661%, 11/25/33[1]	86,715	87,126
Trust 2004-101, Cl. BG, 5%, 1/25/20	1,825,000	1,951,853
Trust 2005-100, Cl. BQ, 5.50%, 11/25/25	571,000	614,997
Trust 2005-109, Cl. AH, 5.50%, 12/25/25	2,160,000	2,327,304
Trust 2005-12, Cl. JC, 5%, 6/1/28	1,137,520	1,162,721
Trust 2005-25, Cl. PS, 27.013%, 4/25/35[1]	565,143	910,965
Trust 2005-31, Cl. PB, 5.50%, 4/25/35	560,000	614,138
Trust 2005-71, Cl. DB, 4.50%, 8/25/25	480,000	511,227
Trust 2006-46, Cl. SW, 23.244%, 6/25/36[1]	937,827	1,299,101
Trust 2009-36, Cl. FA, 1.201%, 6/25/37[1]	485,035	494,519

	Principal
	Amount	Value

FHLMC/FNMA/FHLB/Sponsored Continued
Federal National Mortgage Assn., Interest-Only Stripped Mtg.-Backed Security:
Trust 2001-61, Cl. SH, 49.191%, 11/18/31[6]	$330,391	$61,876
Trust 2001-63, Cl. SD, 40.451%, 12/18/31[6]	78,786	14,549
Trust 2001-68, Cl. SC, 32.468%, 11/25/31[6]	53,903	9,823
Trust 2001-81, Cl. S, 37.64%, 1/25/32[6]	65,521	12,990
Trust 2002-28, Cl. SA, 40.121%, 4/25/32[6]	39,682	6,882
Trust 2002-38, Cl. SO, 58.634%, 4/25/32[6]	210,261	37,638
Trust 2002-48, Cl. S, 36.458%, 7/25/32[6]	62,281	11,430
Trust 2002-52, Cl. SL, 38.133%, 9/25/32[6]	39,874	7,491
Trust 2002-56, Cl. SN, 38.919%, 7/25/32[6]	85,582	15,713
Trust 2002-77, Cl. IS, 51.996%, 12/18/32[6]	358,223	70,056
Trust 2002-77, Cl. SH, 47.893%, 12/18/32[6]	91,171	17,075
Trust 2002-9, Cl. MS, 36.451%, 3/25/32[6]	83,985	15,192
Trust 2003-13, Cl. IO, 11.738%, 3/25/33[6]	668,812	131,349
Trust 2003-26, Cl. DI, 8.71%, 4/25/33[6]	478,222	100,826
Trust 2003-33, Cl. SP, 49.764%, 5/25/33[6]	559,755	97,176
Trust 2003-38, Cl. SA, 48.764%, 3/25/23[6]	913,133	120,284
Trust 2003-4, Cl. S, 44.39%, 2/25/33[6]	167,069	31,362
Trust 2004-56, Cl. SE, 17.592%, 10/25/33[6]	2,352,602	388,385
Trust 2005-14, Cl. SE, 41.633%, 3/25/35[6]	2,162,478	295,079
Trust 2005-40, Cl. SA, 66.018%, 5/25/35[6]	1,816,125	303,674
Trust 2005-40, Cl. SB, 96.973%, 5/25/35[6]	3,050,975	482,872
Trust 2005-63, Cl. SA, 78.237%, 10/25/31[6]	132,250	19,469
Trust 2005-71, Cl. SA, 68.612%, 8/25/25[6]	439,418	60,017
Trust 2006-51, Cl. SA, 20.783%, 6/25/36[6]	11,323,048	1,634,860
Trust 2006-60, Cl. DI, 41.559%, 4/25/35[6]	2,027,751	296,483
Trust 2006-90, Cl. SX, 99.999%, 9/25/36[6]	1,842,616	359,496
Trust 2007-88, Cl. XI, 22.457%, 6/25/37[6]	3,049,353	425,288
Trust 214, Cl. 2, 36.506%, 3/1/23[6]	456,115	90,934
Trust 221, Cl. 2, 32.847%, 5/1/23[6]	51,436	10,275
Trust 254, Cl. 2, 26.575%, 1/1/24[6]	849,756	172,222
Trust 2682, Cl. TQ, 99.999%, 10/15/33[6]	675,929	108,434
Trust 2981, Cl. BS, 99.999%, 5/15/35[6]	1,197,873	178,545
Trust 301, Cl. 2, 2.576%, 4/1/29[6]	206,554	41,446
Trust 313, Cl. 2, 29.991%, 6/1/31[6]	2,205,643	540,997
Trust 319, Cl. 2, 3.355%, 2/1/32[6]	1,004,860	205,854
Trust 321, Cl. 2, 6.089%, 4/1/32[6]	260,983	67,235
Trust 324, Cl. 2, 0%, 7/1/32[6,8]	274,482	58,936
Trust 328, Cl. 2, 0%, 12/1/32[6,8]	695,242	145,796
Trust 331, Cl. 5, 0%, 2/1/33[6,8]	987,672	177,352
Trust 332, Cl. 2, 0%, 3/1/33[6,8]	6,172,065	1,287,855
Trust 334, Cl. 12, 0%, 2/1/33[6,8]	866,402	151,340
Trust 339, Cl. 15, 6.971%, 7/1/33[6]	2,488,197	479,345
Trust 345, Cl. 9, 3.342%, 1/1/34[6]	1,248,565	213,446
Trust 351, Cl. 10, 13.858%, 4/1/34[6]	522,749	89,749
Trust 351, Cl. 8, 0%, 4/1/34[6,8]	853,493	146,739
Trust 356, Cl. 10, 0%, 6/1/35[6,8]	713,466	121,829
Trust 356, Cl. 12, 0%, 2/1/35[6,8]	358,037	61,380
Trust 362, Cl. 13, 0.195%, 8/1/35[6]	425,121	71,655

		170,133,137

GNMA/Guaranteed—0.2%
Government National Mortgage Assn.:
3.125%, 12/9/25[1]	5,682	5,850
7%, 3/29/28-7/29/28	254,158	291,429
7.50%, 3/1/27	13,700	15,824
8%, 11/29/25-5/29/26	95,638	110,963
Government National Mortgage Assn., Gtd. Real Estate Mtg. Investment Conduit Pass-Through Certificates:
Series 1999-32, Cl. ZB, 8%, 9/16/29	1,066,292	1,283,487
Series 2000-12,Cl. ZA, 8%, 2/16/30	2,440,200	2,936,983
Government National Mortgage Assn., Interest-Only Stripped Mtg.-Backed Security:
Series 1998-19, Cl. SB, 60.571%, 7/16/28[6]	134,493	28,575
Series 1998-6, Cl. SA, 74.511%, 3/16/28[6]	79,110	16,071
Series 2001-21, Cl. SB, 89.757%, 1/16/27[6]	609,086	94,406

		4,783,588

Non-Agency—7.7%
Commercial—3.3%
Banc of America Commercial Mortgage, Inc., Commercial Mtg. Pass-Through Certificates:
Series 2007-1, Cl. AMFX, 5.482%, 1/1/49	4,159,386	4,073,005
Series 2008-1, Cl. AM, 6.195%, 2/10/51[1]	3,415,000	3,387,930
CHL Mortgage Pass-Through Trust 2005-17, Mtg. Pass-Through Certificates, Series 2005-17, Cl. 1A8, 5.50%, 9/1/35	3,542,118	3,142,851

	Principal
	Amount	Value

Commercial Continued
CHL Mortgage Pass-Through Trust 2005-HYB8, Mtg. Pass-Through Certificates, Series 2005-HYB8, Cl. 4A1, 5.303%, 12/20/35[1]	$181,627	$149,041
Citigroup, Inc./Deutsche Bank 2007-CD4 Commercial Mortgage Trust, Commercial Mtg. Pass-Through Certificates, Series 2007-CD4, Cl. A4, 5.322%, 12/1/49	955,000	991,367
Deutsche Alt-A Securities, Inc., Mtg. Pass-Through Certificates, Series 2007-RS1, Cl. A2, 0.761%, 1/27/37[1,4]	1,436,738	400,042
Deutsche Alt-B Securities, Inc., Mtg. Pass-Through Certificates:
Series 2006-AB2, Cl. A1, 5.888%, 6/25/36	377,592	349,860
Series 2006-AB4, Cl. A1A, 6.005%, 10/25/36	775,422	457,372
Deutsche Mortgage & Asset Receiving, Commercial Mtg. Pass-Through Certificates, Series 2010-C1, Cl. A1, 3.156%, 7/1/46[2]	728,701	731,136
Deutsche Mortgage & Asset Receiving, Commercial Mtg. Pass-Through Certificates, Interest-Only Stripped Mtg.-Backed Security, Series 2010-C1, Cl. XPA, 4.82%, 9/1/20[4,6]	5,825,000	520,100
First Horizon Alternative Mortgage Securities Trust 2007-FA2, Mtg. Pass-Through Certificates, Series 2007-FA2, Cl. 1A1, 5.50%, 4/25/37	670,290	485,168
First Horizon Mortgage Pass-Through Trust 2007-AR3, Mtg. Pass-Through Certificates, Series 2007-AR3, Cl. 1A1, 6.052%, 11/1/37[1]	3,932,141	3,215,876
GE Capital Commercial Mortgage Corp., Commercial Mtg. Obligations, Series 2004-C3, Cl. A2, 4.433%, 7/10/39	301,300	303,031
GMAC Commercial Mortgage Securities, Inc., Commercial Mtg. Pass-Through Certificates, Series 1998-C1, Cl. F, 6.975%, 5/15/30[1]	1,567,000	1,571,717
GS Mortgage Securities Corp. II, Commercial Mtg. Obligations, Series 2006-GG8, Cl. A4, 5.56%, 11/1/39	775,000	823,180
Indymac Index Mortgage Loan Trust 2005-AR31, Mtg. Pass-Through Certificates, Series 2005-AR31, Cl. 2 A2, 2.829%, 1/1/36[1]	176,627	5,583
IndyMac INDX Mortgage Loan Trust 2005-AR23, Mtg. Pass-Through Certificates, Series 2005-AR23, Cl. 6A1, 5.214%, 11/1/35[1]	1,880,436	1,453,115
JPMorgan Chase Commercial Mortgage Securities Corp., Commercial Mtg. Pass-Through Certificates:
Series 2006-LDP9, Cl. A3, 5.336%, 5/1/47	1,235,000	1,283,622
Series 2007-CB18, Cl. A4, 5.44%, 6/1/47	2,315,000	2,429,495
Series 2007-CB18, Cl. AM, 5.466%, 6/1/47	6,400,000	6,310,392
Series 2007-LDP10, Cl. A3S, 5.317%, 4/1/13	1,405,000	1,433,218
Series 2007-LDPX, Cl. A2S, 5.305%, 1/15/49	990,000	1,013,871
Series 2007-LDPX, Cl. A2S2, 5.187%, 1/1/49[4]	1,390,000	1,404,178
Series 2008-C2, Cl. A4, 6.068%, 2/1/51	7,075,000	7,366,518
Series 2008-C2, Cl. AM, 6.57%, 2/1/51[1]	4,990,000	3,333,949
Series 2010-C2, Cl. A2, 3.616%, 11/1/43[2]	860,000	833,896
JPMorgan Chase Commercial Mortgage Securities Trust 2007-LDP11, Commercial Mtg. Pass-Through Certificates, Series 2007-LDP11, Cl. ASB, 5.817%, 6/1/49[1]	570,000	605,075
JPMorgan Mortgage Trust 2006-A7, Mtg. Pass-Through Certificates, Series 2006-A7, Cl. 2A2, 5.723%, 1/1/37[1]	406,325	304,794
LB-UBS Commercial Mortgage Trust 2008-C1, Commercial Mtg. Pass-Through Certificates, Series 2008-C1, Cl. AM, 6.154%, 4/11/41[1]	2,610,000	2,570,034
Lehman Structured Securities Corp., Mtg.-Backed Security, 6%, 5/1/29	18,190	3,765
Mastr Alternative Loan Trust 2004-6, Mtg. Pass-Through Certificates, Series 2004-6, Cl. 10A1, 6%, 7/25/34	300,481	299,925
Morgan Stanley Capital I Trust, Commercial Mtg. Pass-Through Certificates, Series 2006-HQ10, Cl. AM, 5.36%, 11/1/41	8,500,000	8,480,668

	Principal
	Amount	Value

Commercial Continued
NCUA Guaranteed Notes Trust 2010-C1, Gtd. Nts.:
Series 2010-C1, Cl. A1, 1.60%, 10/29/20	$569,728	$558,699
Series 2010-C1, Cl. A2, 2.90%, 10/29/20	805,000	783,947
RALI Series 2005-QA4 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2005-QA4, Cl. A32, 3.359%, 4/25/35[1]	126,239	23,988
Residential Asset Securitization Trust 2006-A12, Mtg. Pass-Through Certificates, Series 2006-A12, Cl. 1A, 6.25%, 11/1/36	817,850	583,135
STARM Mortgage Loan Trust 2007-1, Mtg. Pass-Through Certificates, Series 2007-1, Cl. 2A1, 5.834%, 2/1/37[1]	10,945,672	8,535,599
WaMu Mortgage Pass-Through Certificates 2006-AR15 Trust, Mtg. Pass-Through Certificates, Series 2006-AR15, Cl. 1A, 1.168%, 11/1/46[1]	1,289,895	912,847
WaMu Mortgage Pass-Through Certificates 2007-OA3 Trust, Mtg. Pass-Through Certificates, Series 2007-OA3, Cl. 5A, 2.904%, 4/1/47[1]	915,048	514,858
Wells Fargo Commercial Mortgage Trust 2010-C1, Commercial Mtg. Pass-Through Certificates, Series 2010-C1, Cl. A1, 3.349%, 10/1/57[2]	472,426	473,916
Wells Fargo Mortgage-Backed Securities 2004-W Trust, Mtg. Pass-Through Certificates, Series 2004-W, Cl. B2, 2.762%, 11/1/34[1]	1,071,516	231,394
Wells Fargo Mortgage-Backed Securities 2005-AR1 Trust, Mtg. Pass-Through Certificates, Series 2005-AR1, Cl. 1A1, 2.839%, 2/1/35[1]	4,275,544	3,925,195
Wells Fargo Mortgage-Backed Securities 2006-AR8 Trust, Mtg. Pass-Through Certificates, Series 2006-AR8, Cl. 1A3, 2.853%, 4/25/36[1]	2,692,904	2,561,115

		78,838,467

Multifamily—0.2%
Citigroup Mortgage Loan Trust, Inc. 2006-AR3, Mtg. Pass-Through Certificates, Series 2006-AR3, Cl. 1 A2A, 5.77%, 6/1/36[1]	1,721,443	1,605,339
Wells Fargo Mortgage-Backed Securities 2005-AR15 Trust, Mtg. Pass-Through Certificates, Series 2005-AR15, Cl. 1A2, 5.067%, 9/1/35[1]	513,316	493,065
Wells Fargo Mortgage-Backed Securities 2006-AR6 Trust, Mtg. Pass-Through Certificates, Series 2006-AR6, Cl. 3A1, 3.203%, 3/25/36[1]	3,849,398	3,429,557

		5,527,961

Other—0.2%
Greenwich Capital Commercial Funding Corp./Commercial Mortgage Trust 2007-GG9, Commercial Mtg. Pass-Through Certificates, Series 2007-GG9, Cl. A4, 5.444%, 3/1/39	2,315,000	2,442,496
National Credit Union Administration, Gtd. Nts., Series 2010-R1, Cl. 1A, 0.655%, 10/7/20[1]	1,222,883	1,221,355

		3,663,851

Residential—4.0%
Banc of America Commercial Mortgage, Inc., Commercial Mtg. Pass-Through Certificates, Series 2007-4, Cl. AM, 5.809%, 8/1/17[1]	3,960,000	3,952,184
Bear Stearns ARM Trust 2004-2, Mtg. Pass-Through Certificates, Series 2004-2, Cl. 12A2, 3.02%, 5/1/34[1]	3,594,457	3,252,020
Bear Stearns ARM Trust 2004-9, Mtg. Pass-Through Certificates, Series 2004-9, Cl. 23A1, 4.963%, 11/1/34[1]	1,301,948	1,294,031
Chase Mortgage Finance Trust 2007-A1, Multiclass Mtg. Pass-Through Certificates, Series 2007-A1, Cl. 9A1, 3.939%, 2/1/37[1]	1,658,024	1,672,702
CHL Mortgage Pass-Through Trust 2005-J4, Mtg. Pass-Through Certificates, Series 2005-J4, Cl. A7, 5.50%, 11/1/35	2,087,937	1,717,854
CHL Mortgage Pass-Through Trust 2006-6, Mtg. Pass-Through Certificates, Series 2006-6, Cl. A3, 6%, 4/1/36	1,057,323	967,671
CHL Mortgage Pass-Through Trust 2007-HY3, Mtg. Pass-Through Certificates, Series 2007-HY3, Cl. 1A1, 3.789%, 6/1/47[1]	2,329,464	1,542,523

	Principal
	Amount	Value

Residential Continued
Citigroup Mortgage Loan Trust, Inc. 2005-2, Mtg. Pass-Through Certificates, Series 2005-2, Cl. 1A3, 4.956%, 5/1/35[1]	$2,881,526	$2,572,009
Citigroup Mortgage Loan Trust, Inc. 2005-3, Mtg. Pass-Through Certificates, Series 2005-3, Cl. 2A4, 5.138%, 8/1/35[1]	5,702,365	4,199,422
Citigroup, Inc./Deutsche Bank 2007-CD4 Commercial Mortgage Trust, Commercial Mtg. Pass-Through Certificates, Series 2007-CD4, Cl. AMFX, 5.366%, 12/1/49	5,700,000	5,465,987
CitiMortgage Alternative Loan Trust 2006-A5, Real Estate Mtg. Investment Conduit Pass-Through Certificates, Series 2006-A5, Cl. 2A1, 5.50%, 10/1/21	1,857,171	1,581,294
Countrywide Alternative Loan Trust 2006-43CB, Mtg. Pass-Through Certificates, Series 2006-43CB, Cl.1A10, 6%, 2/1/37	11,180,545	7,730,816
GSR Mortgage Loan Trust 2004-5, Mtg. Pass-Through Certificates, Series 2004-5, Cl. 2A1, 2.899%, 5/1/34[1]	3,522,998	3,029,687
GSR Mortgage Loan Trust 2005-AR7, Mtg. Pass-Through Certificates, Series 2005-AR7, Cl. 4A1, 5.317%, 11/1/35[1]	3,710,312	3,099,159
GSR Mortgage Loan Trust 2006-5F, Mtg. Pass-Through Certificates, Series 2006-5F, Cl. 2A1, 6%, 6/1/36	1,705,726	1,643,534
JPMorgan Alternative Loan Trust 2006-S4, Mtg. Pass-Through Certificates, Series 2006-S4, Cl. A6, 5.71%, 12/1/36	323,060	291,307
LB-UBS Commercial Mortgage Trust 2007-C7, Commercial Mtg. Pass-Through Certificates, Series 2007-C7, Cl. AM, 6.166%, 9/11/45[1]	10,430,000	10,041,479
Merrill Lynch Mortgage Investors Trust 2006-3, Mtg. Pass-Through Certificates, Series MLCC 2006-3, Cl. 2A1, 6.025%, 10/25/36[1]	2,055,691	1,905,341
RALI Series 2006-QS13 Trust:
Mtg. Asset-Backed Pass-Through Certificates, Series 2006-QS13, Cl. 1A5, 6%, 9/25/36	2,273,091	1,441,938
Mtg. Asset-Backed Pass-Through Certificates, Series 2006-QS13, Cl. 1A8, 6%, 9/25/36	45,436	28,822
RALI Series 2007-QS6 Trust, Mtg. Asset-Backed Pass-Through Certificates, Series 2007-QS6, Cl. A28, 5.75%, 4/25/37	1,086,264	679,047
Residential Asset Securitization Trust 2005-A14, Mtg. Pass-Through Certificates, Series 2005-A14, Cl. A1, 5.50%, 12/1/35	3,658,508	2,962,404
Residential Asset Securitization Trust 2005-A6CB, Mtg. Pass-Through Certificates, Series 2005-A6CB, Cl. A7, 6%, 6/1/35	5,032,914	4,378,582
WaMu Mortgage Pass-Through Certificates 2005-AR12 Trust, Mtg. Pass-Through Certificates, Series 2007-AR12, Cl. 1A8, 2.721%, 10/1/35[1]	2,692,944	2,341,419
WaMu Mortgage Pass-Through Certificates 2006-AR10 Trust, Mtg. Pass-Through Certificates, Series 2006-AR10, Cl. 1A2, 5.854%, 9/1/36[1]	1,877,044	1,718,875
WaMu Mortgage Pass-Through Certificates 2007-HY1 Trust, Mtg. Pass-Through Certificates:
Series 2007-HY1, Cl. 4A1, 5%, 2/1/37[1]	15,421,297	12,205,478
Series 2007-HY1, Cl. 5A1, 5.532%, 2/1/37[1]	9,399,776	6,864,097
WaMu Mortgage Pass-Through Certificates 2007-HY7 Trust, Mtg. Pass-Through Certificates, Series 2007-HY7, Cl. 2A1, 5.629%, 7/1/37[1]	2,499,806	1,760,622
WaMu Mortgage Pass-Through Certificates Series 2007-HY5 Trust, Mtg. Pass-Through Certificates, Series 2007-HY5, Cl. 3A1, 5.743%, 5/1/37[1]	1,321,472	1,208,684
Wells Fargo Mortgage-Backed Securities 2005-AR16 Trust, Mtg. Pass-Through Certificates, Series 2005-AR16, Cl. 2A1, 2.847%, 10/1/35[1]	1,660,871	1,581,480
Wells Fargo Mortgage-Backed Securities 2006-AR8 Trust, Mtg. Pass-Through Certificates, Series 2006-AR8, Cl. 2A1, 2.913%, 4/1/36[1]	1,894,999	1,661,940

		94,792,408

Total Mortgage-Backed Obligations (Cost $352,121,044)		357,739,412

	Principal
	Amount		Value

U.S. Government Obligations—3.3%
Federal Home Loan Mortgage Corp. Nts.:
1.125%, 7/27/12	$17,545,000		$17,709,851
5%, 2/16/17	6,500,000		7,328,159
5.125%, 11/17/17	4,000,000		4,561,536
Federal National Mortgage Assn. Nts.:
1.125%, 7/30/12	16,180,000		16,327,837
4.375%, 10/15/15[9]	4,000,000		4,407,760
5.375%, 6/12/17	6,500,000		7,494,325
U.S. Treasury Bills, 0.165%, 3/3/11[9,10]	16,800,000		16,796,909
U.S. Treasury Bonds:
STRIPS, 4.201%, 2/15/11[10,11]	900,000		899,916
STRIPS, 4.833%, 2/15/16[10,11]	2,116,000		1,898,027

Total U.S. Government Obligations (Cost $76,908,457)			77,424,320

Foreign Government Obligations—23.3%
Argentina—1.0%
Argentina (Republic of) Bonds:
2.50%, 12/31/38[1]	6,075,000		2,748,938
Series GDP, 0%, 12/15/35[1,12]	4,930,000		771,545
Series VII, 7%, 9/12/13	2,950,000		2,897,965
Argentina (Republic of) Sr. Unsec. Bonds, 0%, 12/15/351,[12]	6,980,000	EUR	1,184,584
Argentina (Republic of) Sr. Unsec. Nts., 6.976%, 10/3/15	11,080,000		10,491,837
Argentina (Republic of) Sr. Unsec. Unsub. Nts., 7.267%, 12/31/33[1]	12,572,574	ARP	4,912,389
Argentina (Republic of) Sr. Unsecured Nts., 13.625%, 1/30/14[1]	1,280,000	ARP	312,418

			23,319,676

Australia—0.3%
Australia (Commonwealth of) Sr. Unsec. Bonds:
Series 119, 6.25%, 4/15/15	705,000	AUD	746,279
Series 120, 6%, 2/15/17	390,000	AUD	410,784
Queensland Treasury Corp. Sr. Unsec. Unsub. Nts., Series 16, 6%, 4/21/16	4,850,000	AUD	4,966,767

			6,123,830

Austria—0.1%
Austria (Republic of) Bonds, 4.35%, 3/15/19[2]	615,000	EUR	887,430
Austria (Republic of) Sr. Unsec. Unsub. Bonds, Series 2, 4.65%, 1/15/18	645,000	EUR	952,010

			1,839,440

Belgium—0.1%
Belgium (Kingdom of) Sr. Bonds, Series 40, 5.50%, 9/28/17	1,905,000	EUR	2,828,655
Belize—0.0%
Belize (Government of) Unsec. Unsub. Bonds, 6%, 2/20/291,[4]	830,000		734,550
Brazil—2.6%
Brazil (Federal Republic of) Bonds, 7.125%, 1/20/37	560,000		670,600
Brazil (Federal Republic of) Nota Do Tesouro Nacional Nts.:
10%, 1/1/17	61,453,000	BRR	33,934,515
10%, 1/1/21	33,538,000	BRR	17,843,428
11.433%, 5/15/45[16]	6,470,000	BRR	8,294,389
Brazil (Federal Republic of) Sr. Unsec. Unsub. Nts., 5.625%, 1/7/41	1,930,000		1,925,175

			62,668,107

Canada—0.3%
Canada (Government of) Nts.:
3%, 12/1/15	4,645,000	CAD	4,797,762
3.75%, 6/1/19	1,145,000	CAD	1,213,864
4%, 6/1/17	1,710,000	CAD	1,850,439

			7,862,065

Colombia—0.8%
Bogota Distrio Capital
Sr. Bonds, 9.75%, 7/26/28[2]	3,058,000,000	COP	2,152,370
Colombia (Republic of) Bonds:
7.375%, 9/18/37	1,445,000		1,719,550
12%, 10/22/15	6,763,000,000	COP	4,710,148
Colombia (Republic of) Sr. Nts., 7.375%, 3/18/19	1,980,000		2,385,900
Colombia (Republic of) Sr. Unsec. Bonds, 6.125%, 1/18/41	3,050,000		3,141,500
Colombia (Republic of) Sr. Unsec. Unsub. Bonds, 7.75%, 4/14/21	4,866,000,000	COP	3,022,242
Colombia (Republic of) Unsec. Nts., 7.375%, 1/27/17	1,340,000		1,587,900

			18,719,610

Denmark—0.0%
Denmark (Kingdom of) Bonds, 4%, 11/15/19	4,965,000	DKK	961,735
Dominican Republic—0.1%
Dominican Republic Bonds, 7.50%, 5/6/21[2]	1,700,000		1,840,250

	Principal
	Amount		Value

Egypt—0.8%
Egypt (The Arab Republic of) Sr. Unsec. Unsub. Nts.:
5.75%, 4/29/20[2]	$985,000		$1,019,475
6.875%, 4/30/40[2]	1,075,000		1,139,500
Egypt (The Arab Republic of) Treasury Bills:
Series 182, 8.729%, 2/15/11[11]	3,925,000	EGP	669,366
Series 182, 9.731%, 2/1/11[11]	15,350,000	EGP	2,624,876
Series 182, 9.819%, 3/22/11[11]	7,175,000	EGP	1,210,740
Series 182, 10.031%, 1/18/11[11]	4,775,000	EGP	819,359
Series 273, 9.789%, 4/5/11[11]	10,825,000	EGP	1,820,539
Series 273, 9.845%, 7/5/11[11]	9,600,000	EGP	1,575,458
Series 364, 9.008%, 2/8/11[11]	10,000,000	EGP	1,708,355
Series 364, 9.038%, 3/29/11[11]	13,300,000	EGP	2,241,938
Series 364, 10.046%, 5/10/11[11]	5,775,000	EGP	963,972
Series 364, 10.064%, 7/12/11[11]	11,725,000	EGP	1,917,810
Series 364, 10.508%, 3/8/11[11]	4,400,000	EGP	745,154

			18,456,542

Finland—0.0%
Finland (Republic of) Sr. Unsec. Unsub. Nts., 3.875%, 9/15/17	400,000	EUR	576,642
France—0.0%
France (Government of) Bonds, 4%, 4/25/60	390,000	EUR	529,069
Germany—0.5%
Germany (Federal Republic of) Bonds:
0.50%, 6/15/12	1,470,000	EUR	1,959,053
3.50%, 7/4/19	2,805,000	EUR	3,936,716
Series 07, 4.25%, 7/4/39	725,000	EUR	1,107,146
Series 157, 2.25%, 4/10/15	2,955,000	EUR	4,040,274

			11,043,189

Ghana—0.1%
Ghana (Republic of) Bonds, 8.50%, 10/4/17[2]	2,475,000		2,790,563

Greece—0.4%
Hellenic Republic Bonds, 4.30%, 3/20/12	2,655,000	EUR	3,270,099
Hellenic Republic Sr. Unsec. Unsub. Bonds:
30 yr., 4.50%, 9/20/37	5,250,000	EUR	3,811,938
30 yr., 4.60%, 9/20/40	2,310,000	EUR	1,671,233

			8,753,270

Hungary—0.2%
Hungary (Republic of) Bonds:
Series 17/B, 6.75%, 2/24/17	299,200,000	HUF	1,360,914
Series 19/A, 6.50%, 6/24/19	675,000,000	HUF	2,942,729

			4,303,643

Indonesia—0.6%
Indonesia (Republic of) Nts., 6.875%, 1/17/18[2]	5,325,000		6,230,250
Indonesia (Republic of) Sr. Unsec. Nts., 7.75%, 1/17/38[2]	2,540,000		3,111,500
Indonesia (Republic of) Sr. Unsec. Unsub. Bonds:
5.875%, 3/13/20[2]	1,670,000		1,841,175
6.625% 2/17/37[2]	1,050,000		1,155,000
Indonesia (Republic of) Unsec. Nts., 8.50%, 10/12/35[2]	2,030,000		2,679,600

			15,017,525

Ireland—0.0%
Ireland (Republic of) Treasury Nts., 5.90%, 10/18/19	525,000	EUR	574,895
Israel—0.8%
Israel (State of) Bonds:
5%, 1/31/20	31,680,000	ILS	9,136,594
6%, 2/28/19	29,640,000	ILS	9,214,140

			18,350,734

Italy—0.4%
Italy (Republic of) Bonds:
3.75%, 3/1/21	1,795,000	EUR	2,208,939
4%, 9/1/20	2,785,000	EUR	3,529,369
5%, 9/1/40	725,000	EUR	912,465
Italy (Republic of) Treasury Bonds, 3.75%, 12/15/13	2,870,000	EUR	3,882,433

			10,533,206

Japan—2.7%
Japan (Government of) Bonds, 20 yr., Series 112, 2.10%, 6/20/29	739,000,000	JPY	9,507,022
Japan (Government of) Sr. Unsec. Bonds:
2 yr., 0.20%, 1/15/12	826,000,000	JPY	10,176,678
5 yr., 0.50%, 12/20/14	1,278,000,000	JPY	15,856,818
10 yr., Series 308, 1.30%, 6/20/20	835,000,000	JPY	10,507,291
Japan (Government of) Sr. Unsec. Unsub. Bonds:
5 yr., Series 91, 0.40%, 9/20/15	1,184,000,000	JPY	14,599,847
10 yr., Series 311, 0.80%, 9/20/20	303,000,000	JPY	3,632,231

			64,279,887

Korea, Republic of South—1.2%
Korea (Republic of) Sr. Unsec. Bonds, Series 2006, 5%, 6/10/20	11,491,000,000	KRW	10,533,224
Korea (Republic of) Sr. Unsec. Monetary Stabilization Bonds:
Series 1208, 3.81%, 8/2/12	10,222,000,000	KRW	9,096,490
Series 1210, 3.28%, 10/2/12	4,948,000,000	KRW	4,362,995

	Principal
	Amount		Value

Korea, Republic of South Continued
Korea (Republic of) Sr. Unsec. Unsub. Nts.:
5.125%, 12/7/16	$1,635,000		$1,762,262
7.125%, 4/16/19	2,535,000		3,028,686

			28,783,657

Malaysia—0.1%
1Malaysia Sukuk Global Bhd Sr. Unsec. Unsub. Nts., 3.928%, 6/4/15[2]	2,470,000		2,569,136
Malaysia (Government of) Bonds, Series 0110, 3.835%, 8/12/15	3,045,000	MYR	1,004,483

			3,573,619

Mexico—1.8%
United Mexican States Bonds:
5.625%, 1/15/17	3,780,000		4,199,580
Series M10, 7.25%, 12/15/16[1]	6,040,000	MXN	508,827
Series M20, 7.50%, 6/3/27	129,280,000	MXN	10,488,952
Series M10, 7.75%, 12/14/17	6,825,000	MXN	588,718
Series M10, 8%, 12/17/15	44,000,000	MXN	3,806,623
Series M10, 8.50%, 12/13/18	45,520,000	MXN	4,077,693
Series M20, 10%, 12/5/24	181,400,000	MXN	18,347,104
United Mexican States Sr. Nts., 5.75%, 10/12/2110	1,170,000		1,044,225

			43,061,722

New Zealand—0.2%
New Zealand (Government of) Sr. Unsec. Bonds, Series 415, 6%, 4/15/15	5,985,000	NZD	4,885,052
Norway—0.0%
Norway (Kingdom of) Bonds, Series 471, 5%, 5/15/15	1,515,000	NOK	281,362
Panama—0.3%
Panama (Republic of) Bonds:
7.25%, 3/15/15	3,120,000		3,619,200
8.875%, 9/30/27	110,000		151,250
9.375%, 4/1/29	1,100,000		1,548,250
Panama (Republic of) Unsec. Bonds, 7.125%, 1/29/26	1,175,000		1,418,813

			6,737,513

Peru—0.2%
Peru (Republic of) Sr. Unsec. Nts., 7.84%, 8/12/20[4]	6,530,000	PEN	2,652,722
Peru (Republic of) Sr. Unsec. Unsub. Bonds, 5.625%, 11/18/50[2]	1,580,000		1,469,400

			4,122,122

Philippines—0.0%
Philippines (Republic of the) Sr. Unsec. Unsub. Nts., 4.95%, 1/31/21	40,000,000	PHP	965,070

Poland—1.4%
Poland (Republic of) Bonds:
5.25%, 10/25/20	20,110,000	PLZ	6,446,965
Series 0415, 5.50%, 4/25/15	59,445,000	PLZ	20,245,577
Series 1015, 6.25%, 10/24/15	16,725,000	PLZ	5,857,953
Series 1017, 5.25%, 10/25/17	380,000	PLZ	125,501

			32,675,996

Qatar—0.1%
Qatar (State of) Sr. Nts., 5.25%, 1/20/20[2]	1,595,000		1,690,700
South Africa—1.8%
South Africa (Republic of) Bonds:
5.50%, 3/9/20	2,860,000		3,056,625
Series R208, 6.75%, 3/31/21	33,370,000	ZAR	4,587,158
Series R207, 7.25%, 1/15/20	115,470,000	ZAR	16,583,455
Series R204, 8%, 12/21/18	44,800,000	ZAR	6,790,578
Series R186, 10.50%, 12/21/26	69,680,000	ZAR	12,625,646

			43,643,462

Spain—0.2%
Spain (Kingdom of) Bonds, 5.50%, 7/30/17	2,040,000	EUR	2,814,449
Spain (Kingdom of) Sr. Unsub. Bonds, 4.10%, 7/30/18	1,225,000	EUR	1,531,066

			4,345,515

Sri Lanka—0.1%
Sri Lanka (Democratic Socialist Republic of) Sr. Unsec. Nts., 6.25%, 10/4/20[2]	1,330,000		1,354,938
Sweden—0.0%
Sweden (Kingdom of) Bonds, Series 1051, 3.75%, 8/12/17	4,580,000	SEK	709,807
The Netherlands—0.1%
Netherlands (Kingdom of the) Bonds, 4%, 7/15/18	990,000	EUR	1,428,068
Netherlands (Kingdom of the) Nts., 4.50%, 7/15/17	750,000	EUR	1,116,253

			2,544,321

Turkey—1.9%
Turkey (Republic of) Bonds:
6.75%, 4/3/18	3,440,000		3,938,800
6.875%, 3/17/36	225,000		252,000
7%, 3/11/19	1,360,000		1,577,600
10.50%, 1/15/20[1]	8,430,000	TRY	6,112,296
11%, 8/6/14	21,440,000	TRY	15,297,662
16%, 3/7/12[1]	5,345,000	TRY	3,823,648
Series CPI, 14.047%, 8/14/13[1]	6,930,000	TRY	6,774,742
Turkey (Republic of) Nts.:
7%, 6/5/20	1,225,000		1,421,000
7.50%, 7/14/17	1,780,000		2,113,750
Turkey (Republic of) Sr. Unsec. Nts., 7.50%, 11/7/19	2,120,000		2,533,400

	Principal
	Amount		Value

Turkey Continued
Turkey (Republic of) Unsec. Nts.:
6.75%, 5/30/40	$1,150,000		$1,259,250
7.25%, 3/5/38	1,180,000		1,379,125

			46,483,273

Ukraine—0.4%
Financing of Infrastructural Projects State Enterprise Gtd. Nts., 8.375%, 11/3/17[2]	1,980,000		2,079,455
Ukraine (Republic of) Bonds, 7.75%, 9/23/20[2]	2,010,000		2,055,225
Ukraine (Republic of) Sr. Unsec. Nts., 6.75%, 11/14/17[2]	510,000		511,020
Ukraine (Republic of) Sr. Unsec. Unsub. Bonds, 6.58%, 11/21/16[2]	55,000		55,275
Ukraine (Republic of) Unsec. Bonds, 6.385%, 6/26/12[2]	3,650,000		3,740,520

			8,441,495

United Kingdom—0.4%
United Kingdom Treasury Bonds:
2.25%, 3/7/14	1,515,000	GBP	2,412,346
4.75%, 3/7/20	2,015,000	GBP	3,476,239
4.75%, 12/7/38	1,455,000	GBP	2,481,195

			8,369,780

Uruguay—0.4%
Uruguay (Oriental Republic of) Bonds, 7.625%, 3/21/36	2,325,000		2,772,563
Uruguay (Oriental Republic of) Sr. Nts., 6.875%, 9/28/25	1,950,000		2,232,750
Uruguay (Oriental Republic of) Unsec. Bonds, 8%, 11/18/22	3,475,000		4,317,688

			9,323,001

Venezuela—0.9%
Venezuela (Republic of) Bonds:
9%, 5/7/23	2,800,000		1,953,000
9.25%, 9/15/27	1,280,000		960,000
Venezuela (Republic of) Nts.:
8.25%, 10/13/24	1,160,000		759,800
8.50%, 10/8/14	2,690,000		2,286,500
Venezuela (Republic of) Sr. Unsec. Unsub. Nts.:
7.75%, 10/13/19	2,790,000		1,904,175
12.75%, 8/23/22	390,000		345,150
Venezuela (Republic of) Unsec. Bonds:
7%, 3/31/38	4,015,000		2,318,663
7.65%, 4/21/25	6,935,000		4,386,388
9.375%, 1/13/34	2,040,000		1,392,300
Venezuela (Republic of) Unsec. Nts., 13.625%, 8/15/18[2]	5,465,000		5,328,375

			21,634,351

Total Foreign Government Obligations (Cost $520,545,243)			555,733,839

Loan Participations—0.5%
Entegra Holdings LLC, Sr. Sec. Credit Facilities 3rd Lien Term Loan:
Tranche B, 10/19/15[7,13,14]	3,580,729		2,132,324
Tranche B, 3.745%, 10/19/15[1,13]	5,153,606		3,068,972
Tranche B, 3.745%, 10/19/15[1,7,13]	994,062		591,964
Nuveen Investments, Inc., Sr. Sec. Credit Facilities 2nd Lien Term Loan, 12.50%, 7/20/15[7]	4,916,875		5,331,736
Polymer Group, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, 0.75%, 10/4/11[1]	3,065,000		—

Total Loan Participations (Cost $10,286,281)			11,124,996

Corporate Bonds and Notes—30.1%
Consumer Discretionary—4.6%
Auto Components—0.4%
Goodyear Tire & Rubber Co. (The), 8.25% Sr. Unsec. Unsub. Nts., 8/15/20	2,390,000		2,485,600
Tower Automotive Holdings USA LLC/TA Holdings Finance, Inc., 10.625% Sr. Sec. Nts., 9/1/17[4]	5,608,000		6,056,640

			8,542,240

Hotels, Restaurants & Leisure—1.9%
Grupo Posadas SAB de CV, 9.25% Sr. Unsec. Nts., 1/15/15[2]	1,110,000		1,026,750
Harrah’s Operating Co., Inc., 10% Sr. Sec. Nts., 12/15/18	10,682,000		9,800,735
Isle of Capri Casinos, Inc., 7% Sr. Unsec. Sub. Nts., 3/1/14	2,955,000		2,910,675
Landry’s Restaurants, Inc., 11.625% Sr. Sec. Nts., 12/1/15	2,500,000		2,681,250
Mashantucket Pequot Tribe, 8.50% Bonds, Series A, 11/15/15[2,3,5]	6,335,000		863,144
MGM Mirage, Inc.:
5.875% Sr. Nts., 2/27/14	1,885,000		1,748,338
6.75% Sr. Unsec. Nts., 4/1/13	4,290,000		4,285,710
Mohegan Tribal Gaming Authority:
6.125% Sr. Unsec. Sub. Nts., 2/15/13	6,335,000		5,289,725
6.875% Sr. Unsec. Sub. Nts., 2/15/15	1,317,000		819,833

	Principal
	Amount		Value

Hotels, Restaurants & Leisure Continued
Mohegan Tribal Gaming Authority: Continued
8% Sr. Sub. Nts., 4/1/12	$5,065,000		$4,254,600
11.50% Sr. Sec. Nts., 11/1/17[2]	2,960,000		2,745,400
Penn National Gaming, Inc., 8.75% Sr. Unsec. Sub. Nts., 8/15/19	2,510,000		2,779,825
Premier Cruise Ltd., 11% Sr. Nts., 3/15/08[2,3,5]	250,000		—
Station Casinos, Inc., 6.50% Sr. Unsec. Sub. Nts., 2/1/14[3,5]	10,465,000		1,047
Travelport LLC, 11.875% Sr. Unsec. Sub. Nts., 9/1/16	2,545,000		2,513,188
Wynn Las Vegas LLC/Wynn Las Vegas Capital Corp., 7.75% Sec. Nts., 8/15/20	2,545,000		2,767,688

			44,487,908

Household Durables—0.4%
Beazer Homes USA, Inc.:
6.875% Sr. Unsec. Nts., 7/15/15	2,910,000		2,829,975
9.125% Sr. Nts., 5/15/19[2]	2,800,000		2,667,000
K. Hovnanian Enterprises, Inc., 8.875% Sr. Sub. Nts., 4/1/12	2,065,000		2,034,025
Reynolds Group Issuer, Inc./Reynolds Group Issuer LLC/Reynolds Group Issuer Luxembourg SA:
8.50% Sr. Nts., 5/15/18[2]	995,000		1,004,950
9% Sr. Nts., 4/15/19[2]	1,635,000		1,702,444

			10,238,394

Leisure Equipment & Products—0.4%
Eastman Kodak Co., 9.75% Sr. Sec. Nts., 3/1/18[2]	9,580,000		9,819,500
Media—1.5%
Affinion Group Holdings, Inc., 11.625% Sr. Nts., 11/15/15[2]	1,770,000		1,845,225
Affinion Group, Inc., 7.875% Sr. Nts., 12/15/18[2]	3,055,000		2,993,900
American Media Operations, Inc., 13.50% 2nd Lien Nts., 6/15/18[3,5]	337		337
Belo (A.H.) Corp.:
7.25% Sr. Unsec. Unsub. Bonds, 9/15/27	465,000		405,713
7.75% Sr. Unsec. Unsub. Debs., 6/1/27	2,983,000		2,699,615
Cengage Learning Acquisitions, Inc., 10.50% Sr. Nts., 1/15/15[2]	5,325,000		5,524,688
Cequel Communications Holdings I LLC, 8.625% Sr. Unsec. Nts., 11/15/17[2]	1,735,000		1,821,750
Clear Channel Communications, Inc., 10.75% Sr. Unsec. Unsub. Nts., 8/1/16	3,610,000		3,249,000
Entravison Communications Corp., 8.75% Sr. Sec. Nts., 8/1/17[2]	640,000		678,400
Fisher Communications, Inc., 8.625% Sr. Unsec. Nts., 9/15/14	670,000		683,400
Gray Television, Inc., 10.50% Sr. Sec. Nts., 6/29/15	5,365,000		5,432,063
Interactive Data Corp., 10.25% Sr. Nts., 8/1/18[4]	965,000		1,056,675
Newport Television LLC/NTV Finance Corp., 12.44% Sr. Nts., 3/15/17[2,13]	2,495,000		2,357,775
Nexstar Broadcasting, Inc., 8.875% Sr. Sec. Nts., 4/15/17[2]	1,780,000		1,900,150
Radio One, Inc., 12.50% Sr. Unsec. Sub. Nts., 5/11/16[2]	669,750		659,704
Sinclair Television Group, Inc., 8.375% Sr. Nts., 10/15/18[2]	2,630,000		2,728,625
Univision Communications, Inc.:
7.875% Sr. Sec. Nts., 11/1/20[2]	460,000		485,300
8.50% Sr. Unsec. Nts., 5/15/21[2]	610,000		620,675
Visant Corp., 10% Sr. Sec. Nts., 10/1/17[2]	600,000		639,000

			35,781,995

Multiline Retail—0.0%
Bon-Ton Stores, Inc. (The), 10.25% Sr. Unsec. Unsub. Nts., 3/15/14	485,000		497,125
Consumer Staples—0.8%
Beverages—0.1%
AmBev International Finance Co. Ltd., 9.50% Sr. Unsec. Unsub. Nts., 7/24/17[1]	2,080,000	BRR	1,231,084
Food & Staples Retailing—0.0%
Real Time Data Co., 11% Nts., 5/31/09[3,4,5,13]	142,981		—
Food Products—0.7%
American Seafoods Group LLC, 10.75% Sr. Sub. Nts., 5/15/16[2]	3,850,000		4,119,500
Arcor, 7.25% Sr. Unsec. Nts., 11/9/17[2]	785,000		839,950
ASG Consolidated LLC, 14.10% Sr. Nts., 5/15/17[2,13]	4,340,291		4,188,381
Bumble Bee Acquisition Corp., 9% Sr. Sec. Nts., 12/15/17[2]	2,830,000		2,957,350
MHP SA, 10.25% Sr. Unsec. Nts., 4/29/15[2]	1,493,000		1,580,788
Pilgrim’s Pride Corp., 7.875% Sr. Nts., 12/15/18[2]	2,425,000		2,425,000
Southern States Cooperative, Inc., 11.25% Sr. Nts., 5/15/15[4]	2,540,000		2,705,100

			18,816,069

	Principal
	Amount	Value

Energy—5.3%
Energy Equipment & Services—0.5%
Frac Tech Services LLC/Frac Tech Finance, Inc., 7.125% Sr. Nts., 11/15/18[2]	$765,000	$778,388
PHI, Inc., 8.625% Sr. Unsec. Nts., 10/15/18[2]	2,995,000	3,084,850
Precision Drilling Corp., 6.625% Sr. Unsec. Nts., 11/15/20[2]	2,295,000	2,340,900
Thermon Industries, Inc., 9.50% Sr. Sec. Nts., 5/1/17[2]	2,440,000	2,610,800
Vantage Drilling Co., 11.50% Sr. Sec. Nts., 8/1/15[2]	2,565,000	2,795,850

		11,610,788

Oil, Gas & Consumable Fuels—4.8%
Alliance Oil Co. Ltd., 9.875% Sr. Unsec. Nts., 3/11/15[2]	1,500,000	1,584,300
Alon Refining Krotz Springs, Inc., 13.50% Sr. Sec. Nts., 10/15/14	915,000	882,975
Antero Resources Finance Corp., 9.375% Sr. Unsec. Nts., 12/1/17	2,955,000	3,106,444
Atlas Energy Resources LLC, 10.75% Sr. Unsec. Nts., 2/1/18	4,740,000	5,812,425
Atlas Pipeline Partners LP, 8.125% Sr. Unsec. Nts., 12/15/15	2,285,000	2,364,975
ATP Oil & Gas Corp., 11.875% Sr. Sec. Nts., 5/1/15[2]	8,195,000	7,785,250
Berry Petroleum Co., 8.25% Sr. Sub. Nts., 11/1/16	1,475,000	1,545,063
Bill Barrett Corp., 9.875% Sr. Nts., 7/15/16	2,365,000	2,607,413
BreitBurn Energy Partners LP, 8.625% Sr. Unsec. Nts., 10/15/20[2]	2,805,000	2,833,050
Chaparral Energy, Inc.:
8.875% Sr. Unsec. Nts., 2/1/17	2,680,000	2,733,600
9.875% Sr. Nts., 10/1/20[2]	2,715,000	2,877,900
Crosstex Energy LP/Crosstex Energy Finance Corp., 8.875% Sr. Unsec. Nts., 2/15/18	795,000	855,619
Empresa Nacional del Petroleo, 5.25% Unsec. Nts., 8/10/20[2]	815,000	817,822
Gaz Capital SA:
6.212% Sr. Unsec. Unsub. Nts., 11/22/16[2]	1,910,000	2,034,150
7.288% Sr. Sec. Nts., 8/16/37[2]	4,415,000	4,613,675
8.125% Nts., 7/31/14[2]	1,530,000	1,736,550
8.146% Sr. Sec. Nts., 4/11/18[2]	2,680,000	3,115,500
8.625% Sr. Sec. Nts., 4/28/34[2]	1,680,000	2,024,400
9.25% Sr. Unsec. Unsub. Nts., 4/23/19[2]	3,175,000	3,917,315
KMG Finance Sub BV:
7% Sr. Unsec. Nts., 5/5/20[2]	1,150,000	1,201,750
9.125% Nts., 7/2/18[2]	3,580,000	4,206,500
11.75% Sr. Unsec. Nts., 1/23/15[2]	85,000	105,927
Linn Energy LLC, 8.625% Sr. Unsec. Nts., 4/15/20[2]	4,015,000	4,346,238
Lukoil International Finance BV:
6.125% Sr. Unsec. Nts., 11/9/20[2]	3,560,000	3,582,072
6.656% Sr. Unsec. Unsub. Bonds, 6/7/22[2]	610,000	620,675
7.25% Sr. Unsec. Unsub. Nts., 11/5/19[2]	595,000	645,575
MarkWest Energy Partners LP/MarkWest Energy Finance Corp., 6.75% Sr. Unsec. Nts., 11/1/20	300,000	301,500
Murray Energy Corp., 10.25% Sr. Sec. Nts., 10/15/15[2]	6,535,000	6,894,425
Nak Naftogaz Ukraine, 9.50% Unsec. Nts., 9/30/14	4,360,000	4,774,200
Odebrecht Drilling Norbe VIII/IX Ltd., 6.35% Sr. Sec. Nts., 6/30/21[2]	1,190,000	1,243,550
Pan American Energy LLC, 7.875% Sr. Unsec. Nts., 5/7/21[2]	2,270,000	2,423,225
Pemex Project Funding Master Trust, 6.625% Sr. Unsec. Unsub. Nts., 6/15/38	1,510,000	1,541,296
Petrobras International Finance Co.:
5.75% Sr. Unsec. Unsub. Nts., 1/20/20	1,120,000	1,167,676
5.875% Sr. Unsec. Nts., 3/1/18	680,000	727,476
7.875% Sr. Unsec. Nts., 3/15/19	3,040,000	3,608,997
Petroleos de Venezuela SA, 5.25% Sr. Unsec. Unsub. Nts., 4/12/17	860,000	494,500
Petroleos Mexicanos:
5.50% Sr. Unsec. Unsub. Nts., 1/21/21	1,650,000	1,678,875
6% Sr. Unsec. Unsub. Nts., 3/5/20	1,380,000	1,469,700
8% Unsec. Unsub. Nts., 5/3/19	940,000	1,137,400
Petroleum Co. of Trinidad & Tobago Ltd., 9.75% Sr. Unsec. Nts., 8/14/19[2]	2,380,000	2,867,900
Petroleum Export Ltd. Cayman SPV, 5.265% Sr. Nts., Cl. A3, 6/15/11[2]	348,893	348,296
PT Adaro Indonesia, 7.625% Nts., 10/22/19[2]	2,060,000	2,260,850
Quicksilver Resources, Inc., 11.75% Sr. Nts., 1/1/16	2,260,000	2,644,200
Range Resources Corp.:
7.50% Sr. Unsec. Unsub. Nts., 10/1/17	1,020,000	1,079,925
8% Sr. Unsec. Sub. Nts., 5/15/19	2,530,000	2,767,188

	Principal
	Amount		Value

Oil, Gas & Consumable Fuels Continued
SandRidge Energy, Inc.:
8.75% Sr. Unsec. Nts., 1/15/20	$2,925,000		$3,020,063
9.875% Sr. Unsec. Nts., 5/15/16[2]	1,290,000		1,370,625
Tengizchevroil LLP, 6.124% Nts., 11/15/14[4]	1,068,156		1,124,235
TransCapitalInvest Ltd. for OJSC AK Transneft, 5.67% Sec. Bonds, 3/5/14[2]	1,700,000		1,804,023

			114,707,288

Financials—4.5%
Capital Markets—0.8%
American General Finance, 6.90% Nts., Series J, 12/15/17	3,375,000		2,742,188
Berry Plastics Holding Corp., 10.25% Sr. Unsec. Sub. Nts., 3/1/16	1,230,000		1,213,088
Credit Suisse First Boston International, Export-Import Bank of Ukraine, 7.65% Sr. Sec. Bonds, 9/7/11	700,000		712,250
FoxCo Acquisition Sub LLC, 13.375% Sr. Nts., 7/15/16[2]	165,000		181,500
IPIC GMTN Ltd., 5% Nts., 11/15/20[2]	1,580,000		1,554,205
Nationstar Mortgage LLC/ Nationstar Capital Corp., 10.875% Sr. Nts., 4/1/15[2]	7,205,000		7,114,938
Nuveen Investments, Inc., 5.50% Sr. Unsec. Nts., 9/15/15	1,095,000		944,438
Pinafore LLC/Pinafore, Inc., 9% Sr. Sec. Nts., 10/1/18[2]	3,005,000		3,260,425

			17,723,032

Commercial Banks—2.3%
Akbank TAS, 5.125% Sr. Unsec. Nts., 7/22/15[2]	2,050,000		2,080,750
Alfa Bank/Alfa Bond Issuance plc, 7.875% Nts., 9/25/17[2]	1,610,000		1,646,225
Banco BMG SA:
9.15% Nts., 1/15/16[4]	2,660,000		2,860,830
9.95% Unsec. Unsub. Nts., 11/5/19[2]	1,150,000		1,227,625
Banco Cruzeiro do Sul SA, 8.875% Sub. Nts., 9/22/20[2]	800,000		800,800
Banco de Credito del Peru:
5.375% Sr. Nts., 9/16/20[2]	1,200,000		1,188,000
6.95% Sub. Nts., 11/7/21[1,4]	1,510,000		1,585,500
9.75% Jr. Sub. Nts., 11/6/69[4]	800,000		932,000
Banco do Brasil SA:
5.375% Unsec. Sub. Nts., 1/15/21[2]	1,410,000		1,388,850
8.50% Jr. Sub. Perpetual Bonds[2,15]	1,500,000		1,734,300
Banco PanAmericano SA, 8.50% Sr. Unsec. Sub. Nts., 4/23/20[2]	900,000		889,200
Bank of Scotland plc:
4.375% Sr. Sec. Nts., 7/13/16	2,065,000	EUR	2,831,591
4.50% Sr. Sec. Nts., 7/13/21	1,414,000	EUR	1,863,253
CIT Group, Inc., 7% Sr. Sec. Bonds, 5/1/17	5,635,000		5,663,175
HSBK Europe BV:
7.25% Unsec. Unsub. Nts., 5/3/17[2]	710,000		724,200
9.25% Sr. Nts., 10/16/13[4]	8,420,000		9,240,950
ICICI Bank Ltd.:
5.50% Sr. Unsec. Nts., 3/25/15[2]	3,050,000		3,177,057
6.375% Bonds, 4/30/22[1,2]	3,060,000		3,075,731
Ongko International Finance Co. BV, 10.50% Sec. Nts., 3/29/04[2,3,5]	90,000		—
PrivatBank JSC/UK SPV Credit Finance plc, 8% Sr. Sec. Nts., 2/6/12[2]	1,240,000		1,230,700
Salisbury International Investments Ltd., 4.439% Sec. Nts., Series 2006-003, Tranche E, 7/20/11[1,4]	1,100,000		999,460
VEB Finance Ltd., 6.902% Sr. Unsec. Unsub. Nts., 7/9/20[2]	3,530,000		3,706,500
VTB Capital SA:
6.465% Sr. Sec. Unsub. Nts., 3/4/15[2]	2,350,000		2,458,570
6.551% Sr. Unsec. Nts., 10/13/20[2]	1,560,000		1,540,500
6.875% Sr. Sec. Nts., 5/29/18[2]	705,000		749,063
Yapi ve Kredit Bankasi/Unicredit Luxembourg SA, 5.188% Sr. Unsec. Nts., 10/13/15[4]	1,170,000		1,211,184

			54,806,014

Consumer Finance—0.1%
JSC Astana Finance, 9.16% Nts., 3/14/12[3,5]	7,200,000		930,240
TMX Finance LLC/TitleMax Finance Corp., 13.25% Sr. Sec. Nts., 7/15/15[2]	2,410,000		2,663,050

			3,593,290

Diversified Financial Services—0.7%
Autopistas del Nordeste Cayman Ltd., 9.39% Nts., 1/15/26[4]	2,809,723		2,542,799
BA Covered Bond Issuer, 4.25% Sec. Nts., 4/5/17	425,000	EUR	577,594
Banco Invex SA, 29.174% Mtg.-Backed Certificates, Series 062U, 3/13/34[1,16]	4,830,734	MXN	1,234,068
BM&F BOVESPA SA, 5.50% Sr. Unsec. Nts., 7/16/20[2]	1,640,000		1,677,005
GMAC LLC, 8% Sr. Unsec. Nts., 11/1/31	2,785,000		3,014,763

	Principal
	Amount		Value

Diversified Financial Services Continued
ING Groep NV, 5.775% Jr. Unsec. Sub. Perpetual Bonds[15]	$2,935,000		$2,538,775
JPMorgan Hipotecaria su Casita:
7.555% Sec. Nts., 8/26/35[4]	5,808,600	MXN	458,574
27.591% Mtg.-Backed Certificates, Series 06U, 9/25/35[1]	1,895,532	MXN	307,158
Tiers-BSP, 0%/8.60% Collateralized Trust, Cl. A, 6/15/97[2,17]	6,360,000		3,572,062
TNK-BP Finance SA, 7.25% Sr. Unsec. Unsub. Bonds, 2/2/20[2]	900,000		983,250

			16,906,048

Insurance—0.1%
International Lease Finance Corp.:
5.875% Unsec. Unsub. Nts., 5/1/13	1,190,000		1,209,338
8.75% Sr. Unsec. Unsub. Nts., 3/15/172	1,475,000		1,585,625
8.875% Sr. Unsec. Nts., 9/1/17	295,000		319,706

			3,114,669

Real Estate Management & Development—0.3%
Realogy Corp., 10.50% Sr. Unsec. Nts., 4/15/14	4,515,000		4,458,563
Wallace Theater Holdings, Inc., 12.50% Sr. Sec. Nts., 6/15/13[1,4]	2,230,000		2,280,175

			6,738,738

Thrifts & Mortgage Finance—0.2%
Banco Hipotecario SA, 9.75% Sr. Unsec. Nts., 4/27/16[2]	785,000		812,475
WM Covered Bond Program:
4% Sec. Mtg. Nts., Series 2, 9/27/16	2,720,000	EUR	3,701,607
4.375% Sec. Nts., 5/19/14	355,000	EUR	495,717

			5,009,799

Health Care—1.4%
Health Care Equipment & Supplies—0.4%
Accellent, Inc., 10% Sr. Sub. Nts., 11/1/17[2]	2,305,000		2,183,988
Alere, Inc., 8.625% Sr. Sub. Nts., 10/1/18[2]	1,040,000		1,058,200
Biomet, Inc., 11.625% Sr. Unsec. Sub. Nts., 10/15/17	1,911,000		2,121,210
DJO Finance LLC/DJO Finance Corp., 9.75% Sr. Sub. Nts., 10/15/17[2]	735,000		760,725
Inverness Medical Innovations, Inc., 7.875% Sr. Unsec. Unsub. Nts., 2/1/16	1,630,000		1,642,225
Universal Hospital Services, Inc., 8.50% Sr. Sec. Nts., 6/1/1513	1,390,000		1,435,175

			9,201,523

Health Care Providers & Services—0.8%
Capella Healthcare, Inc., 9.25% Sr. Unsec. Nts., 7/1/17[2]	405,000		430,313
Catalent Pharma Solutions, Inc., 10.25% Sr. Unsec. Nts., 4/15/15[13]	2,603,400		2,642,451
Gentiva Health Services, Inc., 11.50% Sr. Unsec. Unsub. Nts., 9/1/18	2,405,000		2,633,475
HCA, Inc., 6.375% Nts., 1/15/15	2,260,000		2,231,750
HEALTHSOUTH Corp.:
7.25% Sr. Unsec. Nts., 10/1/18	1,475,000		1,508,188
7.75% Sr. Unsec. Nts., 9/15/22	550,000		569,250
inVentiv Health, Inc., 10% Sr. Unsec. Nts., 8/15/18[2]	1,120,000		1,125,600
Multiplan, Inc., 9.875% Sr. Nts., 9/1/18[2]	1,920,000		2,044,800
OnCure Holdings, Inc., 11.75% Sr. Sec. Nts., 5/15/17[2]	1,095,000		1,040,250
Radiation Therapy Services, Inc., 9.875% Sr. Sub. Nts., 4/15/17[2]	1,065,000		1,067,663
UHS Escrow Corp., 7% Sr. Nts., 10/1/18[2]	225,000		231,750
US Oncology, Inc., 9.125% Sr. Sec. Nts., 8/15/17	1,305,000		1,614,938
Vanguard Health Holding Co. II LLC/Vanguard Holding Co. II, Inc., 8% Sr. Nts., 2/1/18	1,595,000		1,642,850

			18,783,278

Health Care Technology—0.0%
MedAssets, Inc., 8% Sr. Nts., 11/15/182	920,000		929,200
Pharmaceuticals—0.2%
Mylan, Inc., 6% Sr. Nts., 11/15/18[2]	810,000		797,850
Valeant Pharmaceuticals International, Inc., 6.875% Sr. Unsec. Nts., 12/1/18[2]	765,000		763,088
Warner Chilcott Co. LLC, 7.75% Sr. Nts., 9/15/18[2]	3,340,000		3,390,100

			4,951,038

Industrials—3.3%
Aerospace & Defense—0.8%
BE Aerospace, Inc., 6.875% Sr. Nts., 10/1/20	605,000		627,688
DynCorp International, Inc., 10.375% Sr. Unsec. Nts., 7/1/17[2]	4,910,000		5,057,300
Hawker Beechcraft Acquisition Co. LLC, 8.50% Sr. Unsec. Nts., 4/1/15	7,305,000		5,460,488
TransDigm, Inc., 7.75% Sr. Sub. Nts., 12/15/18[2]	6,480,000		6,739,200

			17,884,676

	Principal
	Amount		Value

Air Freight & Logistics—0.0%
AMGH Merger Sub, Inc., 9.25% Sr. Sec. Nts., 11/1/18[2]	$770,000		$812,350

Airlines—0.2%
Delta Air Lines, Inc., 12.25% Sr. Sec. Nts., 3/15/15[2]	3,845,000		4,354,463

Building Products—0.3%
Associated Materials LLC, 9.125% Sr. Sec. Nts., 11/1/17[2]	1,105,000		1,157,488
Ply Gem Industries, Inc., 13.125% Sr. Unsec. Sub. Nts., 7/15/14	5,190,000		5,540,325
Roofing Supply Group LLC/ Roofing Supply Finance, Inc., 8.625% Sr. Sec. Nts., 12/1/17[2]	1,100,000		1,138,500

			7,836,313

Commercial Services & Supplies—0.2%
West Corp.:
7.875% Sr. Nts., 1/15/19[2]	1,220,000		1,244,400
8.625% Sr. Unsec. Nts., 10/1/18[2]	2,665,000		2,838,225

			4,082,625

Construction & Engineering—0.2%
IIRSA Norte Finance Ltd., 8.75% Sr. Nts., 5/30/24[2]	3,876,077		4,331,516
Odebrecht Finance Ltd., 7% Sr. Unsec. Nts., 4/21/20[2]	780,000		842,400

			5,173,916

Industrial Conglomerates—0.1%
Sequa Corp., 11.75% Sr. Unsec. Nts., 12/1/15[2]	2,525,000		2,714,375

Machinery—0.5%
Cleaver-Brooks, Inc., 12.25% Sr. Sec. Nts., 5/1/16[2]	2,540,000		2,708,275
Manitowoc Co., Inc. (The), 8.50% Sr. Unsec. Nts., 11/1/20	2,805,000		2,994,338
Terex Corp., 8% Sr. Unsec. Sub. Nts., 11/15/17	5,275,000		5,354,125
Thermadyne Holdings Corp., 9% Sr. Sec. Nts., 12/15/17[2]	1,325,000		1,373,031

			12,429,769

Marine—0.2%
Marquette Transportation Co., 10.875% Sr. Sec. Nts., 1/15/17[2]	2,930,000		3,003,250
Navios Maritime Acquisition Corp., 8.625% Sr. Sec. Nts., 11/1/17[2]	735,000		755,213
Navios Maritime Holdings, Inc.,/ Navios Maritime Finance U.S., Inc., 8.875% Sr. Sec. Nts., 11/1/17	1,240,000		1,348,500

			5,106,963

Professional Services—0.2%
Altegrity, Inc., 10.50% Sr. Unsec. Sub. Nts., 11/1/15[2]	3,515,000		3,624,844
TransUnion LLC/TransUnion Financing Corp., 11.375% Sr. Unsec. Nts., 6/15/18[2]	660,000		755,700

			4,380,544

Road & Rail—0.4%
Hertz Corp., 7.50% Sr. Unsec. Nts., 10/15/18[2]	5,330,000		5,556,525
Kazakhstan Temir Zholy Finance BV, 6.375% Sr. Unsec. Nts., 10/6/20[2]	785,000		823,308
Panama Canal Railway Co., 7% Sr. Sec. Nts., 11/1/26[4]	1,425,760		1,290,313
Transnet Ltd., 10.80% Sr. Unsec. Nts., 11/6/23	10,000,000	ZAR	1,665,411

			9,335,557

Trading Companies & Distributors—0.2%
Ashtead Capital, Inc., 9% Nts., 8/15/16[4]	1,060,000		1,110,350
RSC Equipment Rental, Inc., 10% Sr. Sec. Nts., 7/15/17[2]	470,000		531,100
United Rentals North America, Inc.:
8.375% Sr. Unsec. Sub. Nts., 9/15/20	460,000		470,350
9.25% Sr. Unsec. Unsub. Nts., 12/15/19	1,020,000		1,139,850

			3,251,650

Transportation Infrastructure—0.0%
Aeropuertos Argentina 2000 SA, 10.75% Sr. Sec. Nts., 12/1/20[4]	570,000		595,650
Information Technology—2.0%
Computers & Peripherals—0.2%
CDW LLC/CDW Finance Corp., 11% Sr. Unsec. Nts., 10/12/15	1,295,000		1,350,038
Seagate HDD Cayman, 6.875% Sr. Unsec. Nts., 5/1/20[2]	2,740,000		2,630,400

			3,980,438

Electronic Equipment & Instruments—0.1%
RBS Global, Inc./Rexnord Corp., 11.75% Sr. Unsec. Sub. Nts., 8/1/16	2,955,000		3,184,013
Internet Software & Services—0.5%
Bankrate, Inc., 11.75% Sr. Sec. Nts., 7/15/15[2]	1,620,000		1,806,300
ITC DeltaCom, Inc., 10.50% Sr. Sec. Nts., 4/1/16	5,135,000		5,609,988
Telcordia Technologies, Inc., 11% Sr. Sec. Nts., 5/1/18[2]	3,970,000		4,009,700

			11,425,988

	Principal
	Amount	Value

IT Services—0.5%
Ceridian Corp., 11.25% Sr. Unsec. Nts., 11/15/15	$2,145,000	$2,134,275
First Data Corp.:
8.875% Sr. Sec. Nts., 8/15/20[2]	2,390,000	2,533,400
9.875% Sr. Unsec. Nts., 9/24/15	6,510,000	6,233,325
SunGard Data Systems, Inc.:
7.375% Sr. Unsec. Nts., 11/15/18[2]	765,000	772,650
7.625% Sr. Unsec. Nts., 11/15/20[2]	765,000	778,388

		12,452,038

Semiconductors & Semiconductor Equipment—0.7%
Advanced Micro Devices, Inc., 7.75% Sr. Unsec. Nts., 8/1/20[2]	1,340,000	1,396,950
Amkor Technology, Inc., 7.375% Sr. Unsec. Nts., 5/1/18	1,445,000	1,510,025
Freescale Semiconductor, Inc.:
9.25% Sr. Sec. Nts., 4/15/18[2]	1,710,000	1,889,550
10.75% Sr. Unsec. Nts., 8/1/20[2]	4,430,000	4,850,850
NXP BV/NXP Funding LLC:
7.875% Sr. Sec. Nts., 10/15/14	1,765,000	1,844,425
9.50% Sr. Unsec. Unsub. Nts., 10/15/15	2,950,000	3,163,875
9.75% Sr. Sec. Nts., 8/1/18[2]	1,125,000	1,271,250

		15,926,925

Materials—3.3%
Chemicals—0.9%
Braskem Finance Ltd., 7.25% Sr. Unsec. Nts., 6/5/18[2]	2,135,000	2,252,425
Braskem SA, 7% Sr. Unsec. Nts., 5/7/20[2]	1,150,000	1,193,125
Ferro Corp., 7.875% Sr. Unsec. Nts., 8/15/18	2,650,000	2,809,000
Hexion U.S. Finance Corp./Hexion Nova Scotia Finance ULC:
8.875% Sr. Sec. Nts., 2/1/18	3,845,000	4,128,569
9% Sr. Sec. Nts., 11/15/20[2]	1,410,000	1,494,600
Huntsman International LLC, 8.625% Sr. Sub. Nts., 3/15/21[2]	300,000	325,500
Momentive Performance Materials, Inc.:
9% Sec. Nts., 1/15/21[2]	2,815,000	2,976,863
11.50% Sr. Unsec. Sub. Nts., 12/1/16	2,455,000	2,675,950
Nalco Co., 6.625% Sr. Nts., 1/15/19[2]	485,000	498,338
Rhodia SA, 6.875% Sr. Nts., 9/15/20[2]	2,810,000	2,862,688

		21,217,058

Construction Materials—0.1%
CEMEX Espana SA, 9.25% Sr. Sec. Nts., 5/12/20[2]	872,000	861,100
CEMEX Finance LLC, 9.50% Sr. Sec. Bonds, 12/14/16[2]	1,275,000	1,321,219
Rearden G Holdings Eins GmbH, 7.875% Sr. Unsec. Nts., 3/30/20[2]	990,000	1,049,400

		3,231,719

Containers & Packaging—0.3%
Berry Plastics Corp., 9.75% Sr. Sec. Nts., 1/15/21[2]	3,830,000	3,810,850
Jefferson Smurfit Corp. (Escrow):
7.50% Sr. Unsec. Unsub. Nts., 6/1/13[3,5]	920,000	34,500
8.25% Sr. Unsec. Nts., 10/1/12[3,5]	2,560,000	96,000
Smurfit-Stone Container Corp. (Escrow):
8% Sr. Unsec. Unsub. Nts., 3/15/17[3,5]	1,780,000	84,550
8.375% Sr. Nts., 7/1/12[3,5]	925,000	34,688
Solo Cup Co., 8.50% Sr. Sub. Nts., 2/15/14	3,140,000	2,841,700

		6,902,288

Metals & Mining—0.8%
Alrosa Finance SA, 7.75% Nts., 11/3/20[2]	1,580,000	1,664,925
CSN Islands XI Corp., 6.875% Sr. Unsec. Nts., 9/21/19[2]	750,000	813,750
Edgen Murray Corp., 12.25% Sr. Sec. Nts., 1/15/15	3,340,000	2,922,500
JSC Severstal, 6.70% Nts., 10/25/17[2]	1,940,000	1,925,450
Steel Capital SA for OAO Severstal, 9.75% Sec. Nts., 7/29/13[2]	2,160,000	2,416,608
Vedanta Resources plc, 9.50% Sr. Unsec. Nts., 7/18/18[2]	7,715,000	8,476,856

		18,220,089

Paper & Forest Products—1.2%
ABI Escrow Corp., 10.25% Sr. Sec. Nts., 10/15/18[2]	2,255,000	2,480,500
Abitibi-Consolidated Co. of Canada (Escrow):
6% Sr. Unsec. Unsub. Nts., 6/20/13[3,5]	2,020,000	22,725
7.75% Sr. Unsec. Bonds, 6/15/11[3,5]	1,120,000	12,600
8.375% Sr. Unsec. Sub. Nts., 4/1/15[3,5]	2,705,000	30,431
8.85% Unsec. Bonds, 8/1/30[3,5]	1,010,000	12,625
Ainsworth Lumber Co. Ltd., 11% Sr. Unsec. Unsub. Nts., 7/29/15[2,13]	3,274,875	3,095,117
Appleton Papers, Inc., 10.50% Sr. Sec. Nts., 6/15/15[2]	5,630,000	5,601,850
Bowater Pulp & Paper Canada, Inc., 10.60% Sr. Unsec. Nts., 1/15/11[3,5]	2,760,000	745,200

	Principal
	Amount		Value

Paper & Forest Products Continued
Bowater, Inc. (Escrow):
6.50% Sr. Unsec. Nts., 6/15/13[3,5]	$3,280,000		$147,600
9% Sr. Unsec. Nts., 8/1/09[3,5]	840,000		37,800
Catalyst Paper Corp., 11% Sr. Sec. Nts., 12/15/16[2]	3,611,000		3,421,423
Grupo Papelero Scribe SA, 8.875% Sr. Nts., 4/7/20[2]	1,315,000		1,301,850
Mercer International, Inc., 9.50% Sr. Unsec. Nts., 12/1/17[2]	2,290,000		2,364,425
NewPage Corp., 11.375% Sr. Sec. Nts., 12/31/14	4,165,000		3,935,925
Verso Paper Holdings LLC, 11.375% Sr. Unsec. Sub. Nts., Series B, 8/1/16	5,275,000		5,314,563

			28,524,634

Telecommunication Services—2.2%
Diversified Telecommunication Services—1.3%
Axtel SAB de CV, 9% Sr. Unsec. Nts., 9/22/19[2]	2,490,000		2,377,950
Broadview Networks Holdings, Inc., 11.375% Sr. Sec. Nts., 9/1/12	1,485,000		1,459,013
Cincinnati Bell, Inc.:
8.25% Sr. Nts., 10/15/17	1,310,000		1,303,450
8.75% Sr. Unsec. Sub. Nts., 3/15/18	2,020,000		1,903,850
Intelsat Bermuda Ltd.:
11.25% Sr. Unsec. Nts., 2/4/17	2,755,000		3,016,725
12.50% Sr. Unsec. Nts., 2/4/17[13]	1,381,250		1,533,188
Intelsat Jackson Holdings SA, 7.25% Sr. Unsec. Nts., 10/15/20[2]	755,000		766,325
Level 3 Financing, Inc., 9.25% Sr. Unsec. Unsub. Nts., 11/1/14	4,780,000		4,768,050
PAETEC Holding Corp., 9.50% Sr. Unsec. Unsub. Nts., 7/15/15	5,595,000		5,818,800
Telemar Norte Leste SA, 5.50% Sr. Unsec. Nts., 10/23/20[2]	4,162,000		4,026,735
Wind Acquisition Finance SA, 7.25% Sr. Sec. Nts., 2/15/18[2]	1,190,000		1,213,800
Windstream Corp., 8.125% Sr. Unsec. Unsub. Nts., 9/1/18	1,295,000		1,366,225
Winstar Communications, Inc., 12.75% Sr. Nts., 4/15/10[3,5]	250,000		—

			29,554,111

Wireless Telecommunication Services—0.9%
America Movil SAB de CV:
6.125% Sr. Unsec. Unsub. Nts., 3/30/40	925,000		985,569
8.46% Sr. Unsec. Unsub. Bonds, 12/18/36	52,700,000	MXN	3,952,969
Cricket Communications, Inc., 7.75% Sr. Unsec. Nts., 10/15/20[2]	5,335,000		5,094,925
MetroPCS Wireless, Inc.:
6.625% Sr. Unsec. Nts., 11/15/20	2,755,000		2,631,025
7.875% Sr. Unsec. Nts., 9/1/18	2,520,000		2,627,100
MTS International Funding Ltd., 8.625% Sr. Unsec. Nts., 6/22/20[2]	1,650,000		1,882,980
Teligent, Inc., 11.50% Sr. Nts., 12/1/08[3,5]	500,000		—
VIP Finance Ireland Ltd., 9.125% Bonds, 4/30/18[2]	4,190,000		4,787,075

			21,961,643

Utilities—2.7%
Electric Utilities—1.5%
Centrais Eletricas Brasileiras SA, 6.875% Sr. Unsec. Unsub. Nts., 7/30/19[2]	1,350,000		1,532,250
Edison Mission Energy, 7% Sr. Unsec. Nts., 5/15/17	3,935,000		3,138,163
Empresas Publicas de Medellin ESP, 7.625% Sr. Unsec. Nts., 7/29/19[2]	1,435,000		1,650,250
Energy Future Intermediate Holding Co. LLC, 10% Sr. Sec. Nts., 12/1/20	2,817,000		2,919,181
Eskom Holdings Ltd., 10% Nts., Series ES23, 1/25/23	34,000,000	ZAR	5,632,196
Eskom Holdings Ltd., 9.25% Bonds, Series ES18, 4/20/18	10,000,000	ZAR	1,568,575
Israel Electric Corp. Ltd., 7.25% Nts., 1/15/19[2]	4,550,000		5,015,174
Majapahit Holding BV:
7.75% Nts., 10/17/16[2]	2,250,000		2,610,000
8% Sr. Unsec. Nts., 8/7/19[2]	1,150,000		1,349,813
National Power Corp., 5.875% Unsec. Unsub. Bonds, 12/19/16	109,600,000	PHP	2,765,272
Texas Competitive Electric Holdings Co. LLC:
10.25% Sr. Unsec. Nts., Series A, 11/1/15	10,405,000		5,930,850
10.25% Sr. Unsec. Nts., Series B, 11/1/15	1,520,000		858,800
TGI International Ltd., 9.50% Nts., 10/3/17[2]	1,442,000		1,625,855

			36,596,379

Energy Traders—1.0%
Colbun SA, 6% Sr. Unsec. Nts., 1/21/20[2]	1,640,000		1,711,657
Dynegy Holdings, Inc., 8.375% Sr. Unsec. Nts., 5/1/16	3,215,000		2,419,288
Energy Future Holdings Corp., 10% Sr. Sec. Nts., 1/15/20[2]	3,100,000		3,204,696

	Principal
	Amount	Value

Energy Traders Continued
Foresight Energy LLC, 9.625% Sr. Unsec. Nts., 8/15/17[2]	$5,395,000	$5,772,650
GenOn Escrow Corp.:
9.50% Sr. Unsec. Nts., 10/15/18[2]	1,505,000	1,503,119
9.875% Sr. Nts., 10/15/20[2]	1,500,000	1,496,250
Power Sector Assets & Liabilities Management Corp.:
7.25% Sr. Gtd. Unsec. Nts., 5/27/19[2]	1,280,000	1,510,400
7.39% Sr. Gtd. Unsec. Nts., 12/2/24[2]	1,270,000	1,511,300
PT Cikarang Listindo/Listindo Capital BV, 9.25% Sr. Nts., 1/29/15[2]	1,150,000	1,298,161
United Maritime Group LLC, 11.75% Sr. Sec. Nts., 6/15/15	3,645,000	3,672,338

		24,099,859

Gas Utilities—0.1%
Ferrellgas LP/Ferrellgas Finance Corp., 6.50% Sr. Nts., 5/1/21[2]	2,295,000	2,249,100
Water Utilities—0.1%
Cia de Saneamento Basico do Estado de Sao Paulo, 6.25% Sr. Unsec. Nts., 12/16/20[2]	1,055,000	1,072,935

Total Corporate Bonds and Notes (Cost $690,263,841)		716,047,088

	Shares

Preferred Stocks—0.5%
Ally Financial, Inc., 7%, Non-Vtg.[2]	7,436	7,028,182
AmeriKing, Inc., 13% Cum. Sr. Exchangeable, Non-Vtg.[5,13]	4,253	—
Eagle-Picher Holdings, Inc., 11.75% Cum. Exchangeable, Series B, Non-Vtg.[5]	5,000	—
Greektown Holdings LLC, Preferred[5]	45,600	4,844,088
ICG Holdings, Inc., 14.25% Exchangeable, Non-Vtg.[5,13]	151	—

Total Preferred Stocks (Cost $11,475,299)		11,872,270

Common Stocks—1.0%
AbitibiBowater, Inc.[5]	116,803	2,764,727
American Media Operations, Inc.[5]	161,731	2,637,137
American Media, Inc.[4,5]	1,562	—
Arco Capital Corp. Ltd.[4,5]	690,638	1,381,276
Charter Communications, Inc., Cl. A5	64,672	2,518,328
Global Aviation Holdings, Inc.[5]	100	1,000
Greektown Superholdings, Inc.[5]	3,450	340,929
Kaiser Aluminum Corp.	229	11,471
MHP SA, GDR [2,5]	56,610	968,031
Orbcomm, Inc.[5]	375	971
Premier Holdings Ltd.[5]	18,514	—
Smurfit-Stone Container Corp.[5]	279,168	7,146,701
Visteon Corp. [5]	98,473	6,649,094

Total Common Stocks (Cost $32,033,407)		24,419,665

	Units

Rights, Warrants and Certificates—0.0%
ASG Warrant Corp. Wts., Strike Price $0.01, Exp. 5/15/18[4,5]	4,275	534,375
Global Aero Logistics, Inc. Wts., Strike Price $10, Exp. 2/28/11[5]	266	3
MediaNews Group, Inc. Wts., Strike Price $0.001, Exp. 3/19/17[5]	11,668	420

Total Rights, Warrants and Certificates (Cost $191,025)		534,798

	Principal
	Amount

Structured Securities—6.3%
Barclays Bank plc:
Indonesia (Republic of) Total Return Linked Bonds, 10.50%, 8/19/30	10,440,000,000	IDR	1,284,836
Indonesia (Republic of) Total Return Linked Bonds, 10.50%, 8/19/30	13,870,000,000	IDR	1,706,961
Indonesia (Republic of) Total Return Linked Bonds, Series 22, 11%, 9/17/25	10,380,000,000	IDR	1,346,507
Indonesia (Republic of) Total Return Linked Nts., 10%, 9/18/24	9,240,000,000	IDR	1,123,631
Indonesia (Republic of) Total Return Linked Nts., 10%, 9/18/24	15,630,000,000	IDR	1,900,688
Indonesia (Republic of) Total Return Linked Nts., Series 51, 10.50%, 8/19/30	2,650,000,000	IDR	326,132
Indonesia (Republic of) Total Return Linked Nts., Series 51, 11%, 9/17/25	2,650,000,000	IDR	343,761
Citigroup Funding, Inc.:
Indonesia (Republic of) Credit Linked Nts., 10%, 9/19/24	12,730,000,000	IDR	1,548,033
Indonesia (Republic of) Credit Linked Nts., Series 23, 11%, 9/17/25	6,920,000,000	IDR	897,671
Indonesia (Republic of) Total Return Linked Nts., 11%, 9/17/25	2,100,000,000	IDR	272,415
Instituto Costarricense De Eletricidad Total Return Linked Nts., 2.288%, 10/25/11[1]	1,960,000		1,968,017
Kenya (Republic of) Credit Linked Bonds, Series 5, 14%, 3/9/11[4]	1,920,000	GHS	1,296,065
Ukraine (Republic of) Credit Linked Nts., 5.50%, 9/1/15[1,4]	19,540,000	UAH	2,116,230

	Principal
	Amount		Value

Structured Securities Continued
Citigroup Global Markets Holdings, Inc.:
Colombia (Republic of) Credit Linked Bonds, 11.25%, 10/25/18[4]	3,255,000,000	COP	$2,043,672
Colombia (Republic of) Credit Linked Nts., 13.37%, 2/26/15[4,16]	2,199,000,000	COP	2,566,672
Colombia (Republic of) Credit Linked Nts., Series 01, 13.37%, 2/26/15[4,16]	811,000,000	COP	946,599
Colombia (Republic of) Credit Linked Nts., Series 02, 13.37%, 2/26/15[4,16]	1,345,000,000	COP	1,569,883
Colombia (Republic of) Total Return Linked Bonds, Series 2, 11%, 7/27/20	2,665,000,000	COP	1,688,883
Dominican Republic Unsec. Credit Linked Nts., 15%, 3/12/12[4]	49,300,000	DOP	1,356,633
Credit Suisse First Boston International:
Moitk Total Return Linked Nts., 21%, 3/30/11[5,20]	53,910,000	RUR	5,294
Russian Oreniz Total Return Linked Nts., 9.24%, 2/24/12[1]	105,151,500	RUR	3,240,051
Credit Suisse First Boston, Inc. (Nassau Branch), Russian Specialized Construction & Installation Administration Total Return Linked Nts., 5/20/105,20	97,250,000	RUR	318
Credit Suisse Group AG, Russian Moscoblgaz Finance Total Return Linked Nts., 9.25%, 6/27/12	74,550,000	RUR	2,233,059
Credit Suisse International:
OAO Gazprom Total Return Linked Nts., 13.12%, 6/28/12[1]	41,550,000	RUR	1,487,378
OAO Gazprom Total Return Linked Nts., 13.12%, 6/28/12[1]	30,880,000	RUR	1,105,421
OAO Gazprom Total Return Linked Nts., 13.12%, 6/28/12[1]	44,460,000	RUR	1,591,548
Deutsche Bank AG:
Arrendadora Capita Corp. SA de CV/Capita Corp. (The) de Mexico SA de CV Credit Linked Nts., 9.09%, 1/7/11	405,418	MXN	31,432
Arrendadora Capita Corp. SA de CV/Capita Corp. (The) de Mexico SA de CV Credit Linked Nts., 9.65%, 1/7/11	269,791	MXN	20,917
Coriolanus Ltd. Sec. Credit Linked Bonds, Series 128, 3.01%, 4/30/25[4,11]	1,966,981		1,266,194
Coriolanus Ltd. Sec. Credit Linked Bonds, 3.064%, 4/30/25[4,11]	2,506,237		1,613,327
Coriolanus Ltd. Sec. Credit Linked Bonds, 3.103%, 4/30/25[4,11]	2,163,734		1,392,849
Deutsche Bank AG: Continued Coriolanus Ltd. Sec. Credit Linked Bonds, 3.138%, 4/30/25[4,11]	1,934,106		1,245,032
Coriolanus Ltd. Sec. Credit Linked Bonds, 3.191%, 4/30/25[4,11]	2,408,118		1,550,165
Coriolanus Ltd. Sec. Credit Linked Bonds, 3.242%, 4/30/25[4,11]	2,748,501		1,769,278
Coriolanus Ltd. Sec. Credit Linked Bonds, 3.269%, 4/30/25[4,11]	2,195,731		1,413,446
Coriolanus Ltd. Sec. Credit Linked Bonds, 3.346%, 4/30/25[4,11]	2,063,894		1,328,580
Coriolanus Ltd. Sec. Credit Linked Nts., 10.855%, 12/31/17[4,16]	17,990,000	BRR	9,118,855
Coriolanus Ltd. Sec. Credit Linked Nts., Series 113, 9%, 4/26/11[1,4]	655,000		717,618
Indonesia (Republic of) Credit Linked Nts., 10.50%, 8/23/30	40,660,000,000	IDR	5,003,969
Indonesia (Republic of) Credit Linked Nts., 12.80%, 6/22/21	11,690,000,000	IDR	1,747,590
Indonesia (Republic of) Credit Linked Nts., Series 02, 12.80%, 6/22/21	14,700,000,000	IDR	2,197,568
Indonesia (Republic of) Credit Linked Nts., Series 03, 11%, 9/17/25	6,740,000,000	IDR	874,322
JSC Gazprom Total Return Linked Nts., 13.12%, 6/28/12[1]	38,600,000	RUR	1,381,776
Opic Reforma I Credit Linked Nts., Cl. 1A, 7.905%, 9/24/14[1,4]	14,850,000	MXN	1,205,113
Opic Reforma I Credit Linked Nts., Cl. 1B, 7.905%, 9/24/14[1,4]	2,970,000	MXN	241,023
Opic Reforma I Credit Linked Nts., Cl. 1C, 7.905%, 9/24/14[1,4]	4,950,000	MXN	401,704
Opic Reforma I Credit Linked Nts., Cl. 1D, 7.905%, 9/24/14[1,4]	2,475,000	MXN	200,852
Opic Reforma I Credit Linked Nts., Cl. 1E, 7.905%, 9/24/14[1,4]	3,465,000	MXN	281,193
Opic Reforma I Credit Linked Nts., Cl. 2A, 8.405%, 5/22/15[1,4]	1,417,014	MXN	114,994
Opic Reforma I Credit Linked Nts., Cl. 2B, 8.405%, 5/22/15[1,4]	2,479,100	MXN	201,185
Opic Reforma I Credit Linked Nts., Cl. 2C, 8.405%, 5/22/15[1,4]	37,378,810	MXN	3,033,380
Opic Reforma I Credit Linked Nts., Cl. 2D, 8.405%, 5/22/15[1,4]	2,724,116	MXN	221,069
Opic Reforma I Credit Linked Nts., Cl. 2E, 8.405%, 5/22/15[1,4]	1,979,122	MXN	160,610
Opic Reforma I Credit Linked Nts., Cl. 2F, 8.405%, 5/22/15[1,4]	1,263,966	MXN	102,574
Opic Reforma I Credit Linked Nts., Cl. 2G, 8.405%, 5/22/15[1,4]	232,771	MXN	18,890
Ukraine (Republic of) 5.5 yr. Total Return Linked Nts., 4.05%, 3/1/11	885,000		858,848

	Principal
	Amount		Value

Structured Securities Continued
Deutsche Bank AG: Continued
Ukraine (Republic of) 6 yr. Total Return Linked Nts., 4.05%, 8/30/11	$885,000		$760,472
Ukraine (Republic of) 6.5 yr. Total Return Linked Nts., 4.05%, 2/29/12	885,000		674,441
Ukraine (Republic of) 7 yr. Total Return Linked Nts., 4.05%, 8/30/12	885,000		607,800
United Mexican States Credit Linked Nts., 9.52%, 1/7/11	268,599	MXN	20,825
Eirles Two Ltd. Sec. Nts.:
Series 324, 3.653%, 4/30/12[1,4]	4,100,000		3,685,900
Series 335, 2.103%, 4/30/12[1,4]	6,300,000		5,993,190
Goldman Sachs & Co., Turkey (Republic of) Credit Linked Nts., 14.802%, 3/29/17[2,11]	21,980,000	TRY	7,535,666
Goldman Sachs Capital Markets LP, Colombia (Republic of) Credit Linked Nts., 10.476%, 2/8/37[4,11]	63,720,800,000	COP	1,954,768
Hallertau SPC Credit Linked Nts.:
Series 2007-01, 2.51%, 12/20/17[1,4]	6,250,000		5,625,000
Series 2008-01, 9.888%, 8/2/10[4,5,11,20]	14,337,604	BRR	863,711
Series 2008-2A, 6.752%, 9/17/13[1,4]	13,358,125		13,653,340
JPMorgan Chase & Co.:
Colombia (Republic of) Credit Linked Nts., 11%, 7/28/20[4]	1,315,000,000	COP	833,313
Indonesia (Republic of) Credit Linked Bonds, 8.25%, 7/19/21[2]	13,410,000,000	IDR	1,531,103
Indonesia (Republic of) Credit Linked Bonds, Series 04, 11%, 9/17/25[2]	2,650,000,000	IDR	343,761
Indonesia (Republic of) Credit Linked Nts., Series 04, 10.50%, 8/19/30[2]	6,700,000,000	IDR	824,560
Indonesia (Republic of) Total Return Linked Nts., 10.50%, 8/19/30[2]	1,190,000,000	IDR	146,452
Indonesia (Republic of) Total Return Linked Nts., Series 53, 11%, 9/17/25[2]	2,100,000,000	IDR	272,415
JSC Gazprom Credit Linked Nts., Series 4, 13.12%, 6/28/12[1]	45,990,000	RUR	1,646,318
JPMorgan Chase Bank NA:
Export-Import Bank Total Return Linked Bonds, 6.55%, 3/13/13	225,000,000	INR	4,806,944
Indonesia (Republic of) Credit Linked Nts., Series 2, 10.50%, 8/19/30[2]	24,100,000,000	IDR	2,965,953
Indonesia (Republic of) Credit Linked Nts., Series 2, 11%, 9/17/25[2]	15,710,000,000	IDR	2,037,922
Indonesia (Republic of) Credit Linked Nts., Series 3, 11%, 9/17/25[2]	7,420,000,000	IDR	962,532
Russian Federation Credit Linked Bonds, 10%, 9/30/11[1,2]	130,790,000	RUR	4,440,930
LB Peru Trust II Certificates, Series 1998-A, 2/28/16[20]	363,871		36,387
Lehman Brothers Treasury Co. BV, Microvest Capital Management LLC Credit Linked Nts., 7.55%, 5/24/12[4]	2,058,126		1,246,813
Merrill Lynch, Colombia (Republic of) Credit Linked Nts., 10%, 11/17/16[4]	1,784,000,000	COP	999,876
Morgan Stanley:
Peru (Republic of) Credit Linked Nts., 6.25%, 3/23/17[2]	4,885,000	PEN	1,495,935
Russian Federation Total Return Linked Bonds, Series 007, Cl. VR, 5%, 8/22/34	74,728,733	RUR	1,154,894
Morgan Stanley Capital Services, Inc.:
Brazil (Federal Republic of) Credit Linked Nts., 12.551%, 1/5/22[2,11]	28,914,000	BRR	2,586,201
GISAD Sr. Unsec. Credit Linked Nts., 166.572%, 4/2/13[11]	6,386,000	EUR	426,683
United Mexican States Credit Linked Nts., 5.64%, 11/20/15[4]	2,000,000		1,803,200
Standard Bank Group Ltd., Ghana (Republic of) Credit Linked Bonds, 10.915%, 3/23/11[4,11]	1,200,000	GHS	786,057
Standard Charter Bank, Kenya (Republic of) Credit Linked Bonds, 14%, 3/9/11[1,4]	730,000	GHS	492,636
UBS AG, Ghana (Republic of) Credit Linked Nts., 14.47%, 12/28/11[4]	1,222,052	GHS	838,824

Total Structured Securities (Cost $166,068,663)			149,735,533

Event-Linked Bonds—1.8%
Akibare Ltd. Catastrophe Linked Nts., Cl. A, 3.234%, 5/22/12[1,2]	1,484,000		1,494,388
Atlas V Capital Ltd. Catastrophe Linked Nts., Series 2, 11.79%, 2/24/12[1,2]	644,000		676,071
Blue Fin Ltd. Catastrophe Linked Nts., 9.25%, 5/28/13[1,2]	334,000		341,749
Caelus Re Ltd. Catastrophe Linked Nts., 6.50%, 6/7/11[1,2]	449,000		453,277

	Principal
	Amount		Value

Event-Linked Bonds Continued
Calypso Capital Ltd. Catastrophe Linked Nts., Series 2010-1, Cl. A, 4.514%, 1/10/14[1,2]	608,000	EUR	$809,693
East Lane Re II Ltd. Catastrophe Linked Nts., 14.79%, 4/7/11[1,2]	2,207,000		2,250,974
East Lane Re III Ltd. Catastrophe Linked Nts., 10.54%, 3/16/12[1,2]	2,651,000		2,759,691
Fhu-Jin Ltd. Catastrophe Linked Nts., Cl. B, 4.186%, 8/10/11[1,2]	2,263,000		2,279,746
Foundation Re III Ltd. Catastrophe Linked Nts., Series 1-A, 5.75%, 2/3/14[1,2]	985,000		980,272
Lodestone Re Ltd. Catastrophe Linked Nts., Series A-2, 7.25%, 1/8/14[1]	1,020,000		1,021,352
Longpoint Re Ltd. Catastrophe Linked Nts.:
5.40%, 12/18/13[1,2]	1,505,000		1,523,512
5.40%, 12/24/12[1,2]	1,287,000		1,306,949
Mariah Re Ltd. Catastrophe Linked Nts.:
6.25%, 1/8/14[1,2]	311,000		313,939
Series 2010, 8.50%, 1/8/17[1,2]	649,000		650,574
Merna Reinsurance II Ltd. Catastrophe Linked Nts., 3.65%, 4/8/13[1,2]	1,532,000		1,551,610
Midori Ltd. Catastrophe Linked Nts., 3.039%, 10/24/12[1,2]	2,604,000		2,601,656
Montana Re Ltd. Catastrophe Linked Nts.:
9.803%, 1/8/14[1,2]	1,129,000		1,129,790
12.203%, 1/8/14[1,2]	370,000		370,148
16.703%, 1/8/14[1,2]	541,000		540,973
Multicat Mexico 2009 Ltd. Catastrophe Linked Nts.:
10.372%, 10/19/12[1,2]	471,000		499,684
11.622%, 10/19/12[1,2]	1,407,000		1,505,771
Muteki Ltd. Catastrophe Linked Nts., 4.684%, 5/24/11[1,2]	1,650,000		1,658,250
Redwood Capital XI Ltd. Catastrophe Linked Nts., 6.25%, 1/10/11[1,2]	1,046,000		1,045,974
Residential Reinsurance 2007 Ltd. Catastrophe Linked Nts., Series CL2, 11.796%, 6/6/11[1,2]	2,035,000		2,093,608
Residential Reinsurance Ltd. Catastrophe Linked Nts.:
6.60%, 6/6/13[1,2]	710,000		714,562
8.90%, 6/6/13[1,2]	421,000		435,556
13%, 6/6/13[1,2]	421,000		439,503
13%, 6/6/13[1,2]	710,000		723,277
Series CL1, 6.377%, 6/6/13[1,2]	830,000		825,186
Series CL2, 7.377%, 6/6/13[1,2]	467,000		466,510
Series CL3, 10.877%, 6/6/13[1,2]	250,000		249,494
Successor X Ltd. Catastrophe Linked Nts.:
12.887%, 12/13/13[1,2]	498,000		498,560
14.637%, 12/13/13[1,2]	332,000		332,365
16.75%, 4/4/13[1,2]	1,394,000		1,307,363
Vega Capital Ltd. Catastrophe Linked Nts.:
5.65%, 12/13/13[1,2]	669,000		670,221
Series D, 0%, 6/24/11[2,11]	3,304,000		6,434,540

Total Event-Linked Bonds (Cost $39,421,616)			42,956,788

	Expiration	Strike
	Date	Price	Contracts

Options Purchased—0.0%
Polish Zloty (PLZ) Put[5]	1/6/11	$2.97	117,685,000	284,994
Polish Zloty (PLZ) Put[5]	1/6/11	3.00	118,900,000	166,044
Polish Zloty (PLZ) Put[5]	1/14/11	3.00	118,920,000	391,445

Total Options Purchased (Cost $1,592,838)				842,483

	Shares

Investment Companies—18.5%
JPMorgan U.S. Treasury Plus Money Market Fund, Agency Shares, 0.00%[12,18]	2,438,711	2,438,711
Oppenheimer Institutional Money Market Fund, Cl. E, 0.21%[18,19]	83,436,389	83,436,389
Oppenheimer Master Event-Linked Bond Fund, LLC[19]	1,103,918	12,419,505
Oppenheimer Master Loan Fund, LLC[19]	29,466,809	341,533,974

Total Investment Companies (Cost $431,488,334)		439,828,579
Total Investments, at Value (Cost $2,378,722,901)	101.8%	2,424,268,158
Liabilities in Excess of Other Assets	(1.8)	(42,173,546)

Net Assets	100.0%	$2,382,094,612

Footnotes to Statement of Investments
Principal amount is reported in U.S. Dollars, except for those denoted in the following currencies:

ARP	Argentine Peso
AUD	Australian Dollar
BRR	Brazilian Real
CAD	Canadian Dollar
COP	Colombian Peso
DKK	Danish Krone
DOP	Dominican Republic Peso
EGP	Egyptian Pound
EUR	Euro
GBP	British Pound Sterling
GHS	Ghana Cedi
HUF	Hungarian Forint
IDR	Indonesia Rupiah
ILS	Israeli Shekel
INR	Indian Rupee
JPY	Japanese Yen
KRW	South Korean Won
MXN	Mexican Nuevo Peso
MYR	Malaysian Ringgit
NOK	Norwegian Krone
NZD	New Zealand Dollar
PEN	Peruvian New Sol
PHP	Philippines Peso
PLZ	Polish Zloty
RUR	Russian Ruble
SEK	Swedish Krona
TRY	New Turkish Lira
UAH	Ukraine Hryvnia
ZAR	South African Rand

1.	Represents the current interest rate for a variable or increasing rate security.

2.	Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of Trustees. These securities amount to $508,214,125 or 21.33% of the Fund’s net assets as of December 31, 2010.

3.	Issue is in default. See Note 1 of the accompanying Notes.

4.	Restricted security. The aggregate value of restricted securities as of December 31, 2010 was $133,147,001, which represents 5.59% of the Fund’s net assets.
See Note 6 of the accompanying Notes. Information concerning restricted securities is as follows:

				Unrealized
	Acquisition			Appreciation
Security	Dates	Cost	Value	(Depreciation)

Aeropuertos Argentina 2000 SA, 10.75% Sr. Sec. Nts., 12/1/20	12/15/10	$570,000	$595,650	$25,650
American Media, Inc.	2/2/09	34,604	—	(34,604)
Arco Capital Corp. Ltd.	2/27/07	10,359,570	1,381,276	(8,978,294)
ASG Warrant Corp. Wts., Strike Price $0.01, Exp. 5/15/18	4/28/10-8/19/10	189,000	534,375	345,375
Ashtead Capital, Inc., 9% Nts., 8/15/16	12/18/09-2/11/10	1,065,330	1,110,350	45,020
Autopistas del Nordeste Cayman Ltd., 9.39% Nts., 1/15/26	11/21/06-10/20/09	2,609,456	2,542,799	(66,657)
Banco BMG SA, 9.15% Nts., 1/15/16	12/15/05-7/31/07	2,661,099	2,860,830	199,731
Banco de Credito del Peru, 9.75% Jr. Sub. Nts., 11/6/69	10/30/09	800,000	932,000	132,000
Banco de Credito del Peru, 6.95% Sub. Nts., 11/7/21	10/31/06-11/18/09	1,502,244	1,585,500	83,256
Belize (Government of) Unsec. Unsub. Bonds, 6%, 2/20/29	2/9/10-3/3/10	538,279	734,550	196,271
Citigroup Funding, Inc., Kenya (Republic of) Credit Linked Bonds, Series 5, 14%, 3/9/11	9/28/10	1,362,380	1,296,065	(66,315)
Citigroup Funding, Inc., Ukraine (Republic of) Credit Linked Nts., 5.50%, 9/1/15	9/7/10	2,016,865	2,116,230	99,365
Citigroup Global Markets Holdings, Inc., Colombia (Republic of) Credit Linked Bonds, 11.25%, 10/25/18	12/9/08	1,373,150	2,043,672	670,522
Citigroup Global Markets Holdings, Inc., Colombia (Republic of) Credit Linked Nts., 13.37%, 2/26/15	7/18/08	1,905,640	2,566,672	661,032
Citigroup Global Markets Holdings, Inc., Colombia (Republic of) Credit Linked Nts., Series 01, 13.37%, 2/26/15	7/31/08	711,003	946,599	235,596
Citigroup Global Markets Holdings, Inc., Colombia (Republic of) Credit Linked Nts., Series 02, 13.37%, 2/26/15	8/8/08	1,188,111	1,569,883	381,772
Citigroup Global Markets Holdings, Inc., Dominican Republic Unsec. Credit Linked Nts., 15%, 3/12/12	3/7/07	1,479,820	1,356,633	(123,187)
Deutsche Alt-A Securities, Inc., Mtg. Pass-Through Certificates, Series 2007-RS1, Cl. A2, 0.761%, 1/27/37	5/29/08	1,038,846	400,042	(638,804)
Deutsche Bank AG, Coriolanus Ltd. Sec. Credit Linked Bonds, 3.346%, 4/30/25	4/16/09	1,302,929	1,328,580	25,651
Deutsche Bank AG, Coriolanus Ltd. Sec. Credit Linked Bonds, 3.269%, 4/30/25	8/18/09	1,395,976	1,413,446	17,470
Deutsche Bank AG, Coriolanus Ltd. Sec. Credit Linked Bonds, 3.242%, 4/30/25	9/25/09	1,751,716	1,769,278	17,562
Deutsche Bank AG, Coriolanus Ltd. Sec. Credit Linked Bonds, 3.191%, 4/30/25	12/17/09	1,542,421	1,550,165	7,744
Deutsche Bank AG, Coriolanus Ltd. Sec. Credit Linked Bonds, 3.138%, 4/30/25	3/30/10	1,245,315	1,245,032	(283)
Deutsche Bank AG, Coriolanus Ltd. Sec. Credit Linked Bonds, 3.103%, 4/30/25	5/18/10	1,398,472	1,392,849	(5,623)

				Unrealized
	Acquisition			Appreciation
Security	Dates	Cost	Value	(Depreciation)

Deutsche Bank AG, Coriolanus Ltd. Sec. Credit Linked Bonds, 3.064%, 4/30/25	7/16/10	$1,626,190	$1,613,327	$(12,863)
Deutsche Bank AG, Coriolanus Ltd. Sec. Credit Linked Bonds, Series 128, 3.01%, 4/30/25	10/8/10	1,284,012	1,266,194	(17,818)
Deutsche Bank AG, Coriolanus Ltd. Sec. Credit Linked Nts., Series 113, 9%, 4/26/11	12/8/08	653,473	717,618	64,145
Deutsche Bank AG, Coriolanus Ltd. Sec. Credit Linked Nts., 10.855%, 12/31/17	9/19/07	7,651,611	9,118,855	1,467,244
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 1A, 7.905%, 9/24/14	12/27/07	1,364,764	1,205,113	(159,651)
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 1B, 7.905%, 9/24/14	6/12/08	286,334	241,023	(45,311)
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 1C, 7.905%, 9/24/14	8/12/08	487,085	401,704	(85,381)
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 1D, 7.905%, 9/24/14	8/6/09	189,935	200,852	10,917
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 1E, 7.905%, 9/24/14	9/10/09	259,017	281,193	22,176
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 2A, 8.405%, 5/22/15	5/21/08	136,622	114,994	(21,628)
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 2B, 8.405%, 5/22/15	6/12/08	239,007	201,185	(37,822)
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 2C, 8.405%, 5/22/15	6/18/08	3,626,317	3,033,380	(592,937)
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 2D, 8.405%, 5/22/15	7/8/08	264,086	221,069	(43,017)
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 2E, 8.405%, 5/22/15	7/15/08	192,185	160,610	(31,575)
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 2F, 8.405%, 5/22/15	8/8/08	124,426	102,574	(21,852)
Deutsche Bank AG, Opic Reforma I Credit Linked Nts., Cl. 2G, 8.405%, 5/22/15	8/22/08	22,959	18,890	(4,069)
Deutsche Mortgage & Asset Receiving, Commercial Mtg. Pass-Through Certificates, Interest-Only Stripped Mtg. Backed Security, Series 2010-C1, Cl. XPA, 4.82%, 9/1/20	10/27/10	531,543	520,100	(11,443)
Eirles Two Ltd. Sec. Nts., Series 324, 3.653%, 4/30/12	4/17/07	4,103,577	3,685,900	(417,677)
Eirles Two Ltd. Sec. Nts., Series 335, 2.103%, 4/30/12	9/17/07	6,230,062	5,993,190	(236,872)
Embarcadero Aircraft Securitization Trust, Airplane Receivable Nts., Series 2000-A, Cl. B, 8/15/25	8/17/00	1,820,063	—	(1,820,063)
Ford Credit Auto Lease Trust, Automobile Receivable Nts., Series 2010-B, Cl. A2, 0.75%, 10/15/12	10/21/10	619,988	620,001	13
Goldman Sachs Capital Markets LP, Colombia (Republic of) Credit Linked Nts., 10.476%, 2/8/37	1/18/07	5,278,228	1,954,768	(3,323,460)
Hallertau SPC Credit Linked Nts., Series 2007-01, 2.51%, 12/20/17	12/13/07	6,250,000	5,625,000	(625,000)
Hallertau SPC Credit Linked Nts., Series 2008-01, 9.888%, 8/2/10	4/18/08-10/1/08	7,188,001	863,711	(6,324,290)
Hallertau SPC Credit Linked Nts., Series 2008-2A, 6.752%, 9/17/13	10/23/08	13,478,173	13,653,340	175,167
HSBK Europe BV, 9.25% Sr. Nts., 10/16/13	4/9/08-1/11/10	8,540,143	9,240,950	700,807
Ice 1 Em CLO Ltd./Ice 1 Em CLO Corp., Sr. Sec. Sub. Term Nts., Series 2007-1A, Cl. B, 2.294%, 8/15/22	11/6/07	6,952,926	4,879,400	(2,073,526)
Ice 1 Em CLO Ltd./Ice 1 Em CLO Corp., Sr. Sec. Sub. Term Nts., Series 2007-1A, Cl. C, 3.594%, 8/15/22	6/8/07	5,270,000	2,951,200	(2,318,800)
Ice 1 Em CLO Ltd./Ice 1 Em CLO Corp., Sr. Sec. Sub. Term Nts., Series 2007-1A, Cl. D, 5.594%, 8/15/22	6/8/07	5,270,000	2,740,400	(2,529,600)
Interactive Data Corp., 10.25% Sr. Nts., 8/1/18	7/20/10	965,000	1,056,675	91,675
JPMorgan Chase & Co., Colombia (Republic of) Credit Linked Nts., 11%, 7/28/20	8/24/10	917,005	833,313	(83,692)
JPMorgan Chase Commercial Mortgage Securities Corp., Commercial Mtg. Pass-Through Certificates, Series 2007-LDPX, Cl. A2S2, 5.187%, 1/1/49	7/14/10	1,372,625	1,404,178	31,553
JPMorgan Hipotecaria su Casita, 7.555% Sec. Nts., 8/26/35	3/21/07	526,714	458,574	(68,140)
Lehman Brothers Treasury Co. BV, Microvest Capital Management LLC Credit Linked Nts., 7.55%, 5/24/12	6/20/07	2,067,984	1,246,813	(821,171)
Merrill Lynch, Colombia (Republic of) Credit Linked Nts., 10%, 11/17/16	10/20/06	762,393	999,876	237,483
Morgan Stanley Capital Services, Inc., United Mexican States Credit Linked Nts., 5.64%, 11/20/15	11/3/05	2,000,000	1,803,200	(196,800)
NC Finance Trust, Collateralized Mtg. Obligation Pass-Through Certificates, Series 1999-I, Cl. ECFD, 1/25/29	8/10/10	66,025	8,009	(58,016)
Panama Canal Railway Co., 7% Sr. Sec. Nts., 11/1/26	10/29/07-2/28/08	1,399,291	1,290,313	(108,978)
Peru (Republic of) Sr. Unsec. Nts., 7.84%, 8/12/20	11/10/10	2,674,159	2,652,722	(21,437)
Real Time Data Co., 11% Nts., 5/31/09	6/30/99-5/31/01	110,538	—	(110,538)

				Unrealized
	Acquisition			Appreciation
Security	Dates	Cost	Value	(Depreciation)

Salisbury International Investments Ltd., 4.439% Sec. Nts., Series 2006-003, Tranche E, 7/20/11	7/12/06	$1,100,000	$999,460	$(100,540)
Southern States Cooperative, Inc., 11.25% Sr. Nts., 5/15/15	9/22/10-9/23/10	2,700,941	2,705,100	4,159
Standard Bank Group Ltd., Ghana (Republic of) Credit Linked Bonds, 10.915%, 3/23/11	9/22/10	820,477	786,057	(34,420)
Standard Charter Bank, Kenya (Republic of) Credit Linked Bonds, 14%, 3/9/11	9/23/10	514,654	492,636	(22,018)
Tengizchevroil LLP, 6.124% Nts., 11/15/14	4/29/05-3/16/10	1,110,357	1,124,235	13,878
Tower Automotive Holdings USA LLC/TA Holdings Finance, Inc., 10.625% Sr. Sec. Nts., 9/1/17	8/13/10-12/31/10	5,487,635	6,056,640	569,005
UBS AG, Ghana (Republic of) Credit Linked Nts., 14.47%, 12/28/11	12/22/06	1,335,951	838,824	(497,127)
Wallace Theater Holdings, Inc., 12.50% Sr. Sec. Nts., 6/15/13	9/30/10-10/6/10	2,267,713	2,280,175	12,462
Yapi ve Kredit Bankasi/Unicredit Luxembourg SA, 5.188% Sr. Unsec. Nts., 10/13/15	10/4/10	1,170,000	1,211,184	41,184

		$159,352,415	$133,147,001	$(26,205,414)

5.	Non-income producing security.

6.	Interest-Only Strips represent the right to receive the monthly interest payments on an underlying pool of mortgage loans. These securities typically decline in price as interest rates decline. Most other fixed income securities increase in price when interest rates decline. The principal amount of the underlying pool represents the notional amount on which current interest is calculated. The price of these securities is typically more sensitive to changes in prepayment rates than traditional mortgage-backed securities (for example, GNMA pass-throughs). Interest rates disclosed represent current yields based upon the current cost basis and estimated timing and amount of future cash flows. These securities amount to $11,548,074 or 0.48% of the Fund’s net assets as of December 31, 2010.

7.	When-issued security or delayed delivery to be delivered and settled after December 31, 2010. See Note 1 of the accompanying Notes.

8.	The current amortization rate of the security’s cost basis exceeds the future interest payments currently estimated to be received. Both the amortization rate and interest payments are contingent on future mortgage pre-payment speeds and are therefore subject to change.

9.	All or a portion of the security position is held in collateral accounts to cover the Fund’s obligations under certain derivative contracts. The aggregate market value of such securities is $2,608,409 See Note 5 of the accompanying Notes.

10.	All or a portion of the security position is held in collateralized accounts to cover initial margin requirements on open futures contracts and written options on futures, if applicable. The aggregate market value of such securities is $10,692,420. See Note 5 of the accompanying Notes.

11.	Zero coupon bond reflects effective yield on the date of purchase.

12.	Interest rate is less than 0.0005%.

13.	Interest or dividend is paid-in-kind, when applicable.

14.	This Senior Loan will settle after December 31, 2010, at which time the interest rate will be determined.

15.	This bond has no contractual maturity date, is not redeemable and contractually pays an indefinite stream of interest. Rate reported represents the current interest rate for this variable rate security.

16.	Denotes an inflation-indexed security: coupon and principal are indexed to a consumer price index.

17.	Denotes a step bond: a zero coupon bond that converts to a fixed or variable interest rate at a designated future date.

18.	Rate shown is the 7-day yield as of December 31, 2010.

19.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2010, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2009	Additions	Reductions	December 31, 2010

OFI Liquid Assets Fund, LLC	37,599,500	37,255,066	74,854,566	—
Oppenheimer Institutional Money Market Fund, Cl. E	76,771,099	2,814,490,231	2,807,824,941	83,436,389
Oppenheimer Master Event-Linked Bond Fund, LLC	1,404,749	—	300,831	1,103,918
Oppenheimer Master Loan Fund, LLC	33,609,439	19,048,496	23,191,126	29,466,809

				Realized
	Value	Income		Gain (Loss)

OFI Liquid Assets Fund, LLC	$—	$36,907	[a]	$—
Oppenheimer Institutional Money Market Fund, Cl. E	83,436,389	298,773		—
Oppenheimer Master Event-Linked Bond Fund, LLC	12,419,505	1,165,940	[b]	(91,384)[b]
Oppenheimer Master Loan Fund, LLC	341,533,974	33,499,603	[c]	11,177,915	[c]

	$437,389,868	$35,001,223		$11,086,531

a.	Net of compensation to the securities lending agent and rebates paid to the borrowing counterparties.

b.	Represents the amount allocated to the Fund from Oppenheimer Master Event-Linked Bond Fund, LLC.

c.	Represents the amount allocated to the Fund from Oppenheimer Master Loan Fund, LLC.
20. The reference asset underlying the structured security is in default. See Note 1 of the accompanying Notes.
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1) Level 1—unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)
2) Level 2—inputs other than unadjusted quoted prices that are observable for the asset or liability (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.) 3)
3) Level 3—significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset or liability).
The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of December 31, 2010 based on valuation input level:

			Level 3 –
	Level 1 –	Level 2 –	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Observable Inputs	Inputs	Value

Assets Table
Investments, at Value:
Asset-Backed Securities	$—	$25,207,452	$10,800,935	$36,008,387
Mortgage-Backed Obligations	—	356,158,118	1,581,294	357,739,412
U.S. Government Obligations	—	77,424,320	—	77,424,320
Foreign Government Obligations	—	555,733,839	—	555,733,839
Loan Participations	—	11,124,996	—	11,124,996
Corporate Bonds and Notes	—	714,302,091	1,744,997	716,047,088
Preferred Stocks	—	7,028,182	4,844,088	11,872,270
Common Stocks	13,410,229	6,649,094	4,360,342	24,419,665
Rights, Warrants and Certificates	—	534,375	423	534,798
Structured Securities	—	148,446,721	1,288,812	149,735,533
Event-Linked Bonds	—	42,956,788	—	42,956,788
Options Purchased	—	842,483	—	842,483
Investment Companies	439,828,579	—	—	439,828,579

Total Investments, at Value	453,238,808	1,946,408,459	24,620,891	2,424,268,158
Other Financial Instruments:
Appreciated swaps, at value	—	4,207,790	—	4,207,790
Depreciated swaps, at value	—	213,971	—	213,971
Futures margins	1,746,212	—	—	1,746,212
Foreign currency exchange contracts	—	4,596,926	—	4,596,926

Total Assets	$454,985,020	$1,955,427,146	$24,620,891	$2,435,033,057

Liabilities Table
Other Financial Instruments:
Appreciated swaps, at value	$—	$(656,155)	$—	$(656,155)
Depreciated swaps, at value	—	(8,160,199)	—	(8,160,199)
Futures margins	(609,835)	—	—	(609,835)
Foreign currency exchange contracts	—	(13,070,372)	—	(13,070,372)

Total Liabilities	$(609,835)	$(21,886,726)	$—	$(22,496,561)

Currency contracts and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.
The table below shows the significant transfers between Level 2 and Level 3. The Fund’s policy is to recognize transfers in and transfers out as of the beginning of the reporting period.

	Transfers out of	Transfers into
	Level 2*	Level 3*

Assets Table
Investments, at Value:
Common Stocks
Consumer Discretionary	$(16)	$16
Financials	(1,726,595)	1,726,595
Asset-Backed Securities	(9,465,000)	9,465,000
Mortgage-Backed Obligations	(1,581,294)	1,581,294
Corporate Bonds and Notes	(902,993)	902,993
Structured Securities	(32,500)	32,500

Total Assets	$(13,708,398)	$13,708,398

*	Transferred from Level 2 to Level 3 because of the lack of observable market data due to a decrease in market activity for these securities.
The following is a reconciliation of assets in which significant unobservable inputs (level 3) were used in determining fair value:

			Change in	Accretion/
			Unrealized	(Amortization)	Net	Transfers in	Value as of
	Value as of	Realized	Appreciation/	of Premium/	Purchases	and/or out	December 31,
	December 31, 2009	Gain (Loss)	Depreciation	Discount[1]	(Sales)	of Level 3	2010

Assets Table
Investments, at Value:
Asset-Backed Securities	$1,445,549	$—	$1,201,850	$6,973	$(1,318,437)	$9,465,000	$10,800,935
Mortgage-Backed Obligations	—	—	45,749	41,375	(712,696)	2,206,866	1,581,294
Foreign Government Obligations	290,296	—	—	—	—	(290,296)	—
Corporate Bonds and Notes	—	(3,162,655)	3,262,017	—	731,723	913,912	1,744,997
Preferred Stocks	—	—	284,088	—	4,560,000	—	4,844,088
Common Stocks	2,168	1,168	(3,885,767)	—	6,516,162	1,726,611	4,360,342
Rights, Warrants and Certificates	3	—	420	—	—	—	423
Structured Securities	7,574,561	(1,894,128)	851,452	(90,646)	(5,475,222)	322,795	1,288,812

Total Assets	$9,312,577	$(5,055,615)	$1,759,809	$(42,298)	$4,301,530	$14,344,888	$24,620,891

1.	Included in net investment income.
Distribution of investments representing geographic holdings, as a percentage of total investments at value, is as follows:

Geographic Holdings	Value	Percent

United States	$1,437,863,268	59.3%
Brazil	120,230,627	5.0
Mexico	72,780,616	3.0
Japan	72,313,927	3.0
Russia	68,443,986	2.8
Turkey	57,737,556	2.4
South Africa	52,509,644	2.2
Indonesia	52,195,131	2.1
Colombia	34,599,381	1.4
Poland	33,518,479	1.4
Supranational	33,410,175	1.4
Korea, Republic of South	28,783,657	1.2
Argentina	27,990,976	1.1
Peru	25,270,331	1.0
Israel	23,365,908	1.0
Ukraine	22,725,255	0.9
Venezuela	22,128,851	0.9
Canada	21,256,301	0.9
India	19,536,588	0.8
Egypt	18,804,838	0.8
Kazakhstan	18,357,110	0.8
Philippines	15,949,104	0.7
United Kingdom	13,064,624	0.5
Italy	11,747,006	0.5
The Netherlands	11,362,646	0.5
Germany	11,043,189	0.5
Uruguay	9,323,001	0.4
Greece	8,753,270	0.4
Panama	8,027,826	0.3
Ghana	6,204,145	0.3
Australia	6,123,830	0.2
Dominican Republic	5,739,682	0.2
New Zealand	4,885,052	0.2
Spain	4,345,515	0.2
Hungary	4,303,643	0.2
Ireland	3,964,995	0.2
Malaysia	3,573,619	0.1
France	3,391,757	0.1
Bermuda	3,016,725	0.1
Trinidad & Tobago	2,867,900	0.1
Belgium	2,828,655	0.1
Cayman Islands	2,630,400	0.1
Chile	2,529,479	0.1
Costa Rica	1,968,017	0.1
Austria	1,839,440	0.1
Qatar	1,690,700	0.1
United Arab Emirates	1,554,205	0.1
Luxembourg	1,533,188	0.1
Sri Lanka	1,354,938	0.1
Denmark	961,735	—
European Union	809,693	—

Geographic Holdings Continued	Value	Percent

Marshall Islands	$755,213	—%
Belize	734,550	—
Sweden	709,807	—
Finland	576,642	—
Norway	281,362	—

Total	$2,424,268,158	100.0%

Foreign Currency Exchange Contracts as of December 31, 2010 are as follows:

		Contract
Counterparty/		Amount		Expiration		Unrealized	Unrealized
Contract Description	Buy/Sell	(000's)		Dates	Value	Appreciation	Depreciation

Banc of America:
Argentine Peso (ARP)	Buy	24,885	ARP	1/18/11-3/29/11	$6,213,506	$57,953	$—
Chinese Renminbi (Yuan) (CNY)	Buy	49,300	CNY	6/7/11	7,489,117	186,615	2,035
Euro (EUR)	Sell	6,205	EUR	4/6/11	8,288,880	201,980	—
Indian Rupee (INR)	Buy	213,500	INR	1/13/11	4,763,295	4,044	—
Indonesia Rupiah (IDR)	Buy	4,439,000	IDR	1/10/11	491,894	11	1,163
Malaysian Ringgit (MYR)	Buy	24,210	MYR	2/18/11	7,825,923	164,046	—
Philippines Peso (PHP)	Sell	207,000	PHP	1/13/11	4,725,650	—	44,510
South Korean Won (KRW)	Buy	4,514,000	KRW	1/24/11	3,971,706	—	10,825
South Korean Won (KRW)	Sell	8,450,000	KRW	1/24/11	7,434,851	—	121,999
Swedish Krona (SEK)	Buy	7,500	SEK	2/22/11	1,113,091	20,688	—

						635,337	180,532
Bank Paribas Asia—FGN
Swedish Krona (SEK)	Buy	130,565	SEK	2/9/11	19,386,336	—	396,765
Barclay’s Capital:
Australian Dollar (AUD)	Buy	3,300	AUD	2/4/11	3,359,514	18,825	—
British Pound Sterling (GBP)	Sell	710	GBP	2/22/11	1,106,496	2,481	—
Colombian Peso (COP)	Buy	1,906,000	COP	7/5/11	999,474	—	6,331
Euro (EUR)	Buy	1,650	EUR	2/22/11	2,204,566	24,421	—
Hong Kong Dollar (HKD)	Buy	36,300	HKD	1/3/11	4,670,270	6,618	—
Hong Kong Dollar (HKD)	Sell	36,300	HKD	2/28/11	4,672,444	—	6,634
Hungarian Forint (HUF)	Buy	795,000	HUF	2/10/11	3,804,889	—	182,072
Japanese Yen (JPY)	Sell	294,000	JPY	1/7/11	3,621,435	—	130,988
Norwegian Krone (NOK)	Buy	6,900	NOK	2/22/11	1,179,427	29,789	—
South African Rand (ZAR)	Buy	272,300	ZAR	2/9/11	41,091,691	1,452,996	—

						1,535,130	326,025
Citigroup:
Chilean Peso (CLP)	Buy	1,474,000	CLP	2/3/11-2/4/11	3,140,691	—	9,902
Chilean Peso (CLP)	Sell	242,000	CLP	1/7/11-1/14/11	516,784	281	228
Colombian Peso (COP)	Buy	1,270,000	COP	7/5/11	665,966	—	7,774
Euro (EUR)	Sell	21,860	EUR	1/7/11-5/10/11	29,207,099	12,535	496,557
Swiss Franc (CHF)	Sell	4,680	CHF	1/14/11	5,006,322	—	318,447

						12,816	832,908
Citigroup EM:
Chilean Peso (CLP)	Buy	248,000	CLP	1/14/11	529,308	8,300	—
Colombian Peso (COP)	Sell	9,047,000	COP	2/18/11	4,756,668	27,929	—
Indian Rupee (INR)	Buy	334,700	INR	3/3/11	7,401,392	53,423	—
Indonesia Rupiah (IDR)	Buy	26,941,000	IDR	2/18/11	2,967,740	—	13,119
Mexican Nuevo Peso (MXN)	Buy	135,490	MXN	1/18/11	10,957,419	—	62,263

						89,652	75,382

Counterparty/		Amount		Expiration		Unrealized	Unrealized
Contract Description	Buy/Sell	(000's)		Dates	Value	Appreciation	Depreciation

Credit Suisse:
British Pound Sterling (GBP)	Buy	1,400	GBP	3/22/11	$2,181,324	$—	$3,558
Chilean Peso (CLP)	Sell	822,000	CLP	1/6/11	1,755,549	—	16,786
Euro (EUR)	Sell	7,725	EUR	2/10/11	10,321,928	373,671	—
Hungarian Forint (HUF)	Buy	924,000	HUF	2/10/11	4,422,286	14,241	189,417
Japanese Yen (JPY)	Sell	424,000	JPY	1/12/11	5,223,058	—	66,695
New Turkish Lira (TRY)	Buy	64,385	TRY	2/9/11-2/10/11	41,500,542	—	3,517,940
Polish Zloty (PLZ)	Buy	1,900	PLZ	2/2/11	640,428	—	16,852
South African Rand (ZAR)	Buy	6,760	ZAR	1/7/11	1,025,084	45,307	—
Swedish Krona (SEK)	Buy	11,200	SEK	2/22/11	1,662,216	30,251	—
Swedish Krona (SEK)	Sell	10,100	SEK	2/22/11	1,498,963	—	27,280
Swiss Franc (CHF)	Buy	2,070	CHF	2/22/11	2,215,391	60,827	—
Swiss Franc (CHF)	Sell	3,450	CHF	2/22/11	3,692,318	—	135,618

						524,297	3,974,146
Credit Suisse EM:
Chilean Peso (CLP)	Buy	822,000	CLP	1/6/11	1,755,549	64,365	—
Egyptian Pounds (EGP)	Buy	26,900	EGP	1/10/11	4,622,998	9,487	—

						73,852	—
Deutsche Bank Capital Corp.:
Australian Dollar (AUD)	Sell	611	AUD	1/7/11	624,336	—	39,853
British Pound Sterling (GBP)	Sell	1,520	GBP	1/7/11	2,369,687	—	3,807
Canadian Dollar (CAD)	Buy	1,420	CAD	2/22/11	1,426,593	16,884	—
Canadian Dollar (CAD)	Sell	6,020	CAD	1/7/11-2/22/11	6,050,305	—	119,576
Kazakhstan Tenge (KZT)	Buy	186,200	KZT	2/28/11	1,265,856	—	5,134
Swiss Franc (CHF)	Sell	587	CHF	1/7/11	627,869	—	42,128

						16,884	210,498
Deutsche Bank EM:
Kazakhstan Tenge (KZT)	Sell	186,200	KZT	2/28/11	1,265,856	—	11,984
Russian Ruble (RUR)	Sell	5,140	RUR	1/12/11	168,095	3,238	—

						3,238	11,984
Goldman Sachs EM:
Brazilian Real (BRR)	Buy	9,190	BRR	2/2/11	5,493,407	77,969	—
Brazilian Real (BRR)	Sell	27,615	BRR	2/2/11	16,507,120	—	149,758
Mexican Nuevo Peso (MXN)	Buy	154,990	MXN	2/16/11	12,507,742	11,026	46,944
Mexican Nuevo Peso (MXN)	Sell	41,400	MXN	2/2/11	3,344,612	—	136,304
South African Rand (ZAR)	Buy	14,640	zAR	2/1/11	2,211,585	8,325	—

						97,320	333,006
HSBC EM:
Brazilian Real (BRR)	Sell	10,650	BRR	2/2/11	6,366,136	—	6,028
Israeli Shekel (ILS)	Sell	23,900	ILS	1/31/11	6,731,952	—	180,417

						—	186,445
JP Morgan Chase:
Chilean Peso (CLP)	Buy	230,000	CLP	1/7/11	491,172	14,241	—
Euro (EUR)	Buy	28,135	EUR	2/9/11	37,593,366	—	2,016,494
Euro (EUR)	Sell	6,870	EUR	2/10/11	9,179,501	326,714	—
Malaysian Ringgit (MYR)	Buy	5,070	MYR	2/10/11-2/18/11	1,638,887	53	3,213
Mexican Nuevo Peso (MXN)	Buy	34,800	MXN	2/22/11	2,807,067	25,293	—
New Taiwan Dollar (TWD)	Sell	150,000	TWD	1/12/11	5,146,558	—	154,047
Norwegian Krone (NOK)	Buy	114,030	NOK	2/9/11	19,503,430	—	216,415

		Contract
Counterparty/		Amount		Expiration		Unrealized	Unrealized
Contract Description	Buy/Sell	(000’s)		Dates	Value	Appreciation	Depreciation

JP Morgan Chase: Continued
Norwegian Krone (NOK)	Sell	6,900	NOK	2/22/11	$1,179,427	$—	$29,225
Philippines Peso (PHP)	Buy	73,000	PHP	1/4/11	1,666,362	7,648	—
Singapore Dollar (SGD)	Buy	560	SGD	5/10/11	436,371	1,538	—

						375,487	2,419,394
JP Morgan EM:
Argentine Peso (ARP)	Buy	6,735	ARP	3/29/11	1,662,120	37,271	—
Chinese Renminbi (Yuan) (CNY)	Buy	51,890	CNY	6/7/11-6/20/11	7,882,693	217,015	—
Indonesia Rupiah (IDR)	Buy	54,365,000	IDR	1/13/11	6,021,467	6,975	—
Malaysian Ringgit (MYR)	Buy	25,260	MYR	2/18/11	8,165,337	136,859	—
Malaysian Ringgit (MYR)	Sell	1,350	MYR	2/10/11	436,578	669	—
Philippines Peso (PHP)	Buy	361,000	PHP	3/4/11	8,239,940	59,564	—
Philippines Peso (PHP)	Sell	73,000	PHP	1/4/11	1,666,362	—	15,152

						458,353	15,152
Morgan Stanley & Co., Inc.
Kazakhstan Tenge (KZT)	Buy	186,000	KZT	2/28/11	1,264,496	—	6,430
Morgan Stanley EM:
Indian Rupee (INR)	Buy	334,700	INR	2/1/11	7,441,346	17,591	—
Kazakhstan Tenge (KZT)	Sell	186,000	KZT	2/28/11	1,264,496	—	4,760

						17,591	4,760
Nomura Securities:
Japanese Yen (JPY)	Buy	986,000	JPY	3/22/11	12,154,886	72,516	—
Japanese Yen (JPY)	Sell	146,000	JPY	2/22/11	1,799,264	—	63,425
New Zealand Dollar (NZD)	Buy	1,190	NZD	2/22/11	923,304	50,429	—
New Zealand Dollar (NZD)	Sell	2,140	NZD	2/22/11	1,660,396	—	90,706
Norwegian Krone (NOK)	Buy	113,920	NOK	2/9/11	19,484,616	—	245,379
Polish Zloty (PLZ)	Buy	109,800	PLZ	2/9/11	36,994,345	—	2,384,770
Polish Zloty (PLZ)	Sell	9,080	PLZ	2/2/11	3,060,571	—	11,698
South African Rand (ZAR)	Buy	11,140	ZAR	2/1/11	1,682,859	6,942	—

						129,887	2,795,978
RBS Greenwich Capital:
Euro (EUR)	Sell	610	EUR	2/17/11	815,039	15,781	—
Swedish Krona (SEK)	Buy	130,565	SEK	2/9/11	19,386,336	—	390,696
Swiss Franc (CHF)	Buy	595	CHF	5/10/11	637,477	19,616	—

						35,397	390,696
Standard NY EM
South African Rand (ZAR)	Sell	31,290	ZAR	2/1/11	4,726,810	—	349,502
State Street:
Australian Dollar (AUD)	Buy	5,110	AUD	2/22/11	5,191,188	197,747	—
Australian Dollar (AUD)	Sell	1,630	AUD	2/22/11	1,655,897	—	63,078
British Pound Sterling (GBP)	Sell	700	GBP	2/22/11	1,090,912	294	2,679
Hong Kong Dollar (HKD)	Sell	36,300	HKD	1/3/11	4,670,270	14,266	—
Polish Zloty (PLZ)	Buy	22,045	PLZ	2/2/11	7,430,647	—	252,947
South African Rand (ZAR)	Buy	33,300	ZAR	2/1/11	5,030,449	379,378	—
South African Rand (ZAR)	Sell	21,300	ZAR	2/1/11	3,217,675	—	242,065

						591,685	560,769

Total unrealized appreciation and depreciation						$4,596,926	$13,070,372

Futures Contracts as of December 31, 2010 are as follows:

					Unrealized
		Number of	Expiration		Appreciation
Contract Description	Buy/Sell	Contracts	Date	Value	(Depreciation)

DAX Index	Buy	20	3/18/11	$4,628,306	$(48,874)
Euro-Bundesobligation	Buy	68	3/8/11	11,386,795	(67,146)
Japan (Government of) Bonds, 10 yr.	Buy	3	3/10/11	5,195,591	17,242
Japan (Government of) E-Mini Bonds, 10 yr.	Sell	35	3/9/11	6,061,522	(1,076)
NASDAQ 100 E-Mini Index	Buy	213	3/18/11	9,440,160	6,965
New Financial Times Stock Exchange 100 Index	Buy	9	3/18/11	826,894	9,228
New Financial Times Stock Exchange 100 Index	Sell	72	3/18/11	6,615,154	(73,880)
NIKKEI 225 Index	Buy	13	3/10/11	817,404	(4,768)
NIKKEI 225 Index	Sell	64	3/10/11	8,048,282	(1,962)
Standard & Poor’s 500 E-Mini	Sell	520	3/18/11	32,578,000	(421,876)
U.S. Treasury Long Bonds, 20 yr.	Buy	416	3/22/11	50,804,000	(1,309,384)
U.S. Treasury Long Bonds, 20 yr.	Sell	312	3/22/11	38,103,000	976,754
U.S. Treasury Nts., 2 yr.	Buy	6	3/31/11	1,313,438	1,106
U.S. Treasury Nts., 2 yr.	Sell	529	3/31/11	115,801,406	169,758
U.S. Treasury Nts., 5 yr.	Buy	196	3/31/11	23,072,875	(293,804)
U.S. Treasury Nts., 5 yr.	Sell	30	3/31/11	3,531,563	61,111
U.S. Treasury Nts., 10 yr.	Buy	2,303	3/22/11	277,367,563	(7,532,469)
U.S. Treasury Nts., 10 yr.	Sell	91	3/22/11	10,959,813	134,290
U.S. Ultra Bonds	Buy	35	3/22/11	4,448,281	112,718
United Kingdom Long Gilt	Buy	7	3/29/11	1,304,069	1,180

					$(8,264,887)

Credit Default Swap Contracts as of December 31, 2010 are as follows:

			Pay/		Upfront
	Buy/Sell	Notional	Receive		Payment		Unrealized
Reference Entity/	Credit	Amount	Fixed	Termination	Received/		Appreciation
Swap Counterparty	Protection	(000's)	Rate	Date	(Paid)	Value	(Depreciation)

American General Finance
JPMorgan Chase Bank NA, NY Branch	Sell	$4,670	1.00%	12/20/15	$296,045	$(256,722)	$39,323

	Total	4,670			296,045	(256,722)	39,323
Bolivarian Republic of Venezuela
Credit Suisse International	Buy	850	5.00	9/20/15	(222,771)	168,728	(54,043)

	Total	850			(222,771)	168,728	(54,043)
Campbell Soup Co.
Credit Suisse International	Buy	4,670	1.00	12/20/15	136,545	(125,893)	10,652

	Total	4,670			136,545	(125,893)	10,652
Caterpillar, Inc.
Morgan Stanley Capital Services, Inc.	Sell	4,670	1.00	12/20/15	(56,045)	45,243	(10,802)

	Total	4,670			(56,045)	45,243	(10,802)
Cisco Systems, Inc.
Barclays Bank plc	Buy	4,730	1.00	12/20/15	112,601	(113,730)	(1,129)

	Total	4,730			112,601	(113,730)	(1,129)
Development Bank of Kazakhstan JSC
Credit Suisse International	Sell	4,440	3.75	2/20/13	—	184,535	184,535

	Total	4,440			—	184,535	184,535
Fortune Brands, Inc.
Credit Suisse International	Sell	4,670	1.00	12/20/15	186,630	(187,055)	(425)

	Total	4,670			186,630	(187,055)	(425)

			Pay/		Upfront
	Buy/Sell	Notional	Receive		Payment		Unrealized
Reference Entity/	Credit	Amount	Fixed	Termination	Received/		Appreciation
Swap Counterparty	Protection	(000's)	Rate	Date	(Paid)	Value	(Depreciation)

Istanbul Bond Co. SA for Finansbank AS
Morgan Stanley & Co. International Ltd.	Sell	$3,100	1.30%	3/24/13	$—	$(192,617)	$(192,617)

	Total	3,100			—	(192,617)	(192,617)
Lockheed Martin Corp.
Credit Suisse International	Buy	4,730	1.00	12/20/15	155,246	(150,630)	4,616

	Total	4,730			155,246	(150,630)	4,616
Markit CDX Emerging Market Index, Series 14:
Barclays Bank plc	Buy	9,200	5.00	12/20/15	1,201,878	(1,324,291)	(122,413)
Goldman Sachs International	Buy	6,200	5.00	12/20/15	825,461	(892,457)	(66,996)
Merrill Lynch International	Buy	7,600	5.00	12/20/15	1,011,856	(1,093,979)	(82,123)

	Total	23,000			3,039,195	(3,310,727)	(271,532)
McKesson Corp.
Morgan Stanley Capital Services, Inc.	Buy	4,670	1.00	12/20/15	120,354	(125,745)	(5,391)

	Total	4,670			120,354	(125,745)	(5,391)
Morgan Stanley
Credit Suisse International	Buy	16,500	1.00	9/20/11	7,792	137,049	144,841

	Total	16,500			7,792	137,049	144,841
Raytheon Co.
Citibank NA, New York	Buy	4,730	1.00	12/20/15	123,354	(122,910)	444

	Total	4,730			123,354	(122,910)	444
Republic of Peru:
Barclays Bank plc	Buy	3,270	1.76	12/20/14	—	(73,381)	(73,381)
Citibank NA, New York	Buy	10,000	1.00	9/20/15	11,275	41,070	52,345
Deutsche Bank AG	Buy	1,900	1.71	12/20/16	—	(63,879)	(63,879)
JPMorgan Chase Bank NA, London Branch	Buy	4,900	1.74	12/20/14	—	(106,228)	(106,228)
Citibank NA, New York	Sell	1,570	5.10	3/20/13	—	(36,847)	(36,847)

	Total	21,640			11,275	(239,265)	(227,990)
SLM Corp.:
Citibank NA, New York	Sell	3,720	5.00	12/20/15	(35,247)	207,929	172,682
UBS AG	Sell	1,010	5.00	12/20/15	(9,570)	56,454	46,884

	Total	4,730			(44,817)	264,383	219,566
Xerox Corp.
Citibank NA, New York	Sell	4,670	1.00	12/20/15	58,192	(58,681)	(489)

	Total	4,670			58,192	(58,681)	(489)

			Grand Total Buys		3,483,591	(3,846,276)	(362,685)

			Grand Total Sells		440,005	(237,761)	202,244

		Total Credit Default Swaps			$3,923,596	$(4,084,037)	$(160,441)

The table that follows shows the undiscounted maximum potential payment by the Fund related to selling credit protection in credit default swaps:

Type of Reference	Total Maximum Potential		Reference Asset
Asset on which the	Payments for Selling Credit		Rating Range**
Fund Sold Protection	Protection (Undiscounted)	Amount Recoverable*	(unaudited)

Investment Grade Single Name Corporate Debt	$23,410,000	$—	A to BBB-
Investment Grade Sovereign Debt	7,540,000	—	BBB to BBB-
Non-Investment Grade Sovereign Debt	1,570,000	—	B-

Total	$32,520,000	$—

*	The Fund has no amounts recoverable from related purchased protection. In addition, the Fund has no recourse provisions under the credit derivatives and holds no collateral which can offset or reduce potential payments under a triggering event.

**	The period end reference asset security ratings, as rated by any rating organization, are included in the equivalent Standard & Poor’s rating category. The reference asset rating represents the likelihood of a potential credit event on the reference asset which would result in a related payment by the Fund.
Interest Rate Swap Contracts as of December 31, 2010 are as follows:

	Notional
Interest Rate/	Amount		Paid by	Received by	Termination
Swap Counterparty	(000's)		the Fund	the Fund	Date	Value

BZDI:
Banco Santander SA, Inc.	9,870	BRR	BZDI	12.320%	1/2/17	$107,315
Goldman Sachs Group, Inc. (The)	10,600	BRR	BZDI	11.390	1/5/15	(95,659)
Goldman Sachs Group, Inc. (The)	5,190	BRR	BZDI	12.800	1/2/17	163,191
Goldman Sachs Group, Inc. (The)	9,900	BRR	BZDI	11.420	1/3/14	(76,668)
JPMorgan Chase Bank NA	15,800	BRR	BZDI	13.900	1/2/17	880,146

Total	51,360	BRR				978,325

MXN TIIE BANXICO:
Bank of America Merrill Lynch	87,500	MXN	MXN TIIE BANXICO	5.875	12/6/12	(8,675)
Bank of America Merrill Lynch	220,000	MXN	MXN TIIE BANXICO	5.735	11/29/12	(32,311)
Bank of America Merrill Lynch	134,500	MXN	MXN TIIE BANXICO	5.750	12/5/12	(17,628)
Goldman Sachs Group, Inc. (The)	216,900	MXN	MXN TIIE BANXICO	5.880	12/14/12	(18,500)

Total	658,900	MXN				(77,114)

Six-Month AUD BBR BBSW
				Six-Month
Westpac Banking Corp.	12,810	AUD	5.660%	AUD BBR BBSW	8/6/20	338,077

Six-Month CZK PRIBOR PRBO:
				Six-Month CZK
Barclays Bank plc	183,000	CZK	3.200	PRIBOR PRBO	12/21/15	(13,999)
				Six-Month CZK
Morgan Stanley	173,300	CZK	3.060	PRIBOR PRBO	12/16/15	9,579

Total	356,300	CZK				(4,420)

Six-Month EUR EURIBOR:
			Six-Month EUR
Barclays Bank plc	7,120	EUR	EURIBOR	3.580	12/21/15	22,312
			Six-Month EUR
Morgan Stanley	6,910	EUR	EURIBOR	3.410	12/16/15	(5,640)

Total	14,030	EUR				16,672

Six-Month GBP BBA LIBOR
			Six-Month GBP
Barclays Bank plc	7,360	GBP	BBA LIBOR	3.328	8/3/20	(50,934)

	Notional
Interest Rate/	Amount		Paid by	Received by	Termination
Swap Counterparty	(000’s)		the Fund	the Fund	Date	Value

Six-Month JPY BBA LIBOR:
Citibank NA	553,000	JPY	1.391%	Six-Month JPY BBA LIBOR	10/6/19	$(132,950)
JPMorgan Chase Bank NA	290,000	JPY	1.077	Six-Month JPY BBA LIBOR	8/7/20	50,778
JPMorgan Chase Bank NA	168,000	JPY	1.563	Six-Month JPY BBA LIBOR	11/9/19	(69,827)

Total	1,011,000	JPY				(151,999)

Three-Month USD BBA LIBOR
			Three-Month USD
Barclays Bank plc	11,800		BBA LIBOR	2.500%	9/2/20	(698,620)

				Total Interest Rate Swaps		$349,987

Notional amount is reported in U.S. Dollars (USD), except for those denoted in the following currencies:
AUD	Australian Dollar
BRR	Brazilian Real
CZK	Czech Koruna
EUR	Euro
GBP	British Pound Sterling
JPY	Japanese Yen
MXN	Mexican Nuevo Peso

Abbreviations/Definitions are as follows:
BANIXCO	Banco de Mexico
BBA LIBOR	British Bankers’ Association London-Interbank Offered Rate
BBR BBSW	Bank Bill Swap Reference Rate (Australian Financial Market)
BZDI	Brazil Interbank Deposit Rate
EURIBOR	Euro Interbank Offered Rate
PRIBOR PRBO	Prague Interbank Offering Rate
TIIE	Interbank Equilibrium Interest Rate
Total Return Swap Contracts as of December 31, 2010 are as follows:

	Notional
Reference Entity/	Amount	Paid by	Received by	Termination
Swap Counterparty	(000’s)	the Fund	the Fund	Date	Value

Consumer Staples Select Sector Index:
Morgan Stanley	$1,846	One-Month USD BBA LIBOR plus 15 basis points and if negative, the absolute value of the Total Return of the Consumer Staples Select Sector Index	If positive, the Total Return of the Consumer Staples Select Sector Index	3/9/11	$52,661
Morgan Stanley	1	One-Month USD BBA LIBOR plus 15 basis points and if negative, the absolute value of the Total Return of the Consumer Staples Select Sector Index	If positive, the Total Return of the Consumer Staples Select Sector Index	9/14/11	23

			Reference Entity Total		52,684

	Notional
Reference Entity/	Amount		Paid by	Received by	Termination
Swap Counterparty	(000’s)		the Fund	the Fund	Date	Value

Custom Basket of Securities:
Citibank NA	1,892	CHF	One-Month CHF BBA LIBOR plus 30 basis points and if negative, the absolute value of the Total Return of a custom basket of securities	If positive, the Total Return of a custom basket of securities	1/12/11	$5,268
Citibank NA	3,165	EUR	One-Month EURIBOR plus 30 basis points and if negative, the absolute value of the Total Return of a custom basket of securities	If positive, the Total Return of a custom basket of securities	1/12/11	59,948
Citibank NA	1,584	GBP	One-Month GBP BBA LIBOR plus 30 basis points and if negative, the absolute value of the Total Return of a custom basket of securities	If positive, the Total Return of a custom basket of securities	1/12/11	98,892
Citibank NA	5,259	SEK	One-Month SEK STIBOR SIDE plus 30 basis points and if negative, the absolute value of the Total Return of a custom basket of securities	If positive, the Total Return of a custom basket of securities	1/12/11	8,653
Citibank NA, New York	1,122,840	JPY	One-Month JPY BBA LIBOR plus 53 basis points and if negative, the absolute value of the Total Return of a custom basket of securities	If positive, the Total Return of a custom basket of securities	4/14/11	269,894
Goldman Sachs Group, Inc. (The)	23,340		One-Month USD BBA LIBOR plus 18 basis points and if negative, the absolute value of the Total Return of a custom basket of securities	If positive, the Total Return of a custom basket of securities	9/9/11	238,401
Morgan Stanley	4,577	GBP	One-Month GBP BBA LIBOR plus 50 basis points and if negative, the absolute value of the Total Return of a custom basket of securities	If positive, the Total Return of a custom basket of securities	1/14/11	265,117

				Reference Entity Total		946,173

	Notional
Reference Entity/	Amount	Paid by	Received by	Termination
Swap Counterparty	(000’s)	the Fund	the Fund	Date	Value

Energy Select Sector Index
Morgan Stanley	$1,671	One-Month USD BBA LIBOR plus 10 basis points and if negative, the absolute value of the Total Return of the Energy Select Sector Index	If positive, the Total Return of the Energy Select Sector Index	10/13/11	$88,131
Health Care Select Sector Index
UBS AG	1,965	One-Month USD BBA LIBOR plus 8 basis points and if negative, the absolute value of the Total Return of the Health Care Select Sector Index	If positive, the Total Return of the Health Care Select Sector Index	11/4/11	46,623
MSCI Daily TR Gross EAFE USD Index:
Citibank NA	791	If positive, the Total Return of the MSCI Daily Gross EAFE USD Index	One-Month USD BBA LIBOR plus 15 basis points and if negative, the absolute value of the Total Return of the MSCI Daily Gross EAFE USD Index	10/7/11	(63,220)
Goldman Sachs Group, Inc. (The)	120	If positive, the Total Return of the MSCI Daily Gross EAFE USD Index	One-Month USD LIBOR minus 5 basis points and if negative, the absolute value of the Total Return of the MSCI Daily Gross EAFE USD Index	7/8/11	(4,883)
Goldman Sachs Group, Inc. (The)	1,655	If positive, the Total Return of the MSCI Daily Gross EAFE USD Index	One-Month USD BBA LIBOR plus 10 basis points and if negative, the absolute value of the Total Return of the MSCI Daily Gross EAFE USD Index	5/11/11	(50,163)
Goldman Sachs Group, Inc. (The)	563	If positive, the Total Return of the MSCI Daily Gross EAFE USD Index	One-Month USD LIBOR minus 5 basis points and if negative, the absolute value of the Total Return of the MSCI Daily Gross EAFE USD Index	7/8/11	(25,164)

	Notional
Reference Entity/	Amount		Paid by	Received by	Termination
Swap Counterparty	(000’s)		the Fund	the Fund	Date	Value

MSCI Daily TR Gross EAFE USD Index: Continued
UBS AG	6,935		If positive, the Total Return of the MSCI Daily Gross EAFE USD Index	One-Month USD BBA LIBOR minus 10 basis points and if negative, the absolute value of the Total Return of the MSCI Daily Gross EAFE USD Index	10/7/11	$(441,086)

				Reference Entity Total		(584,516)

MSCI Daily TR Gross Europe Euro Index:
Citibank NA	1,881	EUR	If positive, the Total Return of the MSCI Daily Gross Europe Euro Index	One-Month EURIBOR minus 60 basis points and if negative, the absolute value of the Total Return of the MSCI Daily Gross Europe Euro Index	1/12/11	(17,868)
Goldman Sachs Group, Inc. (The)	358	EUR	If positive, the Total Return of the MSCI Daily Gross Europe Euro Index	One-Month Europe EURIBOR minus 3 basis points and if negative, the absolute value of the Total Return of the MSCI Daily Gross Europe Euro Index	1/17/11	(1,971)
Morgan Stanley	3,840	EUR	If positive, the Total Return of the MSCI Daily Gross Europe Euro Index	One-Month EURIBOR minus 30 basis points and if negative, the absolute value of the Total Return of the MSCI Daily Gross Europe Euro Index	1/12/11	(71,763)

				Reference Entity Total		(91,602)

MSCI Daily TR Italy USD Index:
Goldman Sachs Group, Inc. (The)	$315		One-Month USD BBA LIBOR minus 25 basis points and if negative, the absolute value of the Total Return of the MSCI Daily Italy USD Index	If positive, the Total Return of the MSCI Daily Italy USD Index	3/4/11	18,845
Goldman Sachs Group, Inc. (The)	1,724		One-Month USD BBA LIBOR minus 25 basis points and if negative, the absolute value of the Total Return of the MSCI Daily Italy USD Index	If positive, the Total Return of the MSCI Daily Italy USD Index	3/4/11	95,818

	Notional
Reference Entity/	Amount		Paid by	Received by	Termination
Swap Counterparty	(000’s)		the Fund	the Fund	Date	Value

MSCI Daily TR Italy USD Index: Continued
Goldman Sachs Group, Inc. (The)	$475		One-Month USD BBA LIBOR minus 25 basis points and if negative, the absolute value of the Total Return of the MSCI Daily Italy USD Index	If positive, the Total Return of the MSCI Daily Italy USD Index	3/4/11	$28,834

				Reference Entity Total		143,497
MSCI Daily TR Net Emerging Markets Korea Price Return Index
UBS AG	2,177		One-Month USD BBA LIBOR plus 30 basis points and if negative, the absolute value of the Total Return of the MSCI Daily Net Emerging Markets Korea Price Return Index	If positive, the Total Return of the MSCI Daily Net Emerging Markets Korea Price Return Index	8/8/11	212,645
MSCI Daily TR Net Hong Kong USD Index
UBS AG	2,405		One-Month USD BBA LIBOR plus 46 basis points and if negative, the absolute value of the Total Return of the MSCI Daily Net Hong Kong USD Index	If positive, the Total Return of the MSCI Daily Net Hong Kong USD Index	12/7/11	(52,257)
MSCI Daily TR Net Japan USD Index
Deutsche Bank AG	2,385		One-Month USD BBA LIBOR plus 20 basis points and if negative, the absolute value of the Total Return of the MSCI Daily Net Japan USD Index	If positive, the Total Return of the MSCI Daily Net Japan USD Index	12/12/11	129,314
MSCI Daily TR Net Singapore USD Index
Morgan Stanley	2,406		One-Month USD BBA LIBOR plus 39 basis points and if negative, the absolute value of the Total Return of the MSCI Daily Net Singapore USD Index	If positive, the Total Return of the MSCI Daily Net Singapore USD Index	12/7/11	52,062
Ordinary shares of Novo Nordisk AS
Citibank NA	1,065	DKK	One-Month DKK BBA LIBOR plus 30 basis points and if negative, the absolute value of the Total Return of the ordinary shares of Novo Nordisk AS	If positive, the absolute value of the ordinary shares of Novo Nordisk AS	4/11/11	17,299

	Notional
Reference Entity/	Amount	Paid by	Received by	Termination
Swap Counterparty	(000’s)	the Fund	the Fund	Date	Value

S&P 500 Value Index
Goldman Sachs Group, Inc. (The)	$5,844	If positive, the Total Return of the S&P 500 Value Index	One-Month USD LIBOR minus 35 basis points and if negative, the absolute value of the Total Return of the S&P 500 Value Index	12/8/11	$(275,967)
S&P 600 Smallcap Index
UBS AG	5,884	One-Month USD BBA LIBOR minus 16 basis points and if negative, the absolute value of the Total Return of the S&P 600 Smallcap Index	If positive, the Total Return of the S&P 600 Smallcap Index	12/8/11	217,847

			Total of Total Return Swaps		$901,933

Notional amount is reported in U.S. Dollars (USD), except for those denoted in the following currencies:
CHF	Swiss Franc
DKK	Danish Krone
EUR	Euro
GBP	British Pounds Sterling
JPY	Japanese Yen
SEK	Swedish Krona

Abbreviations are as follows:
BBA LIBOR	British Bankers’ Association London-Interbank Offered Rate
EAFE	Europe, Australasia, Far East
EURIBOR	Euro Interbank Offered Rate
LIBOR	London-Interbank Offered Rate
MSCI	Morgan Stanley Capital International
S&P	Standard & Poor’s
TR	Total Return
Currency Swaps as of December 31, 2010 are as follows:

	Notional
Reference Entity/	Amount	Paid by	Received by	Termination
Swap Counterparty	(000’s)	the Fund	the Fund	Date	Value

Each of JSC “Rushydro” (Open Joint Stock Company, Federal Hydrogeneration Company) and OJSC Saratovskaya HPP and any Successor(s) to these Reference Entities
Morgan Stanley Capital Services, Inc.	271,430 RUR	Three-Month USD BBA LIBOR	7.75% from debt obligations of JSC Rushydro and OJSC Saratovskaya HPP	12/26/13	$(1,564,189)

Notional amount is reported in U.S. Dollars (USD), except for those denoted in the following currency:
RUR	Russian Ruble

Abbreviations definitions is as follows:
BBA LIBOR	British Bankers’ Association London-Interbank Offered Rate

Volatility Swaps as of December 31, 2010 are as follows:

	Notional
Reference Entity/	Amount	Paid by	Received by	Termination
Swap Counterparty	(000’s)	the Fund	the Fund	Date	Value

AUD/JPY Exchange Rate
Citibank NA	13 AUD	The Historic Volatility of the mid AUD/JPY spot exchange rate during the Observation Period	12.15%	2/7/11	$2,771
CHF/SEK Exchange Rate:
Citibank NA	13 CHF	The Historic Volatility of the mid CHF/SEK spot exchange rate during the Observation Period	10.30	1/14/11	(1,391)
Credit Suisse International	12 CHF	The Historic Volatility of the mid CHF/SEK spot exchange rate during the Observation Period	10.00	1/18/11	(13,254)
Credit Suisse International	12 CHF	The Historic Volatility of the mid CHF/SEK spot exchange rate during the Observation Period	9.95	1/18/11	(10,637)
Credit Suisse International	13 CHF	The Historic Volatility of the mid CHF/SEK spot exchange rate during the Observation Period	10.55	1/13/11	1,499
Deutsche Bank AG	12 CHF	The Historic Volatility of the mid CHF/SEK spot exchange rate during the Observation Period	10.55	1/18/11	(11,173)
Deutsche Bank AG	13 CHF	The Historic Volatility of the mid CHF/SEK spot exchange rate during the Observation Period	11.60	1/10/11	16,294

			Reference Entity Total		(18,662)

EUR/NZD Exchange Rate:
Bank of America Merrill Lynch	10 EUR	The Historic Volatility of the mid EUR/NZD spot exchange rate during the Observation Period	9.30	1/10/11	(7,465)
Citibank NA	10 EUR	The Historic Volatility of the mid EUR/NZD spot exchange rate during the Observation Period	9.50	1/10/11	(9,832)
Credit Suisse International	10 EUR	The Historic Volatility of the mid EUR/NZD spot exchange rate during the Observation Period	10.01	1/6/11	(1,781)
Deutsche Bank AG	10 EUR	The Historic Volatility of the mid EUR/NZD spot exchange rate during the Observation Period	9.60	1/7/11	(8,507)

			Reference Entity Total		(27,585)

	Notional
Reference Entity/	Amount	Paid by	Received by	Termination
Swap Counterparty	(000’s)	the Fund	the Fund	Date	Value

USD/SEK Exchange Rate:
Bank of America Merrill Lynch	13	The Historic Volatility of the mid USD/SEK spot exchange rate during the Observation Period	13.20%	1/28/11	$5,376
Bank of America Merrill Lynch	13	The Historic Volatility of the mid USD/SEK spot exchange rate during the Observation Period	13.40	1/27/11	12,253
Credit Suisse International	13	The Historic Volatility of the mid USD/SEK spot exchange rate during the Observation Period	13.70	1/21/11	20,254
Credit Suisse International	13	The Historic Volatility of the mid USD/SEK spot exchange rate during the Observation Period	13.00	1/24/11	6,514
Credit Suisse International	13	The Historic Volatility of the mid USD/SEK spot exchange rate during the Observation Period	12.90	2/3/11	(16,739)
Credit Suisse International	13	The Historic Volatility of the mid USD/SEK spot exchange rate during the Observation Period	14.00	1/20/11	27,651
Credit Suisse International	13	The Historic Volatility of the mid USD/SEK spot exchange rate during the Observation Period	12.95	1/31/11	(9,539)
Deutsche Bank AG	13	The Historic Volatility of the mid USD/SEK spot exchange rate during the Observation Period	13.00	1/31/11	(11,049)
Deutsche Bank AG	13	The Historic Volatility of the mid USD/SEK spot exchange rate during the Observation Period	13.50	1/24/11	10,468

			Reference Entity Total		45,189

			Total Volatility Swaps		$1,713

Notional amount is reported in U.S. Dollars (USD), except for those denoted in the following currencies:

AUD	Australian Dollar
CHF	Swiss Franc
EUR	Euro
JPY	Japanese Yen
NZD	New Zealand Dollar
SEK	Swedish Krona

Swap Summary as of December 31, 2010 is as follows:
The following table aggregates, as of period end, the amount receivable from/(payable to) each counterparty with whom the Fund has entered into a swap agreement. Swaps are individually disclosed in the preceding tables.

		Notional
	Swap Type from	Amount
Swap Counterparty	Fund Perspective	(000’s)		Value

Banco Santander SA, Inc.	Interest Rate	9,870	BRR	$107,315
Bank of America Merrill Lynch:
	Interest Rate	442,000	MXN	(58,614)
	Volatility	10	EUR	(7,465)
	Volatility	26		17,629

				(48,450)
Barclays Bank plc:
	Credit Default Buy Protection	17,200		(1,511,402)
	Interest Rate	183,000	CZK	(13,999)
	Interest Rate	7,120	EUR	22,312
	Interest Rate	7,360	GBP	(50,934)
	Interest Rate	11,800		(698,620)

				(2,252,643)
Citibank NA:
	Interest Rate	553,000	JPY	(132,950)
	Total Return	1,892	CHF	5,268
	Total Return	1,065	DKK	17,299
	Total Return	5,046	EUR	42,080
	Total Return	1,584	GBP	98,892
	Total Return	5,259	SEK	8,653
	Total Return	791		(63,220)
	Volatility	13	AUD	2,771
	Volatility	13	CHF	(1,391)
	Volatility	10	EUR	(9,832)

				(32,430)
Citibank NA, New York:
	Credit Default Buy Protection	14,730		(81,840)
	Credit Default Sell Protection	9,960		112,401
	Total Return	1,122,840	JPY	269,894

				300,455
Credit Suisse International:
	Credit Default Buy Protection	26,750		29,254
	Credit Default Sell Protection	9,110		(2,520)
	Volatility	37	CHF	(22,392)
	Volatility	10	EUR	(1,781)
	Volatility	65		28,141

				30,702
Deutsche Bank AG:
	Credit Default Buy Protection	1,900		(63,879)
	Total Return	2,385		129,314
	Volatility	25	CHF	5,121
	Volatility	10	EUR	(8,507)
	Volatility	26		(581)

				61,468
Goldman Sachs Group, Inc. (The):
	Interest Rate	25,690	BRR	(9,136)
	Interest Rate	216,900	MXN	(18,500)
	Total Return	358	EUR	(1,971)
	Total Return	34,036		25,721

				(3,886)
Goldman Sachs International	Credit Default Buy Protection	6,200		(892,457)
JPMorgan Chase Bank NA:
	Interest Rate	15,800	BRR	880,146
	Interest Rate	458,000	JPY	(19,049)

				861,097

		Notional
	Swap Type from	Amount
Swap Counterparty	Fund Perspective	(000’s)		Value

JPMorgan Chase Bank NA, London Branch	Credit Default Buy Protection	$4,900		$(106,228)
JPMorgan Chase Bank NA, NY Branch	Credit Default Sell Protection	4,670		(256,722)
Merrill Lynch International	Credit Default Buy Protection	7,600		(1,093,979)
Morgan Stanley:
	Interest Rate	173,300	CZK	9,579
	Interest Rate	6,910	EUR	(5,640)
	Total Return	3,840	EUR	(71,763)
	Total Return	4,577	GBP	265,117
	Total Return	5,924		192,877

				390,170
Morgan Stanley & Co. International Ltd.	Credit Default Sell Protection	3,100		(192,617)
Morgan Stanley Capital Services, Inc.:
	Credit Default Buy Protection	4,670		(125,745)
	Credit Default Sell Protection	4,670		45,243
	Currency	271,430	RUR	(1,564,189)

				(1,644,691)
UBS AG:
	Credit Default Sell Protection	1,010		56,454
	Total Return	19,366		(16,228)
				40,226

Westpac Banking Corp.	Interest Rate	12,810	AUD	338,077

		Total Swaps		$(4,394,593)

Notional amount is reported in U.S.Dollars (USD), except for those denoted in the following currencies:
AUD	Australian Dollar
BRR	Brazilian Real
CHF	Swiss Franc
CZK	Czech Koruna
DKK	Danish Krone
EUR	Euro
GBP	British Pound Sterling
JPY	Japanese Yen
MXN	Mexican Nuevo Peso
RUR	Russian Ruble
SEK	Swedish Krona

STATEMENT OF ASSETS AND LIABILITIES December 31, 2010

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $1,949,673,278)	$1,986,878,290
Affiliated companies (cost $429,049,623)	437,389,868

2,424,268,158
Cash—foreign currencies (cost $787,100)	788,782
Unrealized appreciation on foreign currency exchange contracts	4,596,926
Appreciated swaps, at value (net upfront payments paid $25,750)	4,207,790
Depreciated swaps, at value (upfront payments paid $278,816)	213,971
Receivables and other assets:
Interest, dividends and principal paydowns	31,404,070
Shares of beneficial interest sold	12,555,765
Investments sold (including $8,024,024 sold on a when-issued or delayed delivery basis)	9,300,568
Closed foreign currency contracts	2,052,229
Futures margins	1,746,212
Other	48,449

Total assets	2,491,182,920

Liabilities
Unrealized depreciation on foreign currency exchange contracts	13,070,372
Appreciated swaps, at value (upfront payments received $711,190)	656,155
Depreciated swaps, at value (upfront payments received $3,516,972)	8,160,199
Payables and other liabilities:
Investments purchased (including $80,598,752 purchased on a when-issued or delayed delivery basis)	81,460,360
Closed foreign currency contracts	2,446,688
Distribution and service plan fees	1,054,043
Shares of beneficial interest redeemed	852,291
Futures margins	609,835
Shareholder communications	290,984
Transfer and shareholder servicing agent fees	198,661
Foreign capital gains tax	59,775
Trustees’ compensation	37,125
Other	191,820

Total liabilities	109,088,308

Net Assets	$2,382,094,612

Composition of Net Assets
Par value of shares of beneficial interest	$421,868
Additional paid-in capital	2,277,058,848
Accumulated net investment income	5,967,605
Accumulated net realized gain on investments and foreign currency transactions	70,418,191
Net unrealized appreciation on investments and translation of assets and liabilities denominated in foreign currencies	28,228,100

Net Assets	$2,382,094,612

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $711,754,539 and 127,577,947 shares of beneficial interest outstanding)	$5.58
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $1,670,340,073 and 294,290,027 shares of beneficial interest outstanding)	$5.68

STATEMENT OF OPERATIONS For the Year Ended December 31, 2010

Allocation of Income and Expenses from master funds[1]
Net investment income allocated from Oppenheimer Master Event-Linked Bond Fund, LLC:
Interest	$1,163,541
Dividends	2,399
Expenses[2]	(82,531)

Net investment income allocated from Oppenheimer Master Event-Linked Bond Fund, LLC	1,083,409
Net investment income allocated from Oppenheimer Master Loan Fund, LLC:
Interest	33,462,757
Dividends	36,846
Expenses[3]	(1,266,974)

Net investment income allocated from Oppenheimer Master Loan Fund, LLC	32,232,629

Total allocation of net investment income from master funds	33,316,038

Investment Income
Interest (net of foreign withholding taxes of $317,603)	$192,345,595
Dividends:
Unaffiliated companies	103,748
Affiliated companies	298,773
Fee income on when-issued securities	1,798,776
Income from investment of securities lending cash collateral, net affiliated companies	36,907

Total investment income	194,583,799

Expenses
Management fees	17,980,400
Distribution and service plan fees — Service shares	6,223,086
Transfer and shareholder servicing agent fees:
Non-Service shares	738,529
Service shares	2,489,526
Shareholder communications:
Non-Service shares	138,144
Service shares	414,524
Custodian fees and expenses	433,373
Trustees’ compensation	86,931
Administration service fees	1,500
Other	271,561

Total expenses	28,777,574
Less waivers and reimbursements of expenses	(1,357,650)

Net expenses	27,419,924

Net Investment Income	200,479,913

Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investments from unaffiliated companies (including premiums on options exercised)	$133,639,673
Closing and expiration of option contracts written	2,845,386
Closing and expiration of futures contracts	59,951,528
Foreign currency transactions	(25,566,426)
Short positions	(117,061)
Swap contracts	11,894,798
Increase from payment by affiliate	7,302
Net realized gain (loss) allocated from:
Oppenheimer Master Event-Linked Bond Fund, LLC	(91,384)
Oppenheimer Master Loan Fund, LLC	11,177,915

Net realized gain	193,741,731
Net change in unrealized appreciation/depreciation on:
Investments (net of foreign capital gains tax of $59,775)	29,994,171
Translation of assets and liabilities denominated in foreign currencies	(12,612,946)
Futures contracts	4,914,034
Option contracts written	(11,637)
Swap contracts	(13,046,067)
Unfunded purchase agreements	354,545
Net change in unrealized appreciation/deprecation allocated from:
Oppenheimer Master Event-Linked Bond Fund, LLC	291,009
Oppenheimer Master Loan Fund, LLC	1,506,228

Net change in unrealized appreciation/depreciation	11,389,337

Net Increase in Net Assets Resulting from Operations	$405,610,981

1.	The Fund invests in certain affiliated mutual funds that expect to be treated as partnerships for tax purposes. See Note 1 of accompanying Notes.

2.	Net of expense waivers and/or reimbursements of $1,197.

3.	Net of expense waivers and/or reimbursements of $18,160.

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2010	2009

Operations
Net investment income	$200,479,913	$229,320,159
Net realized gain (loss)	193,741,731	(159,435,499)
Net change in unrealized appreciation/depreciation	11,389,337	592,195,964

Net increase in net assets resulting from operations	405,610,981	662,080,624

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	(66,430,241)	(3,468,223)
Service shares	(313,790,173)	(7,263,543)

	(380,220,414)	(10,731,766)

Distributions from net realized gain:
Non-Service shares	—	(522,726)
Service shares	—	(2,276,448)

	—	(2,799,174)

Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares	(81,259,481)	(5,135,048)
Service shares	(1,976,534,500)	312,198,649

	(2,057,793,981)	307,063,601

Net Assets
Total increase (decrease)	(2,032,403,414)	955,613,285
Beginning of period	4,414,498,026	3,458,884,741

End of period (including accumulated net investment income of $5,967,605 and $241,824,892, respectively)	$2,382,094,612	$4,414,498,026

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2010	2009	2008	2007	2006

Per Share Operating Data
Net asset value, beginning of period	$5.30	$4.49	$5.56	$5.26	$5.11

Income (loss) from investment operations:
Net investment income[1]	.34	.30	.30	.28	.26
Net realized and unrealized gain (loss)	.40	.53	(1.04)	.21	.11

Total from investment operations	.74	.83	(.74)	.49	.37

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.46)	(.02)	(.27)	(.19)	(.22)
Distributions from net realized gain	—	—[2]	(.06)	—	—

Total dividends and distributions to shareholders	(.46)	(.02)	(.33)	(.19)	(.22)

Net asset value, end of period	$5.58	$5.30	$4.49	$5.56	$5.26

Total Return, at Net Asset Value[3]	14.97%	18.83%	(14.21)%	9.69%	7.49%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$711,755	$757,772	$648,570	$734,611	$606,632

Average net assets (in thousands)	$737,071	$681,926	$753,062	$664,668	$564,248

Ratios to average net assets:[4,5]
Net investment income	6.47%	6.20%	5.78%	5.34%	5.05%
Total expenses[6]	0.75%	0.67%	0.59%	0.59%	0.64%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.71%	0.64%	0.57%	0.57%	0.63%

Portfolio turnover rate[7]	99%	110%	86%	76%	93%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Less than $0.005 per share.

3.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Includes the Fund’s share of the allocated expenses and/or net investment income from the master funds.

6.	Total expenses including all affiliated fund expenses were as follows:

Year Ended December 31, 2010	0.75%
Year Ended December 31, 2009	0.68%
Year Ended December 31, 2008	0.60%
Year Ended December 31, 2007	0.61%
Year Ended December 31, 2006	0.64%

7.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2010	$1,034,550,699	$1,085,289,655
Year Ended December 31, 2009	$1,909,574,925	$1,836,038,328
Year Ended December 31, 2008	$634,319,548	$594,845,589
Year Ended December 31, 2007	$1,061,009,472	$1,120,098,096
Year Ended December 31, 2006	$742,785,501	$749,719,239

Service Shares Year Ended December 31,	2010	2009	2008	2007	2006

Per Share Operating Data
Net asset value, beginning of period	$5.38	$4.56	$5.65	$5.34	$5.19

Income (loss) from investment operations:
Net investment income[1]	.33	.29	.29	.28	.25
Net realized and unrealized gain (loss)	.42	.54	(1.06)	.22	.11

Total from investment operations	.75	.83	(.77)	.50	.36

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.45)	(.01)	(.26)	(.19)	(.21)
Distributions from net realized gain	—	—[2]	(.06)	—	—

Total dividends and distributions to shareholders	(.45)	(.01)	(.32)	(.19)	(.21)

Net asset value, end of period	$5.68	$5.38	$4.56	$5.65	$5.34

Total Return, at Net Asset Value[3]	14.77%	18.41%	(14.49)%	9.55%	7.23%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$1,670,340	$3,656,726	$2,810,315	$2,876,016	$1,396,188

Average net assets (in thousands)	$2,485,427	$3,143,836	$3,152,967	$2,075,028	$1,016,582

Ratios to average net assets:[4,5]
Net investment income	6.15%	5.95%	5.54%	5.08%	4.83%
Total expenses[6]	0.99%	0.92%	0.84%	0.84%	0.89%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.95%	0.89%	0.82%	0.82%	0.88%

Portfolio turnover rate[7]	99%	110%	86%	76%	93%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Less than $0.005 per share.

3.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Includes the Fund’s share of the allocated expenses and/or net investment income from the master funds.

6.	Total expenses including all affiliated fund expenses were as follows:

Year Ended December 31, 2010	0.99%
Year Ended December 31, 2009	0.93%
Year Ended December 31, 2008	0.85%
Year Ended December 31, 2007	0.86%
Year Ended December 31, 2006	0.89%

7.	The portfolio turnover rate excludes purchases and sales of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2010	$1,034,550,699	$1,085,289,655
Year Ended December 31, 2009	$1,909,574,925	$1,836,038,328
Year Ended December 31, 2008	$634,319,548	$594,845,589
Year Ended December 31, 2007	$1,061,009,472	$1,120,098,096
Year Ended December 31, 2006	$742,785,501	$749,719,239

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Global Strategic Income Fund/VA (the “Fund”), formerly known as Oppenheimer Strategic Bond Fund/VA, is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek a high level of current income principally derived from interest on debt securities. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” inputs other than unadjusted quoted prices for an asset that are observable are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using unadjusted quoted market prices, when available, as supplied primarily by portfolio pricing services approved by the Board of Trustees or dealers.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which it is traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     U.S. domestic and international debt instruments (including corporate, government, municipal, mortgage-backed, collateralized mortgage obligations and asset-backed securities) and “money market-type” debt instruments with a remaining maturity in excess of sixty days are valued at the mean between the “bid” and “asked” prices utilizing price quotations obtained from independent pricing services or broker-dealers. Such prices are typically determined based upon information obtained from market participants including reported trade data, broker-dealer price quotations and inputs such as benchmark yields and issuer spreads from identical or similar securities.
     Structured securities are valued utilizing price quotations obtained from broker-dealers or independent pricing services. Values are determined based upon market inputs which typically include the price of underlying financial instruments, stock market indices, foreign currencies, interest rate spreads, commodities, or the occurrence of other specific events.
     Event-linked bonds are valued at the mean between the “bid” and “asked” prices utilizing price quotations obtained from independent pricing services or broker-dealers. Prices are determined based upon information obtained from market participants including reported trade data and broker-dealer price quotations.
     Swap contracts are valued utilizing price quotations obtained from broker-dealer counterparties or independent pricing services. Values are determined based on relevant market information on the underlying reference assets which may include credit spreads, credit event probabilities, index values, individual security values, forward interest rates, variable interest rates, volatility measures and forward currency rates.
     Forward foreign currency exchange contracts are valued utilizing current and forward currency rates obtained from independent pricing services.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value.
     In the absence of a readily available unadjusted quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies of the Fund during the period.
Structured Securities. The Fund invests in structured securities whose market values, interest rates and/or redemption prices are linked to the performance of underlying foreign currencies, interest rate spreads, stock market indices, prices of individual securities, commodities or other financial instruments or the occurrence of other specific events. The structured securities are often leveraged, increasing the volatility of each note’s market value relative to the change in the underlying linked financial element or event. Fluctuations in value of these securities are recorded as unrealized gains and losses in the accompanying Statement of Operations. The Fund records a realized gain or loss when a structured security is sold or matures.
Event-Linked Bonds. The Fund may invest in “event-linked” bonds. Event-linked bonds, which are sometimes referred to as “catastrophe” bonds, are fixed income securities for which the return of principal and payment of interest is contingent on the non-occurrence of a specific trigger event, such as a hurricane, earthquake, or other occurrence that leads to physical or economic loss. If the trigger event occurs prior to maturity, the Fund may lose all or a portion of its principal in addition to interest otherwise due from the security. Event-linked bonds may expose the Fund to certain other risks, including issuer default, adverse regulatory or jurisdictional interpretations, liquidity risk and adverse tax consequences. The Fund records the net change in market value of event-linked bonds on the Statement of Operations as a change in unrealized appreciation or depreciation on investments. The Fund records a realized gain or loss on the Statement of Operations upon the sale or maturity of such securities.
Securities on a When-Issued or Delayed Delivery Basis. The Fund may purchase securities on a “when-issued” basis, and may purchase or sell securities on a “delayed delivery” basis. “When-issued” or “delayed delivery” refers to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery. Delivery and payment for securities that have been purchased by the Fund on a when-issued basis normally takes place within six months and possibly as long as two years or more after the trade date. During this period, such securities do not earn interest, are subject to market fluctuation and may increase or decrease in value prior to their delivery. The purchase of securities on a when-issued basis may increase the volatility of the Fund’s net asset value to the extent the Fund executes such transactions while remaining substantially fully invested. When the Fund engages in when-issued or delayed delivery transactions, it relies on the buyer or seller, as the case may be, to complete the transaction. Their failure to do so may cause the Fund to lose the opportunity to obtain or dispose of the security at a price and yield it considers advantageous. The Fund may also sell securities that it purchased on a when-issued basis or forward commitment prior to settlement of the original purchase.
As of December 31, 2010, the Fund had purchased securities issued on a when-issued or delayed delivery basis and sold securities issued on a delayed delivery basis as follows:

When-Issued or Delayed
Delivery Basis Transactions

Purchased securities	$80,598,752
Sold securities	8,024,024
The Fund may enter into “forward roll” transactions with respect to mortgage-related securities. In this type of transaction, the Fund sells a mortgage-related security to a buyer and simultaneously agrees to repurchase a similar security (same type, coupon and maturity) at a later date at a set price. During the period between the sale and the repurchase, the Fund will not be entitled to receive interest and principal payments on the securities that have been sold. The Fund records the incremental difference between the forward purchase and sale of each forward roll as realized gain (loss) on investments or as fee income in the case of such transactions that have an associated fee in lieu of a difference in the forward purchase and sale price.
     Forward roll transactions may be deemed to entail embedded leverage since the Fund purchases mortgage-related securities with extended settlement dates rather than paying for the securities under a normal settlement cycle. This embedded leverage increases the Fund’s market value of investments relative to its net assets which can incrementally increase the volatility of the Fund’s performance. Forward roll transactions can be replicated over multiple settlement periods.
     Risks of entering into forward roll transactions include the potential inability of the counterparty to meet the terms of the agreement; the potential of the Fund to receive inferior securities at redelivery as compared to the securities sold to the counterparty; and counterparty credit risk.
Securities Sold Short. The Fund may short sell when-issued securities for future settlement. The value of the open short position is recorded as a liability, and the Fund records an unrealized gain or loss for the change in value of the open short position. The Fund records a realized gain or loss when the short position is closed out.
     As of December 31, 2010 the Fund had no outstanding securities sold short.
Credit Risk. The Fund invests in high-yield, non-investment-grade bonds, which may be subject to a greater degree of credit risk. Credit risk relates to the ability of the issuer to meet interest or principal payments or both as they become due. The Fund may acquire securities in default, and is not obligated to dispose of securities whose issuers or underlying obligors subsequently default. Information concerning securities in default as of December 31, 2010 is as follows:

Cost	$31,574,515
Market Value	$3,967,206
Market Value as a % of Net Assets	0.17%
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. When applicable, the Fund’s investment in IMMF is included in the Statement of Investments. Shares of IMMF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Investment in OFI Liquid Assets Fund, LLC. The Fund is permitted to invest cash collateral received in connection with its securities lending activities. Pursuant to the Fund’s Securities Lending Procedures, the Fund may invest cash collateral in, among other investments, an affiliated money market fund. OFI Liquid Assets Fund, LLC (“LAF”) is a limited liability company whose investment objective is to seek current income and stability of principal. The Manager is also the investment adviser of LAF. LAF is not registered under the Investment Company Act of 1940. However, LAF does comply with the investment restrictions applicable to registered money market funds set forth in Rule 2a-7 adopted under the Investment Company Act. When applicable, the Fund’s investment in LAF is included in the Statement of Investments. Shares of LAF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of LAF’s expenses, including its management fee of 0.08%.
Investment in Oppenheimer master funds. The Fund is permitted to invest in entities sponsored and/or advised by the Manager or an affiliate. Certain of these entities in which the Fund invests are mutual funds registered under the Investment Company Act of 1940 that expect to be treated as partnerships for tax purposes, specifically Oppenheimer Master Loan Fund, LLC and Oppenheimer Master Event-Linked Bond Fund, LLC (the “master funds”). Each master fund has its own investment risks, and those risks can affect the value of the Fund’s investments and therefore the value of the Fund’s shares. To the extent that the Fund invests more of its assets in one master fund than in another, the Fund will have greater exposure to the risks of that master fund.
     The investment objective of Oppenheimer Master Loan Fund, LLC is to seek as high a level of current income and preservation of capital as is consistent with investing primarily in loans and other debt securities. The investment objective of Oppenheimer Master Event-Linked Bond Fund, LLC is to seek a high level of current income principally derived from interest on debt securities. The Fund’s investments in the master funds are included in the Statement of Investments. The Fund recognizes income and gain/(loss) on its investments in each master fund according to its allocated pro-rata share, based on its relative proportion of total outstanding master fund shares held, of the total net income earned and the net gain/(loss) realized on investments sold by the master funds. As a shareholder, the Fund is subject to its proportional share of the master funds’ expenses, including their management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in the master funds.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.

Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Appreciation
Based on Cost of
Securities and
Undistributed	Undistributed	Accumulated	Other Investments
Net Investment	Long-Term	Loss	for Federal Income
Income	Gain	Carryforward[1,2,3,4]	Tax Purposes

$69,476,241	$29,075,393	$42,891,185	$51,983,802

1.	As of December 31, 2010, the Fund had $42,644,008 of post-October losses available to offset future realized capital gains, if any. Such losses, if unutilized, will expire in 2019.

2.	The Fund had $247,177 of straddle losses which were deferred.

3.	During the fiscal year ended December 31, 2010, the Fund utilized $161,264,243 of capital loss carryforward to offset capital gains realized in that fiscal year.

4.	During the fiscal year ended December 31, 2009, the Fund did not utilize any capital loss carryforward.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

	Reduction	Increase
	to Accumulated	to Accumulated Net
Increase to	Net Investment	Realized Gain
Paid-in Capital	Income	on Investments[5]

$10,644,059	$56,116,786	$45,472,727

5.	$10,424,041, all of which was long-term capital gain, was distributed in connection with Fund share redemptions.
The tax character of distributions paid during the years ended December 31, 2010 and December 31, 2009 was as follows:

	Year Ended	Year Ended
	December 31, 2010	December 31, 2009

Distributions paid from:
Ordinary income	$380,220,414	$13,530,940
The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2010 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$2,368,504,118
Federal tax cost of other investments	422,724,985

Total federal tax cost	$2,791,229,103

Gross unrealized appreciation	$175,594,942
Gross unrealized depreciation	(123,611,140)

Net unrealized appreciation	$51,983,802

Certain foreign countries impose a tax on capital gains which is accrued by the Fund based on unrealized appreciation, if any, on affected securities. The tax is paid when the gain is realized.
Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance with the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.

Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2010		Year Ended December 31, 2009
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	13,659,013	$73,616,257	24,677,592	$117,209,141
Dividends and/or distributions reinvested	13,002,895	66,430,241	952,494	3,990,949
Redeemed	(42,045,616)	(221,305,979)	(27,020,460)	(126,335,138)

Net decrease	(15,383,708)	$(81,259,481)	(1,390,374)	$(5,135,048)

Service Shares
Sold	39,118,559	$211,931,885	88,989,960	$433,996,423
Dividends and/or distributions reinvested	60,274,068	313,790,173	2,234,190	9,539,991
Redeemed	(484,576,971)	(2,502,256,558)	(28,146,787)	(131,337,765)

Net increase (decrease)	(385,184,344)	$(1,976,534,500)	63,077,363	$312,198,649

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in IMMF, LAF and the master funds, for the year ended December 31, 2010, were as follows:

	Purchases	Sales

Investment securities	$2,121,150,554	$3,364,220,703
U.S. government and government agency obligations	107,549,007	105,042,838
To Be Announced (TBA) mortgage-related securities	1,034,550,699	1,085,289,655
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Next $200 million	0.60
Over $1 billion	0.50
Administration Service Fees. The Fund pays the Manager a fee of $1,500 per year for preparing and filing the Fund’s tax returns.
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS fees at an annual rate of 0.10% of the daily net assets of each class of shares. For the year ended December 31, 2010, the Fund paid $3,402,620 to OFS for services to the Fund.
Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of 0.25% of the daily net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsors of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. The Manager has voluntarily agreed to limit the Fund’s total annual operating expenses so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 0.75% for Non-Service shares and 1.00% for Service shares. During the year ended December 31, 2010, the Manager waived fees and/or reimbursed the Fund $46,695 for Service shares.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investments in IMMF and the master funds. During the year ended December 31, 2010, the Manager waived fees and/or reimbursed the Fund $1,310,955 for management fees.
     Some of these undertakings may be modified or terminated at any time; some may not be modified or terminated until after one year from the date of the current prospectus, as indicated therein.
     During the year ended December 31, 2010, the Manager voluntarily reimbursed the Fund $7,302 for certain transactions. The payment is reported separately in the Statement of Operations and increased the Fund’s total returns by less than 0.01%.
5. Risk Exposures and the Use of Derivative Instruments
The Fund’s investment objectives not only permit the Fund to purchase investment securities, they also allow the Fund to enter into various types of derivatives contracts, including, but not limited to, futures contracts, forward foreign currency exchange contracts, credit default swaps, interest rate swaps, total return swaps, and purchased and written options. In doing so, the Fund will employ strategies in differing combinations to permit it to increase, decrease, or change the level or types of exposure to market risk factors. Central to those strategies are features inherent to derivatives that make them more attractive for this purpose than equity and debt securities: they require little or no initial cash investment, they can focus exposure on only certain selected risk factors, and they may not require the ultimate receipt or delivery of the underlying security (or securities) to the contract. This may allow the Fund to pursue its objectives more quickly and efficiently than if it were to make direct purchases or sales of securities capable of effecting a similar response to market factors.
Market Risk Factors. In accordance with its investment objectives, the Fund may use derivatives to increase or decrease its exposure to one or more of the following market risk factors:
Commodity Risk. Commodity risk relates to the change in value of commodities or commodity indexes as they relate to increases or decreases in the commodities market. Commodities are physical assets that have tangible properties. Examples of these types of assets are crude oil, heating oil, metals, livestock, and agricultural products.
Credit Risk. Credit risk relates to the ability of the issuer to meet interest and principal payments, or both, as they come due. In general, lower-grade, higher-yield bonds are subject to credit risk to a greater extent than lower-yield, higher-quality bonds.
Equity Risk. Equity risk relates to the change in value of equity securities as they relate to increases or decreases in the general market.
Foreign Exchange Rate Risk. Foreign exchange rate risk relates to the change in the U.S. dollar value of a security held that is denominated in a foreign currency. The U.S. dollar value of a foreign currency denominated security will decrease as the dollar appreciates against the currency, while the U.S. dollar value will increase as the dollar depreciates against the currency.

Interest Rate Risk. Interest rate risk refers to the fluctuations in value of fixed-income securities resulting from the inverse relationship between price and yield. For example, an increase in general interest rates will tend to reduce the market value of already issued fixed-income investments, and a decline in general interest rates will tend to increase their value. In addition, debt securities with longer maturities, which tend to have higher yields, are subject to potentially greater fluctuations in value from changes in interest rates than obligations with shorter maturities.
Volatility Risk. Volatility risk refers to the magnitude of the movement, but not the direction of the movement, in a financial instrument’s price over a defined time period. Large increases or decreases in a financial instrument’s price over a relative time period typically indicate greater volatility risk, while small increases or decreases in its price typically indicate lower volatility risk.
The Fund’s actual exposures to these market risk factors during the period are discussed in further detail, by derivative type, below.
Risks of Investing in Derivatives. The Fund’s use of derivatives can result in losses due to unanticipated changes in the market risk factors and the overall market. In instances where the Fund is using derivatives to decrease, or hedge, exposures to market risk factors for securities held by the Fund, there are also risks that those derivatives may not perform as expected resulting in losses for the combined or hedged positions.
     Derivatives may have little or no initial cash investment relative to their market value exposure and therefore can produce significant gains or losses in excess of their cost. This use of embedded leverage allows the Fund to increase its market value exposure relative to its net assets and can substantially increase the volatility of the Fund’s performance.
     Additional associated risks from investing in derivatives also exist and potentially could have significant effects on the valuation of the derivative and the Fund. Typically, the associated risks are not the risks that the Fund is attempting to increase or decrease exposure to, per its investment objectives, but are the additional risks from investing in derivatives. Examples of these associated risks are liquidity risk, which is the risk that the Fund will not be able to sell the derivative in the open market in a timely manner, and counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. Associated risks can be different for each type of derivative and are discussed by each derivative type in the notes that follow.
Counterparty Credit Risk. Certain derivative positions are subject to counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. The Fund’s derivative counterparties are financial institutions who are subject to market conditions that may weaken their financial position. The Fund intends to enter into financial transactions with counterparties that the Manager believes to be creditworthy at the time of the transaction. As of December 31, 2010, the maximum amount of loss that the Fund would incur if the counterparties to its derivative transactions failed to perform would be $11,913,399, which represents gross payments to be received by the Fund on these derivative contracts were they to be unwound as of period end. To reduce this risk the Fund has entered into master netting arrangements, established within the Fund’s International Swap and Derivatives Association, Inc. master agreements, which allow the Fund to net unrealized appreciation and depreciation for certain positions in swaps, over-the-counter options, swaptions, and forward currency exchange contracts for each individual counterparty. The amount of loss that the Fund would incur taking into account these master netting arrangements would be $1,348,498 as of December 31, 2010. In addition, the Fund may require that certain counterparties post cash and/or securities in collateral accounts to cover their net payment obligations for those derivative contracts subject to International Swap and Derivatives Association, Inc. master agreements. If the counterparty fails to perform under these contracts and agreements, the cash and/or securities will be made available to the Fund.
As of December 31, 2010, the Fund has required certain counterparties to post collateral of $3,829,349.
Credit Related Contingent Features. The Fund’s agreements with derivative counterparties have several credit related contingent features that if triggered would allow its derivatives counterparties to close out and demand payment or additional collateral to cover their exposure from the Fund. Credit related contingent features are established between the Fund and its derivatives counterparties to reduce the risk that the Fund will not fulfill its payment obligations to its counterparties. These triggering features include, but are not limited to, a percentage decrease in the Fund’s net assets and or a percentage decrease in the Fund’s Net Asset Value or NAV. The contingent features are established within the

Fund’s International Swap and Derivatives Association, Inc. master agreements which govern certain positions in swaps, over-the-counter options and swaptions, and forward currency exchange contracts for each individual counterparty.
As of December 31, 2010, the aggregate fair value of derivative instruments with credit related contingent features in a net liability position was $11,185,271 for which the Fund has posted collateral of $2,608,409. If a contingent feature would have been triggered as of December 31, 2010, the Fund could have been required to pay this amount in cash to its counterparties. If the Fund fails to perform under these contracts and agreements, the cash and/or securities posted as collateral will be made available to the counterparty. Cash posted as collateral for these contracts, if any, is reported on the Statement of Assets and Liabilities; securities posted as collateral, if any, are reported on the Statement of Investments.
Valuations of derivative instruments as of December 31, 2010 are as follows:

	Asset Derivatives			Liability Derivatives
	Statement			Statement
Derivatives Not	of Assets			of Assets
Accounted for as	and Liabilities			and Liabilities
Hedging Instruments	Location	Value		Location	Value

Credit contracts	Appreciated swaps,			Appreciated swaps,
	at value	$627,037		at value	$656,155
Credit contracts	Depreciated swaps,			Depreciated swaps,
	at value	213,971		at value	4,268,890
Equity contracts	Appreciated swaps,			Depreciated swaps,
	at value	1,906,275		at value	1,004,342
Foreign exchange contracts				Depreciated swaps,
				at value	1,564,189
Interest rate contracts	Appreciated swaps,			Depreciated swaps,
	at value	1,571,398		at value	1,221,411
Volatility contracts	Appreciated swaps,			Depreciated swaps,
	at value	103,080		at value	101,367
Equity contracts	Futures margins	81,657	*	Futures margins	41,542	*
Interest rate contracts	Futures margins	1,664,555	*	Futures margins	568,293	*
Foreign exchange contracts	Unrealized appreciation on foreign currency			Unrealized depreciation on foreign currency
	exchange contracts	4,596,926		exchange contracts	13,070,372
Foreign exchange contracts	Investments, at value	842,483	**

Total		$11,607,382			$22,496,561

*	Includes only the current day’s variation margin. Prior variation margin movements have been reflected in cash on the Statement of Assets and Liabilities upon receipt or payment.

**	Amounts relate to purchased options.
     The effect of derivative instruments on the Statement of Operations is as follows:

Amount of Realized Gain or (Loss) Recognized on Derivatives
	Investments from
	unaffiliated	Closing and
	companies	expiration	Closing and
Derivatives Not	(including	of option	expiration of	Foreign
Accounted for as	premiums on	contracts	futures	currency
Hedging Instruments	options exercised)*	written	contracts	transactions	Swap contracts	Total

Credit contracts	$—	$—	$—	$—	$(9,993,530)	$(9,993,530)
Equity contracts	—	—	(4,207,258)	—	3,436,375	(770,883)
Foreign exchange contracts	(6,616,013)	2,845,386	—	23,651,271	1,077,321	20,957,965
Interest rate contracts	(7,684,568)	—	64,158,786	—	17,583,191	74,057,409
Volatility contracts	—	—	—	—	(208,559)	(208,559)

Total	$(14,300,581)	$2,845,386	$59,951,528	$23,651,271	$11,894,798	$84,042,402

*	Includes purchased option contracts, purchased swaption contracts and written option contracts exercised, if any.

Amount of Change in Unrealized Gain or (Loss) Recognized on Derivatives
				Translation of
				assets and
				liabilities
Derivatives Not		Option		denominated
Accounted for as		contracts	Futures	in foreign
Hedging Instruments	Investments*	written	contracts	currencies	Swap contracts	Total

Credit contracts	$—	$—	$—	$—	$(5,263,513)	$(5,263,513)
Equity contracts	—	—	(37,459)	—	(264,287)	(301,746)
Foreign exchange contracts	7,057,466	(11,637)	—	(26,101,974)	465,690	(18,590,455)
Interest rate contracts	—	—	4,951,493	—	(7,985,670)	(3,034,177)
Volatility contracts	—	—	—	—	1,713	1,713

Total	$7,057,466	$(11,637)	$4,914,034	$(26,101,974)	$(13,046,067)	$(27,188,178)

*	Includes purchased option contracts and purchased swaption contracts, if any.
Foreign Currency Exchange Contracts
The Fund may enter into foreign currency exchange contracts (“forward contracts”) for the purchase or sale of a foreign currency at a negotiated rate at a future date.
     Forward contracts are reported on a schedule following the Statement of Investments. Forward contracts will be valued daily based upon the closing prices of the forward currency rates determined at the close of the Exchange as provided by a bank, dealer or pricing service. The resulting unrealized appreciation (depreciation) is reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations within the change in unrealized appreciation (depreciation). At contract close, the difference between the original cost of the contract and the value at the close date is recorded as a realized gain (loss) in the Statement of Operations.
     The Fund has purchased and sold certain forward foreign currency exchange contracts of different currencies in order to acquire currencies to pay for related foreign securities purchase transactions, or to convert foreign currencies to U.S. dollars from related foreign securities sale transactions. These foreign currency exchange contracts are negotiated at the current spot exchange rate with settlement typically within two business days thereafter.
     The Fund has entered into forward foreign currency exchange contracts with the obligation to purchase specified foreign currencies in the future at a currently negotiated forward rate in order to take a positive investment perspective on the related currency. These forward foreign currency exchange contracts seek to increase exposure to foreign exchange rate risk.
     The Fund has entered into forward foreign currency exchange contracts with the obligation to purchase specified foreign currencies in the future at a currently negotiated forward rate in order to decrease exposure to foreign exchange rate risk associated with foreign currency denominated securities held by the Fund.
     The Fund has entered into forward foreign currency exchange contracts with the obligation to sell specified foreign currencies in the future at a currently negotiated forward rate in order to take a negative investment perspective on the related currency. These forward foreign currency exchange contracts seek to increase exposure to foreign exchange rate risk.
     The Fund has entered into forward foreign currency exchange contracts with the obligation to sell specified foreign currencies in the future at a currently negotiated forward rate in order to decrease exposure to foreign exchange rate risk associated with foreign currency denominated securities held by the Fund.
     During the year ended December 31, 2010, the Fund had average contract amounts on forward foreign currency contracts to buy and sell of $391,435,404 and $304,958,369, respectively.
     Additional associated risk to the Fund includes counterparty credit risk. Counterparty credit risk arises from the possibility that the counterparty will default.
Futures Contracts
A futures contract is a commitment to buy or sell a specific amount of a financial instrument at a negotiated price on a stipulated future date. The Fund may buy and sell futures contracts and may also buy or write put or call options on these futures contracts.
     Futures contracts traded on a commodities or futures exchange will be valued at the final settlement price or official closing price on the principal exchange as reported by such principal exchange at its trading session ending at, or most recently prior to, the time when the Fund’s assets are valued.
     Upon entering into a futures contract, the Fund is required to deposit either cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses.
     Futures contracts are reported on a schedule following the Statement of Investments. Securities held in collateralized accounts to cover initial margin requirements on open futures contracts are noted in the Statement of Investments. Cash held by the broker to cover initial margin requirements on open futures contracts and the receivable and/or payable for the daily mark to market for the variation margin are noted in the Statement of Assets and Liabilities. The net change in unrealized appreciation and depreciation is reported in the Statement of Operations. Realized gains (losses) are reported in the Statement of Operations at the closing or expiration of futures contracts.
     The Fund has purchased futures contracts on various bonds and notes to increase exposure to interest rate risk.
     The Fund has sold futures contracts on various bonds and notes to decrease exposure to interest rate risk.
     The Fund has purchased futures contracts on various equity indexes to increase exposure to equity risk.
     The Fund has sold futures contracts on various equity indexes to decrease exposure to equity risk.
     During the year ended December 31, 2010, the Fund had an average market value of $997,966,693 and $386,162,073 on futures contracts purchased and sold, respectively.
     Additional associated risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market where the Fund is unable to liquidate the contract or enter into an offsetting position and, if used for hedging purposes, the risk that the price of the contract will correlate imperfectly with the prices of the Fund’s securities.
Option Activity
The Fund may buy and sell put and call options, or write put and call options. When an option is written, the Fund receives a premium and becomes obligated to sell or purchase the underlying security at a fixed price, upon exercise of the option.
     Options are valued daily based upon the last sale price on the principal exchange on which the option is traded. The difference between the premium received or paid, and market value of the option, is recorded as unrealized appreciation or depreciation. The net change in unrealized appreciation or depreciation is reported in the Statement of Operations. When an option is exercised, the cost of the security purchased or the proceeds of the security sale are adjusted by the amount of premium received or paid. Upon the expiration or closing of the option transaction, a gain or loss is reported in the Statement of Operations.
     The Fund has purchased call options on currencies to increase exposure to foreign exchange rate risk. A purchased call option becomes more valuable as the price of the underlying financial instrument appreciates relative to the strike price.
     The Fund has purchased put options on currencies to decrease exposure to foreign exchange rate risk. A purchased put option becomes more valuable as the price of the underlying financial instrument depreciates relative to the strike price.
     The Fund has purchased call options on individual equity securities and, or, equity indexes to increase exposure to equity risk. A purchased call option becomes more valuable as the price of the underlying financial instrument appreciates relative to the strike price.
     The Fund has purchased put options on individual equity securities and, or, equity indexes to decrease exposure to equity risk. A purchased put option becomes more valuable as the price of the underlying financial instrument depreciates relative to the strike price.

     The Fund has purchased call options on treasury futures to increase exposure to interest rate risk. A purchased call options becomes more valuable as the price of the underlying financial instruments appreciates relative to the strike price.
     During the year ended December 31, 2010, the Fund had an average market value of $1,357,121 and $552,097 on purchased call options and purchased put options, respectively.
     Options written, if any, are reported in a schedule following the Statement of Investments and as a liability in the Statement of Assets and Liabilities. Securities held in collateralized accounts to cover potential obligations with respect to outstanding written options are noted in the Statement of Investments.
     The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases and the option is exercised. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk that there may be an illiquid market where the Fund is unable to close the contract.
     The Fund has written put options on currencies to increase exposure to foreign exchange rate risk. A written put option becomes more valuable as the price of the underlying financial instrument appreciates relative to the strike price.
     The Fund has written call options on currencies to decrease exposure to foreign exchange rate risk. A written call option becomes more valuable as the price of the underlying financial instrument depreciates relative to the strike price.
     During the year ended December 31, 2010, the Fund had an average market value of $93,102 and $36,113 on written call options and written put options, respectively.
     Additional associated risks to the Fund include counterparty credit risk for over-the-counter options and liquidity risk.
Written option activity for the year ended December 31, 2010 was as follows:

	Call Options		Put Options
	Number of	Amount of	Number of	Amount of
	Contracts	Premiums	Contracts	Premiums

Options outstanding as of December 31, 2009	—	$—	108,600,000	$106,195
Options written	4,682,735,000	2,624,848	2,621,035,000	2,230,086
Options closed or expired	(3,021,700,000)	(1,679,267)	(1,782,935,000)	(1,166,119)
Options exercised	(1,661,035,000)	(945,581)	(946,700,000)	(1,170,162)

Options outstanding as of December 31, 2010	—	$—	—	$—

Swap Contracts
     The Fund may enter into swap contract agreements with a counterparty to exchange a series of cash flows based on either specified reference rates, or the occurrence of a credit event, over a specified period. Such contracts may include interest rate, equity, debt, index, total return, credit and currency swaps.
     Swaps are marked to market daily using primarily quotations from pricing services, counterparties and brokers. Swap contracts are reported on a schedule following the Statement of Investments. The values of swap contracts are aggregated by positive and negative values and disclosed separately on the Statement of Assets and Liabilities by contracts in unrealized appreciation and depreciation positions. Upfront payments paid or received, if any, affect the value of the respective swap. Therefore, to determine the unrealized appreciation (depreciation) on swaps, upfront payments paid should be subtracted from, while upfront payments received should be added to, the value of contracts reported as an asset on the Statement of Assets and Liabilities. Conversely, upfront payments paid should be added to, while upfront payments received should be subtracted from the value of contracts reported as a liability. The unrealized appreciation (depreciation) related to the change in the valuation of the notional amount of the swap is combined with the accrued interest due to (owed by) the Fund at termination or settlement. The net change in this amount during the period is included on the Statement of Operations. The Fund also records any periodic payments received from (paid to) the counterparty, including at termination, under such contracts as realized gain (loss) on the Statement of Operations.
     Swap contract agreements are exposed to the market risk factor of the specific underlying reference asset. Swap contracts are typically more attractively priced compared to similar investments in related cash securities because they isolate the risk to one market risk factor and eliminate the other market risk factors. Investments in cash securities (for instance bonds) have exposure to multiple risk factors (credit and interest rate risk). Because swaps require little or no initial cash investment, they can expose the Fund to substantial risk in the isolated market risk factor.
Credit Default Swap Contracts. A credit default swap is a bilateral contract that enables an investor to buy or sell protection on a debt security against a defined-issuer credit event, such as the issuer’s failure to make timely payments of interest or principal on the debt security, bankruptcy or restructuring. The Fund may enter into credit default swaps either by buying or selling protection on a single security, sovereign debt, or a basket of securities (the “reference asset”).

The buyer of protection pays a periodic fee to the seller of protection based on the notional amount of debt securities underlying the swap contract. The seller of protection agrees to compensate the buyer of protection for future potential losses as a result of a credit event on the reference asset. The contract effectively transfers the credit event risk of the reference asset from the buyer of protection to the seller of protection.

The ongoing value of the contract will fluctuate throughout the term of the contract based primarily on the credit risk of the reference asset. If the credit quality of the reference asset improves relative to the credit quality at contract initiation, the buyer of protection may have an unrealized loss greater than the anticipated periodic fee owed. This unrealized loss would be the result of current credit protection being cheaper than the cost of credit protection at contract initiation. If the buyer elects to terminate the contract prior to its maturity, and there has been no credit event, this unrealized loss will become realized. If the contract is held to maturity, and there has been no credit event, the realized loss will be equal to the periodic fee paid over the life of the contract.

If there is a credit event, the buyer of protection can exercise its rights under the contract and receive a payment from the seller of protection equal to the notional amount of the reference asset less the market value of the reference asset. Upon exercise of the contract the difference between the value of the underlying reference asset and the notional amount is recorded as realized gain (loss) and is included on the Statement of Operations.

The Fund has sold credit protection through credit default swaps to increase exposure to the credit risk of individual securities and/or, indexes that are either unavailable or considered to be less attractive in the bond market.

The Fund has purchased credit protection through credit default swaps to decrease exposure to the credit risk of individual securities and/or, indexes.

For the year ended December 31, 2010, the Fund had average notional amounts of $47,818,154 and $155,346,954 on credit default swaps to buy protection and credit default swaps to sell protection, respectively.

Additional associated risks to the Fund include counterparty credit risk and liquidity risk.
Interest Rate Swap Contracts. An interest rate swap is an agreement between counterparties to exchange periodic payments based on interest rates. One cash flow stream will typically be a floating rate payment based upon a specified interest rate while the other is typically a fixed interest rate.
The Fund has entered into interest rate swaps in which it pays a floating interest rate and receives a fixed interest rate in order to increase exposure to interest rate risk. Typically, if relative interest rates rise, payments made by the Fund under a swap agreement will be greater than the payments received by the Fund.

The Fund has entered into interest rate swaps in which it pays a fixed interest rate and receives a floating interest rate in order to decrease exposure to interest rate risk. Typically, if relative interest rates rise, payments received by the Fund under the swap agreement will be greater than the payments made by the Fund.

For the December 31, 2010, the Fund had average notional amounts of $59,856,494 and $162,928,645 on interest rate swaps which pay a fixed rate and interest rate swaps which receive a fixed rate, respectively.

Additional associated risks to the Fund include counterparty credit risk and liquidity risk.
Total Return Swap Contracts. A total return swap is an agreement between counterparties to exchange periodic payments based on asset or non-asset references. One cash flow is typically based on a non-asset reference (such as an interest rate or index) and the other on the total return of a reference asset (such as a security or a basket of securities). The total return of the reference asset typically includes appreciation or depreciation on the reference asset, plus any interest or dividend payments.

     Total return swap contracts are exposed to the market risk factor of the specific underlying financial instrument or index. Total return swaps are less standard in structure than other types of swaps and can isolate and/or, include multiple types of market risk factors including equity risk, credit risk, and interest rate risk.

     The Fund has entered into total return swaps on various equity securities or indexes to increase exposure to equity risk. These equity risk related total return swaps require the Fund to pay a floating reference interest rate, or an amount equal to the negative price movement of securities or an index multiplied by the notional amount of the contract. The Fund will receive payments equal to the positive price movement of the same securities or index multiplied by the notional amount of the contract.
     The Fund has entered into total return swaps on various equity securities or indexes to decrease exposure to equity risk. These equity risk related total return swaps require the Fund to pay an amount equal to the positive price movement of securities or an index multiplied by the notional amount of the contract. The Fund will receive payments of a floating reference interest rate or an amount equal to the negative price movement of the same securities or index multiplied by the notional amount of the contract.
     For the year ended December 31, 2010, the Fund had average notional amounts of $7,104,778,237 and $32,460,703 on total return swaps which are long the reference asset and total return swaps which are short the reference asset, respectively.
     Additional associated risks to the Fund include counterparty credit risk and liquidity risk.
     Currency Swaps. A currency swap is an agreement between counterparties to exchange different currencies equivalent to the notional value at contract inception and reverse the exchange of the same notional values of those currencies at contract termination. The contract may also include periodic exchanges of cash flows based on a specified index or interest rate.
     The Fund has entered into currency swap contracts with the obligation to pay an interest rate on various foreign currency notional amounts and receive an interest rate on the dollar notional amount in order to take a negative investment perspective on the related currencies for which the Fund receives a payment. These currency swap contracts seek to decrease exposure to foreign exchange rate risk.
     For the year ended December 31, 2010, the Fund had average notional amounts of $9,313,666 on currency swaps.
     Additional associated risks to the Fund include counterparty credit risk and liquidity risk.
     Volatility Swap Contracts. A volatility swap is an agreement between counterparties to exchange periodic payments based on the measured volatility of a reference security, index, currency or other reference investment over a specified time frame. One cash flow is typically based on the volatility of the reference investment as measured by changes in its price or level while the other cash flow is based on an interest rate or the measured volatility of a different reference investment. The appreciation or depreciation on a volatility swap will typically depend on the magnitude of the reference investment’s volatility, or size of the movement, rather than general directional increases or decreases in its price.
     Volatility swaps are less standard in structure than other types of swaps and provide pure, or isolated, exposure to volatility risk of the specific underlying reference investment. Volatility swaps are typically used to speculate on future volatility levels, to trade the spread between realized and expected volatility, or to decrease the volatility exposure of investments held by the Fund.
     The Fund has entered into volatility swaps to increase exposure to the volatility risk of various reference investments. These types of volatility swaps require the fund to pay the measured volatility and receive a fixed interest payment over the period of the contract. If the measured volatility of the related reference investment increases over the period, the swaps will depreciate in value. Conversely, if the measured volatility of the related reference investment decreases over the period, the swaps will appreciate in value.
The Fund has entered into volatility swaps to decrease exposure to the volatility risk of various reference investments. These types of volatility swaps require the fund to pay a fixed interest payment and receive the measured volatility over the period of the contract. If the measured volatility of the related reference investment increases over the period, the swaps will appreciate in value. Conversely, if the measured volatility of the related reference investment decreases over the period, the swaps will depreciate in value.
     For the year ended December 31, 2010, the Fund had average notional amounts of $66,351 and $204,577 on volatility swaps which pay volatility and volatility swaps which receive volatility, respectively.
     Additional associated risks to the Fund include counterparty credit risk and liquidity risk.
6. Restricted Securities
As of December 31, 2010, investments in securities included issues that are restricted. A restricted security may have a contractual restriction on its resale and is valued under methods approved by the Board of Directors as reflecting fair value. Securities that are restricted are marked with an applicable footnote on the Statement of Investments. Restricted securities are reported on a schedule following the Statement of Investments.
7. Securities Lending
The Fund lends portfolio securities from time to time in order to earn additional income in the form of fees or interest on securities received as collateral or the investment of any cash received as collateral. The loans are secured by collateral (either securities, letters of credit, or cash) in an amount not less than 100% of the market value of the loaned securities during the period of the loan. The market value of the loaned securities is determined at the close of each business day and any additional required collateral is delivered to the Fund on the next business day. If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and cost in recovering the securities loaned or in gaining access to the collateral. The Fund continues to receive the economic benefit of interest or dividends paid on the securities loaned in the form of a substitute payment received from the borrower and recognizes the gain or loss in the fair value of the securities loaned that may occur during the term of the loan. The Fund has the right under the lending agreement to recover the securities from the borrower on demand.
     As of December 31, 2010, the Fund had no securities on loan.
8. Unfunded Purchase Agreements
Pursuant to the terms of certain indenture agreements, the Fund has unfunded purchase agreements of $8,676,183 at December 31, 2010. The following agreements are subject to funding based on the borrower’s discretion. The Fund is obligated to fund these agreements at the time of the request by the borrower. These agreements have been excluded from the Statement of Investments.
As of December 31, 2010, the Fund had unfunded purchase agreements as follows:

	Commitment	Unfunded
	Termination Date	Amount

Deutsche Bank AG, Opic Reforma I Credit Linked Nts.	10/23/13	$8,676,183

9. Pending Litigation
Since 2009, a number of lawsuits have been pending in federal courts against the Manager, the Distributor, and certain mutual funds (“Defendant Funds”) advised by the Manager and distributed by the Distributor (but not including the Fund). The lawsuits naming the Defendant Funds also name as defendants certain officers and current and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund’s investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     In 2009, what are claimed to be derivative lawsuits were filed in state court against the Manager and a subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     Other lawsuits have been filed since 2008 in various state and federal courts, against the Manager and certain of its affiliates. Those lawsuits were filed by investors who made investments through an affiliate of the Manager, and relate to the alleged investment fraud perpetrated by Bernard Madoff and his firm (“Madoff”). Those suits allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors as defendants. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.
     The Manager believes that the lawsuits described above are without legal merit and is defending against them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to defend the suits brought against those Funds and the present and former Independent Trustees named in those suits. While it is premature to render any opinion as to the outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer funds.
10. Subsequent Event
The Regulated Investment Company Modernization Act of 2010 (the “Act”) was signed into law on December 22, 2010. The Act makes changes to a number of tax rules impacting the Fund. Under the Act, future capital losses generated by a fund may be carried over indefinitely, but these losses must be used prior to the utilization of any pre-enactment capital losses. Since pre-enactment capital losses may only be carried forward for eight years, there may be a greater likelihood that all or a portion of a fund’s pre-enactment capital losses will expire unused. In general, the provisions of the Act will be effective for the Fund’s fiscal year ending December 31, 2011. Specific information regarding the impact of the Act on the Fund will be contained within the “Federal Taxes” section of the financial statement notes for the fiscal year ending December 31, 2011.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees and Shareholders of Oppenheimer Variable Account Funds:
We have audited the accompanying statement of assets and liabilities of Oppenheimer High Income Fund/VA (one of the portfolios constituting the Oppenheimer Variable Account Funds), including the statement of investments, as of December 31, 2010, the related statement of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the years in the two-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The accompanying financial highlights of Oppenheimer High Income Fund/VA for the years ended prior to January 1, 2009 were audited by other auditors whose report dated February 11, 2009 expressed an unqualified opinion on those financial highlights.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2010, by correspondence with the custodian, transfer agent and brokers, or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer High Income Fund/VA as of December 31, 2010, the results of its operations for the year then ended, and the changes in its net assets and the financial highlights for each of the years in the two-year period then ended, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG llp
Denver, Colorado
February 16, 2011

STATEMENT OF INVESTMENTS December 31, 2010

	Principal
	Amount	Value

Corporate Bonds and Notes—87.2%
Consumer Discretionary—18.8%
Auto Components—1.5%
Goodyear Tire & Rubber Co. (The), 8.25% Sr. Unsec. Unsub. Nts., 8/15/20	$570,000	$592,800
Tower Automotive Holdings USA LLC/TA Holdings Finance, Inc., 10.625% Sr. Sec. Nts., 9/1/17[1]	1,389,000	1,500,120

		2,092,920

Hotels, Restaurants & Leisure—7.8%
Equinox Holdings, Inc., 9.50% Sr. Sec. Nts., 2/1/16[2]	350,000	371,438
Harrah’s Operating Co., Inc., 10% Sr. Sec. Nts., 12/15/18	2,658,000	2,438,690
Isle of Capri Casinos, Inc., 7% Sr. Unsec. Sub. Nts., 3/1/14	705,000	694,425
Landry’s Restaurants, Inc., 11.625% Sr. Sec. Nts., 12/1/15	455,000	487,988
Mashantucket Pequot Tribe, 8.50% Bonds, Series A, 11/15/15[2,3,4]	1,505,000	205,056
MGM Mirage, Inc.:
5.875% Sr. Nts., 2/27/14	430,000	398,825
6.75% Sr. Unsec. Nts., 4/1/13	965,000	964,035
Mohegan Tribal Gaming Authority:
6.125% Sr. Unsec. Sub. Nts., 2/15/13	1,550,000	1,294,250
6.875% Sr. Unsec. Sub. Nts., 2/15/15	322,000	200,445
8% Sr. Sub. Nts., 4/1/12	1,260,000	1,058,400
11.50% Sr. Sec. Nts., 11/1/17[2]	675,000	626,063
Penn National Gaming, Inc., 8.75% Sr. Unsec. Sub. Nts., 8/15/19	605,000	670,038
Station Casinos, Inc., 6.50% Sr. Unsec. Sub. Nts., 2/1/14[3,4]	2,595,000	260
Travelport LLC, 11.875% Sr. Unsec. Sub. Nts., 9/1/16	750,000	740,625
Wynn Las Vegas LLC/Wynn Las Vegas Capital Corp., 7.75% Sec. Nts., 8/15/20	605,000	657,938

		10,808,476

Household Durables—1.8%
Beazer Homes USA, Inc.:
6.875% Sr. Unsec. Nts., 7/15/15	690,000	671,025
9.125% Sr. Nts., 5/15/19[2]	690,000	657,225
K. Hovnanian Enterprises, Inc., 8.875% Sr. Sub. Nts., 4/1/12	490,000	482,650
Reynolds Group Issuer, Inc./Reynolds Group Issuer LLC/Reynolds Group Issuer Luxembourg SA:
9% Sr. Nts., 4/15/19[2]	325,000	338,406
8.50% Sr. Nts., 5/15/18[2]	320,000	323,200

		2,472,506

Leisure Equipment & Products—1.7%
Eastman Kodak Co., 9.75% Sr. Sec. Nts., 3/1/18[2]	2,355,000	2,413,875
Media—5.9%
Affinion Group Holdings, Inc., 11.625% Sr. Nts., 11/15/15[2]	420,000	437,850
Affinion Group, Inc., 7.875% Sr. Nts., 12/15/18[2]	760,000	744,800
American Media Operations, Inc., 13.50% 2nd Lien Nts., 6/15/18[3,4]	2,031	2,031
Belo (A.H.) Corp.:
7.25% Sr. Unsec. Unsub. Bonds, 9/15/27	115,000	100,338
7.75% Sr. Unsec. Unsub. Debs., 6/1/27	719,000	650,695
Cengage Learning Acquisitions, Inc.:
10.50% Sr. Nts., 1/15/15[2]	825,000	855,938
13.25% Sr. Sub. Nts., 7/15/15[2]	355,000	376,300
Clear Channel Communications, Inc., 10.75% Sr. Unsec. Unsub. Nts., 8/1/16	745,000	670,500
Entravison Communications Corp., 8.75% Sr. Sec. Nts., 8/1/17[2]	155,000	164,300
Gray Television, Inc., 10.50% Sr. Sec. Nts., 6/29/15	1,270,000	1,285,875
Interactive Data Corp., 10.25% Sr. Nts., 8/1/18[1]	230,000	251,850
Newport Television LLC/NTV Finance Corp., 12.44% Sr. Nts., 3/15/17[2,5]	615,000	581,175
Nexstar Broadcasting, Inc., 8.875% Sr. Sec. Nts., 4/15/17[2]	485,000	517,738
Radio One, Inc., 12.50% Sr. Unsec. Sub. Nts., 5/11/16[2]	133,000	131,005
Sinclair Television Group, Inc., 8.375% Sr. Nts., 10/15/18[2]	650,000	674,375
Univision Communications, Inc.:
7.875% Sr. Sec. Nts., 11/1/20[2]	115,000	121,325
8.50% Sr. Unsec. Nts., 5/15/21[2]	150,000	152,625
Visant Corp., 10% Sr. Sec. Nts., 10/1/17[2]	145,000	154,425
WMG Holdings Corp., 9.50% Sr. Unsec. Nts., 12/15/14	360,000	346,500

		8,219,645

Multiline Retail—0.1%
Bon-Ton Stores, Inc. (The), 10.25% Sr. Unsec. Unsub. Nts., 3/15/14	115,000	117,875
Consumer Staples—2.8%
Food & Staples Retailing—0.0%
Real Time Data Co., 11% Nts., 5/31/09[1,3,4,5]	476,601	—
Food Products—2.8%
American Seafoods Group LLC, 10.75% Sr. Sub. Nts., 5/15/16[2]	925,000	989,750

	Principal
	Amount	Value

Food Products Continued
ASG Consolidated LLC, 14.10% Sr. Nts., 5/15/17[2,5]	$1,040,591	$1,004,170
Bumble Bee Acquisition Corp., 9% Sr. Sec. Nts., 12/15/17[2]	695,000	726,275
Pilgrim’s Pride Corp., 7.875% Sr. Nts., 12/15/18[2]	595,000	595,000
Southern States Cooperative, Inc., 11.25% Sr. Nts., 5/15/15[1]	595,000	633,675

		3,948,870

Energy—11.2%
Energy Equipment & Services—2.5%
Frac Tech Services LLC/Frac Tech Finance, Inc., 7.125% Sr. Nts., 11/15/18[2]	190,000	193,325
Global Geophysical Services, Inc., 10.50% Sr. Unsec. Nts., 5/1/17	640,000	640,000
PHI, Inc., 8.625% Sr. Unsec. Nts., 10/15/18[2]	705,000	726,150
Precision Drilling Corp., 6.625% Sr. Unsec. Nts., 11/15/20[2]	565,000	576,300
Thermon Industries, Inc., 9.50% Sr. Sec. Nts., 5/1/17[2]	575,000	615,250
Vantage Drilling Co., 11.50% Sr. Sec. Nts., 8/1/15[2]	605,000	659,450

		3,410,475

Oil, Gas & Consumable Fuels—8.7%
Alon Refining Krotz Springs, Inc., 13.50% Sr. Sec. Nts., 10/15/14	200,000	193,000
Antero Resources Finance Corp., 9.375% Sr. Unsec. Nts., 12/1/17	645,000	678,056
Atlas Energy Resources LLC, 10.75% Sr. Unsec. Nts., 2/1/18	1,090,000	1,336,613
Atlas Pipeline Partners LP, 8.125% Sr. Unsec. Nts., 12/15/15	355,000	367,425
ATP Oil & Gas Corp., 11.875% Sr. Sec. Nts., 5/1/15[2]	1,965,000	1,866,750
Berry Petroleum Co., 8.25% Sr. Sub. Nts., 11/1/16	220,000	230,450
Bill Barrett Corp., 9.875% Sr. Nts., 7/15/16	585,000	644,963
BreitBurn Energy Partners LP, 8.625% Sr. Unsec. Nts., 10/15/20[2]	665,000	671,650
Chaparral Energy, Inc.:
8.875% Sr. Unsec. Nts., 2/1/17	640,000	652,800
9.875% Sr. Nts., 10/1/20[2]	640,000	678,400
Crosstex Energy LP/Crosstex Energy Finance Corp., 8.875% Sr. Unsec. Nts., 2/15/18	75,000	80,719
Linn Energy LLC, 8.625% Sr. Unsec. Nts., 4/15/20[2]	1,145,000	1,239,463
MarkWest Energy Partners LP/MarkWest Energy Finance Corp., 6.75% Sr. Unsec. Nts., 11/1/20	70,000	70,350
Murray Energy Corp., 10.25% Sr. Sec. Nts., 10/15/15[2]	1,575,000	1,661,625
Quicksilver Resources, Inc., 11.75% Sr. Nts., 1/1/16	615,000	719,550
Range Resources Corp., 8% Sr. Unsec. Sub. Nts., 5/15/19	95,000	103,906
SandRidge Energy, Inc.:
8.75% Sr. Unsec. Nts., 1/15/20	560,000	578,200
9.875% Sr. Unsec. Nts., 5/15/16[2]	305,000	324,063

		12,097,983

Financials—6.8%
Capital Markets—3.2%
American General Finance, 6.90% Nts., Series J, 12/15/17	535,000	434,688
Berry Plastics Holding Corp., 10.25% Sr. Unsec. Sub. Nts., 3/1/16	300,000	295,875
Nationstar Mortgage LLC/Nationstar Capital Corp., 10.875% Sr. Nts., 4/1/15[2]	2,475,000	2,444,063
Nuveen Investments, Inc., 5.50% Sr. Unsec. Nts., 9/15/15	535,000	461,438
Pinafore LLC/Pinafore, Inc., 9% Sr. Sec. Nts., 10/1/18[2]	715,000	775,775

		4,411,839

Commercial Banks—0.5%
CIT Group, Inc., 7% Sr. Sec. Bonds, 5/1/17	645,000	648,225
Consumer Finance—0.4%
TMX Finance LLC/TitleMax Finance Corp., 13.25% Sr. Sec. Nts., 7/15/15[2]	570,000	629,850
Diversified Financial Services—0.7%
GMAC LLC, 8% Sr. Unsec. Nts., 11/1/31	375,000	405,938
ING Groep NV, 5.775% Jr. Unsec. Sub. Perpetual Bonds[6]	695,000	601,175

		1,007,113

Insurance—0.8%
International Lease Finance Corp.:
5.875% Unsec. Unsub. Nts., 5/1/13	205,000	208,331
8.625% Sr. Nts., 9/15/15[2]	410,000	441,775
8.75% Sr. Unsec. Unsub. Nts., 3/15/17[2]	350,000	376,250
8.875% Sr. Unsec. Nts., 9/1/17	70,000	75,863

		1,102,219

	Principal
	Amount	Value

Real Estate Management & Development—1.2%
Realogy Corp., 10.50% Sr. Unsec. Nts., 4/15/14	$1,085,000	$1,071,438
Wallace Theater Holdings, Inc., 12.50% Sr. Sec. Nts., 6/15/13[1,7]	530,000	541,925

		1,613,363

Health Care—6.1%
Health Care Equipment & Supplies—2.1%
Accellent, Inc., 10% Sr. Sub. Nts., 11/1/17[2]	570,000	540,075
Alere, Inc., 8.625% Sr. Sub. Nts., 10/1/18[2]	245,000	249,288
Biomet, Inc.:
10.375% Sr. Unsec. Nts., 10/15/17[5]	460,000	504,850
11.625% Sr. Unsec. Sub. Nts., 10/15/17	275,000	305,250
DJO Finance LLC/DJO Finance Corp., 9.75% Sr. Sub. Nts., 10/15/17[2]	520,000	538,200
Inverness Medical Innovations, Inc., 7.875% Sr. Unsec. Unsub. Nts., 2/1/16	385,000	387,888
Universal Hospital Services, Inc., 8.50% Sr. Sec. Nts., 6/1/15[5]	350,000	361,375

		2,886,926

Health Care Providers & Services—3.0%
Capella Healthcare, Inc., 9.25% Sr. Unsec. Nts., 7/1/17[2]	95,000	100,938
Catalent Pharma Solutions, Inc., 10.25% Sr. Unsec. Nts., 4/15/15[5]	495,151	502,578
Gentiva Health Services, Inc., 11.50% Sr. Unsec. Unsub. Nts., 9/1/18	575,000	629,625
HCA, Inc., 6.375% Nts., 1/15/15	380,000	375,250
HEALTHSOUTH Corp.:
7.25% Sr. Unsec. Nts., 10/1/18	350,000	357,875
7.75% Sr. Unsec. Nts., 9/15/22	130,000	134,550
inVentiv Health, Inc., 10% Sr. Unsec. Nts., 8/15/18[2]	600,000	603,000
Multiplan, Inc., 9.875% Sr. Nts., 9/1/18[2]	460,000	489,900
OnCure Holdings, Inc., 11.75% Sr. Sec. Nts., 5/15/17[2]	265,000	251,750
Radiation Therapy Services, Inc., 9.875% Sr. Sub. Nts., 4/15/17[2]	235,000	235,588
UHS Escrow Corp., 7% Sr. Nts., 10/1/18[2]	55,000	56,650
Vanguard Health Holding Co. II LLC/ Vanguard Holding Co. II, Inc., 8% Sr. Nts., 2/1/18	375,000	386,250

		4,123,954

Health Care Technology—0.2%
MedAssets, Inc., 8% Sr. Nts., 11/15/18[2]	225,000	227,250
Pharmaceuticals—0.8%
Mylan, Inc., 6% Sr. Nts., 11/15/18[2]	200,000	197,000
Valeant Pharmaceuticals International, Inc., 6.875% Sr. Unsec. Nts., 12/1/18[2]	190,000	189,525
Warner Chilcott Co. LLC, 7.75% Sr. Nts., 9/15/18[2]	800,000	812,000

		1,198,525

Industrials—12.8%
Aerospace & Defense—3.7%
BE Aerospace, Inc., 6.875% Sr. Nts., 10/1/20	140,000	145,250
DynCorp International, Inc., 10.375% Sr. Unsec. Nts., 7/1/17[2]	1,210,000	1,246,300
Hawker Beechcraft Acquisition Co. LLC, 8.50% Sr. Unsec. Nts., 4/1/15	1,435,000	1,072,663
TransDigm, Inc., 7.75% Sr. Sub. Nts., 12/15/18[2]	1,585,000	1,648,400
Triumph Group, Inc., 8.625% Sr. Unsec. Nts., 7/15/18	895,000	982,263

		5,094,876

Air Freight & Logistics—0.4%
AMGH Merger Sub, Inc., 9.25% Sr. Sec. Nts., 11/1/18[2]	510,000	538,050
Airlines—0.7%
Delta Air Lines, Inc., 12.25% Sr. Sec. Nts., 3/15/15[2]	915,000	1,036,238
Building Products—1.2%
Associated Materials LLC, 9.125% Sr. Sec. Nts., 11/1/17[2]	265,000	277,588
Ply Gem Industries, Inc., 13.125% Sr. Unsec. Sub. Nts., 7/15/14	1,225,000	1,307,688
Roofing Supply Group LLC/Roofing Supply Finance, Inc., 8.625% Sr. Sec. Nts., 12/1/17[2]	75,000	77,625

		1,662,901

Commercial Services & Supplies—0.7%
American Pad & Paper Co., 13% Sr. Sub. Nts., Series B, 11/15/05[3,4]	200,000	—
West Corp.:
7.875% Sr. Nts., 1/15/19[2]	305,000	311,100
8.625% Sr. Unsec. Nts., 10/1/18[2]	635,000	676,275

		987,375

Industrial Conglomerates—0.5%
Sequa Corp., 11.75% Sr. Unsec. Nts., 12/1/15[2]	600,000	645,000
Machinery—2.1%
Cleaver-Brooks, Inc., 12.25% Sr. Sec. Nts., 5/1/16[2]	590,000	629,088

	Principal
	Amount	Value

Machinery Continued
Manitowoc Co., Inc. (The), 8.50% Sr. Unsec. Nts., 11/1/20	$685,000	$731,238
Terex Corp., 8% Sr. Unsec. Sub. Nts., 11/15/17	1,260,000	1,278,900
Thermadyne Holdings Corp., 9% Sr. Sec. Nts., 12/15/17[2]	335,000	347,144

		2,986,370

Marine—0.7%
Marquette Transportation Co., 10.875% Sr. Sec. Nts., 1/15/17[2]	725,000	743,125
Navios Maritime Acquisition Corp., 8.625% Sr. Sec. Nts., 11/1/17[2]	175,000	179,813

		922,938

Professional Services—0.7%
Altegrity, Inc., 10.50% Sr. Unsec. Sub. Nts., 11/1/15[2]	855,000	881,719
TransUnion LLC/TransUnion Financing Corp., 11.375% Sr. Unsec. Nts., 6/15/18[2]	150,000	171,750

		1,053,469

Road & Rail—1.6%
Hertz Corp., 7.50% Sr. Unsec. Nts., 10/15/18[2]	1,265,000	1,318,763
Western Express, Inc., 12.50% Sr. Sec. Nts., 4/15/15[2]	1,020,000	907,800

		2,226,563

Trading Companies & Distributors—0.5%
Ashtead Capital, Inc., 9% Nts., 8/15/16[1]	220,000	230,450
United Rentals North America, Inc.:
8.375% Sr. Unsec. Sub. Nts., 9/15/20	115,000	117,588
9.25% Sr. Unsec. Unsub. Nts., 12/15/19	275,000	307,313

		655,351

Information Technology—7.7%
Computers & Peripherals—0.7%
CDW LLC/CDW Finance Corp., 11% Sr. Unsec. Nts., 10/12/15	310,000	323,175
Seagate HDD Cayman, 6.875% Sr. Unsec. Nts., 5/1/20[2]	650,000	624,000

		947,175

Electronic Equipment & Instruments—0.5%
RBS Global, Inc./Rexnord Corp., 11.75% Sr. Unsec. Sub. Nts., 8/1/16	660,000	711,150
Internet Software & Services—1.9%
Bankrate, Inc., 11.75% Sr. Sec. Nts., 7/15/15[2]	370,000	412,550
ITC DeltaCom, Inc., 10.50% Sr. Sec. Nts., 4/1/16	1,245,000	1,360,163
Telcordia Technologies, Inc., 11% Sr. Sec. Nts., 5/1/18[2]	945,000	954,450

		2,727,163

IT Services—2.0%
Ceridian Corp., 11.25% Sr. Unsec. Nts., 11/15/15	535,000	532,325
First Data Corp.:
8.875% Sr. Sec. Nts., 8/15/20[2]	570,000	604,200
9.875% Sr. Unsec. Nts., 9/24/15	1,260,000	1,206,450
SunGard Data Systems, Inc.:
7.375% Sr. Unsec. Nts., 11/15/18[2]	190,000	191,900
7.625% Sr. Unsec. Nts., 11/15/20[2]	190,000	193,325

		2,728,200

Semiconductors & Semiconductor Equipment—2.6%
Advanced Micro Devices, Inc., 7.75% Sr. Unsec. Nts., 8/1/20[2]	315,000	328,388
Amkor Technology, Inc., 7.375% Sr. Unsec. Nts., 5/1/18	345,000	360,525
Freescale Semiconductor, Inc.:
9.25% Sr. Sec. Nts., 4/15/18[2]	395,000	436,475
10.75% Sr. Unsec. Nts., 8/1/20[2]	1,065,000	1,166,175
NXP BV/NXP Funding LLC:
7.875% Sr. Sec. Nts., 10/15/14	375,000	391,875
9.50% Sr. Unsec. Unsub. Nts., 10/15/15	625,000	670,313
9.75% Sr. Sec. Nts., 8/1/18[2]	255,000	288,150

		3,641,901

Materials—9.8%
Chemicals—3.5%
Ferro Corp., 7.875% Sr. Unsec. Nts., 8/15/18	635,000	673,100
Hexion U.S. Finance Corp./Hexion Nova Scotia Finance ULC:
8.875% Sr. Sec. Nts., 2/1/18	950,000	1,020,063
9% Sr. Sec. Nts., 11/15/20[2]	350,000	371,000
Huntsman International LLC:
8.625% Sr. Sub. Nts., 3/15/21[2]	70,000	75,950
8.625% Sr. Unsec. Sub. Nts., 3/15/20	860,000	939,550
Momentive Performance Materials, Inc.:
9% Sec. Nts., 1/15/21[2]	695,000	734,963
11.50% Sr. Unsec. Sub. Nts., 12/1/16	605,000	659,450
Nalco Co., 6.625% Sr. Nts., 1/15/19[2]	120,000	123,300
Rhodia SA, 6.875% Sr. Nts., 9/15/20[2]	230,000	234,313

		4,831,689

Containers & Packaging—1.2%
Berry Plastics Corp., 9.75% Sr. Sec. Nts., 1/15/21[2]	940,000	935,300
Jefferson Smurfit Corp. (Escrow):
7.50% Sr. Unsec. Unsub. Nts., 6/1/13[3,4]	205,000	7,688
8.25% Sr. Unsec. Nts., 10/1/12[3,4]	595,000	22,313

	Principal
	Amount	Value

Containers & Packaging Continued
Smurfit-Stone Container Corp. (Escrow):
8% Sr. Unsec. Unsub. Nts., 3/15/17[3,4]	$395,000	$18,763
8.375% Sr. Nts., 7/1/12[3,4]	205,000	7,688
Solo Cup Co., 8.50% Sr. Sub. Nts., 2/15/14	755,000	683,275

		1,675,027

Metals & Mining—0.5%
Edgen Murray Corp., 12.25% Sr. Sec. Nts., 1/15/15	770,000	673,750
Paper & Forest Products—4.6%
ABI Escrow Corp., 10.25% Sr. Sec. Nts., 10/15/18[2]	535,000	588,500
Abitibi-Consolidated Co. of Canada (Escrow):
6% Sr. Unsec. Unsub. Nts., 6/20/13[3,4]	445,000	5,006
7.75% Sr. Unsec. Bonds, 6/15/11[3,4]	225,000	2,531
8.375% Sr. Unsec. Sub. Nts., 4/1/15[3,4]	615,000	6,919
8.85% Unsec. Bonds, 8/1/30[3,4]	220,000	2,750
Ainsworth Lumber Co. Ltd., 11% Sr. Unsec. Unsub. Nts., 7/29/15[2,5]	794,375	750,684
Appleton Papers, Inc., 10.50% Sr. Sec. Nts., 6/15/15[2]	1,265,000	1,258,675
Bowater Pulp & Paper Canada, Inc., 10.60% Sr. Unsec. Nts., 1/15/11[3,4]	315,000	85,050
Bowater, Inc. (Escrow):
6.50% Sr. Unsec. Nts., 6/15/13[3,4]	725,000	32,625
9% Sr. Unsec. Nts., 8/1/09[3,4]	185,000	8,325
Catalyst Paper Corp., 11% Sr. Sec. Nts., 12/15/16[2]	847,000	802,533
Mercer International, Inc., 9.50% Sr. Unsec. Nts., 12/1/17[2]	570,000	588,525
NewPage Corp., 11.375% Sr. Sec. Nts., 12/31/14	1,085,000	1,025,325
Verso Paper Holdings LLC, 11.375% Sr. Unsec. Sub. Nts., Series B, 8/1/16	1,310,000	1,319,825

		6,477,273

Telecommunication Services—5.7%
Diversified Telecommunication Services—3.4%
Broadview Networks Holdings, Inc., 11.375% Sr. Sec. Nts., 9/1/12	340,000	334,050
Cincinnati Bell, Inc.:
8.25% Sr. Nts., 10/15/17	305,000	303,475
8.75% Sr. Unsec. Sub. Nts., 3/15/18	325,000	306,313
Intelsat Bermuda Ltd.:
11.25% Sr. Unsec. Nts., 2/4/17	635,000	695,325
12.50% Sr. Unsec. Nts., 2/4/17[5]	318,750	353,813
Intelsat Jackson Holdings SA, 7.25% Sr. Unsec. Nts., 10/15/20[2]	175,000	177,625
Level 3 Financing, Inc., 9.25% Sr. Unsec. Unsub. Nts., 11/1/14	1,125,000	1,122,188
PAETEC Holding Corp., 9.50% Sr. Unsec. Unsub. Nts., 7/15/15	1,085,000	1,128,400
Windstream Corp., 8.125% Sr. Unsec. Unsub. Nts., 9/1/18	305,000	321,775
Winstar Communications, Inc., 12.75% Sr. Nts., 4/15/10[3,4]	1,000,000	1

		4,742,965

Wireless Telecommunication Services—2.3%
Cricket Communications, Inc., 7.75% Sr. Unsec. Nts., 10/15/20[2]	1,310,000	1,251,050
MetroPCS Wireless, Inc.:
6.625% Sr. Unsec. Nts., 11/15/20	680,000	649,400
7.875% Sr. Unsec. Nts., 9/1/18	1,165,000	1,214,513
Teligent, Inc., 11.50% Sr. Nts., 12/1/08[3,4]	400,000	—

		3,114,963

Utilities—5.5%
Electric Utilities—2.1%
Edison Mission Energy, 7% Sr. Unsec. Nts., 5/15/17	945,000	753,638
Energy Future Intermediate Holding Co. LLC, 10% Sr. Sec. Nts., 12/1/20	682,000	706,738
Texas Competitive Electric Holdings Co. LLC:
10.25% Sr. Unsec. Nts., Series A, 11/1/15	2,110,000	1,202,700
10.25% Sr. Unsec. Nts., Series B, 11/1/15	290,000	163,850

		2,826,926

Energy Traders—3.0%
Dynegy Holdings, Inc., 8.375% Sr. Unsec. Nts., 5/1/16	770,000	579,425
Energy Future Holdings Corp., 10% Sr. Sec. Nts., 1/15/20[2]	625,000	646,108
Foresight Energy LLC, 9.625% Sr. Unsec. Nts., 8/15/17[2]	1,295,000	1,385,650
GenOn Escrow Corp.:
9.50% Sr. Unsec. Nts., 10/15/18[2]	355,000	354,556
9.875% Sr. Nts., 10/15/20[2]	355,000	354,113
United Maritime Group LLC, 11.75% Sr. Sec. Nts., 6/15/15	875,000	881,563

		4,201,415

Gas Utilities—0.4%
Ferrellgas LP/Ferrellgas Finance Corp., 6.50% Sr. Nts., 5/1/21[2]	570,000	558,600

Total Corporate Bonds and Notes (Cost $119,574,530)		121,099,217

	Shares	Value

Preferred Stocks—2.1%
Ally Financial, Inc., 7%, Non-Vtg.[2]	1,822	$1,722,075
AmeriKing, Inc., 13% Cum. Sr. Exchangeable, Non-Vtg.[4,5]	13,764	—
Eagle-Picher Holdings, Inc., 11.75% Cum. Exchangeable, Series B, Non-Vtg.[4]	8,000	—
Greektown Holdings LLC, Preferred[4]	11,550	1,226,957
ICG Holdings, Inc., 14.25% Exchangeable, Non-Vtg.[4,5]	342	—

Total Preferred Stocks (Cost $3,770,026)		2,949,032

Common Stocks—4.1%
AbitibiBowater, Inc.[4]	25,726	608,934
American Media Operations, Inc.[4]	58,065	946,791
American Media, Inc.[1,4]	9,424	1
Charter Communications, Inc., Cl. A4	26,844	1,045,305
Global Aviation Holdings, Inc.[4]	300	3,000
Greektown Superholdings, Inc.[4]	874	86,369
Kaiser Aluminum Corp.	458	22,941
Orbcomm, Inc.[4]	1,127	2,919
Smurfit-Stone Container Corp.[4]	67,428	1,726,157
Visteon Corp.[4]	18,823	1,270,967

Total Common Stocks (Cost $6,607,940)		5,713,384

	Units

Rights, Warrants and Certificates—0.1%
ASG Warrant Corp. Wts., Strike Price $0.01, Exp. 5/15/18[1,4]	1,030	128,750
Global Aero Logistics, Inc. Wts., Strike Price $10, Exp. 2/28/11[4]	570	6
MediaNews Group, Inc. Wts., Strike Price $0.001, Exp. 3/19/17	11,017	397

Total Rights, Warrants and Certificates (Cost $53,389)		129,153

	Principal
	Amount	Value

Loan Participations—1.9%
Entegra Holdings LLC, Sr. Sec. Credit Facilities 3rd Lien Term Loan:
Tranche B, 10/19/15[5,8,9]	$853,848	$508,467
Tranche B, 3.745%, 10/19/15[5,7]	459,727	273,767
Tranche B, 3.745%, 10/19/15[5,7,8]	1,054,641	628,039
Nuveen Investments, Inc., Sr. Sec. Credit Facilities 2nd Lien Term Loan, 12.50%, 7/20/15[8]	1,116,875	1,211,111
Polymer Group, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, 0.75%, 10/4/11[7]	760,000	—

Total Loan Participations (Cost $2,405,869)		2,621,384

	Shares

Investment Companies—3.0%
JPMorgan U.S. Treasury Plus Money Market Fund, Agency Shares, 0.00%[10,11]	91,595	91,595
Oppenheimer Institutional Money Market Fund, Cl. E, 0.21%[10,12]	4,033,152	4,033,152

Total Investment Companies (Cost $4,124,747)		4,124,747

Total Investments, at Value (Cost $136,536,501)	98.4%	136,636,917
Other Assets Net of Liabilities	1.6	2,246,095

Net Assets	100.0%	$138,883,012

Footnotes to Statement of Investments

1.	Restricted security. The aggregate value of restricted securities as of December 31, 2010 was $3,286,771, which represents 2.37% of the Fund’s net assets. See Note 6 of the accompanying Notes. Information concerning restricted securities is as follows:

				Unrealized
	Acquisition			Appreciation
Security	Date	Cost	Value	(Depreciation)

American Media, Inc.	2/2/09	$208,776	$1	$(208,775)
ASG Warrant Corp. Wts., Strike Price $0.01, Exp. 5/15/18	4/28/10-8/19/10	49,050	128,750	79,700
Ashtead Capital, Inc., 9% Nts., 8/15/16	12/18/09-1/25/10	221,070	230,450	9,380
Interactive Data Corp., 10.25% Sr. Nts., 8/1/18	7/20/10	230,000	251,850	21,850
Real Time Data Co., 11% Nts., 5/31/09	6/30/99-5/31/01	365,810	—	(365,810)
Southern States Cooperative, Inc., 11.25% Sr. Nts., 5/15/15	4/28/10-9/23/10	599,122	633,675	34,553
Tower Automotive Holdings USA LLC/TA Holdings Finance, Inc., 10.625% Sr. Sec. Nts., 9/1/17	8/13/10-12/31/10	1,363,564	1,500,120	136,556
Wallace Theater Holdings, Inc., 12.50% Sr. Sec. Nts., 6/15/13	9/30/10-10/6/10	538,963	541,925	2,962

		$3,576,355	$3,286,771	$(289,584)

2.	Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of Trustees. These securities amount to $61,282,528 or 44.13% of the Fund’s net assets as of December 31, 2010.

3.	Issue is in default. See Note 1 of the accompanying Notes.

4.	Non-income producing security.

5.	Interest or dividend is paid-in-kind, when applicable.

6.	This bond has no contractual maturity date, is not redeemable and contractually pays an indefinite stream of interest. Rate reported represents the current interest rate for this variable rate security.

7.	Represents the current interest rate for a variable or increasing rate security.

8.	When-issued security or delayed delivery to be delivered and settled after December 31, 2010. See Note 1 of the accompanying Notes.

9.	This Senior Loan will settle after December 31, 2010, at which time the interest rate will be determined.

10.	Rate shown is the 7-day yield as of December 31, 2010.

11.	Interest rate is less than 0.0005%.

12.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2010, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2009	Additions	Reductions	December 31, 2010

Oppenheimer Institutional Money Market Fund, Cl. E	2,092,310	101,210,463	99,269,621	4,033,152

	Value	Income

Oppenheimer Institutional Money Market Fund, Cl. E	$4,033,152	$14,983
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1)	Level 1—unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)

2)	Level 2—inputs other than unadjusted quoted prices that are observable for the asset or liability (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)

3)	Level 3—significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset or liability).
The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of December 31, 2010 based on valuation input level:

			Level 3—
	Level 1—	Level 2—	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Observable Inputs	Inputs	Value

Assets Table
Investments, at Value:
Corporate Bonds and Notes	$—	$121,012,135	$87,082	$121,099,217
Preferred Stocks	—	1,722,075	1,226,957	2,949,032
Common Stocks
Consumer Discretionary	1,045,305	1,270,967	1,033,161	3,349,433
Industrials	—	—	3,000	3,000
Information Technology	2,919	—	—	2,919
Materials	2,358,032	—	—	2,358,032
Rights, Warrants and Certificates	—	128,750	403	129,153
Loan Participations	—	2,621,384	—	2,621,384
Investment Companies	4,124,747	—	—	4,124,747

Total Assets	$7,531,003	$126,755,311	$2,350,603	$136,636,917

Currency contracts and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.
The following is a reconciliation of assets in which significant unobservable inputs (level 3) were used in determining fair value:

			Change in	Accretion/
			unrealized	(amortization)		Transfers in
	Value as of	Realized	appreciation/	of premium/	Net purchases	and/or out of	Value as of
	December 31, 2009	gain	depreciation	discount[1]	(sales)	Level 3	December 31, 2010

Assets Table
Investments, at Value:
Corporate Bonds and Notes	$—	$—	$1,657	$2	$85,413	$10	$87,082
Preferred Stocks	—	—	71,957	—	1,155,000	—	1,226,957
Common Stocks
Consumer Discretionary	—	—	(1,699,466)	—	2,732,533	94	1,033,161
Industrials	4,647	1,647	(1,647)		(1,647)	—	3,000
Rights, Warrants and Certificates	6	—	—		—	397	403

Total Assets	$4,653	$1,647	$(1,627,499)	$2	$3,971,299	$501	$2,350,603

1.	Included in net investment income.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2010

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $132,503,349)	$132,603,765
Affiliated companies (cost $4,033,152)	4,033,152

136,636,917

Receivables and other assets:
Interest, dividends and principal paydowns	2,816,907
Investments sold (including $84,766 sold on a when-issued or delayed delivery basis)	322,890
Shares of beneficial interest sold	2,394
Other	13,549

Total assets	139,792,657

Liabilities
Payables and other liabilities:
Investments purchased (including $504,501 purchased on a when-issued or delayed delivery basis)	673,444
Shares of beneficial interest redeemed	61,684
Shareholder communications	57,067
Distribution and service plan fees	45,053
Legal, auditing and other professional fees	33,382
Trustees’ compensation	11,822
Transfer and shareholder servicing agent fees	11,652
Other	15,541

Total liabilities	909,645

Net Assets	$138,883,012

Composition of Net Assets
Par value of shares of beneficial interest	$65,125
Additional paid-in capital	356,247,273
Accumulated net investment income	11,799,334
Accumulated net realized loss on investments	(229,329,136)
Net unrealized appreciation on investments	100,416

Net Assets	$138,883,012

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $61,563,410 and 28,967,138 shares of beneficial interest outstanding)	$2.13
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $63,712,946 and 29,839,916 shares of beneficial interest outstanding)	$2.14
Class 3 Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $6,033,911 and 2,816,850 shares of beneficial interest outstanding)	$2.14
Class 4 Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $7,572,745 and 3,501,523 shares of beneficial interest outstanding)	$2.16

STATEMENT OF OPERATIONS For the Year Ended December 31, 2010

Investment Income
Interest	$13,110,036
Dividends:
Unaffiliated companies	38,472
Affiliated companies	14,983

Total investment income	13,163,491

Expenses
Management fees	1,018,717
Distribution and service plan fees:
Service shares	159,158
Class 4 shares	18,190
Transfer and shareholder servicing agent fees:
Non-Service shares	59,600
Service shares	63,670
Class 3 shares	5,280
Class 4 shares	7,278
Shareholder communications:
Non-Service shares	35,306
Service shares	37,424
Class 3 shares	3,268
Class 4 shares	4,292
Custodian fees and expenses	15,607
Trustees’ compensation	10,286
Administration service fees	1,500
Other	72,842

Total expenses	1,512,418
Less waivers and reimbursements of expenses	(405,850)

Net expenses	1,106,568

Net Investment Income	12,056,923

Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investment from unaffiliated companies	7,123,512
Swap contracts	(845,604)
Increase from payment by affiliate	429

Net realized gain	6,278,337
Net change in unrealized appreciation/depreciation on:
Investments	(1,066,033)
Swap contracts	816,702

Net change in unrealized appreciation/depreciation	(249,331)

Net Increase in Net Assets Resulting from Operations	$18,085,929

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2010	2009

Operations
Net investment income	$12,056,923	$13,178,458
Net realized gain (loss)	6,278,337	(120,834,824)
Net change in unrealized appreciation/depreciation	(249,331)	134,090,272

Net increase in net assets resulting from operations	18,085,929	26,433,906

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	(3,674,586)	—
Service shares	(3,877,767)	—
Class 3 shares	(304,126)	—
Class 4 shares	(385,856)	—

	(8,242,335)	—

Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares	(10,126,348)	(54,571,861)
Service shares	(5,260,981)	7,675,335
Class 3 shares	929,124	2,128,095
Class 4 shares	(118,291)	1,786,116

	(14,576,496)	(42,982,315)

Net Assets
Total decrease	(4,732,902)	(16,548,409)
Beginning of period	143,615,914	160,164,323

End of period (including accumulated net investment income of $11,799,334 and $10,001,371, respectively)	$138,883,012	$143,615,914

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2010	2009	2008	2007	2006

Per Share Operating Data
Net asset value, beginning of period	$1.98	$1.58	$7.95	$8.55	$8.44

Income (loss) from investment operations:
Net investment income[1]	.18	.17	.54	.57	.58
Net realized and unrealized gain (loss)	.10	.23	(6.44)	(.56)	.17

Total from investment operations	.28	.40	(5.90)	.01	.75

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.13)	—	(.47)	(.61)	(.64)

Net asset value, end of period	$2.13	$1.98	$1.58	$7.95	$8.55

Total Return, at Net Asset Value[2]	14.81%	25.32%	(78.67)%	(0.10)%	9.42%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$61,563	$67,385	$111,040	$294,819	$361,445

Average net assets (in thousands)	$59,598	$71,782	$211,186	$335,702	$365,154

Ratios to average net assets:[3]
Net investment income	9.01%	9.78%	9.30%	6.96%	7.05%
Total expenses[4]	0.98%	0.94%	0.80%	0.75%	0.74%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.69%	0.57%	0.78%	0.74%	0.74%

Portfolio turnover rate	132%	128%	53%[5]	67%[5]	57%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2010	0.98%
Year Ended December 31, 2009	0.96%
Year Ended December 31, 2008	0.80%
Year Ended December 31, 2007	0.76%
Year Ended December 31, 2006	0.74%

5.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2008	$40,240,084	$41,196,921
Year Ended December 31, 2007	$30,798,147	$24,096,458

Service Shares Year Ended December 31,	2010	2009	2008	2007	2006

Per Share Operating Data
Net asset value, beginning of period	$1.99	$1.58	$7.89	$8.50	$8.39

Income (loss) from investment operations:
Net investment income[1]	.17	.16	.54	.55	.56
Net realized and unrealized gain (loss)	.10	.25	(6.40)	(.57)	.17

Total from investment operations	.27	.41	(5.86)	(.02)	.73

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.12)	—	(.45)	(.59)	(.62)

Net asset value, end of period	$2.14	$1.99	$1.58	$7.89	$8.50

Total Return, at Net Asset Value[2]	14.44%	25.95%	(78.57)%	(0.47)%	9.23%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$63,713	$64,440	$43,375	$157,333	$173,299

Average net assets (in thousands)	$63,661	$54,202	$116,236	$169,569	$160,703

Ratios to average net assets:[3]
Net investment income	8.76%	9.60%	9.13%	6.71%	6.80%
Total expenses[4]	1.23%	1.21%	1.05%	1.01%	1.00%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.94%	0.80%	1.03%	1.00%	1.00%

Portfolio turnover rate	132%	128%	53%[5]	67%[5]	57%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2010	1.23%
Year Ended December 31, 2009	1.23%
Year Ended December 31, 2008	1.05%
Year Ended December 31, 2007	1.02%
Year Ended December 31, 2006	1.00%

5.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2008	$40,240,084	$41,196,921
Year Ended December 31, 2007	$30,798,147	$24,096,458

Class 3 Shares Year Ended December 31,	2010	2009	2008	2007[1]

Per Share Operating Data
Net asset value, beginning of period	$1.99	$1.57	$7.98	$8.26

Income (loss) from investment operations:
Net investment income[2]	.18	.17	.56	.37
Net realized and unrealized gain (loss)	.10	.25	(6.50)	(.65)

Total from investment operations	.28	.42	(5.94)	(.28)

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.13)	—	(.47)	—

Net asset value, end of period	$2.14	$1.99	$1.57	$7.98

Total Return, at Net Asset Value[3]	14.69%	26.75%	(78.89)%	(3.39)%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$6,034	$4,684	$1,582	$4,921

Average net assets (in thousands)	$5,279	$3,568	$5,292	$3,750

Ratios to average net assets:[4]
Net investment income	8.97%	9.86%	9.29%	6.90%
Total expenses[5]	0.99%	0.97%	0.80%	0.76%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.69%	0.53%	0.78%	0.75%

Portfolio turnover rate	132%	128%	53%[6]	67%[6]

1.	For the period from May 1, 2007 (inception of offering) to December 31, 2007.

2.	Per share amounts calculated based on the average shares outstanding during the period.

3.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2010	0.99%
Year Ended December 31, 2009	0.99%
Year Ended December 31, 2008	0.80%
Period Ended December 31, 2007	0.77%

6.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2008	$40,240,084	$41,196,921
Period Ended December 31, 2007	$30,798,147	$24,096,458

Class 4 Shares Year Ended December 31,	2010	2009	2008	2007[1]

Per Share Operating Data
Net asset value, beginning of period	$2.01	$1.59	$7.97	$8.26

Income (loss) from investment operations:
Net investment income[2]	.18	.16	.54	.36
Net realized and unrealized gain (loss)	.09	.26	(6.46)	(.65)

Total from investment operations	.27	.42	(5.92)	(.29)

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.12)	—	(.46)	—

Net asset value, end of period	$2.16	$2.01	$1.59	$7.97

Total Return, at Net Asset Value[3]	14.27%	26.42%	(78.63)%	(3.51)%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$7,573	$7,107	$4,167	$9,476

Average net assets (in thousands)	$7,278	$6,285	$10,658	$7,201

Ratios to average net assets:[4]
Net investment income	8.74%	9.62%	9.00%	6.61%
Total expenses[5]	1.23%	1.19%	1.07%	1.05%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.94%	0.80%	1.05%	1.04%

Portfolio turnover rate	132%	128%	53%[6]	67%[6]

1.	For the period from May 1, 2007 (inception of offering) to December 31, 2007.

2.	Per share amounts calculated based on the average shares outstanding during the period.

3.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2010	1.23%
Year Ended December 31, 2009	1.21%
Year Ended December 31, 2008	1.07%
Period Ended December 31, 2007	1.06%

6.	The portfolio turnover rate excludes purchase and sale transactions of To Be Announced (TBA) mortgage-related securities as follows:

	Purchase Transactions	Sale Transactions

Year Ended December 31, 2008	$40,240,084	$41,196,921
Period Ended December 31, 2007	$30,798,147	$24,096,458

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer High Income Fund/VA (the “Fund”) is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek a high level of current income from investment in high-yield, fixed-income securities. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers Non-Service, Service, Class 3 and Class 4 shares. All classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares being designated as Service shares and Class 4 shares are subject to a distribution and service plan. All classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class. The Fund assesses a 1% fee on the proceeds of Class 3 and Class 4 shares that are redeemed (either by selling or exchanging to another Oppenheimer fund or other investment option offered through your variable life insurance or variable annuity contract) within 60 days of their purchase. The fee, which is retained by the Fund, is accounted for as an addition to paid-in capital.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” inputs other than unadjusted quoted prices for an asset that are observable are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using unadjusted quoted market prices, when available, as supplied primarily by portfolio pricing services approved by the Board of Trustees or dealers.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which it is traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     U.S. domestic and international debt instruments (including corporate, government, municipal, mortgage-backed, collateralized mortgage obligations and asset-backed securities) and “money market-type” debt instruments with a remaining maturity in excess of sixty days are valued at the mean between the “bid” and “asked” prices utilizing price quotations obtained from independent pricing services or broker-dealers. Such prices are typically determined based upon information obtained from market participants including reported trade data, broker-dealer price quotations and inputs such as benchmark yields and issuer spreads from identical or similar securities.

“Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value.
     In the absence of a readily available unadjusted quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies of the Fund during the period.
Securities on a When-Issued or Delayed Delivery Basis. The Fund may purchase securities on a “when-issued” basis, and may purchase or sell securities on a “delayed delivery” basis. “When-issued” or “delayed delivery” refers to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery. Delivery and payment for securities that have been purchased by the Fund on a when-issued basis normally takes place within six months and possibly as long as two years or more after the trade date. During this period, such securities do not earn interest, are subject to market fluctuation and may increase or decrease in value prior to their delivery. The purchase of securities on a when-issued basis may increase the volatility of the Fund’s net asset value to the extent the Fund executes such transactions while remaining substantially fully invested. When the Fund engages in when-issued or delayed delivery transactions, it relies on the buyer or seller, as the case may be, to complete the transaction. Their failure to do so may cause the Fund to lose the opportunity to obtain or dispose of the security at a price and yield it considers advantageous. The Fund may also sell securities that it purchased on a when-issued basis or forward commitment prior to settlement of the original purchase.
As of December 31, 2010, the Fund had purchased securities issued on a when-issued or delayed delivery basis and sold securities issued on a delayed delivery basis as follows:

When-Issued or Delayed
Delivery Basis Transactions

Purchased securities	$504,501
Sold securities	84,766
Credit Risk. The Fund invests in high-yield, non-investment-grade bonds, which may be subject to a greater degree of credit risk. Credit risk relates to the ability of the issuer to meet interest or principal payments or both as they become due. The Fund may acquire securities in default, and is not obligated to dispose of securities whose issuers or underlying obligors subsequently default. Information concerning securities in default as of December 31, 2010 is as follows:

Cost	$4,625,679
Market Value	$407,006
Market Value as a % of Net Assets	0.29%
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. When applicable, the Fund’s investment in IMMF is included in the Statement of Investments. Shares of IMMF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Depreciation Based on Cost
Undistributed	Undistributed	Accumulated	of Securities and Other
Net Investment	Long-Term	Loss	Investments for Federal
Income	Gain	Carryforward[1,2,3,4]	Income Tax Purposes

$12,095,248	$—	$229,091,469	$244,167

1.	As of December 31, 2010, the Fund had $229,091,469 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2010, details of the capital loss carryforwards were as follows:

Expiring

2011	$8,529,303
2012	128,504
2016	48,495,519
2017	171,938,143

Total	$229,091,469

2.	During the fiscal year ended December 31, 2010, the Fund utilized $4,432,223 of capital loss carryforward to offset capital gains realized in that fiscal year.

3.	During the fiscal year ended December 31, 2009, the Fund did not utilize any capital loss carryforward.

4.	During the fiscal year ended December 31, 2010, $51,629,168 of unused capital loss carryforward expired.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

Reduction
	Reduction	to Accumulated
Reduction	to Accumulated Net	Net Realized
to Paid-in Capital	Investment Income	Loss on Investments

$51,628,739	$2,016,625	$53,645,364

The tax character of distributions paid during the years ended December 31, 2010 and December 31, 2009 was as follows:

	Year Ended	Year Ended
	December 31, 2010	December 31, 2009

Distributions paid from:
Ordinary income	$8,242,335	$—
The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2010 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$136,854,827
Federal tax cost of other investments	26,257

Total federal tax cost	$136,881,084

Gross unrealized appreciation	$11,479,090
Gross unrealized depreciation	(11,723,257)

Net unrealized depreciation	$(244,167)

Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance with the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2010		Year Ended December 31, 2009
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	11,152,476	$21,983,381	20,776,611	$33,067,312
Dividends and/or distributions reinvested	1,954,567	3,674,586	—	—
Redeemed	(18,147,101)	(35,784,315)	(56,972,656)	(87,639,173)

Net decrease	(5,040,058)	$(10,126,348)	(36,196,045)	$(54,571,861)

Service Shares
Sold	2,939,505	$5,849,488	10,597,049	$17,230,535
Dividends and/or distributions reinvested	2,040,930	3,877,767	—	—
Redeemed	(7,528,455)	(14,988,236)	(5,702,302)	(9,555,200)

Net increase (decrease)	(2,548,020)	$(5,260,981)	4,894,747	$7,675,335

Class 3 Shares
Sold	2,054,702	$4,093,320	2,785,296	$4,527,494
Dividends and/or distributions reinvested	160,066	304,126	—	—
Redeemed	(1,747,107)	(3,468,322)[1]	(1,445,037)	(2,399,399)[2]

Net increase	467,661	$929,124	1,340,259	$2,128,095

Class 4 Shares
Sold	1,725,510	$3,440,558	3,615,090	$5,889,866
Dividends and/or distributions reinvested	200,967	385,856	—	—
Redeemed	(1,958,189)	(3,944,705)[1]	(2,698,668)	(4,103,750)[2]

Net increase (decrease)	(31,712)	$(118,291)	916,422	$1,786,116

1.	Net of redemption fees of $3,684 and $7,734 for Class 3 and Class 4 shares, respectively.

2.	Net of redemption fees of $3,548 and $4,585 for Class 3 and Class 4 shares, respectively.
3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in IMMF, for the year ended December 31, 2010, were as follows:

	Purchases	Sales

Investment securities	$145,915,009	$141,635,036

4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Next $200 million	0.60
Over $1 billion	0.50
Administration Service Fees. The Fund pays the Manager a fee of $1,500 per year for preparing and filing the Fund’s tax returns.
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS fees at an annual rate of 0.10% of the daily net assets of each class of shares. For the year ended December 31, 2010, the Fund paid $136,311 to OFS for services to the Fund.
Distribution and Service Plan for Service Shares and Class 4 Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares and Class 4 shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares and Class 4 shares. Under the Plan, payments are made periodically at an annual rate of 0.25% of the daily net assets of Service shares and Class 4 shares of the Fund. The Distributor currently uses all of those fees to compensate sponsors of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares and Class 4 shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares and Class 4 shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. From April 1, 2009 through March 31, 2010, the Manager voluntarily waived its advisory fee by 0.26% of the Fund’s average annual net assets. This voluntary waiver was applied after all other waivers and/or reimbursements. During the year ended December 31, 2010, the Manager waived $87,865.
     The Manager has voluntarily agreed to limit the Fund’s total annual operating expenses so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 0.75% for Non-Service and Class 3 shares and 1.00% for Service and Class 4 shares. During the year ended December 31, 2010, the Manager waived fees and/or reimbursed the Fund $136,885, $145,405, $12,356 and $16,771 for Non-Service, Service, Class 3 and Class 4 shares, respectively.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2010, the Manager waived fees and/or reimbursed the Fund $6,568 for IMMF management fees.
     Some of these undertakings may be modified or terminated at any time; some may not be modified or terminated until after one year from the date of the current prospectus, as indicated therein.
     During the year ended December 31, 2010, the Manager voluntarily reimbursed the Fund $429 for certain transactions. The payment is reported separately in the Statement of Operations and increased the Fund’s total returns by less than 0.01%.
5. Risk Exposures and the Use of Derivative Instruments
The Fund’s investment objectives not only permit the Fund to purchase investment securities, they also allow the Fund to enter into various types of derivatives contracts, including, but not limited to, futures contracts, forward foreign currency exchange contracts, credit default swaps, interest rate swaps, total return swaps, and purchased and written options. In doing so, the Fund will employ strategies in differing combinations to permit it to increase, decrease, or change the level or types of exposure to market risk factors. Central to those strategies are features inherent to derivatives that make them more attractive for this purpose than equity and debt securities: they require little or no initial cash investment, they can focus exposure on only certain selected risk factors, and they may not require the ultimate receipt or delivery of the underlying security (or securities) to the contract. This may allow the Fund to pursue its objectives more quickly and efficiently than if it were to make direct purchases or sales of securities capable of effecting a similar response to market factors.
Market Risk Factors. In accordance with its investment objectives, the Fund may use derivatives to increase or decrease its exposure to one or more of the following market risk factors:
Commodity Risk. Commodity risk relates to the change in value of commodities or commodity indexes as they relate to increases or decreases in the commodities market. Commodities are physical assets that have tangible properties. Examples of these types of assets are crude oil, heating oil, metals, livestock, and agricultural products.
Credit Risk. Credit risk relates to the ability of the issuer to meet interest and principal payments, or both, as they come due. In general, lower-grade, higher-yield bonds are subject to credit risk to a greater extent than lower-yield, higher-quality bonds.
Equity Risk. Equity risk relates to the change in value of equity securities as they relate to increases or decreases in the general market.
Foreign Exchange Rate Risk. Foreign exchange rate risk relates to the change in the U.S. dollar value of a security held that is denominated in a foreign currency. The U.S. dollar value of a foreign currency denominated security will decrease as the dollar appreciates against the currency, while the U.S. dollar value will increase as the dollar depreciates against the currency.
Interest Rate Risk. Interest rate risk refers to the fluctuations in value of fixed-income securities resulting from the inverse relationship between price and yield. For example, an increase in general interest rates will tend to reduce the market value of already issued fixed-income investments, and a decline in general interest rates will tend to increase their value. In addition, debt securities with longer maturities, which tend to have higher yields, are subject to potentially greater fluctuations in value from changes in interest rates than obligations with shorter maturities.
Volatility Risk. Volatility risk refers to the magnitude of the movement, but not the direction of the movement, in a financial instrument’s price over a defined time period. Large increases or decreases in a financial instrument’s price over a relative time period typically indicate greater volatility risk, while small increases or decreases in its price typically indicate lower volatility risk.
     The Fund’s actual exposures to these market risk factors during the period are discussed in further detail, by derivative type, below.
Risks of Investing in Derivatives. The Fund’s use of derivatives can result in losses due to unanticipated changes in the market risk factors and the overall market. In instances where the Fund is using derivatives to decrease, or hedge, exposures to market risk factors for securities held by the Fund, there are also risks that those derivatives may not perform as expected resulting in losses for the combined or hedged positions.
     Derivatives may have little or no initial cash investment relative to their market value exposure and therefore can produce significant gains or losses in excess of their cost. This use of embedded leverage allows the Fund to increase its market value exposure relative to its net assets and can substantially increase the volatility of the Fund’s performance.
     Additional associated risks from investing in derivatives also exist and potentially could have significant effects on the valuation of the derivative and the Fund. Typically, the associated risks are not the risks that the Fund is attempting to increase or decrease exposure to, per its investment objectives, but are the additional risks from investing in derivatives. Examples of these associated risks are liquidity risk, which is the risk that the Fund will not be able to sell the derivative in the open market in a timely manner, and counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. Associated risks can be different for each type of derivative and are discussed by each derivative type in the notes that follow.

Counterparty Credit Risk. Certain derivative positions are subject to counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. The Fund’s derivative counterparties are financial institutions who are subject to market conditions that may weaken their financial position. The Fund intends to enter into financial transactions with counterparties that the Manager believes to be creditworthy at the time of the transaction.
Credit Related Contingent Features. The Fund’s agreements with derivative counterparties have several credit related contingent features that if triggered would allow its derivatives counterparties to close out and demand payment or additional collateral to cover their exposure from the Fund. Credit related contingent features are established between the Fund and its derivatives counterparties to reduce the risk that the Fund will not fulfill its payment obligations to its counterparties. These triggering features include, but are not limited to, a percentage decrease in the Fund’s net assets and or a percentage decrease in the Fund’s Net Asset Value or NAV. The contingent features are established within the Fund’s International Swap and Derivatives Association, Inc. master agreements which govern certain positions in swaps, over-the-counter options and swaptions, and forward currency exchange contracts for each individual counterparty.
The effect of derivative instruments on the Statement of Operations is as follows:

Amount of Realized Gain or (Loss) Recognized on Derivatives
Derivatives Not Accounted
for as Hedging Instruments	Swap contracts

Credit contracts	$(845,604)

Amount of Change in Unrealized Gain or (Loss) Recognized on Derivatives
Derivatives Not Accounted
for as Hedging Instruments	Swap contracts

Credit contracts	$816,702
Swap Contracts
The Fund may enter into swap contract agreements with a counterparty to exchange a series of cash flows based on either specified reference rates, or the occurrence of a credit event, over a specified period. Such contracts may include interest rate, equity, debt, index, total return, credit and currency swaps.
     Swaps are marked to market daily using primarily quotations from pricing services, counterparties and brokers. Swap contracts are reported on a schedule following the Statement of Investments. The values of swap contracts are aggregated by positive and negative values and disclosed separately on the Statement of Assets and Liabilities by contracts in unrealized appreciation and depreciation positions. Upfront payments paid or received, if any, affect the value of the respective swap. Therefore, to determine the unrealized appreciation (depreciation) on swaps, upfront payments paid should be subtracted from, while upfront payments received should be added to, the value of contracts reported as an asset on the Statement of Assets and Liabilities. Conversely, upfront payments paid should be added to, while upfront payments received should be subtracted from the value of contracts reported as a liability. The unrealized appreciation (depreciation) related to the change in the valuation of the notional amount of the swap is combined with the accrued interest due to (owed by) the Fund at termination or settlement. The net change in this amount during the period is included on the Statement of Operations. The Fund also records any periodic payments received from (paid to) the counterparty, including at termination, under such contracts as realized gain (loss) on the Statement of Operations.
     Swap contract agreements are exposed to the market risk factor of the specific underlying reference asset. Swap contracts are typically more attractively priced compared to similar investments in related cash securities because they isolate the risk to one market risk factor and eliminate the other market risk factors. Investments in cash securities (for instance bonds) have exposure to multiple risk factors (credit and interest rate risk). Because swaps require little or no initial cash investment, they can expose the Fund to substantial risk in the isolated market risk factor.
Credit Default Swap Contracts. A credit default swap is a bilateral contract that enables an investor to buy or sell protection on a debt security against a defined-issuer credit event, such as the issuer’s failure to make timely payments of interest or principal on the debt security, bankruptcy or restructuring. The Fund may enter into credit default swaps either by buying or selling protection on a single security or a basket of securities (the “reference asset”).
     The buyer of protection pays a periodic fee to the seller of protection based on the notional amount of debt securities underlying the swap contract. The seller of protection agrees to compensate the buyer of protection for future potential losses as a result of a credit event on the reference asset. The contract effectively transfers the credit event risk of the reference asset from the buyer of protection to the seller of protection.
     The ongoing value of the contract will fluctuate throughout the term of the contract based primarily on the credit risk of the reference asset. If the credit quality of the reference asset improves relative to the credit quality at contract initiation, the buyer of protection may have an unrealized loss greater than the anticipated periodic fee owed. This unrealized loss would be the result of current credit protection being cheaper than the cost of credit protection at contract initiation. If the buyer elects to terminate the contract prior to its maturity, and there has been no credit event, this unrealized loss will become realized. If the contract is held to maturity, and there has been no credit event, the realized loss will be equal to the periodic fee paid over the life of the contract.
     If there is a credit event, the buyer of protection can exercise its rights under the contract and receive a payment from the seller of protection equal to the notional amount of the reference asset less the market value of the reference asset. Upon exercise of the contract the difference between the value of the underlying reference asset and the notional amount is recorded as realized gain (loss) and is included on the Statement of Operations.
     The Fund has sold credit protection through credit default swaps to increase exposure to the credit risk of individual securities and/or, indexes that are either unavailable or considered to be less attractive in the bond market.
     The Fund has purchased credit protection through credit default swaps to decrease exposure to the credit risk of individual securities and/or, indexes.
     For the year ended December 31, 2010, the Fund had average notional amounts of $506,154 and $1,066,154 on credit default swaps to buy protection and credit default swaps to sell protection, respectively.
     Additional associated risks to the Fund include counterparty credit risk and liquidity risk.
     As of December 31, 2010, the Fund had no such credit default swaps outstanding.
6. Restricted Securities
As of December 31, 2010, investments in securities included issues that are restricted. A restricted security may have a contractual restriction on its resale and is valued under methods approved by the Board of Trustees as reflecting fair value. Securities that are restricted are marked with an applicable footnote on the Statement of Investments. Restricted securities are reported on a schedule following the Statement of Investments.
7. Pending Litigation
Since 2009, a number of lawsuits have been pending in federal courts against the Manager, the Distributor, and certain mutual funds (“Defendant Funds”) advised by the Manager and distributed by the Distributor (but not including the Fund). The lawsuits naming the Defendant Funds also name as defendants certain officers and current and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund’s investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses.

     In 2009, what are claimed to be derivative lawsuits were filed in state court against the Manager and a subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     Other lawsuits have been filed since 2008 in various state and federal courts, against the Manager and certain of its affiliates. Those lawsuits were filed by investors who made investments through an affiliate of the Manager, and relate to the alleged investment fraud perpetrated by Bernard Madoff and his firm (“Madoff”). Those suits allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors as defendants. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.
     The Manager believes that the lawsuits described above are without legal merit and is defending against them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to defend the suits brought against those Funds and the present and former Independent Trustees named in those suits. While it is premature to render any opinion as to the outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer funds.
8. Subsequent Event
The Regulated Investment Company Modernization Act of 2010 (the “Act”) was signed into law on December 22, 2010. The Act makes changes to a number of tax rules impacting the Fund. Under the Act, future capital losses generated by a fund may be carried over indefinitely, but these losses must be used prior to the utilization of any pre-enactment capital losses. Since pre-enactment capital losses may only be carried forward for eight years, there may be a greater likelihood that all or a portion of a fund’s pre-enactment capital losses will expire unused. In general, the provisions of the Act will be effective for the Fund’s fiscal year ending December 31, 2011. Specific information regarding the impact of the Act on the Fund will be contained within the “Federal Taxes” section of the financial statement notes for the fiscal year ending December 31, 2011.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees and Shareholders of Oppenheimer Variable Account Funds:
We have audited the accompanying statement of assets and liabilities of Oppenheimer Main Street Fund/VA, (one of the portfolios constituting the Oppenheimer Variable Account Funds), including the statement of investments, as of December 31, 2010, and the related statement of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the years in the two-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The accompanying financial highlights of Oppenheimer Main Street Fund/VA for the years ended prior to January 1, 2009 were audited by other auditors whose report dated February 11, 2009 expressed an unqualified opinion on those financial highlights.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2010, by correspondence with the custodian and transfer agent. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Main Street Fund/VA as of December 31, 2010, and the results of its operations for the year then ended, and the changes in its net assets and the financial highlights for each of the years in the two-year period then ended, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG llp

Denver, Colorado
February 16, 2011

STATEMENT OF INVESTMENTS December 31, 2010

	Shares	Value

Common Stocks—98.8%
Consumer Discretionary—12.2%
Automobiles—3.0%
Ford Motor Co.[1]	2,943,130	$49,415,153
Hotels, Restaurants & Leisure—4.4%
Hyatt Hotels Corp., Cl. A1	606,168	27,738,248
McDonald’s Corp.	580,416	44,552,732

		72,290,980

Media—2.9%
McGraw-Hill Cos., Inc. (The)	999,921	36,407,124
Washington Post Co. (The), Cl. B	25,568	11,237,136

		47,644,260

Multiline Retail—0.5%
Target Corp.	150,100	9,025,513
Specialty Retail—1.4%
AutoZone, Inc.[1]	87,760	23,922,498
Consumer Staples—9.2%
Food Products—5.0%
General Mills, Inc.	1,006,930	35,836,639
Mead Johnson Nutrition Co., Cl. A	457,252	28,463,937
Sara Lee Corp.	1,053,540	18,447,485

		82,748,061

Tobacco—4.2%
Philip Morris International, Inc.	1,185,519	69,388,427
Energy—11.4%
Oil, Gas & Consumable Fuels—11.4%
Chevron Corp.	717,269	65,450,796
Enterprise Products Partners LP	547,170	22,767,744
Noble Energy, Inc.	228,690	19,685,635
Occidental Petroleum Corp.	665,820	65,316,942
Plains All American Pipeline LP	234,811	14,743,783

		187,964,900

Financials—18.9%
Capital Markets—3.5%
Goldman Sachs Group, Inc. (The)	140,110	23,560,898
State Street Corp.	754,342	34,956,208

		58,517,106

Commercial Banks—7.0%
CIT Group, Inc.[1]	1,343,720	63,289,212
Wells Fargo & Co.	1,675,020	51,908,870

		115,198,082

Diversified Financial Services—4.7%
Bank of America Corp.	2,739,710	36,547,731
Citigroup, Inc.[1]	8,723,030	41,259,932

		77,807,663

Insurance—3.7%
AFLAC, Inc.	582,660	32,879,504
Progressive Corp.	1,382,750	27,475,243

		60,354,747

Health Care—11.4%
Biotechnology—1.9%
Celgene Corp.[1]	412,762	24,410,745
Human Genome Sciences, Inc.[1]	300,230	7,172,495

		31,583,240

Health Care Equipment & Supplies—1.1%
Medtronic, Inc.	497,120	18,438,181
Health Care Providers & Services—2.9%
Express Scripts, Inc.[1]	342,170	18,494,289
WellPoint, Inc.[1]	512,490	29,140,181

		47,634,470

Pharmaceuticals—5.5%
Abbott Laboratories	644,650	30,885,182
Merck & Co., Inc.	1,043,188	37,596,496
Perrigo Co.	72,610	4,598,391
Teva Pharmaceutical Industries Ltd., Sponsored ADR	342,210	17,839,407

		90,919,476

Industrials—10.2%
Aerospace & Defense—2.2%
Boeing Co. (The)	235,310	15,356,331
Precision Castparts Corp.	146,860	20,444,381

		35,800,712

Air Freight & Logistics—2.9%
United Parcel Service, Inc., Cl. B	662,320	48,071,186
Commercial Services & Supplies—1.7%
Republic Services, Inc.	952,124	28,430,420
Construction & Engineering—0.9%
KBR, Inc.	513,924	15,659,264
Industrial Conglomerates—2.5%
Tyco International Ltd.	993,210	41,158,622

	Shares	Value

Information Technology—18.8%
Communications Equipment—3.1%
QUALCOMM, Inc.	1,035,171	$51,230,613
Computers & Peripherals—4.9%
Apple, Inc.[1]	221,572	71,470,264
Western Digital Corp.[1]	290,070	9,833,373

		81,303,637

Internet Software & Services—5.5%
eBay, Inc.[1]	1,723,975	47,978,224
Google, Inc., Cl. A1	72,530	43,080,644

		91,058,868

Semiconductors & Semiconductor Equipment—1.2%
Marvell Technology Group Ltd.[1]	1,028,970	19,087,394
Software—4.1%
Check Point Software Technologies Ltd.[1]	660,080	30,535,301
Microsoft Corp.	1,348,697	37,655,620

		68,190,921

Materials—1.6%
Chemicals—1.6%
Praxair, Inc.	280,970	26,824,206
Telecommunication Services—2.1%
Wireless Telecommunication Services—2.1%
America Movil SAB de CV, ADR, Series L	600,686	34,443,335
Utilities—3.0%
Energy Traders—3.0%
AES Corp. (The)[1]	4,129,100	50,292,438

Total Common Stocks (Cost $1,262,449,085)		1,634,404,373

Investment Companies—1.3%
JPMorgan U.S. Treasury Plus Money Market Fund, Agency Shares, 0.00%[2,3]	23,091	23,091
Oppenheimer Institutional Money Market Fund, Cl. E, 0.21%[2,4]	21,709,488	21,709,488

Total Investment Companies (Cost $21,732,579)		21,732,579

Total Investments, at Value (Cost $1,284,181,664)	100.1%	1,656,136,952
Liabilities in Excess of Other Assets	(0.1)	(961,284)

Net Assets	100.0%	$1,655,175,668

Footnotes to Statement of Investments
1.	Non-income producing security.

2.	Rate shown is the 7-day yield as of December 31, 2010.

3.	Interest rate is less than 0.0005%.

4.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2010, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2009	Additions	Reductions	December 31, 2010

Oppenheimer Institutional Money Market Fund, Cl. E	2,607,806	511,917,457	492,815,775	21,709,488

	Value	Income

Oppenheimer Institutional Money Market Fund, Cl. E	$21,709,488	$33,536
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1)	Level 1—unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)

2)	Level 2—inputs other than unadjusted quoted prices that are observable for the asset or liability (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)

3)	Level 3—significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset or liability).

The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of December 31, 2010 based on valuation input level:

			Level 3—
	Level 1—	Level 2—	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Observable Inputs	Inputs	Value

Assets Table
Investments, at Value:
Common Stocks
Consumer Discretionary	$202,298,404	$—	$—	$202,298,404
Consumer Staples	152,136,488	—	—	152,136,488
Energy	187,964,900	—	—	187,964,900
Financials	311,877,598	—	—	311,877,598
Health Care	188,575,367	—	—	188,575,367
Industrials	169,120,204	—	—	169,120,204
Information Technology	310,871,433	—	—	310,871,433
Materials	26,824,206	—	—	26,824,206
Telecommunication Services	34,443,335	—	—	34,443,335
Utilities	50,292,438	—	—	50,292,438
Investment Companies	21,732,579	—	—	21,732,579

Total Assets	$1,656,136,952	$—	$—	$1,656,136,952

Currency contracts and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2010

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $1,262,472,176)	$1,634,427,464
Affiliated companies (cost $21,709,488)	21,709,488

1,656,136,952
Receivables and other assets:
Dividends	1,763,886
Other	36,024

Total assets	1,657,936,862

Liabilities
Payables and other liabilities:
Shares of beneficial interest redeemed	1,577,129
Distribution and service plan fees	725,708
Shareholder communications	242,543
Transfer and shareholder servicing agent fees	140,481
Trustees’ compensation	33,381
Other	41,952

Total liabilities	2,761,194

Net Assets	$1,655,175,668

Composition of Net Assets
Par value of shares of beneficial interest	$79,736
Additional paid-in capital	1,706,470,152
Accumulated net investment income	13,277,741
Accumulated net realized loss on investments	(436,607,249)
Net unrealized appreciation on investments	371,955,288

Net Assets	$1,655,175,668

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $469,720,321 and 22,491,840 shares of beneficial interest outstanding)	$20.88
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $1,185,455,347 and 57,243,945 shares of beneficial interest outstanding)	$20.71

STATEMENT OF OPERATIONS For the Year Ended December 31, 2010

Investment Income
Dividends:
Unaffiliated companies (net of foreign withholding taxes of $57,358)	$28,062,673
Affiliated companies	33,536
Interest	796

Total investment income	28,097,005

Expenses
Management fees	10,730,968
Distribution and service plan fees—Service shares	2,959,203
Transfer and shareholder servicing agent fees:
Non-Service shares	454,922
Service shares	1,193,556
Shareholder communications:
Non-Service shares	68,705
Service shares	177,846
Trustees’ compensation	61,017
Custodian fees and expenses	9,526
Administration service fees	1,500
Other	121,559

Total expenses	15,778,802
Less waivers and reimbursements of expenses	(25,541)

Net expenses	15,753,261

Net Investment Income	12,343,744

Realized and Unrealized Gain
Net realized gain on investments from unaffiliated companies	122,769,693
Net change in unrealized appreciation/depreciation on investments	110,123,026

Net Increase in Net Assets Resulting from Operations	$245,236,463

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2010	2009

Operations
Net investment income	$12,343,744	$17,132,592
Net realized gain (loss)	122,769,693	(277,476,159)
Net change in unrealized appreciation/depreciation	110,123,026	638,505,737

Net increase in net assets resulting from operations	245,236,463	378,162,170

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	(5,119,114)	(8,430,011)
Service shares	(11,011,249)	(16,363,358)

	(16,130,363)	(24,793,369)

Beneficial Interest Transactions
Net decrease in net assets resulting from beneficial interest transactions:
Non-Service shares	(66,941,748)	(56,849,676)
Service shares	(135,835,930)	(120,134,918)

	(202,777,678)	(176,984,594)

Net Assets
Total increase	26,328,422	176,384,207
Beginning of period	1,628,847,246	1,452,463,039

End of period (including accumulated net investment income of $13,277,741 and $17,048,397, respectively)	$1,655,175,668	$1,628,847,246

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2010	2009	2008	2007	2006

Per Share Operating Data
Net asset value, beginning of period	$18.18	$14.56	$25.61	$24.78	$21.79

Income (loss) from investment operations:
Net investment income[1]	.17	.21	.29	.33	.27
Net realized and unrealized gain (loss)	2.73	3.71	(9.64)	.75	2.98

Total from investment operations	2.90	3.92	(9.35)	1.08	3.25

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.20)	(.30)	(.32)	(.25)	(.26)
Distributions from net realized gain	—	—	(1.38)	—	—

Total dividends and/or distributions to shareholders	(.20)	(.30)	(1.70)	(.25)	(.26)

Net asset value, end of period	$20.88	$18.18	$14.56	$25.61	$24.78

Total Return, at Net Asset Value[2]	16.11%	28.29%	(38.47)%	4.43%	15.03%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$469,720	$474,637	$432,360	$907,727	$1,046,146

Average net assets (in thousands)	$454,937	$430,517	$670,994	$1,006,655	$1,054,522

Ratios to average net assets[3]
Net investment income	0.93%	1.35%	1.42%	1.28%	1.19%
Total expenses[4]	0.78%	0.78%	0.66%	0.65%	0.66%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.78%	0.78%	0.66%	0.65%	0.66%

Portfolio turnover rate	45%	128%	132%	111%	100%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2010	0.78%
Year Ended December 31, 2009	0.78%
Year Ended December 31, 2008	0.66%
Year Ended December 31, 2007	0.65%
Year Ended December 31, 2006	0.66%

FINANCIAL HIGHLIGHTS

Service Shares Year Ended December 31,	2010	2009	2008	2007	2006

Per Share Operating Data
Net asset value, beginning of period	$18.04	$14.42	$25.38	$24.58	$21.63

Income (loss) from investment operations:
Net investment income[1]	.13	.17	.24	.26	.22
Net realized and unrealized gain (loss)	2.70	3.70	(9.56)	.75	2.95

Total from investment operations	2.83	3.87	(9.32)	1.01	3.17

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.16)	(.25)	(.26)	(.21)	(.22)
Distributions from net realized gain	—	—	(1.38)	—	—

Total dividends and/or distributions to shareholders	(.16)	(.25)	(1.64)	(.21)	(.22)

Net asset value, end of period	$20.71	$18.04	$14.42	$25.38	$24.58

Total Return, at Net Asset Value[2]	15.83%	27.99%	(38.63)%	4.15%	14.76%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$1,185,456	$1,154,210	$1,020,103	$1,464,690	$1,099,293

Average net assets (in thousands)	$1,193,630	$1,029,909	$1,268,430	$1,315,488	$810,181

Ratios to average net assets:[3]
Net investment income	0.68%	1.10%	1.20%	1.03%	0.95%
Total expenses[4]	1.03%	1.03%	0.91%	0.90%	0.91%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	1.03%	1.03%	0.91%	0.90%	0.91%

Portfolio turnover rate	45%	128%	132%	111%	100%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2010	1.03%
Year Ended December 31, 2009	1.03%
Year Ended December 31, 2008	0.91%
Year Ended December 31, 2007	0.90%
Year Ended December 31, 2006	0.91%

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Main Street Fund/VA (the “Fund”), is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek high total return. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” inputs other than unadjusted quoted prices for an asset that are observable are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using unadjusted quoted market prices, when available, as supplied primarily by portfolio pricing services approved by the Board of Trustees or dealers.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which it is traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     U.S. domestic and international debt instruments (including corporate, government, municipal, mortgage-backed, collateralized mortgage obligations and asset-backed securities) and “money market-type” debt instruments with a remaining maturity in excess of sixty days are valued at the mean between the “bid” and “asked” prices utilizing price quotations obtained from independent pricing services or broker-dealers. Such prices are typically determined based upon information obtained from market participants including reported trade data, broker-dealer price quotations and inputs such as benchmark yields and issuer spreads from identical or similar securities.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value.
     In the absence of a readily available unadjusted quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies of the Fund during the period.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. When applicable, the Fund’s investment in IMMF is included in the Statement of Investments. Shares of IMMF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Appreciation
Based on Cost of
Undistributed	Undistributed	Accumulated	Securities and Other
Net Investment	Long-Term	Loss	Investments for Federal
Income	Gain	Carryforward[1,2,3]	Income Tax Purposes

$10,058,130	$ —	$ 431,808,304	$370,409,328

1.	As of December 31, 2010, the Fund had $431,808,304 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2010, details of the capital loss carryforwards were as follows:

Expiring

2016	$99,612,647
2017	332,195,657

Total	$431,808,304

2.	During the fiscal year ended December 31, 2010, the Fund utilized $118,380,559 of capital loss carryforward to offset capital gains realized in that fiscal year.

3.	During the fiscal year ended December 31, 2009, the Fund did not utilize any capital loss carryforward.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

Increase
	Increase	to Accumulated Net
Reduction	to Accumulated Net	Realized Loss
to Paid-in Capital	Investment Income	on Investments

$ 86	$15,963	$15,877
The tax character of distributions paid during the years ended December 31, 2010 and December 31, 2009 was as follows:

	Year Ended	Year Ended
	December 31, 2010	December 31, 2009

Distributions paid from:
Ordinary income	$16,130,363	$24,793,369
The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2010 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$1,285,727,624

Gross unrealized appreciation	$374,188,913
Gross unrealized depreciation	(3,779,585)

Net unrealized appreciation	$370,409,328

Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance with the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2010		Year Ended December 31, 2009
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	2,851,462	$52,574,153	2,817,732	$41,817,781
Dividends and/or distributions reinvested	279,275	5,119,114	776,960	8,430,011
Redeemed	(6,743,462)	(124,635,015)	(7,176,221)	(107,097,468)

Net decrease	(3,612,725)	$(66,941,748)	(3,581,529)	$(56,849,676)

Service Shares
Sold	7,702,331	$136,115,255	8,552,121	$117,291,434
Dividends and/or distributions reinvested	604,682	11,011,249	1,515,498	16,352,225
Redeemed	(15,049,192)	(282,962,434)	(16,800,298)	(253,778,577)

Net decrease	(6,742,179)	$(135,835,930)	(6,732,679)	$(120,134,918)

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in IMMF, for the year ended December 31, 2010, were as follows:

	Purchases	Sales

Investment securities	$729,725,493	$941,031,383
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Over $800 million	0.60
Administration Service Fees. The Fund pays the Manager a fee of $1,500 per year for preparing and filing the Fund’s tax returns.
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS fees at an annual rate of 0.10% of the daily net assets of each class of shares. For the year ended December 31, 2010, the Fund paid $1,647,091 to OFS for services to the Fund.
Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of 0.25% of the daily net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsors of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. The Manager has voluntarily agreed to limit the Fund’s total annual operating expenses so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 0.80% for Non-Service shares and 1.05% for Service shares. During the year ended December 30, 2010, the Manager waived and/or reimbursed the Fund $2,971 and $7,176 for Non-Service and Service shares, respectively.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2010, the Manager waived fees and/or reimbursed the Fund $15,394 for IMMF management fees.
     Some of these undertakings may be modified or terminated at any time; some may not be modified or terminated until after one year from the date of the current prospectus, as indicated therein.
5. Pending Litigation
Since 2009, a number of lawsuits have been pending in federal courts against the Manager, the Distributor, and certain mutual funds (“Defendant Funds”) advised by the Manager and distributed by the Distributor (but not including the Fund). The lawsuits naming the Defendant Funds also name as defendants certain officers and current and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund’s investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     In 2009, what are claimed to be derivative lawsuits were filed in state court against the Manager and a subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     Other lawsuits have been filed since 2008 in various state and federal courts, against the Manager and certain of its affiliates. Those lawsuits were filed by investors who made investments through an affiliate of the Manager, and relate to the alleged investment fraud perpetrated by Bernard Madoff and his firm (“Madoff ”). Those suits allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors as defendants. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.
     The Manager believes that the lawsuits described above are without legal merit and is defending against them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to defend the suits brought against those Funds and the present and former Independent Trustees named in those suits. While it is premature to render any opinion as to the outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer funds.

6. Subsequent Event
The Regulated Investment Company Modernization Act of 2010 (the “Act”) was signed into law on December 22, 2010. The Act makes changes to a number of tax rules impacting the Fund. Under the Act, future capital losses generated by a fund may be carried over indefinitely, but these losses must be used prior to the utilization of any pre-enactment capital losses. Since pre-enactment capital losses may only be carried forward for eight years, there may be a greater likelihood that all or a portion of a fund’s pre-enactment capital losses will expire unused. In general, the provisions of the Act will be effective for the Fund’s fiscal year ending December 31, 2011. Specific information regarding the impact of the Act on the Fund will be contained within the “Federal Taxes” section of the financial statement notes for the fiscal year ending December 31, 2011.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees and Shareholders of Oppenheimer Variable Account Funds:
We have audited the accompanying statement of assets and liabilities of Oppenheimer Main Street Small Cap Fund/VA (one of the portfolios constituting the Oppenheimer Variable Account Funds), including the statement of investments, as of December 31, 2010, the related statement of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the years in the two-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The accompanying financial highlights of Oppenheimer Main Street Small Cap Fund/VA for the years ended prior to January 1, 2009 were audited by other auditors whose report dated February 11, 2009 expressed an unqualified opinion on those financial highlights.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2010, by correspondence with the custodian and transfer agent. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Main Street Small Cap Fund/VA as of December 31, 2010, the results of its operations for the year then ended, and the changes in its net assets and the financial highlights for each of the years in the two-year period then ended, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG llp
Denver, Colorado
February 16, 2011

STATEMENT OF INVESTMENTS December 31, 2010

	Shares	Value

Common Stocks—97.3%
Consumer Discretionary—13.4%
Auto Components—0.9%
American Axle & Manufacturing Holdings, Inc.[1]	61,550	$791,533
Cooper Tire & Rubber Co.	75,740	1,785,949
Dana Holding Corp.[1]	302,470	5,205,509
Federal-Mogul Corp.[1]	15,830	326,890
Fuel Systems Solutions, Inc.[1]	23,920	702,770

		8,812,651

Distributors—0.4%
Core-Mark Holding Co., Inc.[1]	2,620	93,246
Pool Corp.	165,170	3,722,932

		3,816,178

Diversified Consumer Services—1.5%
Bridgepoint Education, Inc.[1]	28,190	535,610
Capella Education Co.[1]	121,010	8,056,846
Career Education Corp.[1]	87,440	1,812,631
CPI Corp.	12,700	286,385
Hillenbrand, Inc.	21,160	440,340
ITT Educational Services, Inc.[1]	23,220	1,478,882
Lincoln Educational Services Corp.	51,440	797,834
Pre-Paid Legal Services, Inc.[1]	18,431	1,110,468
Sotheby’s	320	14,400

		14,533,396

Hotels, Restaurants & Leisure—2.1%
AFC Enterprises, Inc.[1]	35,172	488,891
Bally Technologies, Inc.[1]	221,520	9,345,929
Bob Evans Farms, Inc.	10,460	344,762
Brinker International, Inc.	79,430	1,658,498
CEC Entertainment, Inc.[1]	51,839	2,012,908
Cracker Barrel Old Country Store, Inc.	79,010	4,327,378
Papa John’s International, Inc.[1]	56,588	1,567,488
Ruby Tuesday, Inc.[1]	2,030	26,512
Speedway Motorsports, Inc.	34,599	530,057

		20,302,423

Household Durables—0.3%
American Greetings Corp., Cl. A	61,530	1,363,505
CSS Industries, Inc.	11,820	243,610
Helen of Troy Ltd.[1]	21,700	645,358
Kid Brands, Inc.[1]	42,230	361,067

		2,613,540

Internet & Catalog Retail—0.0%
NutriSystem, Inc.	8,400	176,652
Leisure Equipment & Products—0.4%
Eastman Kodak Co.[1]	38,770	207,807
JAKKS Pacific, Inc.[1]	57,740	1,052,023
Polaris Industries, Inc.	20,010	1,561,180
Sturm, Ruger & Co., Inc.	81,600	1,247,664

		4,068,674

Media—1.9%
China MediaExpress Holdings, Inc.[1]	46,010	728,798
Dex One Corp.[1]	24,460	182,472
Gannett Co., Inc.	120,920	1,824,683
Harte—Hanks, Inc.	745	9,514
Imax Corp.[1]	295,080	8,276,994
Journal Communications, Inc.[1]	54,900	277,245
Lee Enterprises, Inc.[1]	144,280	354,929
McClatchy Co., Cl. A1	91,210	425,951
Meredith Corp.	16,210	561,677
National CineMedia, Inc.	980	19,512
Scholastic Corp.	53,860	1,591,024
Sinclair Broadcast Group, Inc., Cl. A	152,583	1,248,129
Valassis Communications, Inc.[1]	46,560	1,506,216
Wiley (John) & Sons, Inc., Cl. A	13,840	626,122

		17,633,266

Multiline Retail—0.5%
Big Lots, Inc.[1]	51,927	1,581,696
Bon-Ton Stores, Inc.[1]	2,210	27,979
Dillard’s, Inc., Cl. A	61,340	2,327,240
Retail Ventures, Inc.[1]	21,780	355,014

		4,291,929

Specialty Retail—3.4%
Aeropostale, Inc.[1]	64,725	1,594,824
AnnTaylor Stores Corp.[1]	8,520	233,363
Books-A-Million, Inc.	24,410	141,578
Cato Corp., Cl. A	75,964	2,082,173
Children’s Place Retail Stores, Inc.[1]	162,680	8,075,435
Collective Brands, Inc.[1]	18,150	382,965
Dress Barn, Inc. (The)[1]	5,350	141,347
DSW, Inc., Cl. A1	42,150	1,648,065
Express, Inc.	36,000	676,800
Finish Line, Inc. (The), Cl. A	95,260	1,637,519
Jos. A. Banks Clothiers, Inc.[1]	28,735	1,158,595
Kirkland’s, Inc.[1]	97,513	1,368,107
Men’s Wearhouse, Inc. (The)	17,970	448,891

	Shares	Value

Specialty Retail Continued
Rent-A-Center, Inc.	68,830	$2,221,832
Select Comfort Corp.[1]	75,260	687,124
Signet Jewelers Ltd.[1]	48,750	2,115,750
Stage Stores, Inc.	22,569	391,346
Tractor Supply Co.	161,750	7,843,258

		32,848,972

Textiles, Apparel & Luxury Goods—2.0%
Carter’s, Inc.[1]	460	13,575
Deckers Outdoor Corp.[1]	11,830	943,324
Fossil, Inc.[1]	77,697	5,476,085
Perry Ellis International, Inc.[1]	35,299	969,664
Phillips/Van Heusen Corp.	112,660	7,098,707
Timberland Co., Cl. A1	81,215	1,997,077
True Religion Apparel, Inc.[1]	20,980	467,015
Warnaco Group, Inc. (The)[1]	32,370	1,782,616

		18,748,063

Consumer Staples—2.1%
Beverages—0.2%
Cott Corp.[1]	177,900	1,602,879
Food & Staples Retailing—0.1%
Nash Finch Co.	21,730	923,742
Spartan Stores, Inc.	530	8,984
Weis Markets, Inc.	2,960	119,377

		1,052,103

Food Products—1.2%
B&G Foods, Inc., Cl. A	10,930	150,069
Cal-Maine Foods, Inc.	33,260	1,050,351
Corn Products International, Inc.	39,380	1,811,480
Flowers Foods, Inc.	6,930	186,486
Fresh Del Monte Produce, Inc.	21,068	525,647
Overhill Farms, Inc.[1]	39,140	226,229
TreeHouse Foods, Inc.[1]	150,896	7,709,277

		11,659,539

Household Products—0.2%
Central Garden & Pet Co., Cl. A1	147,304	1,455,364
Personal Products—0.4%
China Sky One Medical, Inc.[1]	18,100	126,157
Herbalife Ltd.	28,770	1,967,005
Inter Parfums, Inc.	10,030	189,066
Nu Skin Asia Pacific, Inc., Cl. A	13,670	413,654
Prestige Brands Holdings, Inc.[1]	102,300	1,222,485

		3,918,367

Energy—5.4%
Energy Equipment & Services—1.5%
Acergy SA, Sponsored ADR	95,963	2,335,739
Atwood Oceanics, Inc.[1]	42,930	1,604,294
Bolt Technology Corp.[1]	22,510	296,457
Cal Dive International, Inc.[1]	78,710	446,286
Compagnie Generale de Geophysique-Veritas, Sponsored ADR[1]	29,660	907,299
Complete Production Services, Inc.[1]	50,390	1,489,025
Hornbeck Offshore Services, Inc.[1]	7,840	163,699
North American Energy Partners, Inc.[1]	1,420	17,409
Oil States International, Inc.[1]	36,440	2,335,440
Precision Drilling Corp.[1]	145,820	1,412,996
Seacor Holdings, Inc.	10,620	1,073,576
Superior Energy Services, Inc.[1]	45,610	1,595,894
Tetra Technologies, Inc.[1]	57,190	678,845
TGC Industries, Inc.[1]	54,530	207,214

		14,564,173

Oil, Gas & Consumable Fuels—3.9%
Bill Barrett Corp.[1]	40,540	1,667,410
Callon Petroleum Co.[1]	67,740	401,021
Cloud Peak Energy, Inc.[1]	84,210	1,956,198
Contango Oil & Gas Co.[1]	10,980	636,071
CVR Energy, Inc.[1]	60,654	920,728
Dominion Resources Black Warrior Trust	16,510	255,080
Gran Tierra Energy, Inc.[1]	124,730	1,004,077
Green Plains Renewable Energy, Inc.[1]	6,470	72,852
Holly Corp.	335,440	13,675,889
James River Coal Co.[1]	36,700	929,611
MarkWest Energy Partners LP	135,078	5,850,228
PAA Natural Gas Storage LP	115,900	2,890,546
Pengrowth Energy Trust	132,480	1,703,693
Petrobras Argentina SA, ADR	13,540	357,185
PetroQuest Energy, Inc.[1]	95,510	719,190
PrimeEnergy Corp.[1]	6,384	123,786
Stone Energy Corp.[1]	76,330	1,701,396
Teekay Offshore Partners LP	28,840	800,310
VAALCO Energy, Inc.[1]	68,890	493,252
W&T Offshore, Inc.	51,380	918,161

		37,076,684

Financials—20.8%
Capital Markets—1.8%
American Capital Ltd.[1]	28,100	212,436
Calamos Asset Management, Inc., Cl. A	19,920	278,880

	Shares	Value

Capital Markets Continued
Federated Investors, Inc., Cl. B	49,430	$1,293,583
Gladstone Investment Corp.	50,130	383,495
Investment Technology Group, Inc.[1]	300	4,911
Janus Capital Group, Inc.	103,430	1,341,487
Knight Capital Group, Inc., Cl. A1	138,886	1,915,238
MF Global Holdings Ltd.[1]	558,794	4,671,518
Oppenheimer Holdings, Inc., Cl. A, Non-Vtg.	2,920	76,533
optionsXpress Holdings, Inc.	148,190	2,322,137
Rodman & Renshaw Capital Group, Inc.[1]	43,600	116,848
Solar Capital Ltd.	20,660	511,955
Stifel Financial Corp.[1]	51,460	3,192,578
Triangle Capital Corp.	14,430	274,170
Waddell & Reed Financial, Inc., Cl. A	13,740	484,885

		17,080,654

Commercial Banks—2.2%
Alliance Financial Corp.	7,080	229,038
Banco Latinoamericano de Exportaciones SA, Cl. E	42,780	789,719
Banco Macro SA, ADR	35,245	1,769,299
BBVA Banco Frances SA, ADR	43,363	503,011
CapitalSource, Inc.	226,640	1,609,144
Century Bancorp, Inc., Cl. A	10,780	288,796
City Holding Co.	9,680	350,706
First Midwest Bancorp, Inc.	142,760	1,644,595
FirstMerit Corp.	126,310	2,499,675
Grupo Financiero Galicia SA1	290	4,440
IBERIABANK Corp.	101,622	6,008,909
International Bancshares Corp.	20,909	418,807
National Bankshares, Inc.	8,237	259,383
Northrim BanCorp, Inc.	15,070	291,152
Synovus Financial Corp.	822,410	2,171,162
Westamerica Bancorporation	46,720	2,591,558

		21,429,394

Consumer Finance—1.3%
Advance America Cash Advance Centers, Inc.	178,500	1,006,740
Cash America International, Inc.	54,987	2,030,670
Credit Acceptance Corp.[1]	17,720	1,112,284
EZCORP, Inc., Cl. A1	81,450	2,209,739
First Cash Financial Services, Inc.[1]	67,402	2,088,788
Nelnet, Inc., Cl. A	77,576	1,837,775
World Acceptance Corp.[1]	36,018	1,901,750

		12,187,746

Diversified Financial Services—1.3%
Encore Capital Group, Inc.[1]	40,700	954,415
Life Partners Holdings, Inc.	58,747	1,123,830
MSCI, Inc., Cl. A1	275,740	10,742,830

		12,821,075

Insurance—5.8%
Allied World Assurance Holdings Ltd.	27,841	1,654,869
American Equity Investment Life Holding Co.	117,950	1,480,273
American Safety Insurance Holdings Ltd.[1]	15,930	340,583
Amerisafe, Inc.[1]	43,408	759,640
AmTrust Financial Services, Inc.	93,278	1,632,365
Arch Capital Group Ltd.[1]	25,190	2,217,980
Argo Group International Holdings Ltd.	36,110	1,352,320
Aspen Insurance Holdings Ltd.	57,090	1,633,916
Berkley (W.R.) Corp.	83,810	2,294,718
Brown & Brown, Inc.	100,760	2,412,194
Delphi Financial Group, Inc., Cl. A	10,290	296,764
EMC Insurance Group, Inc.	11,130	251,983
Endurance Specialty Holdings Ltd.	47,350	2,181,415
Enstar Group Ltd.[1]	10,950	926,151
FBL Financial Group, Inc., Cl. A	37,810	1,084,013
First American Financial Corp.	15,780	235,753
Flagstone Reinsurance Holdings SA	84,540	1,065,204
FPIC Insurance Group, Inc.[1]	35,080	1,296,557
Hanover Insurance Group, Inc.	33,660	1,572,595
Harleysville Group, Inc.	20,410	749,863
Horace Mann Educators Corp.	65,849	1,187,916
Infinity Property & Casualty Corp.	38,714	2,392,525
Maiden Holdings Ltd.	46,030	361,796
MBIA, Inc.[1]	20,990	251,670
Meadowbrook Insurance Group, Inc.	89,200	914,300
Mercury General Corp.	35,720	1,536,317
Montpelier Re Holdings Ltd.	88,180	1,758,309
National Financial Partners Corp.[1]	40,990	549,266
National Interstate Corp.	9,690	207,366
National Western Life Insurance Co., Cl. A	2,630	438,474
Navigators Group, Inc. (The)[1]	13,300	669,655
OneBeacon Insurance Group Ltd.	51,490	780,588
Platinum Underwriters Holdings Ltd.	45,740	2,056,928
Primerica, Inc.	37,320	905,010
ProAssurance Corp.[1]	33,122	2,007,193
Protective Life Corp.	66,960	1,783,814
RLI Corp.	6,960	365,887

	Shares	Value

Insurance Continued
Safety Insurance Group, Inc.	41,049	$1,952,701
Selective Insurance Group, Inc.	29,740	539,781
StanCorp Financial Group, Inc.	36,662	1,654,923
Symetra Financial Corp.	94,120	1,289,444
Torchmark Corp.	52,110	3,113,051
Unitrin, Inc.	65,970	1,618,904
Validus Holdings Ltd.	52,962	1,621,167

		55,396,141

Real Estate Investment Trusts—6.4%
Associated Estates Realty Corp.	22,170	338,979
Brandywine Realty Trust	269,230	3,136,530
BRE Properties, Inc., Cl. A	35,980	1,565,130
CBL & Associates Properties, Inc.	108,210	1,893,675
Chatham Lodging Trust	59,950	1,034,138
Colonial Properties Trust	12,350	222,918
Digital Realty Trust, Inc.	196,640	10,134,826
Entertainment Properties Trust	11,020	509,675
Essex Property Trust, Inc.	14,190	1,620,782
Extra Space Storage, Inc.	83,310	1,449,594
Getty Realty Corp.	4,440	138,883
Hatteras Financial Corp.	194,690	5,893,266
Home Properties of New York, Inc.	29,070	1,613,094
LaSalle Hotel Properties	190,110	5,018,904
Mid-America Apartment Communities, Inc.	116,369	7,388,268
Pebblebrook Hotel Trust	25,870	525,678
PS Business Parks, Inc.	17,820	992,930
Sabra Health Care REIT, Inc.	14,473	266,303
Saul Centers, Inc.	200	9,470
Sovran Self Storage, Inc.	570	20,982
Starwood Property Trust, Inc.	229,630	4,932,452
Strategic Hotels & Resorts, Inc.[1]	475,940	2,517,723
Tanger Factory Outlet Centers, Inc.	138,970	7,113,874
Taubman Centers, Inc.	32,640	1,647,667
U-Store-It Real Estate Investment Trust	106,660	1,016,470
Urstadt Biddle Properties, Inc., Cl. A	5,090	99,001

		61,101,212

Real Estate Management & Development—0.3%
Campus Crest Communities, Inc.	179,420	2,515,468
Thrifts & Mortgage Finance—1.7%
BofI Holding, Inc.[1]	15,070	233,736
Federal Agricultural Mortgage Corp., Non-Vtg.	1,470	23,990
First Defiance Financial Corp.[1]	30,150	358,785
First Niagara Financial Group, Inc.	372,310	5,204,894
MGIC Investment Corp.[1]	538,510	5,487,417
People’s United Financial, Inc.	219,300	3,072,393
Radian Group, Inc.	185,790	1,499,325
Viewpoint Financial Group	17,150	200,484

		16,081,024

Health Care—11.3%
Biotechnology—0.5%
Cubist Pharmaceuticals, Inc.[1]	68,310	1,461,834
Human Genome Sciences, Inc.[1]	58,940	1,408,077
Indevus Pharmaceuticals, Inc.[1]	2,500	25
Myriad Genetics, Inc.[1]	17,820	407,009
PDL BioPharma, Inc.	225,762	1,406,497
Targacept, Inc.[1]	2,150	56,975

		4,740,417

Health Care Equipment & Supplies—3.1%
Atrion Corp.	4,218	756,962
China Medical Technologies, Inc., Sponsored ADR[1]	32,200	361,928
Cooper Cos., Inc. (The)	20,490	1,154,407
Cyberonics, Inc.[1]	1,370	42,497
Dexcom, Inc.[1]	182,740	2,494,401
Greatbatch, Inc.[1]	164,690	3,977,264
Haemonetics Corp.[1]	4,860	307,055
Hill-Rom Holdings, Inc.	17,977	707,754
ICU Medical, Inc.[1]	9,420	343,830
Immucor, Inc.[1]	1,170	23,201
Integra LifeSciences Holdings[1]	99,170	4,690,741
Invacare Corp.	60,311	1,818,980
Kensey Nash Corp.[1]	34,758	967,315
Kinetic Concepts, Inc.[1]	40,524	1,697,145
Orthofix International NV1	81,060	2,350,740
Sirona Dental Systems, Inc.[1]	37,850	1,581,373
Steris Corp.	43,360	1,580,906
Teleflex, Inc.	4,200	226,002
Utah Medical Products, Inc.	8,370	223,228
Volcano Corp.[1]	143,260	3,912,431
Young Innovations, Inc.	9,350	299,294

		29,517,454

Health Care Providers & Services—3.9%
Air Methods Corp.[1]	3,920	220,578
Allied Healthcare International, Inc.[1]	83,460	209,485
Almost Family, Inc.[1]	20,210	776,468

	Shares	Value

Health Care Providers & Services Continued
Amedisys, Inc.[1]	29,250	$979,875
AMERIGROUP Corp.[1]	36,420	1,599,566
AmSurg Corp.[1]	78,610	1,646,880
Chemed Corp.	25,110	1,594,736
Continucare Corp.[1]	79,680	372,902
CorVel Corp.[1]	5,500	265,925
Emergency Medical Services LP, Cl. A1	11,260	727,509
Ensign Group, Inc. (The)	22,250	553,358
Gentiva Health Services, Inc.[1]	46,546	1,238,124
Health Management Associates, Inc., Cl. A1	808,980	7,717,669
HEALTHSOUTH Corp.[1]	2,450	50,740
Healthspring, Inc.[1]	72,938	1,935,045
Healthways, Inc.[1]	9,620	107,359
HMS Holdings Corp.[1]	65,490	4,241,787
Kindred Healthcare, Inc.[1]	22,340	410,386
LHC Group, Inc.[1]	53,190	1,595,700
LifePoint Hospitals, Inc.[1]	44,521	1,636,147
Lincare Holdings, Inc.	59,236	1,589,302
Magellan Health Services, Inc.[1]	42,420	2,005,618
MEDNAX, Inc.[1]	13,380	900,340
Metropolitan Health Networks, Inc.[1]	113,320	506,540
NovaMed, Inc.[1]	18,630	214,804
Owens & Minor, Inc.	5,730	168,634
PharMerica Corp.[1]	19,160	219,382
Providence Service Corp.[1]	13,620	218,873
PSS World Medical, Inc.[1]	8,570	193,682
Triple-S Management Corp., Cl. B1	40,327	769,439
U.S. Physical Therapy, Inc.[1]	33,605	666,051
Universal American Corp.	65,130	1,331,909
Universal Health Services, Inc., Cl. B	392	17,021

		36,681,834

Health Care Technology—0.9%
Allscripts Healthcare Solutions, Inc.[1]	258,096	4,973,510
SXC Health Solutions Corp.[1]	81,990	3,514,091

		8,487,601

Life Sciences Tools & Services—0.3%
Bio-Rad Laboratories, Inc., Cl. A1	2,710	281,434
Bruker Corp.[1]	65,520	1,087,632
Cambrex Corp.[1]	89,970	465,145
eResearch Technology, Inc.[1]	48,910	359,489
Harvard Bioscience, Inc.[1]	65,210	266,709
ICON plc, Sponsored ADR[1]	31,830	697,077

		3,157,486

Pharmaceuticals—2.6%
Endo Pharmaceuticals Holdings, Inc.[1]	54,072	1,930,911
Hi-Tech Pharmacal Co., Inc.[1]	25,280	630,736
Impax Laboratories, Inc.[1]	71,090	1,429,620
Medicis Pharmaceutical Corp., Cl. A	57,576	1,542,461
Par Pharmaceutical Cos., Inc.[1]	44,970	1,731,795
Perrigo Co.	96,940	6,139,210
Questcor Pharmaceuticals, Inc.[1]	143,318	2,111,074
Salix Pharmaceuticals Ltd.[1]	161,710	7,593,902
Valeant Pharmaceuticals International, Inc.	20,620	583,340
ViroPharma, Inc.[1]	81,930	1,419,028

		25,112,077

Industrials—15.8%
Aerospace & Defense—2.0%
BE Aerospace, Inc.[1]	206,178	7,634,771
Ceradyne, Inc.[1]	66,470	2,095,799
Cubic Corp.	34,370	1,620,546
Ducommun, Inc.	15,720	342,382
Esterline Technologies Corp.[1]	850	58,302
Gencorp, Inc.[1]	190,600	985,402
LMI Aerospace, Inc.[1]	4,770	76,272
National Presto Industries, Inc.	15,191	1,974,982
Spirit Aerosystems Holdings, Inc., Cl. A1	162,060	3,372,469
Teledyne Technologies, Inc.[1]	10,890	478,833

		18,639,758

Air Freight & Logistics—0.8%
Atlas Air Worldwide Holdings, Inc.[1]	29,400	1,641,402
Hub Group, Inc., Cl. A1	176,000	6,184,640

		7,826,042

Airlines—1.0%
Alaska Air Group, Inc.[1]	32,180	1,824,284
Copa Holdings SA, Cl. A	5,540	325,974
Hawaiian Holdings, Inc.[1]	199,818	1,566,573
JetBlue Airways Corp.[1]	246,420	1,628,836
Pinnacle Airlines Corp.[1]	34,120	269,548
Republic Airways Holdings, Inc.[1]	119,350	873,642
United Continental Holdings, Inc.[1]	68,060	1,621,189
US Airways Group, Inc.[1]	119,370	1,194,894

		9,304,940

Building Products—0.1%
Quanex Building Products Corp.	20,490	388,695
Smith (A.O.) Corp.	22,015	838,331

		1,227,026

	Shares	Value

Commercial Services & Supplies—1.6%
APAC Teleservices, Inc.[1]	31,260	$189,748
Brink’s Co. (The)	31,530	847,526
Consolidated Graphics, Inc.[1]	31,090	1,505,689
Deluxe Corp.	98,936	2,277,507
Ennis, Inc.	45,910	785,061
G&K Services, Inc., Cl. A	20,480	633,037
M&F Worldwide Corp.[1]	28,072	648,463
R.R. Donnelley & Sons Co.	80,010	1,397,775
Team, Inc.[1]	15,110	365,662
UniFirst Corp.	22,134	1,218,477
Waste Connections, Inc.	205,305	5,652,047

		15,520,992

Construction & Engineering—1.4%
Aecom Technology Corp.[1]	132,549	3,707,396
Baker (Michael) Corp.[1]	24,133	750,536
Chicago Bridge & Iron Co. NV1	60,540	1,991,766
Great Lakes Dredge & Dock Co.	156,190	1,151,120
KBR, Inc.	50,850	1,549,400
MasTec, Inc.[1]	32,320	471,549
Sterling Construction Co., Inc.[1]	27,750	361,860
Tutor Perini Corp.	165,573	3,544,918

		13,528,545

Electrical Equipment—1.7%
Advanced Battery Technologies, Inc.[1]	23,770	91,515
AZZ, Inc.	25,850	1,034,259
Brady Corp., Cl. A	16,770	546,870
Franklin Electric Co., Inc.	5,820	226,514
Fushi Copperweld, Inc.[1]	20,480	181,862
Generac Holdings, Inc.[1]	178,290	2,882,949
Hubbell, Inc., Cl. B	29,630	1,781,652
Lihua International, Inc.[1]	41,910	471,068
Powell Industries, Inc.[1]	45,950	1,510,836
Regal-Beloit Corp.	78,410	5,234,652
Thomas & Betts Corp.[1]	44,749	2,161,377

		16,123,554

Industrial Conglomerates—0.2%
Seaboard Corp.	440	876,040
Tredegar Corp.	54,094	1,048,342

		1,924,382

Machinery—3.4%
Alamo Group, Inc.	12,750	354,705
Blount International, Inc.[1]	10,540	166,110
Briggs & Stratton Corp.	65,510	1,289,892
China Yuchai International Ltd.	45,490	1,441,578
Crane Co.	11,110	456,288
Duoyuan Global Water, Inc., ADR[1]	23,230	296,647
Duoyuan Printing, Inc.[1]	77,210	226,225
EnPro Industries, Inc.[1]	97,763	4,063,030
Freightcar America, Inc.	74,440	2,154,294
Gardner Denver, Inc.	83,936	5,776,476
L.B. Foster Co., Cl. A1	1,590	65,095
NACCO Industries, Inc., Cl. A	3,695	400,427
Oshkosh Corp.[1]	53,770	1,894,855
Robbins & Myers, Inc.	24,590	879,830
Sauer-Danfoss, Inc.[1]	8,910	251,708
Terex Corp.[1]	98,820	3,067,373
Timken Co.	44,100	2,104,893
Toro Co. (The)	36,770	2,266,503
TriMas Corp.[1]	3,900	79,794
Twin Disc, Inc.	1,410	42,103
Valmont Industries, Inc.	180	15,971
Wabtec Corp.	90,170	4,769,091
Watts Water Technologies, Inc., Cl. A	4,330	158,435

		32,221,323

Marine—0.3%
Diana Shipping, Inc.[1]	99,720	1,198,634
Excel Maritime Carriers Ltd.[1]	123,180	693,503
Safe Bulkers, Inc.	118,040	1,045,834

		2,937,971

Professional Services—1.4%
CBIZ, Inc.[1]	170,700	1,065,168
Dolan Co. (The)[1]	91,910	1,279,387
FTI Consulting, Inc.[1]	15,670	584,178
GP Strategies Corp.[1]	32,050	328,192
Korn-Ferry International[1]	124,790	2,883,897
Navigant Consulting, Inc.[1]	8,560	78,752
Robert Half International, Inc.	238,490	7,297,794

		13,517,368

Road & Rail—1.6%
Amerco[1]	16,640	1,598,106
Avis Budget Group, Inc.[1]	1,080	16,805
Genesee & Wyoming, Inc., Cl. A1	63,471	3,360,789
Guangshen Railway Co. Ltd., Sponsored ADR	2,020	39,491
Heartland Express, Inc.	21,700	347,634
Old Dominion Freight Line, Inc.[1]	292,570	9,359,314

		14,722,139

	Shares	Value

Trading Companies & Distributors—0.3%
Aircastle Ltd.	73,190	$764,836
Applied Industrial Technologies, Inc.	51,480	1,672,070
DXP Enterprises, Inc.[1]	14,327	343,848
Fly Leasing Ltd., ADR	20,920	285,767

		3,066,521

Information Technology—19.6%
Communications Equipment—2.3%
Arris Group, Inc.[1]	142,340	1,597,055
Black Box Corp.	24,145	924,512
Blue Coat Systems, Inc.[1]	392,988	11,738,552
Comtech Telecommunications Corp.	33,190	920,359
InterDigital, Inc.[1]	50,780	2,114,479
Ituran Location & Control Ltd.	18,131	316,205
Plantronics, Inc.	49,994	1,860,777
Polycom, Inc.[1]	60,650	2,364,137

		21,836,076

Computers & Peripherals—0.9%
China Digital TV Holding Co. Ltd., ADR	39,250	278,283
QLogic Corp.[1]	72,210	1,229,014
Rimage Corp.[1]	13,880	206,951
STEC, Inc.[1]	580	10,237
Synaptics, Inc.[1]	65,800	1,933,204
Western Digital Corp.[1]	134,640	4,564,296

		8,221,985
Electronic Equipment & Instruments—1.6%
Anixter International, Inc.	28,040	1,674,829
AVX Corp.	109,270	1,686,036
Brightpoint, Inc.[1]	23,200	202,536
Celestica, Inc.[1]	40,090	388,873
Coherent, Inc.[1]	19,880	897,383
Dolby Laboratories, Inc., Cl. A1	61,457	4,099,182
Insight Enterprises, Inc.[1]	91,966	1,210,273
KEMET Corp.[1]	46,880	683,510
Littlefuse, Inc.	950	44,707
MTS Systems Corp.	320	11,987
Multi-Fineline Electronix, Inc.[1]	50,632	1,341,242
Newport Corp.[1]	5,190	90,150
Park Electrochemical Corp.	830	24,900
Power-One, Inc.[1]	57,960	591,192
Spectrum Control, Inc.[1]	29,910	448,351
Vishay Intertechnology, Inc.[1]	131,960	1,937,173

		15,332,324

Internet Software & Services—1.7%
AOL, Inc.[1]	64,030	1,518,151
EarthLink, Inc.	214,238	1,842,447
j2 Global Communications, Inc.[1]	240,155	6,952,487
Open Text Corp.[1]	23,520	1,083,331
Saba Software, Inc.[1]	20,520	125,582
Sohu.com, Inc.[1]	27,420	1,740,896
United Online, Inc.	187,092	1,234,807
ValueClick, Inc.[1]	128,250	2,055,848
Web.com Group, Inc.[1]	8,800	74,360

		16,627,909

IT Services—3.0%
Acxiom Corp.[1]	92,730	1,590,320
Broadridge Financial Solutions, Inc.	79,458	1,742,514
CACI International, Inc., Cl. A1	101,150	5,401,410
Cass Information Systems, Inc.	2,570	97,506
Convergys Corp.[1]	87,987	1,158,789
CSG Systems International, Inc.[1]	79,831	1,511,999
DST Systems, Inc.	35,994	1,596,334
Euronet Worldwide, Inc.[1]	6,730	117,371
Forrester Research, Inc.	1,750	61,758
Global Cash Access, Inc.[1]	156,125	498,039
Henry (Jack) & Associates, Inc.	4,770	139,046
ManTech International Corp.[1]	10,700	442,231
Maximus, Inc.	24,110	1,581,134
NeuStar, Inc., Cl. A1	338,888	8,828,032
Patni Computer Systems Ltd., ADR	54,670	1,169,391
Satyam Computer Services Ltd., ADR[1]	890	2,599
Syntel, Inc.	3,350	160,097
TeleTech Holdings, Inc.[1]	109,396	2,252,464
Unisys Corp.[1]	18,650	482,849

		28,833,883
Office Electronics—0.0%
Zebra Technologies Corp., Cl. A1	11,550	438,785
Semiconductors & Semiconductor Equipment—5.5%
Amkor Technology, Inc.[1]	101,360	749,050
ASM International NV1	10,300	360,706
Atheros Communications, Inc.[1]	172,060	6,180,395
ATMI, Inc.[1]	20,030	399,398
Cabot Microelectronics Corp.[1]	24,650	1,021,743
China Sunergy Co. Ltd., ADR[1]	188,620	788,432
Cypress Semiconductor Corp.[1]	11,260	209,211
Entegris, Inc.[1]	30,680	229,180
Fairchild Semiconductor International, Inc., Cl. A1	147,940	2,309,343

	Shares	Value

Semiconductors & Semiconductor Equipment Continued
GT Solar International, Inc.[1]	215,840	$1,968,461
Himax Technologies, Inc., ADR	209,760	495,034
Integrated Device Technology, Inc.[1]	2,250	14,985
JA Solar Holdings Co. Ltd., ADS[1]	181,380	1,255,150
Kulicke & Soffa Industries, Inc.[1]	83,620	602,064
Lattice Semiconductor Corp.[1]	203,320	1,232,119
Micrel, Inc.	108,507	1,409,506
Microsemi Corp.[1]	900	20,610
Netlogic Microsystems, Inc.[1]	186,290	5,851,369
ON Semiconductor Corp.[1]	44,000	434,720
Photronics, Inc.[1]	35,760	211,342
PMC-Sierra, Inc.[1]	70,990	609,804
RF Micro Devices, Inc.[1]	269,360	1,979,796
Semtech Corp.[1]	275,959	6,247,712
Skyworks Solutions, Inc.[1]	214,610	6,144,284
Solarfun Power Holdings Co. Ltd., Sponsored ADR[1]	87,350	713,650
Spansion, Inc., Cl. A1	6,920	143,244
Standard Microsystems Corp.[1]	4,470	128,870
Teradyne, Inc.[1]	136,270	1,913,231
Tessera Technologies, Inc.[1]	45,549	1,008,910
Varian Semiconductor Equipment Associates, Inc.[1]	163,279	6,036,425
Veeco Instruments, Inc.[1]	41,210	1,770,382

		52,439,126

Software—4.6%
Actuate Corp.[1]	128,940	734,958
Blackboard, Inc.[1]	82,060	3,389,078
Changyou.com Ltd., ADR[1]	45,590	1,299,771
Check Point Software Technologies Ltd.[1]	154,074	7,127,463
Compuware Corp.[1]	185,758	2,167,796
Concur Technologies, Inc.[1]	56,300	2,923,659
FactSet Research Systems, Inc.	81,652	7,655,692
Fair Isaac Corp.	70,821	1,655,087
Giant Interactive Group, Inc., ADR	76,210	542,615
Lawson Software, Inc.[1]	51,760	478,780
Manhattan Associates, Inc.[1]	63,855	1,950,132
MicroStrategy, Inc., Cl. A1	14,216	1,215,042
Monotype Imaging Holdings, Inc.[1]	30,030	333,333
Net 1 UEPS Technologies, Inc.[1]	112,530	1,379,618
NetScout Systems, Inc.[1]	740	17,027
Perfect World Co. Ltd.[1]	41,920	991,408
Pervasive Software, Inc.[1]	43,660	225,286
Quest Software, Inc.[1]	83,310	2,311,019
Shanda Games Ltd., Sponsored ADR[1]	197,100	1,269,324
TIBCO Software, Inc.[1]	283,116	5,580,216
Websense, Inc.[1]	22,060	446,715

		43,694,019

Materials—5.1%
Chemicals—1.9%
Arch Chemicals, Inc.	7,210	273,475
Contango ORE, Inc.[1]	1,098	11,529
Cytec Industries, Inc.	128,511	6,818,794
Hawkins, Inc.	27,000	1,198,800
Innophos Holdings, Inc.	58,370	2,105,990
Innospec, Inc.[1]	16,760	341,904
KMG Chemicals, Inc.	19,380	321,127
Koppers Holdings, Inc.	15,056	538,704
Minerals Technologies, Inc.	27,464	1,796,420
NewMarket Corp.	9,340	1,152,276
OM Group, Inc.[1]	26,210	1,009,347
Solutia, Inc.[1]	20,930	483,064
Stepan Co.	8,980	684,905
W.R. Grace & Co.[1]	51,690	1,815,870
Westlake Chemical Corp.	3,140	136,496

		18,688,701

Construction Materials—0.6%
Eagle Materials, Inc.	204,250	5,770,063
Containers & Packaging—1.1%
Boise, Inc.	150,010	1,189,579
Packaging Corp. of America	287,110	7,418,922
Rock-Tenn Co., Cl. A	29,379	1,584,997
Silgan Holdings, Inc.	2,740	98,119

		10,291,617

Metals & Mining—0.8%
Compass Minerals International, Inc.	82,690	7,381,736
Gulf Resources, Inc.[1]	16,250	173,713
Redcorp Ventures Ltd., Legend Shares[1,2]	666,400	3,351

		7,558,800

Paper & Forest Products—0.7%
Buckeye Technologies, Inc.	95,950	2,015,910
Clearwater Paper Corp.[1]	16,330	1,278,639
Domtar Corp.	22,050	1,674,036
Glatfelter	75,380	924,913
KapStone Paper & Packing Corp.[1]	62,410	954,873

		6,848,371

	Shares	Value

Telecommunication Services—0.6%
Diversified Telecommunication Services—0.2%
Cincinnati Bell, Inc.[1]	263,752	$738,506
IDT Corp., Cl. B	25,790	661,514
Neutral Tandem, Inc.[1]	10,440	150,754
Nortel Inversora SA, Sponsored ADR[1]	16,050	479,895
Telecom Corp. of New Zealand Ltd., Sponsored ADR	47,360	397,824

		2,428,493

Wireless Telecommunication Services—0.4%
Cellcom Israel Ltd.	42,590	1,392,267
NTELOS Holdings Corp.	27,818	529,933
USA Mobility, Inc.	91,762	1,630,611

		3,552,811

Utilities—3.2%
Electric Utilities—1.1%
Companhia Paranaense de Energia-Copel, Sponsored ADR	78,851	1,984,680
El Paso Electric Co.[1]	52,150	1,435,690
Empresa Distribuidora y Comercializadora Norte SA, ADR[1]	32,790	448,567
UIL Holdings Corp.	450	13,482
UniSource Energy Corp.	28,970	1,038,285
Westar Energy, Inc.	230,860	5,808,438

		10,729,142
Energy Traders—1.0%
AES Corp. (The)[1]	809,390	9,858,370
Gas Utilities—0.6%
Atmos Energy Corp.	51,290	1,600,248
Chesapeake Utilities Corp.	6,110	253,687
Nicor, Inc.	290	14,477
Southwest Gas Corp.	53,120	1,947,910
UGI Corp.	46,380	1,464,680

		5,281,002

Multi-Utilities—0.1%
Integrys Energy Group, Inc.	23,110	1,121,066
Vectren Corp.	5,410	137,306

		1,258,372

Water Utilities—0.4%
Aqua America, Inc.	159,150	3,577,664

Total Common Stocks (Cost $694,239,797)		929,312,510

Investment Companies—2.6%
Ares Capital Corp.	429,060	7,070,909
BlackRock Kelso Capital Corp.	119,670	1,323,550
Gladstone Capital Corp.	81,658	940,700
Hercules Technology Growth Capital, Inc.	18,977	196,602
JPMorgan U.S. Treasury Plus Money Market Fund, Agency Shares, 0.00%[3,5]	133,735	133,735
MCG Capital Corp.	98,070	683,548
Oppenheimer Institutional Money Market Fund, Cl. E, 0.21%[3,4]	13,940,550	13,940,550
TICC Capital Corp.	63,270	709,257

Total Investment Companies (Cost $22,847,404)		24,998,851
Total Investments, at Value (Cost $717,087,201)	99.9%	954,311,361
Other Assets Net of Liabilities	0.1	975,118

Net Assets	100.0%	$955,286,479

Footnotes to Statement of Investments

1.	Non-income producing security.

2.	Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of Trustees. These securities amount to $3,351 or less than 0.005% of the Fund’s net assets as of December 31, 2010.

3.	Rate shown is the 7-day yield as of December 31, 2010.

4.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2010, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2009	Additions	Reductions	December 31, 2010

Oppenheimer Institutional Money Market Fund, Cl. E	6,595,140	301,135,286	293,789,876	13,940,550

	Value	Income

Oppenheimer Institutional Money Market Fund, Cl. E	$13,940,550	$22,622
5. Interest rate is less than 0.0005%
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1) Level 1—unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)
2) Level 2—inputs other than unadjusted quoted prices that are observable for the asset or liability (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)
3) Level 3—significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset or liability).
The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of December 31, 2010 based on valuation input level:

			Level 3—
	Level 1—	Level 2—	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Observable Inputs	Inputs	Value

Assets Table
Investments, at Value:
Common Stocks
Consumer Discretionary	$127,845,744	$—	$—	$127,845,744
Consumer Staples	19,688,252	—	—	19,688,252
Energy	51,640,857	—	—	51,640,857
Financials	198,612,714	—	—	198,612,714
Health Care	107,696,844	—	25	107,696,869
Industrials	150,560,561	—	—	150,560,561
Information Technology	187,424,107	—	—	187,424,107
Materials	49,154,201	—	3,351	49,157,552
Telecommunication Services	5,981,304	—	—	5,981,304
Utilities	30,704,550	—	—	30,704,550
Investment Companies	24,998,851	—	—	24,998,851

Total Assets	$954,307,985	$—	$3,376	$954,311,361

Currency contracts and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2010

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $703,146,651)	$940,370,811
Affiliated companies (cost $13,940,550)	13,940,550

954,311,361
Receivables and other assets:
Investments sold	1,322,757
Dividends	1,021,613
Other	16,412

Total assets	956,672,143

Liabilities
Payables and other liabilities:
Distribution and service plan fees	514,331
Shares of beneficial interest redeemed	430,145
Shareholder communications	259,995
Transfer and shareholder servicing agent fees	80,536
Due to custodian	48,330
Trustees’ compensation	13,793
Other	38,534

Total liabilities	1,385,664

Net Assets	$955,286,479

Composition of Net Assets
Par value of shares of beneficial interest	$54,530
Additional paid-in capital	929,224,523
Accumulated net investment income	4,175,047
Accumulated net realized loss on investments	(215,391,781)
Net unrealized appreciation on investments and translation of assets and liabilities denominated in foreign currencies	237,224,160

Net Assets	$955,286,479

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $95,575,915 and 5,412,628 shares of beneficial interest outstanding)	$17.66
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $859,710,564 and 49,117,021 shares of beneficial interest outstanding)	$17.50

STATEMENT OF OPERATIONS For the Year Ended December 31, 2010

Investment Income
Dividends:
Unaffiliated companies (net of foreign withholding taxes of $50,417)	$12,241,751
Affiliated companies	22,622
Interest	415

Total investment income	12,264,788

Expenses
Management fees	5,732,969
Distribution and service plan fees—Service shares	1,818,061
Transfer and shareholder servicing agent fees:
Non-Service shares	88,009
Service shares	729,536
Shareholder communications:
Non-Service shares	31,214
Service shares	260,274
Trustees’ compensation	32,378
Custodian fees and expenses	4,471
Administration service fees	1,500
Other	79,527

Total expenses	8,777,939
Less waivers and reimbursements of expenses	(411,578)

Net expenses	8,366,361

Net Investment Income	3,898,427

Realized and Unrealized Gain
Net realized gain on investments from unaffiliated companies	52,686,058
Net change in unrealized appreciation/depreciation on:
Investments	128,458,193
Translation of assets and liabilities denominated in foreign currencies	16,517

Net change in unrealized appreciation/depreciation	128,474,710

Net Increase in Net Assets Resulting from Operations	$185,059,195

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2010	2009

Operations
Net investment income	$3,898,427	$3,381,265
Net realized gain (loss)	52,686,058	(133,188,329)
Net change in unrealized appreciation/depreciation	128,474,710	346,221,405

Net increase in net assets resulting from operations	185,059,195	216,414,341

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	(548,102)	(605,525)
Service shares	(2,854,368)	(4,276,612)

	(3,402,470)	(4,882,137)

Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares	(4,150,760)	894,228
Service shares	33,619,248	(78,387,647)

	29,468,488	(77,493,419)

Net Assets
Total increase	211,125,213	134,038,785
Beginning of period	744,161,266	610,122,481

End of period (including accumulated net investment income of $4,175,047 and $3,373,950, respectively)	$955,286,479	$744,161,266

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2010	2009	2008	2007	2006

Per Share Operating Data
Net asset value, beginning of period	$14.40	$10.65	$18.20	$19.15	$17.18

Income (loss) from investment operations:
Net investment income[1]	.10	.08	.12	.09	.08
Net realized and unrealized gain (loss)	3.25	3.78	(6.73)	(.30)	2.46

Total from investment operations	3.35	3.86	(6.61)	(.21)	2.54

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.09)	(.11)	(.08)	(.06)	(.03)
Distributions from net realized gain	—	—	(.86)	(.68)	(.54)

Total dividends and/or distributions to shareholders	(.09)	(.11)	(.94)	(.74)	(.57)

Net asset value, end of period	$17.66	$14.40	$10.65	$18.20	$19.15

Total Return, at Net Asset Value[2]	23.41%	37.20%	(37.83)%	(1.21)%	15.00%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$95,576	$81,814	$58,478	$93,939	$81,405

Average net assets (in thousands)	$88,063	$69,585	$80,406	$94,815	$62,659

Ratios to average net assets:[3]
Net investment income	0.68%	0.71%	0.80%	0.48%	0.46%
Total expenses[4]	0.85%	0.91%	0.75%	0.73%	0.77%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.80%	0.82%	0.75%	0.73%	0.77%

Portfolio turnover rate	73%	140%	130%	115%	110%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total Expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2010	0.85%
Year Ended December 31, 2009	0.91%
Year Ended December 31, 2008	0.75%
Year Ended December 31, 2007	0.73%
Year Ended December 31, 2006	0.77%

Service Shares Year Ended December 31,	2010	2009	2008	2007	2006

Per Share Operating Data
Net asset value, beginning of period	$14.28	$10.54	$18.03	$18.98	$17.06

Income (loss) from investment operations:
Net investment income[1]	.07	.05	.08	.05	.04
Net realized and unrealized gain (loss)	3.21	3.76	(6.67)	(.29)	2.42

Total from investment operations	3.28	3.81	(6.59)	(.24)	2.46

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.06)	(.07)	(.04)	(.03)	—[2]
Distributions from net realized gain	—	—	(.86)	(.68)	(.54)

Total dividends and/or distributions to shareholders	(.06)	(.07)	(.90)	(.71)	(.54)

Net asset value, end of period	$17.50	$14.28	$10.54	$18.03	$18.98

Total Return, at Net Asset Value[3]	23.06%	36.88%	(38.00)%	(1.39)%	14.66%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$859,710	$662,347	$551,644	$821,642	$636,430

Average net assets (in thousands)	$730,069	$612,651	$769,150	$766,102	$479,456

Ratios to average net assets:[4]
Net investment income	0.45%	0.47%	0.52%	0.23%	0.23%
Total expenses[5]	1.10%	1.15%	0.99%	0.97%	1.00%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	1.05%	1.07%	0.99%	0.97%	1.00%

Portfolio turnover rate	73%	140%	130%	115%	110%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Less than $0.005 per share.

3.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2010	1.10%
Year Ended December 31, 2009	1.15%
Year Ended December 31, 2008	0.99%
Year Ended December 31, 2007	0.97%
Year Ended December 31, 2006	1.00%

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Main Street Small Cap Fund/VA (the “Fund”) is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek capital appreciation. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” inputs other than unadjusted quoted prices for an asset that are observable are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using unadjusted quoted market prices, when available, as supplied primarily by portfolio pricing services approved by the Board of Trustees or dealers.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which it is traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     U.S. domestic and international debt instruments (including corporate, government, municipal, mortgage-backed, collateralized mortgage obligations and asset-backed securities) and “money market-type” debt instruments with a remaining maturity in excess of sixty days are valued at the mean between the “bid” and “asked” prices utilizing price quotations obtained from independent pricing services or broker-dealers. Such prices are typically determined based upon information obtained from market participants including reported trade data, broker-dealer price quotations and inputs such as benchmark yields and issuer spreads from identical or similar securities.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value.
     In the absence of a readily available unadjusted quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies of the Fund during the period.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. When applicable, the Fund’s investment in IMMF is included in the Statement of Investments. Shares of IMMF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Appreciation Based
on Cost of Securities
Undistributed	Undistributed	Accumulated	and Other Investments
Net Investment	Long-Term	Loss	for Federal Income
Income	Gain	Carryforward[1,2,3]	Tax Purposes

$3,393,342	$—	$207,226,042	$229,859,904

1.	As of December 31, 2010, the Fund had $207,226,042 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2010, details of the capital loss carryforwards were as follows:

Expiring

2016	$45,463,528
2017	161,762,514

Total	$207,226,042

2.	During the fiscal year ended December 31, 2010, the Fund utilized $46,413,192 of capital loss carryforward to offset capital gains realized in that fiscal year.

3.	During the fiscal year ended December 31, 2009, the Fund did not utilize any capital loss carryforward.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

Increase to
Increase to	Accumulated Net
Accumulated Net	Realized Loss
Investment Income	on Investments

$305,140	$305,140
The tax character of distributions paid during the years ended December 31, 2010 and December 31, 2009 was as follows:

	Year Ended	Year Ended
	December 31, 2010	December 31, 2009

Distributions paid from:
Ordinary income	$3,402,470	$4,882,137
The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2010 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$724,451,457

Gross unrealized appreciation	$236,867,825
Gross unrealized depreciation	(7,007,921)

Net unrealized appreciation	$229,859,904

Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance with the compensation deferral plan.

Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2010		Year Ended December 31, 2009
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	2,793,780	$42,429,352	3,169,215	$36,433,519
Dividends and/or distributions reinvested	36,202	548,102	83,752	605,525
Redeemed	(3,098,803)	(47,128,214)	(3,063,138)	(36,144,816)

Net increase (decrease)	(268,821)	$(4,150,760)	189,829	$894,228

Service Shares
Sold	11,844,155	$173,858,907	14,093,981	$149,861,179
Dividends and/or distributions reinvested	189,911	2,854,368	592,905	4,262,989
Redeemed	(9,301,032)	(143,094,027)	(20,638,747)	(232,511,815)

Net increase (decrease)	2,733,034	$33,619,248	(5,951,861)	$(78,387,647)

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in IMMF, for the year ended December 31, 2010, were as follows:

	Purchases	Sales

Investment securities	$610,839,072	$589,808,446
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Over $800 million	0.60
Administration Service Fees. The Fund pays the Manager a fee of $1,500 per year for preparing and filing the Fund’s tax returns.
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS fees at an annual rate of 0.10% of the daily net assets of each class of shares. For the year ended December 31, 2010, the Fund paid $798,923 to OFS for services to the Fund.
Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of 0.25% of the daily net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsors of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. The Manager has voluntarily agreed to limit the Fund’s total annual operating expenses so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 0.80% for Non-Service shares and 1.05% for Service shares. During the year ended December 31, 2010, the Manager waived fees and/or reimbursed the Fund $44,175 and $357,636 for Non-Service and Service shares, respectively.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2010, the Manager waived fees and/or reimbursed the Fund $9,767 for IMMF management fees.
     Some of these undertakings may be modified or terminated at any time; some may not be modified or terminated until after one year from the date of the current prospectus, as indicated therein.
5. Pending Litigation
Since 2009, a number of lawsuits have been pending in federal courts against the Manager, the Distributor, and certain mutual funds (“Defendant Funds”) advised by the Manager and distributed by the Distributor (but not including the Fund). The lawsuits naming the Defendant Funds also name as defendants certain officers and current and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund’s investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     In 2009, what are claimed to be derivative lawsuits were filed in state court against the Manager and a subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     Other lawsuits have been filed since 2008 in various state and federal courts, against the Manager and certain of its affiliates. Those lawsuits were filed by investors who made investments through an affiliate of the Manager, and relate to the alleged investment fraud perpetrated by Bernard Madoff and his firm (“Madoff”). Those suits allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors as defendants. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.
     The Manager believes that the lawsuits described above are without legal merit and is defending against them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to defend the suits brought against those Funds and the present and former Independent Trustees named in those suits. While it is premature to render any opinion as to the outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer funds.
6. Subsequent Event
The Regulated Investment Company Modernization Act of 2010 (the “Act”) was signed into law on December 22, 2010. The Act makes changes to a number of tax rules impacting the Fund. Under the Act, future capital losses generated by a fund may be carried over indefinitely, but these losses must be used prior to the utilization of any pre-enactment capital losses. Since pre-enactment capital losses may only be carried forward for eight years, there may be a greater likelihood that all or a portion of a fund’s pre-enactment capital losses will expire unused. In general, the provisions of the Act will be effective for the Fund’s fiscal year ending December 31, 2011. Specific information regarding the impact of the Act on the Fund will be contained within the “Federal Taxes” section of the financial statement notes for the fiscal year ending December 31, 2011.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees and Shareholders of Oppenheimer Variable Account Funds:
We have audited the accompanying statement of assets and liabilities of Oppenheimer Money Fund/VA (one of the portfolios constituting the Oppenheimer Variable Account Funds), including the statement of investments, as of December 31, 2010, the related statement of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the years in the two-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The accompanying financial highlights of Oppenheimer Money Fund/VA for the years ended prior to January 1, 2009 were audited by other auditors whose report dated February 11, 2009 expressed an unqualified opinion on those financial highlights.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2010, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Money Fund/VA as of December 31, 2010, the results of its operations for the year then ended, and the changes in its net assets and the financial highlights for each of the years in the two-year period then ended, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG llp
Denver, Colorado
February 16, 2011

STATEMENT OF INVESTMENTS December 31, 2010

	Maturity	Final Legal	Principal
	Date*	Maturity Date**	Amount	Value

Certificates of Deposit—22.4%
Yankee Certificates of Deposit—22.4%
Bank of Montreal, Chicago:
0.25%	1/27/11	1/27/11	$2,000,000	$2,000,000
0.25%	1/28/11	1/28/11	3,000,000	3,000,000
Barclays Bank plc, New York, 0.44%[1]	1/19/11	7/19/11	4,000,000	4,000,000
BNP Paribas, New York, 0.50%	6/30/11	6/30/11	1,000,000	1,000,000
Rabobank Nederland NV, New York:
0.288%[1]	1/31/11	7/29/11	2,000,000	2,000,000
0.332%[1]	1/12/11	5/12/11	3,000,000	3,000,000
0.361%[1]	1/25/11	6/27/11	2,000,000	2,000,000
Royal Bank of Canada, New York:
0.37%[1]	1/3/11	11/10/11	3,500,000	3,500,000
0.39%[1]	1/3/11	8/16/11	3,000,000	3,000,000
Societe Generale, New York, 0.34%	2/2/11	2/2/11	3,000,000	3,000,013
Svenska Handelsbanken, New York:
0.27%	2/4/11	2/4/11	2,000,000	2,000,000
0.29%	2/22/11	2/22/11	2,000,000	2,000,000
0.29%	3/3/11	3/3/11	3,000,000	3,000,051

Total Certificates of Deposit (Cost $33,500,064)				33,500,064

Direct Bank Obligations—17.8%
Barclays US Funding LLC, 0.30%	3/1/11	3/1/11	3,000,000	2,998,525
Commonwealth Bank of Australia, 0.27%[2]	2/9/11	2/9/11	5,400,000	5,398,450
Credit Agricole North America, Inc., 0.30%	1/20/11	1/20/11	5,600,000	5,599,124
Credit Suisse, New York Branch, 0.23%	1/5/11	1/5/11	2,000,000	1,999,949
ING (US) Funding LLC, 0.28%	2/2/11	2/2/11	3,500,000	3,499,129
Nordea North America, Inc., 0.29%	3/15/11	3/15/11	2,700,000	2,698,412
Societe Generale North America, Inc.:
0.30%	1/20/11	1/20/11	2,400,000	2,399,620
0.30%	1/28/11	1/28/11	2,000,000	1,999,550

Total Direct Bank Obligations (Cost $26,592,759)				26,592,759

Short-Term Notes—46.5%
Capital Markets—3.9%
BNP Paribas Finance, Inc.:
0.39%	3/23/11	3/23/11	2,550,000	2,547,762
0.46%	6/17/11	6/17/11	3,300,000	3,292,958

				5,840,720
Leasing & Factoring—4.9%
Toyota Motor Credit Corp.:
0.33%	4/5/11	4/5/11	5,000,000	4,995,692
0.35%	4/12/11	4/12/11	2,250,000	2,247,791

				7,243,483
Municipal—12.2%
Carroll Cnty., KY Solid Waste Disposal Revenue Bonds, North America Stainless Project, Series 2006, 0.39%[1]	1/7/11	1/7/11	4,300,000	4,300,000
Chicago, IL Industrial Development Revenue Bonds, Freedman Seating Co. Project, Series 1998, 0.50%[1]	1/7/11	1/7/11	1,275,000	1,275,000
Health Care Revenue Bonds, SFO Associates Project, Series 1994, 0.34%[1]	1/7/11	1/7/11	1,900,000	1,900,000
IL Finance Authority, Freedman Seating Co. Project, Series 2005, 0.50%[1]	1/7/11	1/7/11	1,440,000	1,440,000

	Maturity	Final Legal	Principal
	Date*	Maturity Date**	Amount	Value

Municipal Continued
IN Health Facilities Financing Authority Hospital Revenue Bonds, Deaconess Hospital Obligation Project, Series 2004B, 0.31%[1]	1/7/11	1/7/11	$4,130,000	$4,130,000
Miami-Dade Cnty., FL Industrial Development Authority Bonds, Airbus Service Co., Inc. Project, Series 98, 0.38%[1]	1/7/11	1/7/11	1,000,000	1,000,000
San Antonio, TX Industrial Development Authority Revenue Bonds, Tindall Corp. Project, 0.34%[1]	1/7/11	1/7/11	3,300,000	3,300,000
Valdosta-Lowndes Cnty., GA Industrial Authority, Steeda Autosports, Inc. Project, Series 2008, 0.50%[1]	1/7/11	1/7/11	945,000	945,000

				18,290,000
Oil, Gas & Consumable Fuels—2.7%
Total Capital Canada, 0.47%[2]	1/19/11	1/19/11	4,000,000	3,999,040
Personal Products—3.0%
Reckitt Benckiser Treasury Services plc:
0.27%[2]	1/6/11	1/6/11	2,500,000	2,499,906
0.28%[2]	1/7/11	1/7/11	2,000,000	1,999,907

				4,499,813
Receivables Finance—8.0%
Falcon Asset Securitization Co. LLC:
0.27%[2]	1/24/11	1/24/11	1,700,000	1,699,707
0.27%[2]	2/1/11	2/1/11	3,000,000	2,999,303
Gemini Securitization Corp., 0.27%[2]	1/7/11	1/7/11	1,500,000	1,499,933
Mont Blanc Capital Corp., 0.28%[2]	1/19/11	1/19/11	2,000,000	1,999,720
Old Line Funding Corp., 0.27%[2]	2/3/11	2/3/11	1,256,000	1,255,689
Thunder Bay Funding LLC, 0.27%[2]	2/22/11	2/22/11	2,500,000	2,499,025

				11,953,377
Special Purpose Financial—11.8%
Crown Point Capital Co.:
0.35%	1/4/11	1/4/11	5,000,000	4,999,854
0.35%	1/10/11	1/10/11	1,000,000	999,913
FCAR Owner Trust I:
0.30%	1/13/11	1/13/11	2,400,000	2,399,760
0.31%	2/1/11	2/1/11	2,000,000	1,999,466
Lexington Parker Capital Co. LLC:
0.35%[2]	1/5/11	1/5/11	5,000,000	4,999,806
0.35%[2]	1/12/11	1/12/11	2,300,000	2,299,754

				17,698,553

Total Short-Term Notes (Cost $69,524,986)				69,524,986

U.S. Government Agencies—3.3%
Federal Home Loan Bank:
0.40%	11/28/11	11/28/11	2,000,000	2,000,000
0.45%	12/16/11	12/16/11	2,000,000	2,000,000
0.50%	12/28/11	12/28/11	1,000,000	1,000,000

Total U.S. Government Agencies (Cost $5,000,000)				5,000,000

U.S. Government Obligations—5.9%
U.S. Treasury Nts.:
0.875%	2/28/11	2/28/11	1,800,000	1,801,455
0.875%	3/31/11	3/31/11	1,000,000	1,001,065
0.875%	4/30/11	4/30/11	1,000,000	1,001,110
1.125%	12/15/11	12/15/11	3,000,000	3,022,204
4.875%	7/31/11	7/31/11	1,000,000	1,025,930

	Maturity	Final Legal	Principal
	Date*	Maturity Date**	Amount	Value

U.S. Government Obligations Continued
U.S. Treasury Nts.: Continued
5.125%	6/30/11	6/30/11	$1,000,000	$1,023,181

Total U.S. Government Obligations (Cost $8,874,945)				8,874,945

Repurchase Agreements—4.2%
Repurchase agreement (Principal Amount/Value $6,300,000, with a maturity value of $6,300,105) with JPMorgan Chase Bank, 0.20%, dated 12/31/10, to be repurchased at $6,300,105 on 1/3/11, collateralized by Government National Mortgage Assn., Principal-Only Stripped Mtg.-Backed Security, 0%, 4/20/40, with a value of $6,429,158 (Cost $6,300,000)	1/3/11	1/3/11	6,300,000	6,300,000

Total Investments, at Value (Cost $149,792,754)			100.1%	149,792,754
Liabilities in Excess of Other Assets			(0.1)	(95,599)

Net Assets			100.0%	$149,697,155

Footnotes to Statement of Investments

Short-term notes and direct bank obligations are generally traded on a discount basis; the interest rate shown is the discount rate received by the Fund at the time of purchase. Other securities normally bear interest at the rates shown.

*	The Maturity Date represents the date used to calculate the Fund’s weighted average maturity as determined under Rule 2a-7.

**	If different from the Maturity Date, the Final Legal Maturity date includes any maturity date extensions, which may be affected at the option of the issuer, or unconditional payments of principal by the issuer which may be affected at the option of the Fund, and represents the date used to calculate the Fund’s weighted average life.

1.	Represents the current interest rate for a variable or increasing rate security.

2.	Security issued in an exempt transaction without registration under the Securities Act of 1933. Such securities amount to $33,150,240 or 22.14% of the Fund’s net assets, and have been determined to be liquid pursuant to guidelines adopted by the Board of Trustees.
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1)	Level 1—unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)
2)	Level 2—inputs other than unadjusted quoted prices that are observable for the asset or liability (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)
3)	Level 3—significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset or liability).
The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of December 31, 2010 based on valuation input level:

			Level 3—
	Level 1—	Level 2—	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Unobservable Inputs	Inputs	Value

Assets Table
Investments, at Value:
Certificates of Deposit	$—	$33,500,064	$—	$33,500,064
Direct Bank Obligations	—	26,592,759	—	26,592,759
Short-Term Notes	—	69,524,986	—	69,524,986
U.S. Government Agencies	—	5,000,000	—	5,000,000
U.S. Government Obligations	—	8,874,945	—	8,874,945
Repurchase Agreements	—	6,300,000	—	6,300,000

Total Assets	$—	$149,792,754	$—	$149,792,754

Currency contracts and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2010

Assets
Investments, at value (cost $149,792,754)—see accompanying statement of investments	$149,792,754
Cash	117,456
Receivables and other assets:
Interest	53,199
Shares of beneficial interest sold	2,369
Other	9,424

Total assets	149,975,202

Liabilities
Payables and other liabilities:
Shares of beneficial interest redeemed	216,038
Legal, auditing and other professional fees	20,458
Shareholder communications	17,865
Transfer and shareholder servicing agent fees	12,878
Trustees’ compensation	6,928
Dividends	524
Other	3,356

Total liabilities	278,047

Net Assets	$149,697,155

Composition of Net Assets
Par value of shares of beneficial interest	$149,697
Additional paid-in capital	149,547,458

Net Assets—applicable to 149,697,155 shares of beneficial interest outstanding	$149,697,155

Net Asset Value, Redemption Price Per Share and Offering Price Per Share	$1.00

STATEMENT OF OPERATIONS For the Year Ended December 31, 2010

Investment Income
Interest	$585,547

Expenses
Management fees	739,544
Transfer and shareholder servicing agent fees	164,341
Legal, auditing and other professional fees	36,254
Shareholder communications	33,196
Trustees’ compensation	17,308
Custodian fees and expenses	1,852
Administration service fees	1,500
Other	15,759

Total expenses	1,009,754
Less waivers and reimbursements of expenses	(435,558)

Net expenses	574,196

Net Investment Income	11,351

Net Realized Gain on Investments	68

Net Increase in Net Assets Resulting from Operations	$11,419

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2010	2009

Operations
Net investment income	$11,351	$765,680
Net realized gain	68	10,354

Net increase in net assets resulting from operations	11,419	776,034

Dividends and/or Distributions to Shareholders
Dividends from net investment income	(46,794)	(765,999)

Beneficial Interest Transactions
Net decrease in net assets resulting from beneficial interest transactions	(31,222,151)	(62,411,738)

Net Assets
Total decrease	(31,257,526)	(62,401,703)
Beginning of period	180,954,681	243,356,384

End of period	$149,697,155	$180,954,681

FINANCIAL HIGHLIGHTS

Year Ended December 31,	2010	2009	2008	2007	2006

Per Share Operating Data
Net asset value, beginning of period	$1.00	$1.00	$1.00	$1.00	$1.00

Income from investment operations-net investment income and net realized gain[1]	— [2]	— [2]	.03	.05	.05

Dividends and/or distributions to shareholders:
Dividends from net investment income	— [2]	— [2]	(.03)	(.05)	(.05)
Distributions from net realized gain	—	—	—	— [2]	— [2]

Total dividends and/or distributions to shareholders	— [2]	— [2]	(.03)	(.05)	(.05)

Net asset value, end of period	$1.00	$1.00	$1.00	$1.00	$1.00

Total Return[3]	0.03%	0.32%	2.78%	4.98%	4.71%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$149,697	$180,955	$243,356	$189,749	$171,521

Average net assets (in thousands)	$164,258	$218,079	$212,564	$181,271	$171,118

Ratios to average net assets:[4]
Net investment income	0.01%	0.35%	2.72%	4.86%	4.61%
Total expenses	0.61%	0.57%	0.50%	0.50%	0.49%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.35%	0.48%	0.50%	0.50%	0.49%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Less than $0.005 per share.

3.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Money Fund/VA (the “Fund”) is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek maximum current income from investments in “money market” securities consistent with low capital risk and the maintenance of liquidity. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. Securities are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value. If amortized cost is determined not to approximate market value, the fair value of the portfolio securities will be determined under procedures approved by the Fund’s Board of Trustees.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” inputs other than unadjusted quoted prices for an asset that are observable are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     In the absence of a readily available unadjusted quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies of the Fund during the period.
Repurchase Agreements. The Fund requires its custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian’s vault, all securities held as collateral for repurchase agreements. The market value of the collateral is required to be sufficient to cover payments of interest and principal. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Fund may be delayed or limited.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years for federal income tax purposes.

Undistributed Net	Undistributed	Accumulated Loss
Investment Income	Long-Term Gains	Carryforward[1,2]

$10,084	$—	$—

1.	During the fiscal year ended December 31, 2010, the Fund did not utilize any capital loss carryforwards.

2.	During the fiscal year ended December 31, 2009, the Fund did not utilize any capital loss carryforwards.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

Reduction to
	Reduction to	Accumulated Net
Reduction to	Accumulated	Realized Gain
Paid-in Capital	Net Investment Loss	on Investments

$26,088	$35,443	$9,355
The tax character of distributions paid during the years ended December 31, 2010 and December 31, 2009 was as follows:

	Year Ended	Year Ended
	December 31, 2010	December 31, 2009

Distributions paid from:
Ordinary income	$46,794	$765,999
Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance with the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income distributions, if any, are declared daily and paid monthly. Capital gain distributions, if any, are declared and paid annually but may be paid at other times to maintain the net asset value per share at $1.00.

Investment Income. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2010		Year Ended December 31, 2009
	Shares	Amount	Shares	Amount

Sold	64,871,083	$64,871,083	66,197,591	$66,197,591
Dividends and/or distributions reinvested	46,794	46,794	765,999	765,999
Redeemed	(96,140,028)	(96,140,028)	(129,375,328)	(129,375,328)

Net decrease	(31,222,151)	$(31,222,151)	(62,411,738)	$(62,411,738)

3. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $500 million	0.450%
Next $500 million	0.425
Next $500 million	0.400
Over $1.5 billion	0.375
Administration Service Fees. The Fund pays the Manager a fee of $1,500 per year for preparing and filing the Fund’s tax returns.
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS fees at an annual rate of 0.10% of its daily net assets. For the year ended December 31, 2010, the Fund paid $167,034 to OFS for services to the Fund.
Waivers and Reimbursements of Expenses. The Manager has voluntarily undertaken to waive fees and/or reimburse expenses to the extent necessary to assist the Fund in attempting to maintain a positive yield. There is no guarantee that the Fund will maintain a positive yield. During the year ended December 31, 2010, the Manager waived fees and/or reimbursed the Fund $435,558.
     The Manager has voluntarily agreed to limit the Fund’s total annual operating expenses so that those expenses, as a percentage of daily net assets, will not exceed the annual rate of 0.50%.
     Some of these undertakings may be modified or terminated at any time; some may not be modified or terminated until after one year from the date of the current prospectus, as indicated therein.
4. Pending Litigation
Since 2009, a number of lawsuits have been pending in federal courts against the Manager, the Distributor, and certain mutual funds (“Defendant Funds”) advised by the Manager and distributed by the Distributor (but not including the Fund). The lawsuits naming the Defendant Funds also name as defendants certain officers and current and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund’s investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     In 2009, what are claimed to be derivative lawsuits were filed in state court against the Manager and a subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     Other lawsuits have been filed since 2008 in various state and federal courts, against the Manager and certain of its affiliates. Those lawsuits were filed by investors who made investments through an affiliate of the Manager, and relate to the alleged investment fraud perpetrated by Bernard Madoff and his firm (“Madoff ”). Those suits allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors as defendants. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.
     The Manager believes that the lawsuits described above are without legal merit and is defending against them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to defend the suits brought against those Funds and the present and former Independent Trustees named in those suits. While it is premature to render any opinion as to the outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer funds.
5. Subsequent Event
The Regulated Investment Company Modernization Act of 2010 (the “Act”) was signed into law on December 22, 2010. The Act makes changes to a number of tax rules impacting the Fund. Under the Act, future capital losses generated by a fund may be carried over indefinitely, but these losses must be used prior to the utilization of any pre-enactment capital losses. Since pre-enactment capital losses may only be carried forward for eight years, there may be a greater likelihood that all or a portion of a fund’s pre-enactment capital losses will expire unused. In general, the provisions of the Act will be effective for the Fund’s fiscal year ending December 31, 2011. Specific information regarding the impact of the Act on the Fund will be contained within the “Federal Taxes” section of the financial statement notes for the fiscal year ending December 31, 2011.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees and Shareholders of Oppenheimer Variable Account Funds:
We have audited the accompanying statement of assets and liabilities of Oppenheimer Small- & Mid-Cap Growth Fund/VA formerly known as Oppenheimer MidCap Fund/VA, (one of the portfolios constituting the Oppenheimer Variable Account Funds), including the statement of investments, as of December 31, 2010, the related statement of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the years in the two-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The accompanying financial highlights of Oppenheimer Small- & Mid-Cap Growth Fund/VA for the years ended prior to January 1, 2009 were audited by other auditors whose report dated February 11, 2009 expressed an unqualified opinion on those financial highlights.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2010, by correspondence with the custodian and transfer agent. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Small- & Mid-Cap Growth Fund/VA as of December 31, 2010, the results of its operations for the year then ended, and the changes in its net assets and the financial highlights for each of the years in the two-year period then ended, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG llp
Denver, Colorado
February 16, 2011

STATEMENT T OF INVESTMENTS December 31, 2010

	Shares	Value

Common Stocks—100.8%
Consumer Discretionary—22.2%
Auto Components—1.7%
BorgWarner, Inc.[1]	102,250	$7,398,810
TRW Automotive Holdings Corp.[1]	62,000	3,267,400

		10,666,210

Diversified Consumer Services—0.7%
Sotheby’s	104,470	4,701,150

Hotels, Restaurants & Leisure—4.6%
Cheesecake Factory, Inc. (The)[1]	174,630	5,354,156
Chipotle Mexican Grill, Inc., Cl. A1	41,971	8,925,553
Panera Bread Co., Cl. A1	85,790	8,682,806
Starwood Hotels & Resorts Worldwide, Inc.	107,310	6,522,302

		29,484,817

Internet & Catalog Retail—2.0%
E-Commerce China Dangdang, Inc.,
Sponsored ADR[1]	53,150	1,438,771
NetFlix.com, Inc.[1]	16,800	2,951,760
Priceline.com, Inc.[1]	20,640	8,246,712

		12,637,243

Leisure Equipment & Products—0.9%
Hasbro, Inc.	128,660	6,070,179

Media—2.6%
Discovery Communications, Inc.[1]	187,590	7,822,503
Scripps Networks Interactive, Cl. A	116,780	6,043,365
Valassis Communications, Inc.[1]	99,480	3,218,178

		17,084,046

Multiline Retail—2.6%
Dollar Tree, Inc.[1]	181,305	10,167,584
Nordstrom, Inc.	161,040	6,824,875

		16,992,459

Specialty Retail—4.8%
Dick’s Sporting Goods, Inc.[1]	89,680	3,363,000
Guess?, Inc.	64,130	3,034,632
O’Reilly Automotive, Inc.[1]	112,260	6,782,749
Tiffany & Co.	116,440	7,250,719
Tractor Supply Co.	146,910	7,123,666
Ulta Salon, Cosmetics & Fragrance, Inc.[1]	95,800	3,257,200

		30,811,966

Textiles, Apparel & Luxury Goods—2.3%
Fossil, Inc.[1]	67,390	4,749,647
Phillips/Van Heusen Corp.	97,770	6,160,488
Under Armour, Inc., Cl. A1	71,840	3,939,706

		14,849,841

Consumer Staples—4.9%
Beverages—1.1%
Hansen Natural Corp.[1]	138,900	7,261,692

Food & Staples Retailing—1.5%
Fresh Market, Inc. (The)[1]	47,370	1,951,644
Whole Foods Market, Inc.[1]	151,450	7,661,856

		9,613,500

Food Products—0.5%
TreeHouse Foods, Inc.[1]	65,610	3,352,015
Personal Products—1.8%
Estee Lauder Cos., Inc. (The), Cl. A	88,680	7,156,476
Nu Skin Asia Pacific, Inc., Cl. A	137,690	4,166,499

		11,322,975

Energy—5.9%
Energy Equipment & Services—2.9%
Complete Production Services, Inc.[1]	113,150	3,343,583
Core Laboratories NV	66,600	5,930,730
Dril-Quip, Inc.[1]	52,930	4,113,720
Superior Energy Services, Inc.[1]	161,930	5,665,931

		19,053,964

Oil, Gas & Consumable Fuels—3.0%
Concho Resources, Inc.[1]	140,560	12,322,895
Whiting Petroleum Corp.[1]	59,410	6,962,258

		19,285,153

Financials—5.7%
Capital Markets—1.4%
Affiliated Managers Group, Inc.[1]	53,390	5,297,356
Stifel Financial Corp.[1]	62,200	3,858,888

		9,156,244

Commercial Banks—2.2%
East West Bancorp, Inc.	257,580	5,035,689
First Republic Bank[1]	80,240	2,336,589
Signature Bank[1]	141,500	7,075,000

		14,447,278

Diversified Financial Services—1.1%
MSCI, Inc., Cl. A1	175,280	6,828,909

Real Estate Management & Development—1.0%
Jones Lang LaSalle, Inc.	74,290	6,234,417

	Shares	Value

Health Care—14.6%
Biotechnology—2.5%
Alexion Pharmaceuticals, Inc.[1]	143,200	$11,534,760
United Therapeutics Corp.[1]	71,170	4,499,367

		16,034,127

Health Care Equipment & Supplies—2.5%
Edwards Lifesciences Corp.[1]	117,380	9,488,999
ResMed, Inc.[1]	192,840	6,679,978

		16,168,977

Health Care Providers & Services—4.0%
AmerisourceBergen Corp.	153,700	5,244,244
Catalyst Health Solutions, Inc.[1]	95,690	4,448,628
Emergency Medical Services LP, Cl. A1	60,030	3,878,538
Health Management Associates, Inc., Cl. A1	454,040	4,331,542
HMS Holdings Corp.[1]	119,560	7,743,901

		25,646,853

Health Care Technology—1.8%
Cerner Corp.[1]	52,110	4,936,901
SXC Health Solutions Corp.[1]	158,100	6,776,166

		11,713,067

Life Sciences Tools & Services—1.3%
Illumina, Inc.[1]	54,190	3,432,395
Waters Corp.[1]	65,330	5,076,794

		8,509,189

Pharmaceuticals—2.5%
Nektar Therapeutics[1]	203,640	2,616,774
Perrigo Co.	90,580	5,736,431
Salix Pharmaceuticals Ltd.[1]	35,300	1,657,688
Valeant Pharmaceuticals International, Inc.	216,310	6,119,410

		16,130,303

Industrials—15.1%
Aerospace & Defense—2.7%
BE Aerospace, Inc.[1]	192,730	7,136,792
DigitalGlobe, Inc.[1]	77,970	2,472,429
TransDigm Group, Inc.[1]	104,850	7,550,249

		17,159,470

Commercial Services & Supplies—0.8%
Stericycle, Inc.[1]	67,440	5,457,245

Electrical Equipment—4.1%
AMETEK, Inc.	183,945	7,219,841
Polypore International, Inc.[1]	100,780	4,104,769
Rockwell Automation, Inc.	119,950	8,601,615
Roper Industries, Inc.	82,480	6,303,946

		26,230,171

Machinery—4.5%
CNH Global NV1	101,790	4,859,455
Gardner Denver, Inc.	100,661	6,927,490
Joy Global, Inc.	38,090	3,304,308
Parker-Hannifin Corp.	101,440	8,754,272
WABCO Holdings, Inc.[1]	84,310	5,137,008

		28,982,533

Road & Rail—1.3%
Kansas City Southern, Inc.[1]	175,870	8,417,138

Trading Companies & Distributors—1.7%
MSC Industrial Direct Co., Inc., Cl. A	119,530	7,732,396
WESCO International, Inc.[1]	62,640	3,307,392

		11,039,788

Information Technology—24.6%
Communications Equipment—2.8%
F5 Networks, Inc.[1]	80,370	10,460,959
Riverbed Technology, Inc.[1]	208,660	7,338,572

		17,799,531

Computers & Peripherals—0.9%
NetApp, Inc.[1]	102,100	5,611,416

Electronic Equipment & Instruments—1.0%
Dolby Laboratories, Inc., Cl. A1	47,280	3,153,576
Trimble Navigation Ltd.[1]	80,830	3,227,542

		6,381,118

Internet Software & Services—3.2%
Akamai Technologies, Inc.[1]	156,740	7,374,617
Rackspace Hosting, Inc.[1]	221,020	6,942,238
SINA Corp.[1]	92,240	6,347,957

		20,664,812

IT Services—2.2%
Cognizant Technology Solutions Corp.[1]	91,060	6,673,787
Syntel, Inc.	62,600	2,991,654
Teradata Corp.[1]	113,310	4,663,840

		14,329,281

Semiconductors & Semiconductor Equipment—6.3%
Atheros Communications, Inc.[1]	136,530	4,904,158
Atmel Corp.[1]	439,590	5,415,749
Broadcom Corp., Cl. A	104,070	4,532,249
Cavium Networks, Inc.[1]	155,850	5,872,428

	Shares	Value

Semiconductors & Semiconductor Equipment Continued
Netlogic Microsystems, Inc.[1]	242,790	$7,626,034
Silicon Laboratories, Inc.[1]	71,180	3,275,704
Skyworks Solutions, Inc.[1]	315,140	9,022,458

		40,648,780

Software—8.2%
Citrix Systems, Inc.[1]	115,400	7,894,514
Concur Technologies, Inc.[1]	118,380	6,147,473
Fortinet, Inc.[1]	138,780	4,489,533
Informatica Corp.[1]	148,320	6,530,530
Red Hat, Inc.[1]	178,930	8,168,155
Rovi Corp.[1]	117,470	7,284,315
Salesforce.com, Inc.[1]	58,560	7,729,920
TIBCO Software, Inc.[1]	232,570	4,583,955

		52,828,395

Materials—5.7%
Chemicals—3.7%
Albemarle Corp.	164,950	9,200,911
Lubrizol Corp. (The)	44,730	4,780,742
Rockwood Holdings, Inc.[1]	60,370	2,361,674
Solutia, Inc.[1]	336,690	7,770,805

		24,114,132

Containers & Packaging—0.8%
Rock-Tenn Co., Cl. A	97,250	5,246,638

Metals & Mining—1.2%
Silver Wheaton Corp.[1]	190,650	7,442,976

Telecommunication Services—2.1%
Wireless Telecommunication Services—2.1%
NII Holdings, Inc.[1]	192,490	8,596,603
SBA Communications Corp.[1]	122,980	5,034,796

		13,631,399

Total Common Stocks (Cost $463,471,713)		650,041,397

Investment Companies—0.4%
JPMorgan U.S. Treasury Plus Money Market Fund, Agency Shares, 0.00%[2,3]	49,708	49,708
Oppenheimer Institutional Money Market Fund, Cl. E, 0.21%[3,4]	2,477,343	2,477,343

Total Investment Companies (Cost $2,527,051)		2,527,051

Total Investments, at Value (Cost $465,998,764)	101.2%	652,568,448
Liabilities in Excess of Other Assets	(1.2)	(8,027,040)

Net Assets	100.0%	$644,541,408

Footnotes to Statement of Investments

1.	Non-income producing security.

2.	Interest rate is less than 0.0005%.

3.	Rate shown is the 7-day yield as of December 31, 2010.

4.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2010, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2009	Additions	Reductions	December 31, 2010

Oppenheimer Institutional Money Market Fund, Cl. E	10,877,341	247,300,053	255,700,051	2,477,343

	Value	Income

Oppenheimer Institutional Money Market Fund, Cl. E	$2,477,343	$28,145

Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1) Level 1—unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)
2) Level 2—inputs other than unadjusted quoted prices that are observable for the asset or liability (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)
3) Level 3—significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset or liability).
The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of December 31, 2010 based on valuation input level:

			Level 3–
	Level 1–	Level 2–	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Observable Inputs	Inputs	Value

Assets Table
Investments, at Value:
Common Stocks
Consumer Discretionary	$143,297,911	$—	$—	$143,297,911
Consumer Staples	31,550,182	—	—	31,550,182
Energy	38,339,117	—	—	38,339,117
Financials	36,666,848	—	—	36,666,848
Health Care	94,202,516	—	—	94,202,516
Industrials	97,286,345	—	—	97,286,345
Information Technology	158,263,333	—	—	158,263,333
Materials	36,803,746	—	—	36,803,746
Telecommunication Services	13,631,399	—	—	13,631,399
Investment Companies	2,527,051	—	—	2,527,051

Total Assets	$652,568,448	$—	$—	$652,568,448

Currency contracts and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2010

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $463,521,421)	$650,091,105
Affiliated companies (cost $2,477,343)	2,477,343

652,568,448

Receivables and other assets:
Investments sold	1,198,279
Shares of beneficial interest sold	132,479
Dividends	83,825
Other	22,974

Total assets	654,006,005

Liabilities
Payables and other liabilities:
Shares of beneficial interest redeemed	9,246,382
Shareholder communications	97,054
Transfer and shareholder servicing agent fees	55,532
Trustees’ compensation	20,834
Distribution and service plan fees	18,742
Other	26,053

Total liabilities	9,464,597

Net Assets	$644,541,408

Composition of Net Assets
Par value of shares of beneficial interest	$13,863
Additional paid-in capital	760,866,762
Accumulated net investment loss	(20,834)
Accumulated net realized loss on investments	(302,888,067)
Net unrealized appreciation on investments	186,569,684

Net Assets	$644,541,408

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $611,872,248 and 13,144,426 shares of beneficial interest outstanding)	$46.55
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $32,669,160 and 718,702 shares of beneficial interest outstanding)	$45.46

STATEMENT OF OPERATIONS For the Year Ended December 31, 2010

Investment Income
Dividends:
Unaffiliated companies (net of foreign withholding taxes of $37,216)	$2,675,622
Affiliated companies	28,145
Interest	281

Total investment income	2,704,048

Expenses
Management fees	4,152,994
Distribution and service plan fees—Service shares	68,751
Transfer and shareholder servicing agent fees:
Non-Service shares	548,533
Service shares	27,541
Shareholder communications:
Non-Service shares	90,387
Service shares	4,600
Trustees’ compensation	25,838
Custodian fees and expenses	3,435
Administration service fees	1,500
Other	63,015

Total expenses	4,986,594
Less waivers and reimbursements of expenses	(551,229)

Net expenses	4,435,365

Net Investment Loss	(1,731,317)

Realized and Unrealized Gain
Net realized gain on investments from unaffiliated companies	74,149,150
Net change in unrealized appreciation/depreciation on investments	71,236,219

Net Increase in Net Assets Resulting from Operations	$143,654,052

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2010	2009

Operations
Net investment loss	$(1,731,317)	$(925,079)
Net realized gain (loss)	74,149,150	(78,545,847)
Net change in unrealized appreciation/depreciation	71,236,219	224,373,833

Net increase in net assets resulting from operations	143,654,052	144,902,907

Beneficial Interest Transactions
Net decrease in net assets resulting from beneficial interest transactions:
Non-Service shares	(72,544,702)	(52,496,797)
Service shares	(348,697)	(2,261,210)

	(72,893,399)	(54,758,007)

Net Assets
Total increase	70,760,653	90,144,900
Beginning of period	573,780,755	483,635,855

End of period (including accumulated net investment income (loss) of $(20,834) and $37,265, respectively)	$644,541,408	$573,780,755

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2010	2009	2008	2007	2006

Per Share Operating Data
Net asset value, beginning of period	$36.52	$27.54	$54.07	$50.85	$49.39

Income (loss) from investment operations:
Net investment loss[1]	(.11)	(.05)	(.13)	(.02)	(.02)
Net realized and unrealized gain (loss)	10.14	9.03	(26.40)	3.24	1.48

Total from investment operations	10.03	8.98	(26.53)	3.22	1.46

Net asset value, end of period	$46.55	$36.52	$27.54	$54.07	$50.85

Total Return, at Net Asset Value[2]	27.46%	32.61%	(49.07)%	6.33%	2.96%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$611,872	$547,683	$461,684	$1,002,442	$1,054,809

Average net assets (in thousands)	$548,739	$478,968	$754,170	$1,045,592	$1,135,831

Ratios to average net assets:[3]
Net investment loss	(0.29)%	(0.17)%	(0.30)%	(0.04)%	(0.04)%
Total expenses[4]	0.85%	0.86%	0.71%	0.69%	0.69%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.76%	0.71%	0.68%	0.69%	0.69%

Portfolio turnover rate	95%	102%	78%	112%	56%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2010	0.85%
Year Ended December 31, 2009	0.86%
Year Ended December 31, 2008	0.71%
Year Ended December 31, 2007	0.69%
Year Ended December 31, 2006	0.69%

Service Shares Year Ended December 31,	2010	2009	2008	2007	2006

Per Share Operating Data
Net asset value, beginning of period	$35.75	$27.03	$53.22	$50.19	$48.87

Income (loss) from investment operations:
Net investment loss[1]	(.20)	(.13)	(.24)	(.17)	(.16)
Net realized and unrealized gain (loss)	9.91	8.85	(25.95)	3.20	1.48

Total from investment operations	9.71	8.72	(26.19)	3.03	1.32

Net asset value, end of period	$45.46	$35.75	$27.03	$53.22	$50.19

Total Return, at Net Asset Value[2]	27.16%	32.26%	(49.21)%	6.04%	2.70%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$32,669	$26,098	$21,952	$47,270	$47,131

Average net assets (in thousands)	$27,552	$22,605	$35,815	$49,421	$44,273

Ratios to average net assets:[3]
Net investment loss	(0.53)%	(0.44)%	(0.57)%	(0.31)%	(0.33)%
Total expenses[4]	1.10%	1.12%	0.98%	0.96%	0.97%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	1.01%	0.97%	0.95%	0.96%	0.97%

Portfolio turnover rate	95%	102%	78%	112%	56%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2010	1.10%
Year Ended December 31, 2009	1.12%
Year Ended December 31, 2008	0.98%
Year Ended December 31, 2007	0.96%
Year Ended December 31, 2006	0.97%

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Small- & Mid-Cap Growth Fund/VA (the “Fund”), formerly known as Oppenheimer MidCap Fund/VA, is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek capital appreciation by investing in “growth type” companies. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” inputs other than unadjusted quoted prices for an asset that are observable are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using unadjusted quoted market prices, when available, as supplied primarily by portfolio pricing services approved by the Board of Trustees or dealers.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which it is traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     U.S. domestic and international debt instruments (including corporate, government, municipal, mortgage-backed, collateralized mortgage obligations and asset-backed securities) and “money market-type” debt instruments with a remaining maturity in excess of sixty days are valued at the mean between the “bid” and “asked” prices utilizing price quotations obtained from independent pricing services or broker-dealers. Such prices are typically determined based upon information obtained from market participants including reported trade data, broker-dealer price quotations and inputs such as benchmark yields and issuer spreads from identical or similar securities.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value.
     In the absence of a readily available unadjusted quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies of the Fund during the period.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. When applicable, the Fund’s investment in IMMF is included in the Statement of Investments. Shares of IMMF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.

The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized Appreciation
Based on Cost
Undistributed	Undistributed	Accumulated	of Securities and Other
Net Investment	Long-Term	Loss	Investments for Federal
Income	Gain	Carryforward[1,2,3,4]	Income Tax Purposes

$—	$—	$301,034,992	$184,716,600

1.	As of December 31, 2010, the Fund had $301,034,992 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2010, details of the capital loss carryforward were as follows:

Expiring

2017	$301,034,992

2.	During the fiscal year ended December 31, 2010, the Fund utilized $72,390,451 of capital loss carryforward to offset capital gains realized in that fiscal year.

3.	During the fiscal year ended December 31, 2009, the Fund did not utilize any capital loss carryforward.

4.	During the fiscal year ended December 31, 2010, $157,834,371 of unused capital loss carryforward expired.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

Reduction
	Reduction	to Accumulated
Reduction	to Accumulated Net	Net Realized
to Paid-in Capital	Investment Loss	Loss on Investments

$159,508,986	$1,673,218	$157,835,768
No distributions were paid during the years ended December 31, 2010 and December 31, 2009.
The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2010 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$467,851,848

Gross unrealized appreciation	$185,300,459
Gross unrealized depreciation	(583,859)

Net unrealized appreciation	$184,716,600

Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance with the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2010		Year Ended December 31, 2009
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	660,517	$26,701,795	730,850	$22,021,499
Redeemed	(2,513,826)	(99,246,497)	(2,496,465)	(74,518,296)

Net decrease	(1,853,309)	$(72,544,702)	(1,765,615)	$(52,496,797)

Service Shares
Sold	170,363	$6,822,078	97,563	$2,820,902
Redeemed	(181,692)	(7,170,775)	(179,541)	(5,082,112)

Net decrease	(11,329)	$(348,697)	(81,978)	$(2,261,210)

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in IMMF, for the year ended December 31, 2010, were as follows:

	Purchases	Sales

Investment securities	$536,304,551	$597,025,225
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Next $700 million	0.60
Over $1.5 billion	0.58
Administration Service Fees. The Fund pays the Manager a fee of $1,500 per year for preparing and filing the Fund’s tax returns.
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS fees at an annual rate of 0.10% of the daily net assets of each class of shares. For the year ended December 31, 2010, the Fund paid $568,665 to OFS for services to the Fund.
Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of 0.25% of the daily net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsors of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. From April 1, 2009 through March 31, 2010, the Manager voluntarily waived its advisory fee by 0.09% of the Fund’s average annual net assets. Effective April 1, 2010 through August 31, 2010, the Manager voluntarily agreed to waive its advisory fee by 0.05% of the Fund’s average daily net assets. During the year ended December 31, 2010, the Manager waived $243,506 in advisory fees as a result of these voluntary arrangements. These voluntary undertakings were applied after all other waivers and/or reimbursements.
     The Manager has voluntarily agreed to limit the Fund’s total annual operating expenses so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 0.80% for Non-Service shares and 1.05% for Service shares. During the year ended December 31, 2010, the Manager waived fees and/or reimbursed the Fund $282,216 and $14,086 for Non-Service and Service shares, respectively.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2010, the Manager waived fees and/or reimbursed the Fund $11,421 for IMMF management fees.
     Some of these undertakings may be modified or terminated at any time; some may not be modified or terminated until after one year from the date of the current prospectus, as indicated therein.

5. Pending Litigation
Since 2009, a number of lawsuits have been pending in federal courts against the Manager, the Distributor, and certain mutual funds (“Defendant Funds”) advised by the Manager and distributed by the Distributor (but not including the Fund). The lawsuits naming the Defendant Funds also name as defendants certain officers and current and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund’s investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     In 2009, what are claimed to be derivative lawsuits were filed in state court against the Manager and a subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     Other lawsuits have been filed since 2008 in various state and federal courts, against the Manager and certain of its affiliates. Those lawsuits were filed by investors who made investments through an affiliate of the Manager, and relate to the alleged investment fraud perpetrated by Bernard Madoff and his firm (“Madoff ”). Those suits allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors as defendants. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.
     The Manager believes that the lawsuits described above are without legal merit and is defending against them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to defend the suits brought against those Funds and the present and former Independent Trustees named in those suits. While it is premature to render any opinion as to the outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer funds.
6. Subsequent Event
The Regulated Investment Company Modernization Act of 2010 (the “Act”) was signed into law on December 22, 2010. The Act makes changes to a number of tax rules impacting the Fund. Under the Act, future capital losses generated by a fund may be carried over indefinitely, but these losses must be used prior to the utilization of any pre-enactment capital losses. Since pre-enactment capital losses may only be carried forward for eight years, there may be a greater likelihood that all or a portion of a fund’s pre-enactment capital losses will expire unused. In general, the provisions of the Act will be effective for the Fund’s fiscal year ending December 31, 2011. Specific information regarding the impact of the Act on the Fund will be contained within the “Federal Taxes” section of the financial statement notes for the fiscal year ending December 31, 2011.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees and Shareholders of Oppenheimer Variable Account Funds:
We have audited the accompanying statement of assets and liabilities of Oppenheimer Value Fund/VA, (one of the portfolios constituting the Oppenheimer Variable Account Funds), including the statement of investments, as of December 31, 2010, and the related statement of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the years in the two-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The accompanying financial highlights of Oppenheimer Value Fund/VA for the years ended prior to January 1, 2009 were audited by other auditors whose report dated February 11, 2009 expressed an unqualified opinion on those financial highlights.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2010, by correspondence with the custodian, transfer agent and brokers, or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Value Fund/VA as of December 31, 2010, and the results of its operations for the year then ended, and the changes in its net assets and the financial highlights for each of the years in the two-year period then ended, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG llp
Denver, Colorado
February 16, 2011

STATEMENT OF INVESTMENTS December 31, 2010

	Shares	Value

Common Stocks—96.3%
Consumer Discretionary—10.7%
Auto Components—1.8%
Lear Corp.[1]	1,350	$133,259
Household Durables—1.8%
Mohawk Industries, Inc.[1]	2,360	133,954
Media—5.6%
Comcast Corp., Cl. A	6,010	132,040
Time Warner Cable, Inc.	1,610	106,308
Viacom, Inc., Cl. B	4,470	177,057

		415,405

Multiline Retail—1.5%
Target Corp.	1,870	112,443
Consumer Staples—5.9%
Beverages—2.8%
Coca-Cola Co. (The)	3,110	204,545
Food & Staples Retailing—1.5%
Walgreen Co.	2,934	114,309
Household Products—1.6%
Church & Dwight Co., Inc.	1,730	119,405
Energy—11.7%
Energy Equipment & Services—3.2%
Halliburton Co.	5,840	238,447
Oil, Gas & Consumable Fuels—8.5%
Chevron Corp.	3,500	319,375
CONSOL Energy, Inc.	1,640	79,934
Exxon Mobil Corp.	2,014	147,264
Royal Dutch Shell plc, ADR	1,200	80,136

		626,709

Financials—22.9%
Capital Markets—4.0%
E*TRADE Financial Corp.[1]	2,301	36,816
Goldman Sachs Group, Inc. (The)	460	77,354
State Street Corp.	3,860	178,872

		293,042

Commercial Banks—8.6%
CIT Group, Inc.[1]	3,110	146,481
Comerica, Inc.	2,440	103,066
PNC Financial Services Group, Inc.	1,760	106,867
U.S. Bancorp	4,430	119,477
Wells Fargo & Co.	5,100	158,049

		633,940

Diversified Financial Services—3.9%
JPMorgan Chase & Co.	6,890	292,274

Insurance—6.4%
ACE Ltd.	2,380	148,155
CNO Financial Group, Inc.[1]	6,660	45,155
MetLife, Inc.	4,940	219,534
Prudential Financial, Inc.	1,060	62,233

		475,077

Health Care—13.6%
Biotechnology—3.6%
Amgen, Inc.[1]	2,530	138,897
Gilead Sciences, Inc.[1]	3,440	124,666

		263,563

Health Care Providers & Services—3.6%
Humana, Inc.[1]	2,440	133,566
WellPoint, Inc.[1]	2,360	134,190

		267,756

Pharmaceuticals—6.4%
Merck & Co., Inc.	5,800	209,032
Pfizer, Inc.	15,169	265,609

		474,641

Industrials—10.6%
Aerospace & Defense—1.1%
AerCap Holdings NV1	5,890	83,167
Airlines—1.3%
United Continental Holdings, Inc.[1]	3,960	94,327
Electrical Equipment—0.8%
Babcock & Wilcox Co.[1]	2,240	57,322
Industrial Conglomerates—1.4%
Tyco International Ltd.	2,440	101,114
Machinery—4.0%
Ingersoll-Rand plc	3,730	175,646
Navistar International Corp.[1]	2,063	119,468

		295,114

Road & Rail—2.0%
Norfolk Southern Corp.	2,420	152,020
Information Technology—6.2%
Communications Equipment—3.1%
Harris Corp.	3,250	147,221
QUALCOMM, Inc.	1,650	81,659

		228,880

Office Electronics—1.1%
Xerox Corp.	6,890	79,373
Software—2.0%
Microsoft Corp.	5,430	151,606

	Shares	Value

Materials—4.7%
Chemicals—3.7%
Celanese Corp., Series A	3,770	$155,211
Potash Corp. of Saskatchewan, Inc.	740	114,574

		269,785

Metals & Mining—1.0%
Allegheny Technologies, Inc.	1,370	75,597
Telecommunication Services—4.0%
Diversified Telecommunication Services—3.0%
AT&T, Inc.	7,592	223,053
Wireless Telecommunication Services—1.0%
Vodafone Group plc, Sponsored ADR	2,630	69,511
Utilities—6.0%
Electric Utilities—5.6%
American Electric Power Co., Inc.	1,950	70,161
Edison International, Inc.	4,330	167,138
Entergy Corp.	2,500	177,075

		414,374

Multi-Utilities—0.4%
NiSource, Inc.	1,750	30,835

Total Common Stocks (Cost $5,840,217)		7,124,847

Investment Companies—3.8%
JPMorgan U.S. Treasury Plus Money Market Fund, Agency Shares, 0.00%[2,3]	51,310	51,310
Oppenheimer Institutional Money Market Fund, Cl. E, 0.21%[2,4]	230,823	230,823

Total Investment Companies (Cost $282,133)		282,133

Total Investments, at Value (Cost $6,122,350)	100.1%	7,406,980
Liabilities in Excess of Other Assets	(0.1)	(3,789)

Net Assets	100.0%	$7,403,191

Footnotes to Statement of Investments
1.	Non-income producing security.

2.	Rate shown is the 7-day yield as of December 31, 2010.

3.	Interest rate is less than 0.0005%.

4.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended December 31, 2010, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	December 31, 2009	Additions	Reductions	December 31, 2010

Oppenheimer Institutional Money Market Fund, Cl. E	340,073	4,624,129	4,733,379	230,823

	Value	Income

Oppenheimer Institutional Money Market Fund, Cl. E	$230,823	$560
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1)   Level 1—unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)
2)   Level 2—inputs other than unadjusted quoted prices that are observable for the asset or liability (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)
3)   Level 3—significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset or liability).
The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of December 31, 2010 based on valuation input level:

			Level 3 –
	Level 1 –	Level 2 –	Significant
	Unadjusted	Other Significant	Unobservable
	Quoted Prices	Observable Inputs	Inputs	Value

Assets Table
Investments, at Value:
Common Stocks
Consumer Discretionary	$795,061	$—	$—	$795,061
Consumer Staples	438,259	—	—	438,259
Energy	865,156	—	—	865,156
Financials	1,694,333	—	—	1,694,333
Health Care	1,005,960	—	—	1,005,960
Industrials	783,064	—	—	783,064
Information Technology	459,859	—	—	459,859
Materials	345,382	—	—	345,382
Telecommunication Services	292,564	—	—	292,564
Utilities	445,209	—	—	445,209
Investment Companies	282,133	—	—	282,133

Total Assets	$7,406,980	$—	$—	$7,406,980

Currency contracts and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.

STATEMENT OF ASSETS AND LIABILITIES December 31, 2010

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $5,891,527)	$7,176,157
Affiliated companies (cost $230,823)	230,823

7,406,980

Receivables and other assets:
Shares of beneficial interest sold	40,353
Dividends	6,292
Other	6,236

Total assets	7,459,861

Liabilities
Payables and other liabilities:
Legal, auditing and other professional fees	20,589
Shareholder communications	14,788
Investments purchased	8,334
Trustees’ compensation	4,406
Distribution and service plan fees	4,309
Shares of beneficial interest redeemed	1,260
Transfer and shareholder servicing agent fees	609
Other	2,375

Total liabilities	56,670

Net Assets	$7,403,191

Composition of Net Assets
Par value of shares of beneficial interest	$726
Additional paid-in capital	8,010,434
Accumulated net investment income	60,637
Accumulated net realized loss on investments	(1,953,236)
Net unrealized appreciation on investments	1,284,630

Net Assets	$7,403,191

Net Asset Value Per Share
Non-Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $92,048 and 10,836 shares of beneficial interest outstanding)	$8.49
Service Shares:
Net asset value, redemption price per share and offering price per share (based on net assets of $7,311,143 and 714,794 shares of beneficial interest outstanding)	$10.23

STATEMENT OF OPERATIONS For the Year Ended December 31, 2010

Investment Income
Dividends:
Unaffiliated companies (net of foreign withholding taxes of $801)	$124,863
Affiliated companies	560
Interest	3

Total investment income	125,426

Expenses
Management fees	52,993
Distribution and service plan fees—Service shares	17,522
Transfer and shareholder servicing agent fees:
Non-Service shares	57
Service shares	7,009
Shareholder communications:
Non-Service shares	270
Service shares	24,190
Legal, auditing and other professional fees	28,401
Trustees’ compensation	7,802
Administration service fees	1,500
Custodian fees and expenses	100
Other	6,818

Total expenses	146,662
Less waivers and reimbursements of expenses	(81,418)

Net expenses	65,244

Net Investment Income	60,182

Realized and Unrealized Gain
Net realized gain on investments from unaffiliated companies	524,533
Net change in unrealized appreciation/depreciation on investments	356,769

Net Increase in Net Assets Resulting from Operations	$941,484

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended December 31,	2010	2009

Operations
Net investment income	$60,182	$60,719
Net realized gain (loss)	524,533	(236,784)
Net change in unrealized appreciation/depreciation	356,769	1,768,926

Net increase in net assets resulting from operations	941,484	1,592,861

Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares	(479)	(103)
Service shares	(64,271)	(9,896)

	(64,750)	(9,999)

Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Non-Service shares	42,114	23,026
Service shares	(1,058,473)	1,240,784

	(1,016,359)	1,263,810

Net Assets
Total increase (decrease)	(139,625)	2,846,672
Beginning of period	7,542,816	4,696,144

End of period (including accumulated net investment income of $60,637 and $53,310, respectively)	$7,403,191	$7,542,816

FINANCIAL HIGHLIGHTS

Non-Service Shares Year Ended December 31,	2010	2009	2008	2007	2006

Per Share Operating Data
Net asset value, beginning of period	$7.22	$4.99	$11.73	$11.58	$11.16

Income (loss) from investment operations:
Net investment income (loss)[1]	.11	.11	.12	.10	(.03)
Net realized and unrealized gain (loss)	1.24	2.14	(4.44)	.59	1.61

Total from investment operations	1.35	2.25	(4.32)	.69	1.58

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.08)	(.02)	(2.42)	(.10)	(.01)
Distributions from net realized gain	—	—	—	(.44)	(1.15)

Total dividends and/or distributions to shareholders	(.08)	(.02)	(2.42)	(.54)	(1.16)

Net asset value, end of period	$8.49	$7.22	$4.99	$11.73	$11.58

Total Return, at Net Asset Value[2]	18.85%	45.08%	(36.43)%	5.89%	14.03%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$92	$38	$6	$1,728	$2,657

Average net assets (in thousands)	$57	$20	$857	$2,753	$2,695

Ratios to average net assets:[3]
Net investment income (loss)	1.46%	1.75%	1.07%	0.80%	(0.29)%
Total expenses[4]	2.05%	2.30%	1.48%	1.49%	2.14%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.57%	0.85%	1.25%	1.25%	2.14%

Portfolio turnover rate	109%	122%	175%	142%	124%

1.	Per share amounts calculated based on the average shares outstanding during the period.

2.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

3.	Annualized for periods less than one full year.

4.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2010	2.05%
Year Ended December 31, 2009	2.31%
Year Ended December 31, 2008	1.48%
Year Ended December 31, 2007	1.49%
Year Ended December 31, 2006	2.14%

Service Shares Year Ended December 31,	2010	2009	2008	2007	2006[1]

Per Share Operating Data
Net asset value, beginning of period	$8.99	$6.79	$11.75	$11.57	$11.89

Income (loss) from investment operations:
Net investment income (loss)[2]	.08	.09	.08	.06	(.05)
Net realized and unrealized gain (loss)	1.24	2.12	(4.97)	.60	.88

Total from investment operations	1.32	2.21	(4.89)	.66	.83

Dividends and/or distributions to shareholders:
Dividends from net investment income	(.08)	(.01)	(.07)	(.04)	—
Distributions from net realized gain	—	—	—	(.44)	(1.15)

Total dividends and/or distributions to shareholders	(.08)	(.01)	(.07)	(.48)	(1.15)

Net asset value, end of period	$10.23	$8.99	$6.79	$11.75	$11.57

Total Return, at Net Asset Value[3]	14.81%	32.57%	(41.62)%	5.70%	6.81%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$7,311	$7,505	$4,690	$6,481	$455

Average net assets (in thousands)	$7,008	$5,501	$5,561	$3,527	$268

Ratios to average net assets:[4]
Net investment income (loss)	0.85%	1.10%	0.84%	0.49%	(1.30)%
Total expenses[5]	2.08%	2.17%	2.13%	1.63%	2.89%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.93%	1.15%	1.50%	1.50%	2.88%

Portfolio turnover rate	109%	122%	175%	142%	124%

1.	For the period from September 18, 2006 (inception of offering) to December 31, 2006.

2.	Per share amounts calculated based on the average shares outstanding during the period.

3.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended December 31, 2010	2.08%
Year Ended December 31, 2009	2.18%
Year Ended December 31, 2008	2.13%
Year Ended December 31, 2007	1.63%
Period Ended December 31, 2006	2.89%

NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies
Oppenheimer Value Fund/VA (the “Fund”) is a separate series of Oppenheimer Variable Account Funds, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund’s investment objective is to seek long-term growth of capital by investing primarily in common stocks with low price earnings ratios and better-than-anticipated earnings. Realization of current income is a secondary consideration. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”).
     The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. Both classes of shares have identical rights and voting privileges with respect to the Fund in general and exclusive voting rights on matters that affect that class alone. Earnings, net assets and net asset value per share may differ due to each class having its own expenses, such as transfer and shareholder servicing agent fees and shareholder communications, directly attributable to that class.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” inputs other than unadjusted quoted prices for an asset that are observable are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using unadjusted quoted market prices, when available, as supplied primarily by portfolio pricing services approved by the Board of Trustees or dealers.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which it is traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     U.S. domestic and international debt instruments (including corporate, government, municipal, mortgage-backed, collateralized mortgage obligations and asset-backed securities) and “money market-type” debt instruments with a remaining maturity in excess of sixty days are valued at the mean between the “bid” and “asked” prices utilizing price quotations obtained from independent pricing services or broker-dealers. Such prices are typically determined based upon information obtained from market participants including reported trade data, broker-dealer price quotations and inputs such as benchmark yields and issuer spreads from identical or similar securities.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value.
     In the absence of a readily available unadjusted quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Trustees (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies of the Fund during the period.
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. When applicable, the Fund’s investment in IMMF is included in the Statement of Investments. Shares of IMMF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Foreign Currency Translation. The Fund’s accounting records are maintained in U.S. dollars. The values of securities denominated in foreign currencies and amounts related to the purchase and sale of foreign securities and foreign investment income are translated into U.S. dollars as of the close of the Exchange, normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading. Foreign exchange rates may be valued primarily using a reliable bank, dealer or service authorized by the Board of Trustees.
     Reported net realized gains and losses from foreign currency transactions arise from sales of portfolio securities, sales and maturities of short-term securities, sales of foreign currencies, exchange rate fluctuations between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation and depreciation on the translation of assets and liabilities denominated in foreign currencies arise from changes in the values of assets and liabilities, including investments in securities at fiscal period end, resulting from changes in exchange rates.
     The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund’s Statement of Operations.
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

Federal Taxes. The Fund intends to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders. Therefore, no federal income or excise tax provision is required. The Fund files income tax returns in U.S. federal and applicable state jurisdictions. The statute of limitations on the Fund’s tax return filings generally remain open for the three preceding fiscal reporting period ends.
The tax components of capital shown in the following table represent distribution requirements the Fund must satisfy under the income tax regulations, losses the Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of securities and other investments for federal income tax purposes.

Net Unrealized
Appreciation
Based on Cost of
Securities and
Undistributed	Undistributed	Accumulated	Other Investments
Net Investment	Long-Term	Loss	for Federal Income
Income	Gain	Carryforward[1,2,3]	Tax Purposes

$67,313	$—	$1,856,867	$1,185,989

1.	As of December 31, 2010, the Fund had $1,856,867 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of December 31, 2010, details of the capital loss carryforwards were as follows:

Expiring

2016	$856,985
2017	999,882

Total	$1,856,867

2.	During the fiscal year ended December 31, 2010, the Fund utilized $446,612 of capital loss carryforward to offset capital gains realized in that fiscal year.

3.	During the fiscal year ended December 31, 2009, the Fund did not utilize any capital loss carryforward.
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2010. Net assets of the Fund were unaffected by the reclassifications.

Increase to
Increase to	Accumulated Net
Accumulated	Net Realized
Net Investment	Loss on
Income	Investments

$11,895	$11,895
The tax character of distributions paid during the years ended December 31, 2010 and December 31, 2009 was as follows:

	Year Ended	Year Ended
	December 31, 2010	December 31, 2009

Distributions paid from:
Ordinary income	$64,750	$9,999
The aggregate cost of securities and other investments and the composition of unrealized appreciation and depreciation of securities and other investments for federal income tax purposes as of December 31, 2010 are noted in the following table. The primary difference between book and tax appreciation or depreciation of securities and other investments, if applicable, is attributable to the tax deferral of losses or tax realization of financial statement unrealized gain or loss.

Federal tax cost of securities	$6,220,991

Gross unrealized appreciation	$1,217,740
Gross unrealized depreciation	(31,751)

Net unrealized appreciation	$1,185,989

Trustees’ Compensation. The Board of Trustees has adopted a compensation deferral plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Trustee under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Trustee. The Fund purchases shares of the funds selected for deferral by the Trustee in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of trustees’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance with the compensation deferral plan.
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations and may differ from U.S. generally accepted accounting principles, are recorded on the ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually or at other times as deemed necessary by the Manager.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Custodian Fees. “Custodian fees and expenses” in the Statement of Operations may include interest expense incurred by the Fund on any cash overdrafts of its custodian account during the period. Such cash overdrafts may result from the effects of failed trades in portfolio securities and from cash outflows resulting from unanticipated shareholder redemption activity. The Fund pays interest to its custodian on such cash overdrafts, to the extent they are not offset by positive cash balances maintained by the Fund, at a rate equal to the Federal Funds Rate plus 0.50%. The “Reduction to custodian expenses” line item, if applicable, represents earnings on cash balances maintained by the Fund during the period. Such interest expense and other custodian fees may be paid with these earnings.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former trustees and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.
2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

	Year Ended December 31, 2010		Year Ended December 31, 2009
	Shares	Amount	Shares	Amount

Non-Service Shares
Sold	6,745	$50,146	4,808	$27,757
Dividends and/or distributions reinvested	65	479	14	103
Redeemed	(1,196)	(8,511)	(846)	(4,834)

Net increase	5,614	$42,114	3,976	$23,026

Service Shares
Sold	108,649	$1,008,324	326,123	$2,582,040
Dividends and/or distributions reinvested	7,063	64,271	1,092	9,896
Redeemed	(235,966)	(2,131,068)	(182,945)	(1,351,152)

Net increase (decrease)	(120,254)	$(1,058,473)	144,270	$1,240,784

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in IMMF, for the year ended December 31, 2010, were as follows:

	Purchases	Sales

Investment securities	$7,375,086	$8,387,433
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate as shown in the following table:

Fee Schedule

Up to $200 million	0.75%
Next $200 million	0.72
Next $200 million	0.69
Next $200 million	0.66
Over $800 million	0.60
Administration Service Fees. The Fund pays the Manager a fee of $1,500 per year for preparing and filing the Fund’s tax returns.
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS fees at an annual rate of 0.10% of the daily net assets of each class of shares. For the year ended December 31, 2010, the Fund paid $7,095 to OFS for services to the Fund.
Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan (the “Plan”) in accordance with Rule 12b-1 under the Investment Company Act of 1940 for Service shares to pay OppenheimerFunds Distributor, Inc. (the “Distributor”), for distribution related services, personal service and account maintenance for the Fund’s Service shares. Under the Plan, payments are made periodically at an annual rate of 0.25% of the daily net assets of Service shares of the Fund. The Distributor currently uses all of those fees to compensate sponsors of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. These fees are paid out of the Fund’s assets on an on-going basis and increase operating expenses of the Service shares, which results in lower performance compared to the Fund’s shares that are not subject to a service fee. Fees incurred by the Fund under the Plan are detailed in the Statement of Operations.
Waivers and Reimbursements of Expenses. The Manager has voluntarily agreed to limit the Fund’s total annual operating expenses so that those expenses, as percentages of daily net assets, will not exceed the annual rate of 0.80% for Non-Service shares and 1.05% for Service shares. During the year ended December 31, 2010, the Manager waived fees and/or reimbursed the Fund $844 and $80,322 for Non-Service and Service shares, respectively.
     The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF. During the year ended December 31, 2010, the Manager waived fees and/or reimbursed the Fund $252 for IMMF management fees.
     Some of these undertakings may be modified or terminated at any time; some may not be modified or terminated until after one year from the date of the current prospectus, as indicated therein.
5. Risk Exposures and the Use of Derivative Instruments
The Fund’s investment objectives not only permit the Fund to purchase investment securities, they also allow the Fund to enter into various types of derivatives contracts, including, but not limited to, futures contracts, forward foreign currency exchange contracts, credit default swaps, interest rate swaps, total return swaps, and purchased and written options. In doing so, the Fund will employ strategies in differing combinations to permit it to increase, decrease, or change the level or types of exposure to market risk factors. Central to those strategies are features inherent to derivatives that make them more attractive for this purpose than equity and debt securities: they require little or no initial cash investment, they can focus exposure on only certain selected risk factors, and they may not require the ultimate receipt or delivery of the underlying security (or securities) to the contract. This may allow the Fund to pursue its objectives more quickly and efficiently than if it were to make direct purchases or sales of securities capable of effecting a similar response to market factors.
Market Risk Factors. In accordance with its investment objectives, the Fund may use derivatives to increase or decrease its exposure to one or more of the following market risk factors:
Commodity Risk. Commodity risk relates to the change in value of commodities or commodity indexes as they relate to increases or decreases in the commodities market. Commodities are physical assets that have tangible properties. Examples of these types of assets are crude oil, heating oil, metals, livestock, and agricultural products.
Credit Risk. Credit risk relates to the ability of the issuer to meet interest and principal payments, or both, as they come due. In general, lower-grade, higher-yield bonds are subject to credit risk to a greater extent than lower-yield, higher-quality bonds.
Equity Risk. Equity risk relates to the change in value of equity securities as they relate to increases or decreases in the general market.
Foreign Exchange Rate Risk. Foreign exchange rate risk relates to the change in the U.S. dollar value of a security held that is denominated in a foreign currency. The U.S. dollar value of a foreign currency denominated security will decrease as the dollar appreciates against the currency, while the U.S. dollar value will increase as the dollar depreciates against the currency.
Interest Rate Risk. Interest rate risk refers to the fluctuations in value of fixed-income securities resulting from the inverse relationship between price and yield. For example, an increase in general interest rates will tend to reduce the market value of already issued fixed-income investments, and a decline in general interest rates will tend to increase their value. In addition, debt securities with longer maturities, which tend to have higher yields, are subject to potentially greater fluctuations in value from changes in interest rates than obligations with shorter maturities.

Volatility Risk. Volatility risk refers to the magnitude of the movement, but not the direction of the movement, in a financial instrument’s price over a defined time period. Large increases or decreases in a financial instrument’s price over a relative time period typically indicate greater volatility risk, while small increases or decreases in its price typically indicate lower volatility risk.
The Fund’s actual exposures to these market risk factors during the period are discussed in further detail, by derivative type, below.
Risks of Investing in Derivatives. The Fund’s use of derivatives can result in losses due to unanticipated changes in the market risk factors and the overall market. In instances where the Fund is using derivatives to decrease, or hedge, exposures to market risk factors for securities held by the Fund, there are also risks that those derivatives may not perform as expected resulting in losses for the combined or hedged positions.
     Derivatives may have little or no initial cash investment relative to their market value exposure and therefore can produce significant gains or losses in excess of their cost. This use of embedded leverage allows the Fund to increase its market value exposure relative to its net assets and can substantially increase the volatility of the Fund’s performance.
     Additional associated risks from investing in derivatives also exist and potentially could have significant effects on the valuation of the derivative and the Fund. Typically, the associated risks are not the risks that the Fund is attempting to increase or decrease exposure to, per its investment objectives, but are the additional risks from investing in derivatives. Examples of these associated risks are liquidity risk, which is the risk that the Fund will not be able to sell the derivative in the open market in a timely manner, and counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. Associated risks can be different for each type of derivative and are discussed by each derivative type in the notes that follow.
Counterparty Credit Risk. Certain derivative positions are subject to counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. The Fund’s derivative counterparties are financial institutions who are subject to market conditions that may weaken their financial position. The Fund intends to enter into financial transactions with counterparties that the Manager believes to be creditworthy at the time of the transaction.
Credit Related Contingent Features. The Fund’s agreements with derivative counterparties have several credit related contingent features that if triggered would allow its derivatives counterparties to close out and demand payment or additional collateral to cover their exposure from the Fund. Credit related contingent features are established between the Fund and its derivatives counterparties to reduce the risk that the Fund will not fulfill its payment obligations to its counterparties. These triggering features include, but are not limited to, a percentage decrease in the Fund’s net assets and or a percentage decrease in the Fund’s Net Asset Value or NAV. The contingent features are established within the Fund’s International Swap and Derivatives Association, Inc. master agreements which govern certain positions in swaps, over-the-counter options and swaptions, and forward currency exchange contracts for each individual counterparty.
The effect of derivative instruments on the Statement of Operations is as follows:
Amount of Realized Gain or (Loss) Recognized on Derivatives

Derivatives Not Accounted	Investments from
for as Hedging Instruments	unaffiliated companies*

Equity contracts	$(1,267)

*	Includes purchased option contracts, purchased swaption contracts and written option contracts exercised, if any.
Option Activity
The Fund may buy and sell put and call options, or write put and call options. When an option is written, the Fund receives a premium and becomes obligated to sell or purchase the underlying security at a fixed price, upon exercise of the option.
     Options are valued daily based upon the last sale price on the principal exchange on which the option is traded. The difference between the premium received or paid, and market value of the option, is recorded as unrealized appreciation or depreciation. The net change in unrealized appreciation or depreciation is reported in the Statement of Operations. When an option is exercised, the cost of the security purchased or the proceeds of the security sale are adjusted by the amount of premium received or paid. Upon the expiration or closing of the option transaction, a gain or loss is reported in the Statement of Operations.
     The Fund has purchased put options on individual equity securities and, or, equity indexes to decrease exposure to equity risk. A purchased put option becomes more valuable as the price of the underlying financial instrument depreciates relative to the strike price.
     During the year ended December 31, 2010, the Fund had an average market value of $101 on purchased put options.
     Options written, if any, are reported in a schedule following the Statement of Investments and as a liability in the Statement of Assets and Liabilities. Securities held in collateralized accounts to cover potential obligations with respect to outstanding written options are noted in the Statement of Investments.
     The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases and the option is exercised. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk that there may be an illiquid market where the Fund is unable to close the contract.
Additional associated risks to the Fund include counterparty credit risk for over-the-counter options and liquidity risk. As of December 31, 2010, the Fund did not hold any outstanding written options.
6. Pending Litigation
Since 2009, a number of lawsuits have been pending in federal courts against the Manager, the Distributor, and certain mutual funds (“Defendant Funds”) advised by the Manager and distributed by the Distributor (but not including the Fund). The lawsuits naming the Defendant Funds also name as defendants certain officers and current and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund’s investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     In 2009, what are claimed to be derivative lawsuits were filed in state court against the Manager and a subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     Other lawsuits have been filed since 2008 in various state and federal courts, against the Manager and certain of its affiliates. Those lawsuits were filed by investors who made investments through an affiliate of the Manager, and relate to the alleged investment fraud perpetrated by Bernard Madoff and his firm (“Madoff “). Those suits allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors as defendants. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.

     The Manager believes that the lawsuits described above are without legal merit and is defending against them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to defend the suits brought against those Funds and the present and former Independent Trustees named in those suits. While it is premature to render any opinion as to the outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer funds.
7. Subsequent Event
The Regulated Investment Company Modernization Act of 2010 (the “Act”) was signed into law on December 22, 2010. The Act makes changes to a number of tax rules impacting the Fund. Under the Act, future capital losses generated by a fund may be carried over indefinitely, but these losses must be used prior to the utilization of any pre-enactment capital losses. Since pre-enactment capital losses may only be carried forward for eight years, there may be a greater likelihood that all or a portion of a fund’s pre-enactment capital losses will expire unused. In general, the provisions of the Act will be effective for the Fund’s fiscal year ending December 31, 2011. Specific information regarding the impact of the Act on the Fund will be contained within the “Federal Taxes” section of the financial statement notes for the fiscal year ending December 31, 2011.

Oppenheimer Variable Account Funds

Website
www.oppenheimerfunds.com

Investment Adviser
OppenheimerFunds, Inc.
Two World Financial Center
225 Liberty Street, 11th Floor
New York, New York 10281-1008

Distributor
OppenheimerFunds Distributor, Inc.
Two World Financial Center
225 Liberty Street, 11th Floor
New York, New York 10281-1008

Transfer Agent
OppenheimerFunds Services
P.O. Box 5270
Denver, Colorado 80217
1.800.CALL OPP (225.5677)

Custodian Bank
JPMorgan Chase Bank
4 Chase Metro Tech Center
Brooklyn, New York 11245

Independent Registered Public Accounting Firm
KPMG LLP
707 Seventeenth Street
Denver, Colorado 80202

Counsel to the Funds & Independent Directors
K&L Gates LLP
70 West Madison Street, Suite 3100
Chicago, Illinois 60602

PX0610.001.0411